BII\65377_6  11/04/96  14:12pm
                                                   EXECUTION COPY



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                                                       Exhibit 99.2

                  UNITED STATIONERS SUPPLY CO.

                              and

                     UNITED STATIONERS INC.

                 ______________________________

             AMENDED AND RESTATED CREDIT AGREEMENT

                  Dated as of October 31, 1996

          (amending and restating the Credit Agreement dated as of March 30, 1995)

                 ______________________________

                          $540,000,000

                   THE CHASE MANHATTAN BANK,
                            as Agent

                     CHASE SECURITIES INC.,
                          as Arranger


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                       TABLE OF CONTENTS

          This Table of Contents is not part of the Agreement to which it is attached but is inserted for convenience of reference only.

                                                             Page

Section 1. Definitions and Accounting Matters                                2
     1.01  Certain Defined Terms                                             2
     1.02  Accounting Terms and Determinations                              37
     1.03  Classes and Types of Loans                                       38

Section 2. Commitments, Loans and Prepayments                               38
     2.01  Loans                                                            38
     2.02  Borrowings                                                       40
     2.03  Letters of Credit                                                43
     2.04  Changes of Commitments                                           49
     2.05  Commitment Fee                                                   50
     2.06  Lending Offices                                                  51
     2.07  Several Obligations; Remedies Independent                        51
     2.08  Evidence of Debt; Registered Loans                               51
     2.09  Optional Prepayments and Conversions or Continuations of Loans   53
     2.10  Mandatory Prepayments and Reductions of Commitments              53

Section 3. Payments of Principal and Interest                               57
     3.01  Repayment of Loans                                               57
     3.02  Interest                                                         58

Section 4. Payments; Pro Rata Treatment; Computations; Etc.                 59
     4.01  Payments                                                         59
     4.02  Pro Rata Treatment                                               60
     4.03  Computations                                                     61
     4.04  Minimum Amounts                                                  61
     4.05  Certain Notices                                                  62
     4.06  Non-Receipt of Funds by the Agent                                63
     4.07  Sharing of Payments, Etc.                                        64
Section 5. Yield Protection, Etc.                                           66
     5.01  Additional Costs                                                 66
     5.02  Limitation on Types of Loans                                     69
     5.03  Illegality                                                       69
     5.04  Treatment of Affected Loans                                      70
     5.05  Compensation                                                     71
     5.06  Additional Costs in Respect of Letters of
           Credit                                                           71
     5.07  U.S. Taxes                                                       72

Section 6. Guarantee                                                        76
     6.01  The Guarantee                                                    76
     6.02  Obligations Unconditional                                        76
     6.03  Reinstatement                                                    77
     6.04  Subrogation                                                      78
     6.05  Remedies                                                         78
     6.06  Continuing Guarantee                                             78

Section 7. Conditions Precedent                                             78
     7.01  Effectiveness                                                    78
     7.02  Initial and Subsequent Extensions of Credit                      83

Section 8. Representations and Warranties                                   84
     8.01  Corporate Existence                                              84
     8.02  Financial Condition                                              84
     8.03  Litigation                                                       85
     8.04  No Breach                                                        85
     8.05  Action                                                           86
     8.06  Approvals                                                        86
     8.07  Use of Credit                                                    87
     8.08  ERISA                                                            87
     8.09  Taxes                                                            87
     8.10  Investment Company Act                                           88
     8.11  Public Utility Holding Company Act                               88
     8.12  Material Agreements and Liens                                    88
     8.13  Environmental Matters                                            89
     8.14  Capitalization                                                   91
     8.15  Subsidiaries, Etc.                                               92
     8.16  Title to Assets                                                  92
     8.17  True and Complete Disclosure                                     92
     8.18  Real Property                                                    93
     8.19  Security Documents                                               93

Section 9. Covenants of the Obligors                                        93
     9.01  Financial Statements, Etc                                        94
     9.02  Litigation                                                       99
     9.03  Existence, Etc.                                                  99
     9.04  Insurance                                                       100
     9.05  Prohibition of Fundamental Changes                              102
     9.06  Limitation on Liens                                             103
     9.07  Indebtedness                                                    106
     9.08  Investments                                                     107
     9.09  Dividend Payments                                               108
     9.10  Net Worth                                                       111
     9.11  Debt to Cash Flow Ratio                                         111
     9.12  Fixed Charges Ratio                                             112
     9.13  Interest Coverage Ratio                                         112
     9.14  Capital Expenditures                                            113
     9.15  Interest Rate Protection Agreements                             113
     9.16  Subordinated Indebtedness                                       114
     9.17  Lines of Business                                               114
     9.18  Transactions with Affiliates                                    114
     9.19  Use of Proceeds                                                 115
     9.20  Modifications of Certain Documents                              115
     9.21  Ownership of the Company                                        116
     9.22  Management Fees, Etc                                            116
     9.23  Taxes; Tax Sharing Agreement                                    116
     9.24  Subsidiary Guarantors; Additional Mortgaged Property            117
     9.25  Termination of ERISA Plans.                                     118

Section 10. Events of Default                                              118

Section 11. The Agent                                                      123
     11.01  Appointment, Powers and Immunities                             123
     11.02  Reliance by Agent                                              124
     11.03  Defaults                                                       125
     11.04  Rights as a Lender                                             125
     11.05  Indemnification                                                126
     11.06  Non-Reliance on Agent and Other Lenders                        126
     11.07  Failure to Act                                                 127
     11.08  Resignation or Removal of Agent                                127
     11.09  Consents under Other Basic Documents                           128
     11.10  Collateral Sub-Agents                                          128

Section 12. Miscellaneous                                                  128
     12.01  Waiver                                                         128
     12.02  Notices                                                        128
     12.03  Expenses, Etc.                                                 129
     12.04  Amendments, Etc.                                               131
     12.05  Successors and Assigns                                         132
     12.06  Assignments and Participations                                 132
     12.07  Survival                                                       136
     12.08  Captions                                                       136
     12.09  Counterparts                                                   136
     12.10  Governing Law; Submission to Jurisdiction                      136
     12.11  Waiver of Jury Trial                                           137
     12.12  Treatment of Certain Information;  Confidentiality             137
     12.13  Certain Tax Information                                        138
     12.14  Consent to Receivables Financing.                              138

SCHEDULE I     - Indebtedness and Liens
SCHEDULE II    - Environmental Matters
SCHEDULE III   - Subsidiaries and Investments
SCHEDULE IV    - Real Property
SCHEDULE V     - Litigation
SCHEDULE VI    - Capitalization
SCHEDULE VII   - Target EBITDA
SCHEDULE VIII  - Taxes
SCHEDULE IX    - Terms of Receivables Financing

EXHIBIT A      - Form of Borrowing Base Certificate
EXHIBIT B-1    - Form of Security Agreement
EXHIBIT B-2    - Form of Guarantee and Security Agreement
EXHIBIT C      - Form of Pledge Agreement
EXHIBIT D      - Form of Mortgage
EXHIBIT E-1    - Form of Opinion of General Counsel to the
                 Guarantor, to be delivered on the Effective Date
EXHIBIT E-2    - Form of Opinion of Louisiana Counsel to the
                 Obligors, to be delivered on the Effective Date
EXHIBIT F      - Form of Opinion of Special New York Counsel to
                 the Agent to be delivered on the Effective Date
EXHIBIT G      - Form of Confidentiality Agreement
EXHIBIT H      - Form of Notice of Assignment







          AMENDED AND RESTATED CREDIT AGREEMENT dated as of October 31, 1996 (this "Agreement") among: UNITED STATIONERS SUPPLY CO., a corporation duly organized and validly existing under the laws of the State of Illinois (together with its successors and assigns, the "Company"); UNITED STATIONERS INC., a corporation duly organized and validly existing under the laws of the State of Delaware (together with its successors and assigns, the "Guarantor" and, together with the Company, the "Obligors"); each of the lenders that is a signatory hereto (together with its successors and assigns in such capacity, a "Lender" and, collectively with the Swingline Lender referred to below, the "Lenders"); and THE CHASE MANHATTAN BANK, a New York state-chartered banking corporation, as Swingline Lender hereunder (in such capacity, together with its successors and assigns in such capacity, the "Swingline Lender") and as agent for the Lenders (in such capacity, together with its successors in such capacity, the "Agent").

          WHEREAS, the Company, the Guarantor, the Agent, and certain of the Lenders are parties to a Credit Agreement dated as of March 30, 1995 (as heretofore amended and supplemented and in effect on the date hereof, the "Existing Credit Agreement") among the Company (as successor by merger to Associated Stationers, Inc.), the Guarantor (as successor by merger to Associated Holdings, Inc. ("Associated Holdings")), The Chase Manhattan Bank, as Agent for the lenders named therein, and certain of the Lenders, providing, subject to the terms and conditions thereof for extensions of credit (by the making of loans and issuing letters of credit) to the Company in an aggregate principal amount not exceeding $525,000,000;

          WHEREAS, the Company has entered into an agreement dated October 1, 1996 (the "Purchase Agreement") pursuant to which the Company has agreed to acquire for cash 100% of the issued and outstanding shares of capital stock of Lagasse Bros., Inc., a Louisiana corporation whose headquarters are in New Orleans, Louisiana ("Lagasse") for a purchase price not exceeding $54,000,000 (the "Lagasse Acquisition");

          WHEREAS, the Obligors have requested the Lenders to amend and restate the Existing Credit Agreement such that the aggregate amount of credit available to the Company thereunder would be increased to $540,000,000 aggregate principal amount, a portion of the proceeds of which will be used to finance the Lagasse Acquisition and to repay certain Indebtedness of Lagasse; and

          WHEREAS, in order to enable the Company to consummate the Lagasse Acquisition and to finance certain amounts owing in connection with the Lagasse Acquisition, to repay certain Indebtedness of Lagasse and to provide on-going working capital for the Company and its Subsidiaries, the Lenders and the Obligors wish to amend and restate the Existing Credit Agreement in its entirety, it being the intention of the parties hereto that the loans and letters of credit outstanding under the Existing Credit Agreement on the Effective Date (as hereinafter defined) shall continue and remain outstanding and not be repaid on the Effective Date (as so defined);

          NOW, THEREFORE, the parties hereto agree as follows:

          Section 1.  Definitions and Accounting Matters.

          1.01 Certain Defined Terms. As used herein, the following terms shall have the following meanings (all terms defined in this Section 1.01 or in other provisions of this Agreement in the singular to have the same meanings when used in the plural and vice versa):

          "Accrued Warrant Liabilities" shall mean any liabilities of the Guarantor under Section 7.02(c) of the Warrant
Agreement.

          "ACS" shall mean Affiliated Computer Services, Inc.

          "Acquisition" shall mean (a) the purchase by Associated Holdings of 92.5% of the then outstanding shares of capital stock of the Guarantor on March 30, 1995 pursuant to the Tender Offer Documents (as defined in the Existing Credit Agreement) and
(b) the Mergers.

          "Affiliate" shall mean, in respect of any Person (the "Relevant Person"), any other Person that directly or indirectly controls, or is under common control with, or is controlled by, the Relevant Person and, if such other Person is an individual, any member of the immediate family (including parents, spouse, children and siblings) of such individual and any trust whose principal beneficiary is such individual or one or more members of such immediate family and any Person who is controlled by any such member or trust. As used in this definition, "control" (including, with its correlative meanings, "controlled by" and "under common control with") shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or other wise), provided that, in any event, any Person that owns directly or indirectly securities having 5% or more of the voting power for the election of directors or other governing body of a cor poration or 5% or more of the partnership or other ownership interests of any other Person (other than as a limited partner of such other Person) will be deemed to control such corporation or other Person. Notwithstanding the foregoing, (a) no individual shall be an Affiliate of any Relevant Person solely by reason of his or her being a director, officer or employee of such Relevant Person or any of its Subsidiaries, (b) none of the Subsidiaries of the Guarantor shall be Affiliates of the Guarantor or of any other Subsidiary of the Guarantor, (c) the Guarantor shall not be an Affiliate of any of its Subsidiaries, (d) neither the Agent nor any Lender shall be an Affiliate of the Guarantor or of any Subsidiary of the Guarantor and (e) neither The Chase Manhattan Corporation nor any of its Subsidiaries or Affiliates shall be an Affiliate of the Guarantor or of any Subsidiary of the Guarantor.

          "Applicable Lending Office" shall mean, for each Lender and for each Type of Loan, the "Lending Office" of such Lender (or of an affiliate of such Lender) designated for such Type of Loan on the signature pages hereof or such other office of such Lender (or of an affiliate of such Lender) as such Lender may from time to time specify to the Agent and the Company as the office by which its Loans of such Type are to be made and maintained. The Swingline Loans shall be made and maintained at the "Lending Office" of the Swingline Lender.

          "Applicable Margin" shall mean, as of any date:

          (a) for Tranche A Term Loans and Revolving Credit Loans, 2.50% per annum for Eurodollar Loans and 1.25% per annum for Base Rate Loans; provided that the Applicable Margin for each Type of Tranche A Term Loan and Revolving Credit Loan, for any period from and including the date on which the Company shall have delivered a certificate pursuant to clause (iii) of the last paragraph of Section
     9.01 hereof demonstrating in reasonable detail (based upon financial statements for the fiscal period of the Guarantor most recently ended that have been delivered to the Lenders pursuant to Section 9.01(b) or (c) hereof or, in connection with the Lagasse Acquisition, on the Effective Date) that the Pricing Leverage Ratio, as of the end of the respective quarterly fiscal period or fiscal year, is within one of the ranges set forth below, to but excluding the date of delivery of the next such certificate, shall equal the percentage per annum set forth below for Tranche A Term Loans and Revolving Credit Loans of such Type:

                                   Base Rate      Eurodollar
               Ratio                 Loans          Loans

          Greater than 4.5 to 1    1.25%          2.50%

          Less than or equal
          to 4.5 to 1 but greater
          than 4.0 to 1            1.00%          2.25%

          Less than or equal
          to 4.0 to 1 but greater
          than 3.5 to 1             .75%           2.00%

          Less than or equal
          to 3.5 to 1 but greater
          than 3.0 to 1             .50%           1.75%

          Less than or equal
          to 3.0 to 1               .25%           1.50%

          (b) for Tranche B Term Loans, 3.00% per annum for Eurodollar Loans and 1.75% per annum for Base Rate Loans; provided that the Applicable Margin for each Type of Tranche B Term Loan, for any period from and including the date on which the Company shall have delivered a certificate pursuant to clause (iii) of the last paragraph of Section
     9.01 hereof demonstrating in reasonable detail (based upon financial statements for the fiscal period of the Guarantor most recently ended that have been delivered to the Lenders pursuant to Section 9.01(b) or (c) hereof or, in connection with the Lagasse Acquisition, on the Effective Date) that the Pricing Leverage Ratio, as of the end of the respective quarterly fiscal period or fiscal year, is within one of the ranges set forth below, to but excluding the date of delivery of the next such certificate, shall equal the percentage per annum set forth below for Tranche B Term Loans of such Type:

                                   Base Rate      Eurodollar
               Ratio                 Loans          Loans

          Greater than 4.5 to 1    1.75%          3.00%

          Less than or equal
          to 4.5 to 1 but greater
          than 4.0 to 1            1.50%          2.75%

          Less than or equal
          to 4.0 to 1              1.25%          2.50%

     provided that the "Applicable Margin", during any period when an Event of Default or Default in delivery of the certificate pursuant to clause (iii) of the last paragraph of Section 9.01 hereof shall have occurred and be continuing, shall be determined without reference to the proviso to the foregoing clause (a) or (b).

          "Bankruptcy Code" shall mean the Federal Bankruptcy
Code of 1978, as amended from time to time.

          "Base Rate" shall mean, for any day, a rate per annum equal to the higher of (a) the Federal Funds Rate for such day plus 1/2 of 1% and (b) the Prime Rate for such day. Each change in any interest rate provided for herein based upon the Base Rate resulting from a change in the Base Rate shall take effect at the time of such change in the Base Rate.

          "Base Rate Loans" shall mean Loans (other than
Swingline Loans) that bear interest at rates based upon the Base
Rate.

          "Basic Documents" shall mean, collectively, this Agreement, the promissory notes (if any) delivered pursuant to
Section 2.08(d) hereof, the Letter of Credit Documents and the Security Documents.

          "BCOP" shall mean Boise Cascade Office Products
Corporation, a Delaware corporation.

          "Boise" shall mean Boise Cascade Corporation, a
Delaware corporation.

          "Borrowing Base" shall mean, as at any date, the sum of
(a) 80% of the aggregate amount of Eligible Receivables at said date plus (b) 50% of Eligible Inventory at said date plus (c) the aggregate amount of cover for Letter of Credit Liabilities held by the Agent in the Collateral Account as contemplated in Section 2.10(h) hereof; provided that in no event shall the portion of the Borrowing Base attributable to Eligible Inventory (i) at any time from November 1 through February 28, exceed 65% of the Borrowing Base and the Borrowing Base shall be reduced to the extent such portion would otherwise exceed 65% and (ii) at any other time, exceed 60% of the Borrowing Base and the Borrowing Base shall be reduced to the extent such portion would otherwise exceed 60%; and, provided, further, that the amount of the Borrowing Base attributable to Eligible Inventory and Eligible Receivables of Lagasse shall not at any time exceed the aggregate unpaid principal amount of Lagasse Advances.

          "Borrowing Base Certificate" shall mean a certificate of a Responsible Officer of the Company, substantially in the form of Exhibit A hereto and appropriately completed.

          "Business Day" shall mean any day (a) on which commercial banks are not authorized or required to close in New York City and (b) if such day relates to a borrowing of, a payment or prepayment of principal of or interest on, a Conversion of or into, or an Interest Period for, a Eurodollar Loan or a notice by the Company with respect to any such borrowing, payment, prepayment, Conversion or Interest Period, that is also a day on which dealings in Dollar deposits are carried out in the London interbank market.

          "Capital Expenditures" shall mean, without duplication, for any period, expenditures (including, without limitation, the aggregate amount of Capital Lease Obligations incurred during such period) made by the Guarantor or any of its Subsidiaries to acquire or construct fixed assets, plant and equipment (including renewals, improvements and replacements, but excluding repairs) during such period computed in accordance with GAAP.

          "Capital Lease Obligations" shall mean, for any Person, all obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) Property to the extent such obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP (including Statement of Financial Accounting Standards No. 13 of the Financial Accounting Standards Board); and, for purposes of this Agreement, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP (including such Statement No. 13).

          "Cash Flow" shall mean, for any period, for the Guarantor and its Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP), EBITDA for such period minus Capital Expenditures made during such period, (other than Capital Expenditures in excess of $15,000,000 unless made pursuant to Section 9.14(c)(ii) hereof and provided that Capital Lease Obligations shall be deducted only to the extent of payments actually made during such period).

          "Casualty Event" shall mean, with respect to any Property of any Person, any loss of or damage to, or any condemnation or other taking of, such Property for which such Person or any of its Subsidiaries receives insurance proceeds, or proceeds of a condemnation award or other compensation.

          "Change of Control" shall mean (i) the Guarantor shall cease to own and control, of record and beneficially, 100% of each class of outstanding capital stock of the Company, (ii) the Wingate Group (as defined below) shall cease to have the power, directly or indirectly, to vote or direct the voting of 2,061,580.00 shares of the Common Stock of the Guarantor (such number of shares to be increased or decreased, as appropriate, to give effect to any stock dividends, split-up, revision or reclassification after the Effective Date), (iii) any "person" or "group" of "persons" (within the meaning of Section 13(d) of the Exchange Act) shall have the power, directly or indirectly, to vote or direct the voting of a greater number of securities than the Wingate Group. The term "Wingate Group" shall mean Wingate and, for so long as they are party to the Voting Trust Agreement, dated as of January 31, 1992, as amended by the First Amendment thereto dated as of March 30, 1995, among Wingate Partners, L.P., Wingate Partners II, L.P., Cumberland Capital Corporation, Good Capital Co., Inc., ASI Partners, L.P., ASI Partners II, L.P. and the other stockholders party thereto, and as amended by that certain Joinder to Voting Trust Agreement, dated June 28, 1995 (pursuant to which ASI Partners III, L.P. became a member of the Wingate Group) and such Voting Trust Agreement is in full force and effect, Cumberland Capital Corporation, Good Capital Co., Inc., ASI Partners, L.P. and ASI Partners II, L.P.

          "Chase" shall mean The Chase Manhattan Bank.

          "Class" shall have the meaning assigned to such term in
Section 1.03 hereof.

          "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

          "Collateral Account" shall have the meaning assigned to such term in Section 4.01 of the Security Agreement.

          "Collateral Auditing Agent" shall have the meaning assigned to such term in Section 9.01(i) hereof.

          "Commission" shall mean the Securities and Exchange
Commission, or any regulatory body that succeeds to the functions thereof.

          "Commitments" shall mean the Revolving Credit
Commitments and the Term Loan Commitments.

          "Continue", "Continuation" and "Continued" shall refer to the continuation pursuant to Section 2.09 hereof of a Eurodollar Loan from one Interest Period to the next Interest
Period.

          "Convert", "Conversion" and "Converted" shall refer to a conversion pursuant to Section 2.09 hereof of one Type of Loans into another Type of Loans, which may be accompanied by the transfer by a Lender (at its sole discretion) of a Loan from one Applicable Lending Office to another.

          "date hereof" and "date of this Agreement" shall mean
October 31, 1996.

          "Debt to Cash Flow Ratio" shall mean, as at any date, the ratio of (a) the aggregate Indebtedness of the Guarantor and its Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP) as of such date to (b) Cash Flow for the Reporting Period as of such date; provided that Indebtedness (as used in this definition of "Debt to Cash Flow Ratio") shall not include any undrawn amount under any letter of credit for the account of the Company or its Subsidiaries; and provided, further, that (i) upon the consummation of any Permitted Acquisition (if the Person, line of business or division so acquired has audited financial statements with respect to the applicable Reporting Period or, if such audited financial statements are not available for the entire Reporting Period, the Guarantor has delivered to the Agent an income statement and cash flow statement for such Person, line of business or division for such Reporting Period (which may be based in part on any audited financial statements available for part of such Reporting Period) accompanied by a certificate of a senior financial officer of the Guarantor stating that such officer has reviewed the historical performance of such Person, line of business or division and believes that such statements fairly represent in all material respects the historical performance of such entity) or (ii) the Lagasse Acquisition, the calculation of the Debt to Cash Flow Ratio (both with respect to Cash Flow and Indebtedness) shall be calculated as if such Permitted Acquisition or the Lagasse Acquisition, as the case may be, had occurred, and any Indebtedness incurred in connection therewith had been incurred, on the first day of the Reporting Period for the date of such Permitted Acquisition or the Lagasse Acquisition, as the case may be.

          "Default" shall mean an Event of Default or an event that with notice or lapse of time or both would become an Event of Default.

          "Disposition" shall mean any sale, assignment, transfer or other disposition of any Property (whether now owned or hereafter acquired) by the Company or any of its Subsidiaries to any other Person excluding (i) any sale, assignment, transfer or other disposition of any Property sold or disposed of in the ordinary course of business and on ordinary business terms,
(ii) the licensing of general intangibles in the ordinary course of business, (iii) the sale of overdue receivables in the ordinary course of business, (iv) the sale of worn-out or obsolete equipment in the ordinary course of business and (v) any Disposition of Property in connection with any Casualty Event.

          "Dividend Payment" shall mean, with respect to any Person, dividends (in cash, Property or obligations) on, or other payments or distributions on account of, or the setting apart of money for a sinking or other analogous fund for, or the purchase, redemption, retirement or other acquisition of, any shares of any class of stock of such Person or of any warrants, options or other rights to acquire the same (or to make any payments to any Person, such as "phantom stock" payments, where the amount thereof is calculated with reference to the fair market or equity value of such Person or any of its Subsidiaries), but excluding
(i) dividends payable solely in shares of common stock of such Person, (ii) in the case of the Guarantor, dividends of additional shares of Guarantor Preferred Stock payable to the holders of Guarantor Preferred Stock or (iii) any cancellation of the Guarantor Note.

          "Dollars" and "$" shall mean lawful money of the United
States of America.

          "Domestic Subsidiary" shall mean any Subsidiary of the Guarantor that is organized or created under the laws of the United States of America, any State thereof or the District of Columbia.

          "EBITDA" shall mean, for any period, the sum, for the Guarantor and its Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP), of the following: (a) net income for such period plus (b) Interest Expense for such period, together with any original issue discount to the extent deducted in calculating net income plus
(c) income taxes for such period plus (d) extraordinary and unusual items of loss for such period, including any restructuring charges incurred in connection with the Acquisition not exceeding $15,000,000 (pre-tax) in the aggregate, plus
(e) losses attributable to equity in Affiliates for such period plus (f) depreciation and amortization (to the extent deducted in computing net income) for such period minus (g) extraordinary and unusual items of income or gain for such period minus (h) gains attributable to equity in Affiliates for such period plus (i) all non-cash charges related to employee compensation to the extent deducted in calculating net profits.

          "Effective Date" shall mean the date on which the conditions to the effectiveness of this Agreement set forth in
Section 7.01 hereof shall have been satisfied or waived.

          "Eligible Inventory" shall mean, as at any date, with respect to the Company and Lagasse, the aggregate value of all Inventory that as of the last day of the immediately preceding month (a) is owned by the Company or Lagasse and in the possession or under the control of the Company, Lagasse or the Agent as at such date, (b) is (i) located in a jurisdiction in the United States of America as to which appropriate Uniform Commercial Code financing statements have been filed naming the Company or Lagasse, as the case may be, as "debtor" and the Agent on behalf of the Secured Parties (as defined in the Security Agreement) as "secured party" or (ii) covered by an on-board bill of lading or other document of title issued in the name of the Company, Lagasse or the Agent and in the possession of the Agent,
(c) is in good and merchantable condition, (d) meets all standards imposed by any governmental agency or department or division thereof having regulatory authority over such Inventory, its use or sale and (e) is currently saleable in the normal course of business of the Company or Lagasse without any notice to, or consent of, any governmental agency or department or division thereof (excluding however, except to the extent that the Majority Revolving Credit Lenders otherwise agree with respect to any specific customer, any such Inventory which has been shipped to a customer of the Company or Lagasse, even if on a consignment or "sale or return" basis); provided that "Eligible Inventory" shall in no event include the following:

          (a) the value of any calendars, except that calendars for the next succeeding calendar year shall not be excluded from "Eligible Inventory" by reason of this clause (a) for purposes of any determination of "Eligible Inventory" made as of the last day of June, July, August, September, October, November or December;

          (b)  the value of any catalogues;

          (c)  the value of any Inventory (other than New
     Inventory), to the extent that such value exceeds 100% of the Company's sales of such Inventory for the 12-month period most recently ended prior to such date; and

          (d) any Inventory intended for internal use by the Company;

provided, further, that the Majority Revolving Credit Lenders (through the Agent) may at any time exclude from Eligible Inventory any type of Inventory that the Majority Revolving Credit Lenders (in their reasonable determination) determine to be unmarketable. The "value" of Eligible Inventory shall be determined at the lower of cost or market in accordance with GAAP, except that cost shall be determined on a first-in-first-out basis.

          "Eligible Receivables" shall mean, as at any date, the sum of (a) all Receivables of the Company and Lagasse as of the last day of the immediately preceding month minus (b) all Receivable Adjustments of the Company and Lagasse, as the case may be, as of the last day of the immediately preceding month minus (c) the aggregate amount of Ineligible Receivables as of the last day of the immediately preceding month.

          "Environmental Claim" shall mean, with respect to any Person, any written or oral notice, claim, demand or other communication (collectively, a "claim") by any other Person alleging or asserting such Person's liability for investigatory costs, cleanup costs, governmental response costs, damages to natural resources or other Property, personal injuries, fines or penalties arising out of, based on or resulting from (i) the presence, or Release, of any Hazardous Material at any location, whether or not owned by such Person, or (ii) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law. The term "Environmental Claim" shall include, without limitation, any claim by any governmental authority for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law, and any claim by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from the presence of Hazardous Materials or arising from alleged injury or threat of injury to health, safety or the environment from Hazardous Materials.

          "Environmental Laws" shall mean any and all applicable Federal, state, local and foreign laws, rules or regulations, and applicable and legally binding orders or decrees, in each case as now or hereafter in effect, relating to the regulation or protection of human health, safety or the environment or to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals or toxic or hazardous substances or wastes into the indoor or outdoor environment, including, without limitation, ambient air, soil, surface water, ground water, wetlands, land or subsurface strata, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, chemicals or toxic or hazardous substances or wastes.

          "Equity Issuance" shall mean (a) any issuance or sale by the Guarantor or any of its Subsidiaries after the Initial Borrowing Date of (i) any of its capital stock, (ii) any warrants or options exercisable in respect of its capital stock or
(iii) any other security or instrument representing an equity interest (or the right to obtain any equity interest) in the Guarantor or any of its Subsidiaries or (b) the receipt by the Guarantor or any of its Subsidiaries after the Initial Borrowing Date of any capital contribution (whether or not evidenced by any equity security issued by the recipient of such contribution); provided that Equity Issuance shall not include (1) any such issuance or sale by any Subsidiary of the Guarantor to the Guarantor or any Wholly-Owned Subsidiary of the Guarantor,
(2) any capital contribution by the Guarantor or any Wholly-Owned Subsidiary of the Guarantor to any Subsidiary of the Guarantor,
(3) any issuance, after the Initial Borrowing Date, by the Guarantor of Guarantor Preferred Stock to the Company in exchange for the Guarantor Note, (4) any cancellation of the Guarantor Note after the Initial Borrowing Date or (5) any warrants or options issued to directors, officers or employees of the Guarantor or any of its Subsidiaries pursuant to employee benefit plans, incentive plans or similar plans or programs established in the ordinary course of business and any capital stock of the Guarantor issued upon the exercise of such warrants or options.

          "Equity Rights" shall mean, with respect to any Person, any subscriptions, options, warrants, commitments, preemptive rights or agreements of any kind (including, without limitation, any stockholders' or voting trust agreements) for the issuance, sale, registration or voting of, or securities convertible into, any additional shares of capital stock of any class, or partnership or other ownership interests of any type in, such Person.

          "ERISA" shall mean the Employee Retirement Income
Security Act of 1974, as amended from time to time.

          "ERISA Affiliate" shall mean any corporation or trade or business that is a member of any group of organizations
(i) described in Section 414(b) or (c) of the Code of which either Obligor is a member and (ii) solely for purposes of potential liability under Section 302(c)(11) of ERISA and
Section 412(c)(11) of the Code and the lien created under
Section 302(f) of ERISA and Section 412(n) of the Code, described in Section 414(m) or (o) of the Code of which either Obligor is a member.

          "Eurodollar Base Rate" shall mean, with respect to any Eurodollar Loan for any Interest Period therefor, the arithmetic mean (rounded upwards, if necessary, to the nearest 1/16 of 1%), as determined by the Agent, of the rates per annum quoted by the respective Reference Banks at approximately 11:00 a.m. London time (or as soon thereafter as practicable) on the date two Business Days prior to the first day of such Interest Period for the offering by the respective Reference Banks to leading banks in the London interbank market of Dollar deposits having a term comparable to such Interest Period and in an amount comparable to the principal amount of the Eurodollar Loan to be made by the respective Reference Banks for such Interest Period. If any Reference Bank is not participating in any Eurodollar Loans during any Interest Period therefor, the Eurodollar Base Rate for such Loans for such Interest Period shall be determined by reference to the amount of such Loans that such Reference Bank would have made or had outstanding had it been participating in such Loan during such Interest Period.

          "Eurodollar Loans" shall mean Loans that bear interest at rates based on rates referred to in the definition of "Eurodollar Base Rate" in this Section 1.01.

          "Eurodollar Rate" shall mean, for any Eurodollar Loan for any Interest Period therefor, a rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) determined by the Agent to be equal to the Eurodollar Base Rate for such Loan for such Interest Period divided by 1 minus the Reserve Requirement (if any) for such Loan for such Interest Period.

          "Event of Default" shall have the meaning assigned to such term in Section 10 hereof.

          "Excess Cash Flow" shall mean, for any period, the excess of (a) Cash Flow for such period minus (b) the aggregate amount of Fixed Charges for such period minus (c) any severance payments incurred in connection with the Acquisition and paid in cash during such period.

          "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time.

          "Federal Funds Rate" shall mean, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that (a) if the day for which such rate is to be determined is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day and (b) if such rate is not so published for any Business Day, the Federal Funds Rate for such Business Day shall be the average rate charged to Chase on such Business Day on such transactions as determined by the Agent.

          "Fiscal Date" shall mean the last day of each fiscal year of the Guarantor and the last day of each of the first three fiscal quarters of the Guarantor.

          "Fixed Charges" shall mean, for any Reporting Period, the sum, for the Guarantor and its Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP), of the following: (a) all payments of principal of Indebtedness scheduled to be made during such Reporting Period plus (b) all Interest Expense for such Reporting Period plus (c) income taxes paid in cash during such Reporting Period plus (d) all dividends paid in cash to the Guarantor during such Reporting Period.

          "Fixed Charges Ratio" shall mean, as at any date, the ratio of (a) Cash Flow for the Reporting Period as of such date to (b) Fixed Charges for such Reporting Period.

          "GAAP" shall mean generally accepted accounting principles applied on a basis consistent with those that, in accordance with the last sentence of Section 1.02(a) hereof, are to be used in making the calculations for purposes of determining compliance with this Agreement in accordance with the requirements of the Commission and the Emerging Issues Task Force established by the Financial Accounting Standards Board.

          "Guarantee" shall mean a guarantee, an endorsement, a contingent agreement to purchase or to furnish funds for the payment or maintenance of, or otherwise to be or become contingently liable under or with respect to, the Indebtedness, net worth, working capital or earnings of any Person, or a guarantee of the payment of dividends or other distributions upon the stock or equity interests of any Person, or an agreement to purchase, sell or lease (as lessee or lessor) Property, products, materials, supplies or services primarily for the purpose of enabling a debtor to make payment of such debtor's obligations or an agreement to assure a creditor against loss, and including, without limitation, causing a bank or other financial institution to issue a letter of credit or other similar instrument for the benefit of another Person, but excluding endorsements for collection or deposit in the ordinary course of business. The terms "Guarantee" and "Guaranteed" used as a verb shall have a correlative meaning.

          "Guarantor Note" shall mean the promissory note executed by the Guarantor and delivered to the Company under the Existing Credit Agreement to evidence the loan made by the Company to the Guarantor to finance the Tender Offer.

          "Guaranteed Obligations" shall have the meaning assigned to such term in Section 6.01 hereof.

          "Guarantor Preferred Stock" shall mean the preferred stock of the Guarantor described in Part A of Schedule VI hereto.

          "Hazardous Material" shall mean, collectively, (a) any petroleum or petroleum products, explosives, radioactive materials, asbestos that is or could become friable, urea formaldehyde foam insulation, and transformers or other equipment that contain polychlorinated biphenyls in excess of 50 parts per million ("PCB's"), (b) any chemicals or other materials or substances that are now or hereafter become defined as or included in the definition of "hazardous substances", "hazardous wastes", "hazardous materials", "extremely hazardous wastes", "restricted hazardous wastes", "toxic substances", "toxic pollutants", "contaminants", "pollutants" or words of similar import under any Environmental Law and (c) any other chemical or other material or substance, exposure to which is now or hereafter prohibited, limited or regulated under any Environmental Law.

          "Indebtedness" shall mean, for any Person:
(a) obligations created, issued or incurred by such Person for borrowed money (whether by loan, the issuance and sale of debt securities or the sale of Property to another Person subject to an understanding or agreement, contingent or otherwise, to repurchase such Property from such Person); (b) obligations of such Person to pay the deferred purchase or acquisition price of Property or services, other than trade accounts payable (other than for borrowed money) arising, and accrued expenses incurred, in the ordinary course of business so long as such trade accounts payable are payable within 90 days of the date the respective goods are delivered or the respective services are rendered;
(c) Indebtedness of others secured by a Lien on the Property of such Person, whether or not the respective indebtedness so secured has been assumed by such Person; (d) obligations of such Person in respect of letters of credit or similar instruments issued or accepted by banks and other financial institutions for account of such Person; (e) Capital Lease Obligations of such Person; (f) Indebtedness of others Guaranteed by such Person; and
(g) any Redeemable Capital Stock issued by the Guarantor or any of its Subsidiaries after the Initial Borrowing Date; provided that any Accrued Warrant Liabilities shall not constitute "Indebtedness" hereunder. The amount of any Indebtedness of any Person described in clause (c) above that is non-recourse to such Person shall, for purposes of this Agreement, be deemed to be equal to the lesser of (i) the aggregate unpaid amount of such Indebtedness and (ii) the fair market value of the property or asset encumbered, as determined by such Person in good faith.
The amount of any Indebtedness of any Person described in clause (f) above shall, for purposes of this Agreement, be deemed to be the aggregate amount of Indebtedness Guaranteed by such Person (if a fixed amount) or the maximum reasonably anticipated liability arising as a result of such Guarantee (if not a fixed amount), determined by such Person in good faith.

          "Indenture" shall mean the Indenture dated as of May 3, 1995, among the Company, the Guarantor and The Bank of New York, as Trustee, pursuant to which the Senior Subordinated Notes were issued.

          "Ineligible Receivables" shall mean, as at any date, the following:

          (a) any Receivable not payable in Dollars, other than Receivables in an aggregate amount not exceeding $10,000,000 that are payable in Canadian dollars;

          (b) any Receivable (other than Receivables created in connection with published promotional programs in the ordinary course of business) that, at the date of issuance of the billing statement therefor, was payable more than 60 days after the issuance of such billing statement;

          (c) any Receivable payable by a Subsidiary or Affiliate of the Company;

          (d) any Receivable payable by an account debtor whose principal place of business is located outside of the United States of America or any of its possessions unless (1) such Receivable is backed by U.S. Government insurance or a letter of credit issued or confirmed by a bank organized under the laws of the United States of America or a State and having capital and surplus in excess of $500,000,000,
     (2) such Receivable is payable by an account debtor whose principal place of business is located in Canada to the extent all such Receivables permitted by this clause (2) in the aggregate do not exceed $10,000,000 or (3) such Receivable is payable by an account debtor whose principal place of business is located in a U.S. Territory or Protectorate to the extent all such Receivables permitted by this clause (3) in the aggregate do not exceed $5,000,000;

          (e) any Receivable payable by an account debtor that the Majority Revolving Credit Lenders (through the Agent) have notified the Company, prior to the creation of such Receivable, does not have a satisfactory credit standing (as determined in the reasonable discretion of the Majority Revolving Credit Lenders) or with respect to which, subsequent to the creation of such Receivable, any event described in Section 10(f) or (g) shall have occurred;

          (f) any Receivable that remains unpaid for more than 90 days after the date of the issuance of the original billing statement therefor;

          (g) all Receivables payable by any account debtor if more than 50% of the aggregate amount of the Receivables due from such account debtor shall at the time have remained unpaid for more than 90 days after the date of the issuance of the original billing statements therefor;

          (h) all Receivables payable by any account debtor (other than BCOP or Boise) to the extent the Receivables payable by such account debtor and its Subsidiaries and Affiliates at the time exceed 10% of all Receivables then payable to the Company;

          (i) any Receivable as to which there is any unresolved dispute with the respective account debtor (but only to the extent of the amount thereof in dispute);

          (j) any Receivable evidenced by an Instrument (as defined in the Security Agreement or the Lagasse Guarantee and Security Agreement);

          (k) any Receivable representing an obligation for goods sold on consignment, approval or a sale-or-return basis or subject to any other repurchase or return arrangement (other than return arrangements in the ordinary course of the Company's business consistent with past practices of the business of the Company), except to the extent the Majority Revolving Credit Lenders (through the Agent) shall have otherwise agreed in writing;

          (l) any Receivable arising from the sale of general full-line catalogues, except that such Receivables shall not constitute "Ineligible Receivables" by reason of this clause (l) for purposes of any determination of "Ineligible Receivables" made as of the last day of September, October, November, December, January or February;

          (m) any Receivable payable by any Federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, including any state or local public college or university;

          (n) any Receivable payable by any employee of the Guarantor or any of its Subsidiaries or Affiliates; and

          (o) any Receivable payable on a cash on delivery basis.

          "Initial Borrowing Date" shall mean March 30, 1995, the date on which the initial Loans were made under the Existing
Credit Agreement.

          "Interest Coverage Ratio" shall mean, as at any date, the ratio of (a) EBITDA for the Reporting Period as of such date to (b) Interest Expense for such Reporting Period.

          "Interest Expense" shall mean, for any period, the sum, for the Guarantor and its Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP), of the following: (a) all cash interest in respect of Indebtedness (including, without limitation, the interest component of any payments in respect of Capital Lease Obligations) accrued during such period (whether or not actually paid during such period) plus (b) the net amount payable (or minus the net amount receivable) under Interest Rate Protection Agreements during such period (whether or not actually paid or received during such period).

          "Interest Period" shall mean, with respect to any Eurodollar Loan, each period commencing on the date such Eurodollar Loan is made or Converted from a Base Rate Loan or the last day of the next preceding Interest Period for such Loan and ending on the numerically corresponding day in the first, second, third or sixth calendar month thereafter, as the Company may select as provided in Section 4.05 hereof, except that each Interest Period that commences on the last Business Day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Business Day of the appropriate subsequent calendar month. Notwithstanding the foregoing: (i) no Interest Period for any Revolving Credit Loan may end after the Revolving Credit Commitment Termination Date; (ii) no Interest Period for any Term Loan of any Class may commence before and end after any Principal Payment Date for the Loans of such Class unless, after giving effect thereto, the aggregate principal amount of the Term Loans of such Class having Interest Periods that end after such Principal Payment Date shall be equal to or less than the aggregate principal amount of the Term Loans of such Class scheduled to be outstanding after giving effect to the payments of principal required to be made on such Principal Payment Date;
(iii) each Interest Period that would otherwise end on a day that is not a Business Day shall end on the next succeeding Business Day (or, if such next succeeding Business Day falls in the next succeeding calendar month, on the next preceding Business Day); and (iv) notwithstanding clauses (i) and (ii) above, no Interest Period shall have a duration of less than one month and, if the Interest Period for any Eurodollar Loan would otherwise be a shorter period, such Loan shall not be available hereunder for such period.

          "Interest Rate Protection Agreement" shall mean, for any Person, an interest rate swap, cap or collar agreement or similar arrangement between such Person and one or more financial institutions providing for the transfer or mitigation of interest risks either generally or under specific contingencies.

          "Inventory" shall mean office products, office furniture, computer accessories, catalogues, janitorial or sanitary maintenance and other readily marketable goods
(including specialty products) of a type sold by the Company or a Subsidiary in the ordinary course of business.

          "Investment" shall mean, for any Person: (a) the acquisition (whether for cash, Property, services or securities or otherwise) of capital stock, bonds, notes, debentures, partnership or other ownership interests or other securities of any other Person or any agreement to make any such acquisition (including, without limitation, any "short sale" or any sale of any securities at a time when such securities are not owned by the Person entering into such sale but excluding any agreement referred to above if the acquisition contemplated thereunder is expressly conditioned upon the approval of the Lenders hereunder); (b) the making of any deposit with, or advance, loan or other extension of credit to, any other Person (including the purchase of Property from another Person subject to an understanding or agreement, contingent or otherwise, to resell such Property to such Person), but excluding any such advance, loan or extension of credit having a term not exceeding 90 days arising in connection with the sale of inventory or supplies by such Person in the ordinary course of business; (c) the entering into of any Interest Rate Protection Agreement; or (d) the making of any payment, on behalf of any other Person, with respect to any obligation of such other Person.

          "Issuing Bank" shall mean Chase, as the issuer of Letters of Credit under Section 2.03 hereof, together with its successors and assigns in such capacity.

          "Lagasse Advance" shall have the meaning assigned to such term in Section 9.19(a) hereof.

          "Lagasse Guarantee and Security Agreement" shall mean the Guarantee and Security Agreement, substantially in the form of the Guarantee and Security Agreement attached hereto as Exhibit B-2, between Lagasse and the Agent, as the same may be modified and supplemented and in effect from time to time.

          "Letter of Credit" shall have the meaning assigned to such term in Section 2.03 hereof.

          "Letter of Credit Documents" shall mean, with respect to any Letter of Credit, collectively, any application therefor and any other agreements, instruments, guarantees or other documents (whether general in application or applicable only to such Letter of Credit) governing or providing for (a) the rights and obligations of the parties concerned or at risk with respect to such Letter of Credit or (b) any collateral security for any of such obligations, each as the same may be modified and supplemented and in effect from time to time.

          "Letter of Credit Fee Rate" shall mean a rate per annum equal to 2.50%; provided that (i) the Letter of Credit Fee Rate for any period from and including the date on which the Company shall have delivered to the Agent a certificate pursuant to clause (iii) of the last paragraph of Section 9.01 hereof, demonstrating in reasonable detail (based upon financial statements for the fiscal period of the Guarantor most recently ended that have been delivered to the Lenders pursuant to Section 9.01(b) or (c) hereof or, in connection with the Lagasse Acquisition, on the Effective Date) that the Pricing Leverage Ratio, as of the end of the respective quarterly fiscal period or fiscal year, is within one of the ranges set forth below to but excluding the date of delivery of the next such certificate, shall equal the percentage set forth below:

                    Pricing
                Leverage Ratio               Rate

               Greater than 4.5 to 1              2.50%

               Less than or equal to 4.5 to 1
               but greater than 4.0 to 1          2.25%

               Less than or equal to 4.0 to 1
               but greater than 3.5 to 1          2.00%

               Less than or equal to 3.5 to 1
               but greater than 3.0 to 1          1.75%

               Less than or equal to 3.0 to 1     1.50%

; (ii) the "Letter of Credit Fee Rate", during any period when an Event of Default or Default in delivery of the certificate pursuant to clause (iii) of the last paragraph of Section 9.01 hereof shall have occurred and be continuing, shall be determined without reference to the immediately preceding proviso; and (iii) the Letter of Credit Fee Rate for any Letter of Credit arising out of the purchase of goods and requiring the presentation of a bill of lading or other transportation document of title shall be the rate per annum set forth above minus 1.00%.

          "Letter of Credit Interest" shall mean, for each Revolving Credit Lender, such Lender's participation interest (or, in the case of the Issuing Bank, the Issuing Bank's retained interest) in the Issuing Bank's liability under Letters of Credit and such Lender's rights and interests in Reimbursement Obligations and fees, interest and other amounts payable in connection with Letters of Credit and Reimbursement Obligations.

          "Letter of Credit Liability" shall mean, without duplication, at any time and in respect of any Letter of Credit, the sum of (a) the undrawn amount of such Letter of Credit plus
(b) the aggregate unpaid principal amount of all Reimbursement Obligations of the Company at such time due and payable in respect of all drawings made under such Letter of Credit. For purposes of this Agreement, a Revolving Credit Lender (other than the Issuing Bank) shall be deemed to hold a Letter of Credit Liability in an amount equal to its participation interest in the related Letter of Credit under Section 2.03 hereof, and the Issuing Bank shall be deemed to hold a Letter of Credit Liability in an amount equal to its retained interest in the related Letter of Credit after giving effect to the acquisition by the Revolving Credit Lenders other than the Issuing Bank of their participation interests under said Section 2.03.

          "Lien" shall mean, with respect to any Property, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such Property. For purposes of this Agreement and the other Basic Documents, a Person shall be deemed to own subject to a Lien any Property that it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement (other than a lease evidencing an Operating Lease Obligation) relating to such Property.

          "Loans" shall mean the Revolving Credit Loans, the Tranche A Term Loans, the Tranche B Term Loans and the Swingline
Loans.

          "Majority Lenders" shall mean Lenders holding at least 51% of the sum of (a) the aggregate unused Commitments, (b) the aggregate unpaid principal amount of the Loans (other than the Swingline Loans) and (c) the aggregate amount of all Letter of Credit Liabilities.

          "Majority Revolving Credit Lenders" shall mean Revolving Credit Lenders holding at least 51% of the aggregate amount of the Revolving Credit Commitments or, if the Revolving Credit Commitments shall have terminated, Lenders holding at least 51% of the sum of (a) the aggregate unpaid principal amount of the Revolving Credit Loans plus (b) the aggregate amount of all Letter of Credit Liabilities.

          "Majority Term Loan Lenders" shall mean Majority
Tranche A Term Loan Lenders and Majority Tranche B Term Loan
Lenders.

          "Majority Tranche A Term Loan Lenders" shall mean Tranche A Term Loan Lenders holding at least 51% of the aggregate outstanding principal amount of the Tranche A Term Loans or, if the Tranche A Term Loans shall not have been made, at least 51% of the Tranche A Term Loan Commitments.

          "Majority Tranche B Term Loan Lenders" shall mean Tranche B Term Loan Lenders holding at least 51% of the aggregate outstanding principal amount of the Tranche B Term Loans or, if the Tranche B Term Loans shall not have been made, at least 51% of the Tranche B Term Loan Commitments.

          "Margin Stock" shall mean "margin stock" within the meaning of Regulations G, U and X.

          "Material Adverse Effect" shall mean a material adverse effect on (a) the Property, business, operations, financial condition, prospects, liabilities or capitalization of the Guarantor and its Subsidiaries taken as a whole or the Company and its Subsidiaries taken as a whole (b) the ability of any Obligor to perform its obligations under any of the Basic Documents to which it is a party, (c) the validity or enforceability of any of the Basic Documents, (d) the rights and remedies of the Lenders and the Agent under any of the Basic Documents, (e) the consummation of the Lagasse Acquisition or the other transactions contemplated hereby or (f) the timely payment of the principal of or interest on the Loans or the Reimbursement Obligations or other amounts payable in connection therewith.

          "Merger Agreement" shall mean the Agreement and Plan of Merger dated as of February 13, 1995 between the Guarantor and Associated Holdings.

          "Mergers" shall mean the merger of Associated Holdings with and into the Guarantor and the merger of Associated
Stationers, Inc. with and into the Company, each of which was effected on March 30, 1995.

          "Mortgages" shall mean, collectively, one or more instruments of Mortgage, Assignment of Rents, Security Agreement and Fixture Filing or Deed of Trust, Assignment of Rents, Security Agreement and Fixture Filing executed by the Company in favor of the Agent for the benefit of the Agent and the Lenders (or, in the case of a Deed of Trust, to the Deed of Trust trustee in favor of the Agent for the benefit of the Lenders), substantially in the form of Exhibit D hereto (conformed to local lending practices in the jurisdiction in which the relevant real Property is located including, without limitation, additional remedies available to lenders in such jurisdiction and, if applicable, conformed to the extent necessary to secure a tenant's interest in a ground lease) and covering the respective owned and leasehold real Properties identified under the heading "Mortgages" in Schedule IV hereto, as said instruments of Mortgage, Assignment of Rents, Security Agreement and Fixture Filing and Deed of Trust, Assignment of Rents, Security Agreement and Fixture Filing shall be modified, amended, extended and supplemented and in effect from time to time.

          "Multiemployer Plan" shall mean a multiemployer plan defined as such in Section 3(37) of ERISA to which contributions have been made by the Guarantor or the Company or any ERISA Affiliate and that is covered by Title IV of ERISA.

          "Net Available Proceeds" shall mean:

          (i)  in the case of any Disposition, the amount of Net
     Cash Payments received in connection with such Disposition;

         (ii) in the case of any Equity Issuance, the aggregate amount of all cash received by the Guarantor and its Subsidiaries in respect of such Equity Issuance net of reasonable expenses incurred in connection therewith (including, without limitation, any underwriting, brokerage or other customary selling commissions, all due diligence costs or expenses paid for, or reimbursed by the Guarantor or any of its Subsidiaries, attorneys fees and expenses paid for or reimbursed by the Guarantor or any of its Subsidiaries and other direct costs associated therewith); and

        (iii) in the case of any Casualty Event, the aggregate amount of proceeds of insurance, condemnation awards and other compensation received by the Company and its Subsidiaries in respect of such Casualty Event net of
     (A) reasonable expenses incurred by the Company and its Subsidiaries in connection therewith (including, without limitation, any legal, accounting, appraisal or expert fees or expenses paid for by the Company or its Subsidiaries and other direct costs associated therewith), (B) contractually required repayments of Indebtedness to the extent secured by a Lien on such Property, (C) any income and transfer taxes payable by the Company or any of its Subsidiaries in respect of such Casualty Event and (D) other payments contractually required to be paid to lessors, sublessors, lessees and sublessees and other holders (other than Affiliates) of interests in the Property subject to such Casualty Event.

          "Net Cash Payments" shall mean, with respect to any Disposition, the aggregate amount of all cash payments (including any cash payments with respect to non-cash consideration as received) received by the Guarantor and its Subsidiaries directly or indirectly in connection with such Disposition; provided that
(a) Net Cash Payments shall be net of (i) the amount of any legal, title and recording tax expenses, commissions and other fees and expenses paid by the Guarantor and its Subsidiaries in connection with such Disposition, (ii) any Federal, state and local income or other taxes estimated to be payable by the Guarantor and its Subsidiaries as a result of such Disposition (but only to the extent that such estimated taxes (other than income taxes) are in fact paid to the relevant Federal, state or local governmental authority within three months of the date of such Disposition), (iii) brokerage or other customary selling commissions and (iv) expenses incurred in preparing such asset for sale and (b) Net Cash Payments shall be net of any repayments by the Guarantor or any of its Subsidiaries of Indebtedness (other than Indebtedness to the Lenders hereunder) to the extent that (i) such Indebtedness is secured by a Lien on the Property that is the subject of such Disposition and (ii) the transferee of (or holder of a Lien on) such Property requires that such Indebtedness be repaid as a condition to the purchase of such Property.

          "Net Income" shall mean, for any period, the consolidated net income of the Guarantor and its Subsidiaries determined in accordance with GAAP.

          "Net Worth" shall mean, as at any date, the consolidated net worth of the Guarantor and its Subsidiaries (determined in accordance with GAAP) minus any write-up in the book value of assets resulting from a revaluation thereof except any such writeup relating to the Mergers plus any restructuring charges incurred in connection with the Acquisition not exceeding $15,000,000 (pre-tax) in the aggregate plus the aggregate book value of all Guarantor Preferred Stock described in Schedule VI hereto plus the aggregate book value of all warrants described in
Schedule VI hereto.

          "New Inventory" shall mean, at any time, any Inventory that was offered by the Company for sale for the first time within the preceding 12 months.

          "Part A Property" shall mean any of the Property described in Part A of Schedule IV hereto under the heading
"Dispositions".

          "Part B Property" shall mean any of the Property described in Part B of Schedule IV hereto under the heading
"Dispositions".

          "PBGC" shall mean the Pension Benefit Guaranty
Corporation or any entity succeeding to any or all of its functions under ERISA.

          "Permitted Acquisition" shall mean any acquisition after the date hereof by either Obligor of a Person, line of business or division engaged in the same or substantially similar line of business as the Company and its Subsidiaries is engaged in on the date hereof, the purchase price of which acquisition, together with the purchase price of all other Permitted Acquisitions, does not exceed $50,000,000; provided that no such acquisition effected pursuant to a tender offer under Section 14(d) of the Exchange Act shall qualify as a Permitted Acquisition unless such tender offer has been authorized by the Board of Directors of the Person to be acquired.

          "Permitted Investments" shall mean: (a) direct obligations of the United States of America, or of any agency thereof, or obligations guaranteed as to principal and interest by the United States of America, or of any agency thereof, in either case maturing not more than 90 days from the date of acquisition thereof; (b) certificates of deposit issued by any bank or trust company organized under the laws of the United States of America or any state thereof and having capital, surplus and undivided profits of at least $500,000,000, maturing not more than 90 days from the date of acquisition thereof; and
(c) commercial paper rated A-1 or better or P-1 by Standard & Poor's Corporation or Moody's Investors Services, Inc., respectively, maturing not more than 90 days from the date of acquisition thereof; in each case so long as the same (x) provide for the payment of principal and interest (and not principal alone or interest alone) and (y) are not subject to any contingency regarding the payment of principal or interest.

          "Person" shall mean any individual, corporation, company, voluntary association, partnership, joint venture, limited liability company, trust, unincorporated organization or government (or any agency, instrumentality or political subdivision thereof).

          "Plan" shall mean an employee benefit or other plan established or maintained by the Company or any ERISA Affiliate and that is covered by Title IV of ERISA, other than a Multiemployer Plan.

          "Pledge Agreement" shall mean an Amended and Restated
Pledge Agreement, substantially in the form of Exhibit C hereto, between the Guarantor and the Agent, as the same shall be modified and supplemented and in effect from time to time.

          "Post-Default Rate" shall mean, in respect of any principal of any Loan, any Reimbursement Obligation or any other amount under this Agreement or any other Basic Document that is not paid when due (whether at stated maturity, by acceleration, by optional or mandatory prepayment or otherwise), a rate per annum during the period from and including the due date to but excluding the date on which such amount is paid in full equal to
(a) in the case of any principal of any Loan or any interest thereon, 2% plus the Applicable Margin with respect to such Loan plus the Base Rate as in effect from time to time or (b) in the case of any other such amount, 4.00% plus the Base Rate as in effect from time to time (provided that, if the amount so in default is principal of a Eurodollar Loan and the due date thereof is a day other than the last day of the Interest Period therefor, the "Post-Default Rate" for such principal shall be, for the period from and including such due date to but excluding the last day of such Interest Period, 2% plus the interest rate for such Loan as provided in Section 3.02(b) hereof and, thereafter, the rate provided for above in this definition).

          "Pricing Leverage Ratio" shall mean, as at any date, the ratio of (a) the aggregate Indebtedness of the Guarantor and its Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP) as of such date to
(b) EBITDA for the Reporting Period as of such date; provided that Indebtedness (as used in this definition of "Pricing Leverage Ratio") shall not include any undrawn amount under any letter of credit for the account of the Company or its Subsidiaries; and provided, further, that (i) upon the consummation of any Permitted Acquisition of a Person (if the Person, line of business or division so acquired has audited financial statements with respect to the applicable Reporting Period or, if such audited financial statements are not available for the entire Reporting Period, the Guarantor has delivered to the Agent an income statement and cash flow statement for such Person, line of business or division for such Reporting Period (which may be based in part on any audited financial statements available for part of such Reporting Period) accompanied by a certificate of a senior financial officer of the Guarantor stating that such officer has reviewed the historical performance of such Person, line of business or division and believes that such statements fairly represent in all material respects the historical performance of such entity) or (ii) the consummation of the Lagasse Acquisition, the calculation of the Pricing Leverage Ratio (both with respect to EBITDA and Indebtedness) shall be calculated as if such Permitted Acquisition or the Lagasse Acquisition, as the case may be, had occurred, and any Indebtedness incurred in connection therewith had been incurred, on the first day of the Reporting Period for the date of such Permitted Acquisition or the Lagasse Acquisition, as the case may be.

          "Primary Offering" shall mean the initial issuance prior to September 30, 1997 by the Guarantor of additional shares of its common stock.

          "Prime Rate" shall mean the rate of interest from time to time announced by Chase at the Principal Office as its prime commercial lending rate.

          "Principal Office" shall mean the principal office of Chase, located on the date hereof at 270 Park Avenue, New York, New York 10017.

          "Principal Payment Date" shall mean each Quarterly Date on which a principal payment in respect of the Term Loans is required to be made pursuant to Section 3.01 hereof.

          "Pro Forma Effect" shall mean, for any event, to calculate the operating results for the Reporting Period in respect of the date of such event as if such event had occurred on the first day of such Reporting Period after giving effect to any changes in the capital structure or Indebtedness (and otherwise based upon the actual operating results for such Reporting Period).

          "Property" shall mean any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible.

          "Quarterly Dates" shall mean March 31, June 30,
September 30 and December 31 of each year, beginning December 31,
1996; provided that, if any such date is not a Business Day, the relevant Quarterly Date shall be the next succeeding Business
Day.

          "Receivable Adjustments" shall mean (a) any current liabilities of the Company arising because of any credits, rebates or offsets owed to any customer, (b) any commissions payable to third parties and (c) the aggregate amount of late charges included in the Company's Receivables.

          "Receivables" shall mean, as at any date, the unpaid portion of the obligation, as stated on the respective billing statement, of a customer of the Company or Lagasse in respect of Inventory sold and shipped by (or services performed by) the Company or Lagasse, as the case may be, to such customer.

          "Redeemable Capital Stock" shall mean, with respect to any Person, any capital stock of such Person that, either by its terms or by the terms of any security into which it is convertible or exchangeable or otherwise, is or upon the happening of an event or passage of time would be, required to be redeemed or is redeemable at the option of the holder thereof prior to April 1, 2002, or is exchangeable for debt securities at any time at the option of the holder thereof.

          "Reference Banks" shall mean Chase, The First National
Bank of Chicago and PNC Bank, National Association (or their respective Applicable Lending Offices, as the case may be).

          "Registered Holder" shall have the meaning assigned to such term in Section 5.07(a)(ii) hereof.

          "Registered Loan" shall have the meaning assigned to such term in Section 2.08(e) hereof.

          "Regulations A, D, G, U and X" shall mean, respectively, Regulations A, D, G, U and X of the Board of
Governors of the Federal Reserve System (or any successor), as the same may be modified and supplemented and in effect from time to time.

          "Regulatory Change" shall mean, with respect to any Lender, any change after the date hereof in applicable Federal, state or foreign law or regulations (including, without limitation, Regulation D) or the adoption or making after such date of any interpretation, directive or request applying to a class of banks including such Lender of or under any Federal, state or foreign law or regulations (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) by any court or governmental or monetary authority charged with the interpretation or administration thereof.

          "Reimbursement Obligations" shall mean, at any time, the obligations of the Company then outstanding, or that may thereafter arise in respect of all Letters of Credit then outstanding, to reimburse amounts paid by the Issuing Bank in respect of any drawings under a Letter of Credit.

          "Release" shall mean any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environment.

          "Reporting Period" shall mean, for any date, the period of four consecutive fiscal quarters of the Guarantor ending (at the close of business) on or most recently ended prior to such date.

          "Reserve Requirement" shall mean, for any Interest Period for any Eurodollar Loan, the average maximum rate at which reserves (including, without limitation, any marginal, supplemental or emergency reserves) are required to be maintained during such Interest Period under Regulation D by member banks of the Federal Reserve System in New York City with deposits exceeding one billion Dollars against "Eurocurrency liabilities" (as such term is used in Regulation D). Without limiting the effect of the foregoing, the Reserve Requirement shall include any other reserves required to be maintained by such member banks by reason of any Regulatory Change with respect to (i) any category of liabilities that includes deposits by reference to which the Eurodollar Base Rate is to be determined as provided in the definition of "Eurodollar Base Rate" in this Section 1.01 or
(ii) any category of extensions of credit or other assets that includes Eurodollar Loans.

          "Responsible Officer" shall mean, with respect to any Person, the Treasurer, Chief Financial Officer and Controller of such Person and such other officers of the relevant Person as the Agent may agree.

          "Revolving Credit Commitment" shall mean, for each Revolving Credit Lender, the obligation of such Lender to make Revolving Credit Loans in an aggregate principal amount at any one time outstanding up to but not exceeding the amount set forth opposite the name of such Lender on the signature pages hereof under the caption "Revolving Credit Commitment" (as the same may be reduced from time to time pursuant to Section 2.04 hereof). The aggregate principal amount of the Revolving Credit Commitments under this Agreement on the date hereof is $325,000,000.

          "Revolving Credit Commitment Percentage" shall mean, with respect to any Revolving Credit Lender, the ratio of (a) the amount of the Revolving Credit Commitment of such Lender to
(b) the aggregate amount of the Revolving Credit Commitments of all of the Lenders.

          "Revolving Credit Commitment Termination Date" shall mean October 31, 2001.

          "Revolving Credit Lenders" shall mean (a) on the date hereof, the Lenders having Revolving Credit Commitments on the signature pages hereof and (b) thereafter, the Lenders from time to time holding Revolving Credit Loans and Revolving Credit Commitments after giving effect to any assignments thereof permitted by Section 12.06(b) hereof.

          "Revolving Credit Loans" shall mean the loans provided for in Section 2.01(a) hereof, which may be Base Rate Loans and/or Eurodollar Loans.

          "Security Agreement" shall mean an Amended and Restated
Security Agreement, substantially in the form of Exhibit B-1 hereto, between the Company and the Agent, as the same shall be modified and supplemented and in effect from time to time.

          "Security Documents" shall mean, collectively, the Security Agreement, the Lagasse Guarantee and Security Agreement, the Mortgages and the Pledge Agreement.

          "Senior Subordinated Debt Documents" shall mean the
Senior Subordinated Notes and the Indenture, as the same shall, subject to Section 9.20 hereof, be modified and supplemented and in effect from time to time.

          "Senior Subordinated Notes" shall mean the 12-3/4%
Senior Subordinated Notes due May 1, 2005 issued by the Company pursuant to the Indenture.

          "Sponsor Management Fees" shall have the meaning assigned to such term in Section 9.22 hereof.

          "Subordinated Indebtedness" shall mean, collectively,
(a) Senior Subordinated Notes and (b) other Indebtedness (i) for which the Company is directly and primarily liable, (ii) in respect of which none of its Subsidiaries is contingently or otherwise obligated and (iii) that is subordinated to the obligations of the Company to pay principal of and interest on the Loans and Reimbursement Obligations hereunder on terms, and pursuant to documentation containing other terms (including interest, amortization, covenants and events of default), in form and substance satisfactory to the Majority Lenders.

          "Subsidiary" shall mean, with respect to any Person, any corporation, partnership or other entity of which at least a majority of the securities or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other persons performing similar functions of such corporation, partnership or other entity (irrespective of whether or not at the time securities or other ownership interests of any other class or classes of such corporation, partnership or other entity shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person.

          "Supermajority Lenders" shall have the meaning assigned to such term in Section 12.04 hereof.

          "Swingline Commitment" shall mean the obligation of the Swingline Lender to make Swingline Loans pursuant to Section 2.01(d) hereof in an aggregate amount at any one time outstanding up to but not exceeding $20,000,000 (as the same may be reduced at any time or from time to time pursuant to Section 2.04 or 2.10 hereof).

          "Swingline Loans" shall mean the loans provided for by
Section 2.01(d) hereof.

          "Swingline Rate" shall mean, for any day, the Base Rate in effect for such date. Each change in any interest rate provided for herein based upon the Swingline Rate resulting from a change to the Swingline Rate shall take effect at the time of such change in the Swingline Rate.

          "Tax Sharing Agreement" shall have the meaning assigned to such term in Section 9.23 hereof.

          "Tender Offer" shall mean the offer by the Guarantor to purchase for cash up to 17,201,839 United Shares pursuant to the Tender Offer Documents (as defined in the Existing Credit
Agreement).

          "Term Loan Commitment Termination Date" shall mean
November 15, 1996.

          "Term Loan Commitments" shall mean the Tranche A Term
Loan Commitments and the Tranche B Term Loan Commitments.

          "Term Loan Lenders" shall mean Tranche A Term Loan
Lenders and Tranche B Term Loan Lenders.

          "Term Loans" shall mean the Tranche A Term Loans and the Tranche B Term Loans.

          "Tranche A Term Loan Commitment" shall mean, for each Tranche A Term Loan Lender, the obligation of such Lender to make a Tranche A Term Loan in the amount set forth opposite the name of such Lender on the signature pages hereof under the caption "Tranche A Term Loan Commitment" (as the same may be reduced from time to time pursuant to Section 2.04 hereof). The aggregate principal amount of the Tranche A Term Loan Commitments under this Agreement on the date hereof is $150,000,000.

          "Tranche A Term Loan Lenders" shall mean (a) on the date hereof, the Lenders having Tranche A Term Loan Commitments on the signature pages hereof and (b) thereafter, the Lenders from time to time holding Tranche A Term Loans or Tranche A Term Loan Commitments after giving effect to any assignments thereof permitted by Section 12.06(b) hereof.

          "Tranche A Term Loans" shall mean the loans provided for by Section 2.01(b) hereof, which may be Base Rate Loans and/or Eurodollar Loans.

          "Tranche B Term Loan Commitment" shall mean, for each Tranche B Term Loan Lender, the obligation of such Lender to make a Tranche B Term Loan in the amount set forth opposite the name of such Lender on the signature pages hereof under the caption "Tranche B Term Loan Commitment" (as the same may be reduced from time to time pursuant to Section 2.04 hereof). The aggregate principal amount of the Tranche B Term Loan Commitments under this Agreement on the date hereof is $65,000,000.

          "Tranche B Term Loan Lenders" shall mean (a) on the date hereof, the Lenders having Tranche B Term Loan Commitments on the signature pages hereof and (b) thereafter, the Lenders from time to time holding Tranche B Term Loans or Tranche B Term Loan Commitments after giving effect to any assignments thereof permitted by Section 12.06(b) hereof.

          "Tranche B Term Loans" shall mean the loans provided for by Section 2.01(c) hereof, which may be Base Rate Loans and/or Eurodollar Loans.

          "Transaction Documents" shall mean the Basic Documents and the Purchase Agreement.

          "Type" shall have the meaning assigned to such term in
Section 1.03 hereof.

          "U.S. Person" shall mean a citizen or resident of the United States of America, a corporation, partnership or other entity created or organized in or under any laws of the United States of America or any State thereof, or any estate or trust the income of which is subject to Federal income taxation regardless of its source.

          "U.S. Taxes" shall mean any present or future tax, assessment or other charge or levy imposed by or on behalf of the United States of America or any taxing authority thereof.

          "Warrant Agreement" shall mean the Warrant Agreement dated as of January 31, 1992 among the Guarantor and the Investors party thereto, as amended by Amendment No. 1 thereto, dated as of October 27, 1992, and Amendment No. 2 thereto, dated as of March 30, 1995, as the same shall be further modified and supplemented and in effect from time to time.

          "Wholly-Owned Subsidiary" shall mean, with respect to any Person, any corporation, partnership or other entity of which all of the equity securities or other ownership interests (other than, in the case of a corporation, directors' qualifying shares) are directly or indirectly owned or controlled by such Person or one or more Wholly-Owned Subsidiaries of such Person or by such Person and one or more Wholly-Owned Subsidiaries of such Person.

          "Wingate" shall mean (i) Wingate Partners, L.P.,
(ii) Wingate Partners II, L.P. and (iii) any other Person so long as, in each such case, one of Thomas W. Sturgess, Frederic B. Hegi, Jr. and James T. Callier, Jr. have the power, directly or indirectly, to vote or direct the voting of all securities of the Guarantor held by such entity.

          1.02  Accounting Terms and Determinations.

          (a) Except as otherwise expressly provided herein, all accounting terms used herein shall be interpreted, and all financial statements and certificates and reports as to financial matters required to be delivered to the Lenders hereunder shall (unless otherwise disclosed to the Lenders in writing at the time of delivery thereof in the manner described in subsection (b) below) be prepared, in accordance with generally accepted accounting principles applied on a basis consistent with those used in the preparation of the latest financial statements furnished to the Lenders hereunder (which, prior to the delivery of the first financial statements under Section 9.01 hereof, shall mean the audited consolidated financial statements of the Guarantor as at December 31, 1995 referred to in
Section 8.02(a)(ii) hereof except for immaterial variations thereto). All calculations made for the purposes of determining compliance with this Agreement shall (except as otherwise expressly provided herein) be made by application of generally accepted accounting principles applied on a basis consistent with those used in the preparation of the latest annual or quarterly financial statements furnished to the Lenders pursuant to
Section 9.01 hereof (or, prior to the delivery of the first financial statements under Section 9.01 hereof, used in the preparation of the audited consolidated financial statements of the Guarantor as at December 31, 1995 referred to in
Section 8.02(a)(ii) hereof) unless (i) the Company shall have objected to determining such compliance on such basis at the time of delivery of such financial statements or (ii) the Majority Lenders shall so object in writing within 30 days after delivery of such financial statements, in either of which events such calculations shall be made on a basis consistent with those used in the preparation of the latest financial statements as to which such objection shall not have been made (which, if objection is made in respect of the first financial statements delivered under
Section 9.01 hereof, shall mean the audited consolidated financial statements of the Guarantor as at December 31, 1995 referred to in Section 8.02(a)(ii) hereof). Notwithstanding the foregoing, all financial statements delivered to the Lenders hereunder shall be prepared utilizing the last-in-first-out basis of inventory valuation but all calculations made for the purpose of determining compliance with this Agreement shall be prepared utilizing the first-in-first-out basis of inventory valuation.

          (b) The Company shall deliver to the Lenders at the same time as the delivery of any annual or quarterly financial statement under Section 9.01 hereof (i) a description in reasonable detail of any material variation between the application of accounting principles employed in the preparation of such statement and the application of accounting principles employed in the preparation of the next preceding annual or quarterly financial statements as to which no objection has been made in accordance with the last sentence of subsection (a) above and (ii) reasonable estimates of the difference between such statements arising as a consequence thereof.

          (c) To enable the ready and consistent determination of compliance with the covenants set forth in Section 9 hereof, the Company will not change the last day of its fiscal year from December 31, or the last days of the first three fiscal quarters in each of its fiscal years from March 31, June 30 and September 30 of each year, respectively.

          1.03 Classes and Types of Loans. Loans hereunder are distinguished by "Class" and by "Type". The "Class" of a Loan (or of a Commitment to make a Loan) refers to whether such Loan is a Revolving Credit Loan, a Tranche A Term Loan, a Tranche B Term Loan or a Swingline Loan, each of which constitutes a Class. The "Type" of a Loan refers to whether such Loan is a Base Rate Loan or a Eurodollar Loan, each of which constitutes a Type. Loans may be identified by both Class and Type.

          Section 2.  Commitments, Loans and Prepayments.

          2.01  Loans.

          (a) Revolving Credit Loans. Each Revolving Credit Lender severally agrees, on the terms and conditions of this Agreement, to make loans to the Company in Dollars during the period from and including the Effective Date to but not including the Revolving Credit Commitment Termination Date in an aggregate principal amount at any one time outstanding up to but not exceeding the amount of the Revolving Credit Commitment of such Lender as in effect from time to time; provided that in no event shall the aggregate outstanding principal amount of all Revolving Credit Loans, together with the aggregate outstanding principal amount of all Swingline Loans and the aggregate amount of all Letter of Credit Liabilities, exceed the lesser of (i) the Borrowing Base and (ii) the aggregate amount of the Revolving Credit Commitments as in effect from time to time. Subject to the terms and conditions of this Agreement, during such period the Company may borrow, repay and reborrow the amount of the Revolving Credit Commitments by means of Base Rate Loans and Eurodollar Loans and may Convert Revolving Credit Loans of one Type into Revolving Credit Loans of another Type (as provided in
Section 2.09 hereof) or Continue Revolving Credit Loans of one Type as Revolving Credit Loans of the same Type (as provided in Section 2.09 hereof).

          (b) Tranche A Term Loans. Each Tranche A Term Loan Lender severally agrees, on the terms and conditions of this Agreement, to make a term loan to the Company in Dollars on the Effective Date in an aggregate principal amount up to but not exceeding the amount of the Tranche A Term Loan Commitment of such Lender. Thereafter the Company may Convert Tranche A Term Loans of one Type into Tranche A Term Loans of another Type (as provided in Section 2.09 hereof) or Continue Tranche A Term Loans of one Type as Tranche A Term Loans of the same Type (as provided in Section 2.09 hereof).

          (c) Tranche B Term Loans. Each Tranche B Term Loan Lender severally agrees, on the terms and conditions of this Agreement, to make a term loan to the Company in Dollars on the Effective Date in an aggregate principal amount up to but not exceeding the amount of the Tranche B Term Loan Commitment of such Lender. Thereafter the Company may Convert Tranche B Term Loans of one Type into Tranche B Term Loans of another Type (as provided in Section 2.09 hereof) or Continue Tranche B Term Loans of one Type as Tranche B Term Loans of the same Type (as provided in Section 2.09 hereof).

          (d) Swingline Loans. The Swingline Lender agrees, on the terms and conditions of this Agreement, to make loans ("Swingline Loans") to the Company during the period from the date hereof to but excluding the date five Business Days prior to the Revolving Credit Commitment Termination Date in an aggregate amount at any one time outstanding up to but not exceeding its Swingline Commitment; provided that the aggregate principal amount of all Revolving Credit Loans and Swingline Loans together with all Letter of Credit Liabilities shall not at any time outstanding exceed the lesser of (i) the Borrowing Base and (ii) the aggregate amount of the Revolving Credit Commitments, as in effect from time to time. Subject to the terms of this Agreement, the Company may borrow, repay and reborrow the amount of the Swingline Commitment by means of Loans that bear interest at the Swingline Rate; provided that no Swingline Loan may be borrowed to repay an outstanding Swingline Loan.

          (e) Limit on Eurodollar Loans. No more than seven separate Interest Periods in respect of Eurodollar Loans of any Class from each Lender may be outstanding at any one time.

          (f) Continuation of Loans under Existing Credit Agreement. Notwithstanding anything herein to the contrary, any "Loan" (as defined in the Existing Credit Agreement) that is outstanding on the Effective Date and that is held by a "Lender" (as so defined) under the Existing Credit Agreement that is also a Lender hereunder shall be automatically, and without any further action on the part of any Person, converted to a Loan of the same Type hereunder of such Lender in the principal amount and bearing interest at the rate provided for therein, and for (if applicable) an Interest Period hereunder equal to the portion of the "Interest Period" (as so defined) under the Existing Credit Agreement remaining after the Effective Date; accrued interest in respect of each such Loan shall be paid on the date on which such interest would have been payable under the Existing Credit Agreement had such Loan remained outstanding thereunder. No amounts shall be payable under Section 5.05 of the Existing Credit Agreement in respect of any Eurodollar Loans so converted. The outstanding Loans of each "Lender" under the Existing Credit Agreement shall be reallocated among Classes hereunder so that such Loans shall first become Term Loans under this Agreement up to such Lender's Term Loan Commitment hereunder, and then, to the extent the aggregate principal amount of such Loans exceeds such Lender's Term Loan Commitment hereunder, Revolving Credit Loans. The principal of, interest on and all other amounts owing in respect of any outstanding "Loan" (as so defined) under the Existing Credit Agreement that is held by a "Lender" thereunder that is not also a Lender hereunder, or that is held by a "Lender" thereunder in excess of such Lender's pro rata share of outstanding Loans of such Class hereunder, shall be repaid in full on the Effective Date as provided in Section 7.01 hereof.

          2.02  Borrowings.

          (a) General. The Company shall give the Agent (which shall promptly notify the relevant Lenders) or, in the case of Swingline Loans, the Swingline Lender, notice of each borrowing hereunder as provided in Section 4.05 hereof, which notice may be delivered by telephone if followed promptly by notice in writing. Not later than 2:00 p.m. New York time on the date specified for each borrowing hereunder, each relevant Lender shall make available the amount of the Loan or Loans to be made by it on such date to the Agent, at any account designated by the Agent with Chase at the Principal Office, in immediately available funds, for account of the Company. The amount so received by the Agent shall, subject to the terms and conditions of this Agreement, be made available to the Company by depositing the same, in immediately available funds, in an account of the Company maintained with Chase at the Principal Office designated by the Company or by repaying any then outstanding Swingline Loan, as set forth in Section 2.02(b).

          (b) Borrowings to Repay Swingline Loans. Unless the Company has already given a notice of borrowing of Revolving Credit Loans to repay a Swingline Loan, if any Swingline Loan remains outstanding, at any time until the unpaid principal amount of such Swingline Loan shall have been paid in full, the Swingline Lender may, and the Company hereby irrevocably authorizes and empowers (which power is coupled with an interest) the Swingline Lender to, deliver, on behalf of the Company, to the Agent under Section 2.02(a) hereof a notice of borrowing of Revolving Credit Loans that are Base Rate Loans in an amount equal to the then unpaid principal amount of such Swingline Loan. In the event that the power of the Swingline Lender to give such notice of borrowing on behalf of the Company is terminated for any reason whatsoever (including, without limitation, a termination resulting from the occurrence of an event specified in clause (f) or (g) of Section 10 hereof with respect to the Company), or the Swingline Lender is otherwise precluded for any reason whatsoever from giving a notice of borrowing on behalf of the Company as provided in the preceding sentence, each Lender shall, upon notice from the Swingline Lender, promptly purchase from the Swingline Lender a participation in (or, if and to the extent specified by the Swingline Lender, an assignment of) such Swingline Loan in the amount of the Base Rate Loan it would have been obligated to make pursuant to such notice of borrowing.
Each Lender shall, not later than 4:00 p.m. New York time on the Business Day on which such notice is given (if such notice is given by 12:00 noon New York time) or 11:00 a.m. New York time on the next succeeding Business Day (if such notice is given after 12:00 p.m., but before 5:00 p.m., New York time), make available the amount of the Base Rate Loan to be made by it (or the amount of the participation or assignment to be purchased by it, as the case may be) to the Agent at the account specified in Section 2.02(a) hereof and the amount so received by the Agent shall promptly be made available to the Swingline Lender by remitting the same, in immediately available funds, to the Swingline Lender. Promptly following its receipt of any payment in respect of such Swingline Loans, the Swingline Lender shall pay to each Lender that has acquired a participation in such Swingline Loan such Lender's proportionate share of such payment. Anything in this Agreement to the contrary notwithstanding (including, without limitation, in Section 7.02 hereof), the obligation of each Lender to make its Base Rate Loan (or purchase its participation in or assignment of such Swingline Loan, as the case may be) pursuant to this Section 2.02(b) is unconditional under any and all circumstances whatsoever and shall not be subject to set-off, counterclaim or defense to payment that such Lender may have or have had against the Company, the Guarantor, the Agent, the Swingline Lender or any other Lender and, without limiting any of the foregoing, shall be unconditional irrespective of (i) the occurrence of any Default, (ii) the financial condition of the Company, any Subsidiary, the Guarantor, the Agent, the Swingline Lender or any other Lender or
(iii) the termination or cancellation of the Commitments; provided that no Lender shall be obligated to make any such Base Rate Loan (or to purchase any such participation or direct interest in the Swingline Loan) if (i) before the making of such Swingline Loan, such Lender had notified the Swingline Lender that a Default had occurred and was continuing and that such Lender would not refinance such Swingline Loan or (ii) to the extent (and only to the extent) that such Swingline Loan, together with all Revolving Credit Loans then outstanding at the time of the making of such Swingline Loan together with the aggregate amount of all outstanding Letter of Credit Liabilities exceeds the then aggregate amount of the Revolving Credit Commitments at the time of the making of such Swingline Loan.
The Company agrees that any Lender so purchasing a participation (or assignment) in such Swingline Loan may exercise all rights of set-off, bankers' lien, counterclaim or similar rights with respect to such participation as fully as if such Lender were a direct holder of a Swingline Loan in the amount of such participation. The Company hereby promises to pay the Agent for account of the Swingline Lender the entire outstanding principal amount of the Swingline Loans, and each such Swingline Loan shall mature, on the Revolving Credit Commitment Termination Date.

          2.03 Letters of Credit. Subject to the terms and conditions of this Agreement, the Revolving Credit Commitments may be utilized, upon the request of the Company, in addition to the Revolving Credit Loans provided for by Section 2.01(a) hereof, by the issuance by the Issuing Bank of letters of credit (collectively, "Letters of Credit") for account of the Company or any of its Subsidiaries (as specified by the Company) and payable in Dollars, provided that in no event shall (i) the aggregate amount of all Letter of Credit Liabilities plus the aggregate outstanding principal amount of the Revolving Credit Loans and the aggregate outstanding principal amount of the Swingline Loans, exceed the lesser of (x) the Borrowing Base and (y) the aggregate amount of the Revolving Credit Commitments as in effect from time to time, (ii) the outstanding aggregate amount of all Letter of Credit Liabilities exceed $90,000,000 and (iii) the expiration date of any Letter of Credit extend beyond the earlier of (I) the Revolving Credit Commitment Termination Date and
(II) except for any Letters of Credit issued to PNC Bank, National Association, with respect to its obligations under Letters of Credit A-301673 and A-301404 referred to in the Letter of Credit Chart set forth in Schedule I hereto and Letters of Credit replacing such letters of credit issued by PNC Bank, National Association, the date twelve months following the issuance of such Letter of Credit (or in the case of any renewal or extension thereof, twelve months after such renewal or extension). The following additional provisions shall apply to Letters of Credit:

          (a) The Company shall give the Agent at least three Business Days' irrevocable prior notice (effective upon receipt) specifying the Business Day (which shall be no later than thirty days preceding the Revolving Credit Commitment Termination Date) each Letter of Credit is to be issued and the account party or parties therefor and describing in reasonable detail the proposed terms of such Letter of Credit (including the beneficiary thereof) and the nature of the transactions or obligations proposed to be supported thereby (including whether such Letter of Credit is to be a commercial letter of credit or a standby letter of credit). Upon receipt of any such notice, the Agent shall advise the Issuing Bank of the contents thereof.

          (b) On each day during the period commencing with the issuance by the Issuing Bank of any Letter of Credit and until such Letter of Credit shall have expired or been terminated, the Revolving Credit Commitment of each Revolving Credit Lender shall be deemed to be utilized for all purposes of this Agreement in an amount equal to such Lender's Revolving Credit Commitment Percentage of the then undrawn amount of such Letter of Credit. Each Revolving Credit Lender (other than the Issuing Bank) agrees that, upon the issuance of any Letter of Credit hereunder, it shall automatically acquire a participation in the Issuing Bank's liability under such Letter of Credit in an amount equal to such Lender's Revolving Credit Commitment Percentage of such liability, and each Revolving Credit Lender (other than the Issuing Bank) thereby shall absolutely, unconditionally and irrevocably assume, as primary obligor and not as surety, and shall be unconditionally obligated to the Issuing Bank to pay and discharge when due, its Revolving Credit Commitment Percentage of the Issuing Bank's liability under such Letter of Credit.

          (c) Upon receipt from the beneficiary of any Letter of Credit of any demand for payment under such Letter of Credit, the Issuing Bank shall promptly notify the Company (through the Agent) of the amount to be paid by the Issuing Bank as a result of such demand and the date on which payment is to be made by the Issuing Bank to such beneficiary in respect of such demand. Notwithstanding the identity of the account party of any Letter of Credit, the Company hereby unconditionally agrees to pay and reimburse the Agent for account of the Issuing Bank for the amount of each demand for payment under such Letter of Credit that is in substantial compliance with the provisions of such Letter of Credit at or prior to the date on which payment is to be made by the Issuing Bank to the beneficiary thereunder, without presentment, demand, protest or other formalities of any kind.

          (d) Forthwith upon its receipt of a notice referred to in paragraph (c) of this Section 2.03, the Company shall advise the Agent whether or not the Company intends to borrow hereunder to finance its obligation to reimburse the Issuing Bank for the amount of the related demand for payment and, if it does, submit a notice of such borrowing as provided in Section 4.05 hereof. In the event that the Company fails to so advise the Agent, or if the Company fails to reimburse the Issuing Bank for a demand for payment under a Letter of Credit by the date of such payment, the Agent shall give each Revolving Credit Lender prompt notice of the demand for payment, specifying such Lender's Revolving Credit Commitment Percentage of the amount of the related demand for payment.

          (e) Each Revolving Credit Lender (other than the Issuing Bank) shall pay to the Agent for account of the Issuing Bank at the Principal Office in Dollars and in immediately available funds, the amount of such Lender's Revolving Credit Commitment Percentage of any payment under a Letter of Credit upon notice by the Issuing Bank (through the Agent) to such Revolving Credit Lender requesting such payment and specifying such amount, unless such payment under such Letter of Credit would not have been made but for the gross negligence or willful misconduct of the Issuing Bank. Each such Revolving Credit Lender's obligation to make such payment to the Agent for account of the Issuing Bank under this paragraph (e), and the Issuing Bank's right to receive the same, shall, subject to the preceding sentence, be absolute and unconditional and shall not be affected by any circumstance whatsoever, including, without limitation, the failure of any other Revolving Credit Lender to make its payment under this paragraph (e), the financial condition of any Obligor (or any other account party), the existence of any Default or the termination of the Commitments. Each such payment to the Issuing Bank shall be made without any offset, abatement, withholding or reduction whatsoever. If any Revolving Credit Lender shall default in its obligation to make any such payment to the Agent for account of the Issuing Bank, for so long as such default shall continue the Agent may, at the request of the Issuing Bank, withhold from any payments received by the Agent under this Agreement for account of such Revolving Credit Lender the amount so in default and, to the extent so withheld, pay the same to the Issuing Bank in satisfaction of such defaulted obligation.

          (f) Upon the making of each payment by a Revolving Credit Lender to the Issuing Bank pursuant to paragraph (e) above in respect of any Letter of Credit, such Lender shall, automatically and without any further action on the part of the Agent, the Issuing Bank or such Lender, acquire (i) a participation in an amount equal to such payment in the Reimbursement Obligation owing to the Issuing Bank by the Company hereunder and under the Letter of Credit Documents relating to such Letter of Credit and (ii) a participation in a percentage equal to such Lender's Revolving Credit Commitment Percentage in any interest or other amounts payable by the Company hereunder and under such Letter of Credit Documents in respect of such Reimbursement Obligation (other than the commissions, charges, costs and expenses payable to the Issuing Bank pursuant to paragraph (g) of this Section 2.03). Upon receipt by the Issuing Bank from or for account of the Company of any payment in respect of any Reimbursement Obligation or any such interest or other amount (including by way of setoff or application of proceeds of any collateral security) the Issuing Bank shall promptly pay to the Agent for account of each Revolving Credit Lender entitled thereto, such Revolving Credit Lender's Revolving Credit Commitment Percentage of such payment, each such payment by the Issuing Bank to be made in the same money and funds in which received by the Issuing Bank. In the event any payment received by the Issuing Bank and so paid to the Revolving Credit Lenders hereunder is rescinded or must otherwise be returned by the Issuing Bank, each Revolving Credit Lender shall, upon the request of the Issuing Bank (through the Agent), repay to the Issuing Bank (through the Agent) the amount of such payment paid to such Lender, with interest at the rate specified in paragraph (j) of this
     Section 2.03.

          (g) The Company shall pay to the Agent for account of each Revolving Credit Lender (ratably in accordance with their respective Revolving Credit Commitment Percentages) a letter of credit fee in respect of each Letter of Credit in an amount equal to a rate per annum equal to the Letter of Credit Fee Rate of the daily average undrawn amount of such Letter of Credit for the period from and including the date of issuance of such Letter of Credit (i) in the case of a Letter of Credit that expires in accordance with its terms, to and including such expiration date and (ii) in the case of a Letter of Credit that is drawn in full or is otherwise terminated other than on the stated expiration date of such Letter of Credit, to but excluding the date such Letter of Credit is drawn in full or is terminated (such fee to be non-refundable, to be paid in arrears on each Quarterly Date and on the Revolving Credit Commitment Termination Date and to be calculated for any day after giving effect to any payments made under such Letter of Credit on such day). In addition, the Company shall pay to the Agent for account of the Issuing Bank a fronting fee in respect of each Letter of Credit in an amount equal to 1/4 of 1% per annum of the daily average undrawn amount of such Letter of Credit for the period from and including the date of issuance of such Letter of Credit (i) in the case of a Letter of Credit that expires in accordance with its terms, to and including such expiration date and (ii) in the case of a Letter of Credit that is drawn in full or is otherwise terminated other than on the stated expiration date of such Letter of Credit, to but excluding the date such Letter of Credit is drawn in full or is terminated (such fee to be non-refundable, to be paid in arrears on each Quarterly Date and on the Revolving Credit Commitment Termination Date and to be calculated for any day after giving effect to any payments made under such Letter of Credit on such day) plus all commissions, charges, costs and expenses in the amounts customarily charged by the Issuing Bank from time to time in like circumstances with respect to the issuance of each Letter of Credit and drawings and other transactions relating thereto and as shown in fee schedules provided by the Issuing Bank to the Company.

          (h) Promptly following the end of each calendar month, the Issuing Bank shall deliver (through the Agent) to each Revolving Credit Lender and the Company a notice describing the aggregate amount of all Letters of Credit outstanding at the end of the month. Upon the request of any Revolving Credit Lender from time to time, the Issuing Bank shall deliver any information reasonably requested by such Lender with respect to each Letter of Credit then outstanding.

          (i) The issuance by the Issuing Bank of each Letter of Credit shall, in addition to the conditions precedent set forth in Section 7 hereof, be subject to the conditions precedent that (i) such Letter of Credit shall be in such form, contain such terms and support such transactions as shall be satisfactory to the Issuing Bank consistent with its then current practices and procedures with respect to letters of credit of the same type and (ii) the Company shall have executed and delivered such applications, agreements and other instruments relating to such Letter of Credit as the Issuing Bank shall have reasonably requested consistent with its then current practices and procedures with respect to letters of credit of the same type, provided that in the event of any conflict between any such application, agreement or other instrument and the provisions of this Agreement or any Security Document, the provisions of this Agreement and the Security Documents shall control.

          (j) To the extent that any Revolving Credit Lender shall fail to pay any amount required to be paid pursuant to paragraph (e) or (f) of this Section 2.03 on the due date therefor, such Lender shall pay interest to the Issuing Bank (through the Agent) on such amount from and including such due date to but excluding the date such payment is made at a rate per annum equal to the Federal Funds Rate, provided that if such Lender shall fail to make such payment to the Issuing Bank within three Business Days of such due date, then, retroactively to the due date, such Lender shall be obligated to pay interest on such amount at the Post-Default Rate.

          (k)  The issuance by the Issuing Bank of any
     modification or supplement to any Letter of Credit hereunder shall be subject to the same conditions applicable under this Section 2.03 to the issuance of new Letters of Credit, and no such modification or supplement shall be issued hereunder unless either (i) the respective Letter of Credit affected thereby would have complied with such conditions had it originally been issued hereunder in such modified or supplemented form or (ii) the Majority Revolving Credit Lenders (if such conditions could have been amended with the consent of the Majority Revolving Credit Lenders or all of the Revolving Credit Lenders (if such conditions could only have been amended with the consent of all Revolving Credit Lenders) shall have consented thereto.

          (l) Concurrently with the satisfaction of the conditions precedent set forth in Section 7.01 hereof, all letters of credit outstanding on the Effective Date under the Existing Credit Agreement shall be deemed to be Letters of Credit outstanding hereunder and the Revolving Credit Lenders shall, automatically and without further action on the part of the Agent, the Issuing Bank or such Revolving Credit Lenders, acquire a participation interest in each such letter of credit as if such letter of credit shall have been issued hereunder.

The Company hereby indemnifies and holds harmless each Revolving Credit Lender and the Agent from and against any and all claims, damages, losses, liabilities, costs or expenses that such Lender or the Agent may incur (or that may be claimed against such Lender or the Agent by any Person whatsoever) by reason of or in connection with the execution and delivery or transfer of or payment or refusal to pay by the Issuing Bank under any Letter of Credit; provided that the Company shall not be required to indemnify any Lender or the Agent for any claims, damages, losses, liabilities, costs or expenses to the extent, but only to the extent, caused by (x) the willful misconduct or gross negligence of the Issuing Bank in determining whether a request presented under any Letter of Credit complied with the terms of such Letter of Credit or (y) the Issuing Bank's failure to pay under any Letter of Credit after the presentation to it of a request strictly complying with the terms and conditions of such Letter of Credit. Nothing in this Section 2.03 is intended to limit the other obligations of the Company, any Lender, the Issuing Bank or the Agent under this Agreement.

          2.04  Changes of Commitments.

          (a) The Company shall have the right at any time or from time to time (i) to terminate or reduce the aggregate unused amount of the Term Loan Commitments, (ii) so long as no Revolving Credit Loans, Swingline Loans or Letter of Credit Liabilities are outstanding, to terminate the Revolving Credit Commitments and
(iii) to reduce the aggregate unused amount of the Revolving Credit Commitments (for which purpose use of the Revolving Credit Commitments shall be deemed to include the aggregate amount of Letter of Credit Liabilities); provided that (x) the Company shall give notice of each such termination or reduction as provided in Section 4.05 hereof, (y) each partial reduction shall be in an aggregate amount at least equal to $5,000,000 (or a larger multiple of $1,000,000) and (z) the aggregate amount of the Revolving Credit Commitments shall at no time be less than the aggregate outstanding principal amount of all Revolving Credit Loans, Swing Line Loans and Letter of Credit Liabilities.

          (b) Any portion of the Term Loan Commitments not used on the Effective Date shall terminate automatically at the close of business on the Effective Date.

          (c) The Company shall have the right to terminate or reduce the unused amount of the Swingline Commitment at any time or from time to time on not less than three Business Days' prior notice to the Agent (which shall promptly notify the Swingline Lender and each Lender) of each such termination or reduction, which notice shall specify the effective date thereof and the amount of any such reduction (which shall be in integral multiples of $100,000) and shall be irrevocable and effective only upon receipt by the Agent.

          (d)  The Commitments of any Class (including the
Swingline Commitment) once terminated or reduced may not be reinstated.

          2.05 Commitment Fee. The Company shall pay to the Agent for account of each Lender a commitment fee on the daily average unused amount of each Term Loan Commitment and Revolving Credit Commitment of such Lender (solely for which purpose the aggregate amount of any Letter of Credit Liabilities shall be deemed to be a pro rata (based on the Revolving Credit Commitments) use of each Lender's Revolving Credit Commitment and outstanding Swingline Loans shall not constitute the use of any Lender's Revolving Credit Commitment other than the Swingline Lender), for the period from and including the date of this Agreement to but not including the earlier of the date such Commitment terminates or is terminated, at a rate per annum for any period from and including the date on which the Company shall have delivered a certificate pursuant to clause (iii) of the last paragraph of Section 9.01 hereof demonstrating in reasonable detail (based upon financial statements for the fiscal period of the Guarantor most recently ended that have been delivered to the Lenders pursuant to Section 9.01(b) or (c) hereof or, in connection with the Lagasse Acquisition, on the Effective Date) that the Pricing Leverage Ratio, as of the end of the respective quarterly fiscal period or fiscal year, is within one of the ranges set forth below, to but excluding the date of delivery of the next such certificate, shall equal the percentage per annum set forth below:

                         Ratio                         Commitment
               Fee

               Greater than 3.5 to 1              .50%

               Less than or equal
               to 3.5 to 1                        .375%

; provided that, during any period when an Event of Default or Default in delivery of the certificate pursuant to clause (iii) of the last paragraph of Section 9.01 hereof shall have occurred and be continuing, such rate per annum shall be .50%; and provided, further, that until delivery of the first such certificate such rate per annum shall be .50%.

Accrued commitment fees on each Commitment shall be payable monthly on the last Business Day of each month and on the date such Commitment terminates or is terminated.

          2.06  Lending Offices.  The Loans of each Class and
Type made by each Lender shall be made and maintained at such Lender's Applicable Lending Office for Loans of such Class and
Type.

          2.07 Several Obligations; Remedies Independent. The failure of any Lender to make any Loan to be made by it on the date specified therefor shall not relieve any other Lender of its obligation to make its Loan on such date, but neither any Lender nor the Agent shall be responsible for the failure of any other Lender to make a Loan to be made by such other Lender, and (except as otherwise provided in Section 4.06 hereof) no Lender shall have any obligation to the Agent or any other Lender for the failure by such Lender to make any Loan required to be made by such Lender; provided that nothing in this sentence shall limit the recourse of the Company against such Lender. The amounts payable by the Company at any time hereunder to each Lender shall be a separate and independent debt and each Lender shall be entitled, subject to Section 10 hereof in the case of any acceleration of Indebtedness hereunder or termination of any Commitments, to protect and enforce its rights arising out of this Agreement, and it shall not be necessary for any other Lender or the Agent to consent to, or be joined as an additional party in, any proceedings for such purposes.

          2.08  Evidence of Debt; Registered Loans.

          (a) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Company to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

          (b) The Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Class and Type thereof and the Interest Period (if any) applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Company to each Lender hereunder and (iii) the amount of any sum received by the Agent hereunder for the account of the Lenders and each Lender's share thereof.

          (c) The entries made in the accounts maintained pursuant to paragraph (a) or (b) of this Section shall (absent manifest error) be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Company to repay the Loans in accordance with the terms of this Agreement.

          (d) Any Lender may request that Loans made by it be evidenced by a promissory note. In such event, the Company shall prepare, execute and deliver to such Lender a promissory note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Agent. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 12.05) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

          (e) Notwithstanding the foregoing, any Term Loan Lender that is not a U.S. Person and is not a "bank" within the meaning of Section 881(c)(3)(A) of the Code may request the Company (through the Agent), and the Company agrees thereupon, to record on the Register referred to in Section 12.06(g) hereof any Term Loans ("Registered Loans") held by such Lender under this Agreement. A Term Loan once recorded on the Register may not be removed from the Register so long as it remains outstanding.

          (f) Each "Lender" under the Existing Credit Agreement shall, as soon as practicable after the Effective Date, surrender to the Company for cancellation any "Notes" (as defined in the Existing Credit Agreement). No Loans hereunder shall be evidenced by such Notes (which shall be deemed cancelled) and all such Loans shall only be evidenced by the accounts referred to in
Section 2.08(a) hereof or the notes referred to in Section
2.08(d) hereof.

          2.09 Optional Prepayments and Conversions or Continuations of Loans. Subject to Section 4.04 hereof, the Company shall have the right to prepay Loans, or to Convert Revolving Credit Loans and Term Loans of one Type into Loans of another Type or Continue Revolving Credit Loans and Term Loans of one Type as Loans of the same Type, at any time or from time to time, provided that: (a) the Company shall give the Agent (or, in the case of the Swingline Loans, the Swingline Lender) notice of each such prepayment, Conversion or Continuation as provided in Section 4.05 hereof (and, upon the date specified in any such notice of prepayment, the amount to be prepaid shall become due and payable hereunder); (b) Eurodollar Loans may be Converted only on the last day of an Interest Period for such Loans;
(c) prepayments by the Company of the Term Loans shall be applied pro rata to the Tranche A Term Loans and the Tranche B Term Loans; (d) prepayments by the Company of any Class of Term Loans shall be applied to the remaining installments of such Term Loans pro rata; (e) if any Swingline Loan is outstanding, the Revolving Credit Loans may not be prepaid or converted; and (f) Swingline Loans may not be Continued. Notwithstanding the foregoing, and without limiting the rights and remedies of the Lenders under
Section 10 hereof, in the event that any Event of Default shall have occurred and be continuing, the Agent may (and at the request of the Majority Lenders shall) suspend the right of the Company to Convert any Loan into a Eurodollar Loan, or to Continue any Loan as a Eurodollar Loan, in which event all Loans shall be Converted (on the last day(s) of the respective Interest Periods therefor) or Continued, as the case may be, as Base Rate Loans.

          2.10  Mandatory Prepayments and Reductions of
Commitments.

          (a) Borrowing Base. Until the Revolving Credit Commitment Termination Date, the Company shall from time to time prepay the Revolving Credit Loans and Swingline Loans (and/or provide cover for Letter of Credit Liabilities as specified in paragraph (h) below) in such amounts as shall be necessary so that at all times the sum of the aggregate outstanding amount of the Revolving Credit Loans, the aggregate outstanding amount of Swingline Loans and the outstanding Letter of Credit Liabilities shall not exceed the Borrowing Base, such amount to be applied, first, to Swingline Loans outstanding and, second, to Revolving Credit Loans outstanding and, third, as cover for Letter of Credit Liabilities outstanding.

          (b) Annual Cleanup. The Company shall from time to time prior to the Revolving Credit Commitment Termination Date prepay the Revolving Credit Loans and the Swingline Loans in such amounts as shall be necessary so that, for a period of at least 30 consecutive days in each fiscal year of the Company, the aggregate outstanding principal amount of the Revolving Credit Loans together with the aggregate outstanding principal amount of the Swingline Loans shall not exceed $250,000,000 or such other greater amount as the Majority Lenders shall have agreed to, after consideration thereof in good faith.

          (c) Excess Cash Flow. Not later than the date 90 days after the end of each fiscal year of the Company ending after the date hereof, the Company shall prepay Loans (and/or provide cover for Letter of Credit Liabilities as specified in paragraph (h) below), and the Commitments shall be subject to automatic reduction, without prepayment or commitment reduction premium other than any amounts payable pursuant to Section 5.05 hereof, in an aggregate amount equal to the excess of (A) the Required Percentage (as defined below) of Excess Cash Flow for such fiscal year over (B) the aggregate amount of prepayments of Term Loans made during such fiscal year pursuant to Section 2.09 hereof and, after the payment in full of the Term Loans, the aggregate amount of voluntary reductions of Revolving Credit Commitments made during such fiscal year pursuant to Section 2.04(c) hereof, such prepayment and reduction to be effected in each case in the manner and to the extent specified in paragraph (g) of this
Section 2.10. "Required Percentage" of Excess Cash Flow for any fiscal year shall mean (i) if the Debt to Cash Flow Ratio as of the last day of such fiscal year is less than 3 to 1, 50% and
(ii) otherwise, 75%.

          (d) Equity Issuance. If, at any time after the Effective Date, the Guarantor or any of its Subsidiaries shall receive Net Available Proceeds from one or more Equity Issuances, including all prior Equity Issuances as to which a prepayment has not yet been made under this Section 2.10(d), the Company shall, within three Business Days of receipt of such Net Available Proceeds, prepay Loans (and/or provide cover for Letter of Credit Liabilities as specified in paragraph (h) below), and the Commitments shall be subject to automatic reduction, in an aggregate amount equal to the aggregate amount of such Available Equity Proceeds, such prepayment to be effected in each case in the manner and to the extent specified in paragraph (g) of this
Section 2.10; provided that notwithstanding the foregoing, the Guarantor may (x) within 90 days from the receipt thereof use up to $50,000,000 (or such lesser amount as shall equal the difference between $50,000,000 and the amount of Net Available Proceeds received from any Equity Issuance (other than the Primary Offering) not applied to a prepayment under this Section 2.10(d)) of Net Available Proceeds to finance Permitted Acquisitions, (y) apply Net Available Proceeds from the Primary Offering in accordance with Section 9.09(d) hereof and (z) receive up to $15,000,000 in Net Available Proceeds from issuing equity to satisfy its obligations under warrants and stock options without having to prepay Loans.

          (e) Sale of Assets. Without limiting the obligation of the Company to obtain the consent of the Majority Lenders pursuant to Section 9.05 hereof to any Disposition not otherwise permitted hereunder, in the event that the Net Available Proceeds of any Disposition (herein, the "Current Disposition"), and of all prior Dispositions as to which a prepayment has not yet been made under this Section 2.10(e), shall exceed $15,000,000 then, no later than five Business Days prior to the occurrence of the Current Disposition, the Company will deliver to the Lenders a statement, certified by a Responsible Officer of the Company, in form and detail satisfactory to the Agent, of the amount of the anticipated Net Available Proceeds of the Current Disposition and of all such prior Dispositions as to which a prepayment has not yet been made under this Section 2.10(e) and will prepay, upon receipt of such Net Available Proceeds, Loans (and/or provide cover for Letter of Credit Liabilities as specified in paragraph (h) below), and the Commitments shall be subject to automatic reduction, in an aggregate amount equal to 100% of the Net Available Proceeds of the Current Disposition and such prior Dispositions as to which a prepayment has not been made under this Section 2.10(e) in excess of $15,000,000, such prepayment and reduction to be effected in each case in the manner and to the extent specified in paragraph (g) of this Section 2.10. Notwithstanding the foregoing, the Disposition for fair value of any Part A Property shall not be a "Disposition" for purposes of the preceding sentence. If, however, any Part B Property is disposed of within one year prior to or after the Disposition of Part A Property located in the same geographical area, the Company shall, within one year of the last of such Dispositions, apply the Net Available Proceeds of such Dispositions to (i) the purchase or construction of a replacement facility or (ii) the prepayment of the Loans (and/or the provision of cover for Letter of Credit Liabilities as specified in paragraph (h) below) and the reduction of Commitments as provided above.

          (f) Casualty Events. After the occurrence of any Casualty Event (other than any Casualty Event with respect only to Property covered by the Mortgages) resulting in a loss in excess of $500,000, the Company shall give prompt notice thereof to the Agent and the Lenders. If no Default has occurred and is continuing, the Company may, at its option, to be exercised by delivery of notice to the Agent and the Lenders within four months of such Casualty Event, elect to apply the Net Available Proceeds of such Casualty Event to either (i) the repair or replacement of the Property affected thereby or (ii) the prepayment of the Loans (and/or the provision of cover for Letter of Credit Liabilities as specified in paragraph (g) of this
Section 2.10). If a Default has occurred and is continuing, or if the Company fails to make such an election within four months from the date of any such Casualty Event, such Net Available Proceeds shall automatically be applied to the prepayment of the Loans (and/or the provision of cover for Letter of Credit Liabilities as specified in paragraph (g) of this Section 2.10). If the Company elects to so repair or replace the Property subject to such Casualty Event, the Net Available Proceeds of such Casualty Event in excess of $500,000 shall be held by the Agent to be applied to such repair or replacement and advanced to the Company in periodic installments upon compliance by the Company with such reasonable conditions as may be imposed by the Agent, including, but not limited to, reasonable retentions and lien releases. Interest, if any, actually earned on any Net Available Proceeds held by the Agent shall be credited to such Net Available Proceeds, for the benefit of the Company.

          (g) Application. Prepayments and reductions of Commitments described in the above paragraphs of this
Section 2.10 (other than in paragraph (a) or (b) above) shall be effected as follows:

          (i) first, the amount of the prepayment specified in such paragraphs shall be applied to the Term Loans, pro rata between each Class of Term Loans and, as to each Class, pro rata to the remaining installments thereof; and

         (ii) second, the Revolving Credit Commitments shall be automatically reduced in an amount equal to the amount by which the aggregate amount of the prepayments and reductions of Commitments provided for in paragraphs (c), (d), (e) and
     (f) above exceed any excess over the amount referred to in the foregoing clause (i) (and to the extent that, after giving effect to such reduction of Commitments, the aggregate principal amount of Revolving Credit Loans, together with the aggregate principal amount of the Swingline Loans and the aggregate amount of all Letter of Credit Liabilities, would exceed the Revolving Credit Commitments, the Company shall, first, prepay Swingline Loans, second, prepay Revolving Credit Loans and, third, provide cover for Letter of Credit Liabilities as specified in paragraph (h) below, in an aggregate amount equal to such excess).

          (h) Cover for Letter of Credit Liabilities. In the event that the Company shall be required pursuant to this
Section 2.10, or pursuant to Section 10 hereof, to provide cover for Letter of Credit Liabilities, the Company shall effect the same by paying to the Agent immediately available funds in an amount equal to the required amount, which funds shall be retained by the Agent in the Collateral Account (as provided therein as collateral security in the first instance for the Letter of Credit Liabilities) until such time as the Letters of Credit shall have been terminated and all of the Letter of Credit Liabilities paid in full.

          Section 3.  Payments of Principal and Interest.

          3.01  Repayment of Loans.

          (a) Revolving Credit Loans. The Company hereby promises to pay to the Agent for account of each Revolving Credit Lender the entire outstanding principal amount of such Lender's Revolving Credit Loans, and each Revolving Credit Loan shall mature, on the Revolving Credit Commitment Termination Date.

          (b) Tranche A Term Loans. The Company hereby promises to pay to the Agent for account of the Tranche A Term Loan Lenders the aggregate principal amount of the Tranche A Term Loans in twenty (20) consecutive installments payable on each Quarterly Date, beginning on December 31, 1996, the first four
(4) of which shall each be in the aggregate amount of $5,625,000, the next four (4) of which shall each be in the aggregate amount of $6,250,000, the next four (4) of which shall each be in the aggregate amount of $7,500,000, the next four (4) of which shall each be in the aggregate amount of $8,750,000 and the last four
(4) of which shall each be in the aggregate amount of $9,375,000.

          (c) Tranche B Term Loans. The Company hereby promises to pay to the Agent for account of the Tranche B Term Loan Lenders the aggregate principal amount of the Tranche B Term Loans in twenty-eight (28) consecutive quarterly installments payable on each Quarterly Date beginning December 31, 1996, the first twenty (20) of which shall each be in the aggregate amount of $250,000 and the last eight (8) of which shall each be in the aggregate amount of $7,500,000.

          3.02 Interest. The Company hereby promises to pay to the Agent for account of each Lender interest on the unpaid principal amount of each Loan (including any Swingline Loan) made by such Lender for the period from and including the date of such Loan to but excluding the date such Loan shall be paid in full, at the following rates per annum:

          (a)  during such periods as such Loan is a Base Rate
     Loan (other than a Swingline Loan), the Base Rate (as in effect from time to time) plus the Applicable Margin,

          (b)  during such periods as such Loan is a Eurodollar
     Loan, for each Interest Period relating thereto, the Eurodollar Rate for such Loan for such Interest Period plus the Applicable Margin, and

          (c) if such Loan is a Swingline Loan, the Swingline
     Rate (as in effect from time to time) plus the Applicable
     Margin (determined as if such Swingline Loans were Revolving
     Credit Loans that were Base Rate Loans).

Notwithstanding the foregoing, the Company hereby promises to pay to the Agent for account of each Lender interest at the applicable Post-Default Rate on any principal of any Loan made by such Lender, on any Reimbursement Obligation owed to such Lender and on any other amount payable by the Company hereunder to or for account of such Lender, that shall not be paid in full when due (whether at stated maturity, by acceleration, by mandatory prepayment or otherwise), for the period from and including the due date thereof to but excluding the date the same is paid in full. Accrued interest on each Loan shall be payable (i) in the case of a Base Rate Loan, quarterly on the Quarterly Dates,
(ii) in the case of a Eurodollar Loan, on the last day of each Interest Period therefor and, if such Interest Period is longer than three months, at three-month intervals following the first day of such Interest Period, (iii) in the case of a Swingline Loan, on the last day of each calendar month during which such Swingline Loan shall be outstanding, and (iv) in the case of any Loan (including any Swingline Loan), upon the payment or prepayment thereof or the Conversion of such Loan to a Loan of another Type (but only on the principal amount so paid, prepaid or Converted), except that interest payable at the Post-Default Rate shall be payable from time to time on demand. Promptly after the determination of any interest rate provided for herein or any change therein, the Agent shall give notice thereof to the Lenders to which such interest is payable and to the Company.

        Section 4.  Payments; Pro Rata Treatment; Computations; Etc.

          4.01  Payments.

          (a) Except to the extent otherwise provided herein, all payments of principal, interest, Reimbursement Obligations and other amounts to be made by the Obligors under this Agreement, and, except to the extent otherwise provided therein, all payments to be made by the Obligors under any other Basic Document, shall be made in Dollars, in immediately available funds, without deduction, set-off or counterclaim, to the Agent at an account designated by the Agent with Chase at the Principal Office, not later than 1:00 p.m. New York time on the date on which such payment shall become due (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Business Day).

          (b) Any Lender for whose account any such payment is to be made may (but shall not be obligated to) debit the amount of any such payment that is not made by such time to any ordinary deposit account of either Obligor with such Lender (with notice to such Obligor and the Agent).

          (c) Each Obligor shall, at the time of making each payment under this Agreement for account of any Lender, specify to the Agent (which shall so notify the intended recipient(s) thereof) the Loans, Reimbursement Obligations or other amounts payable hereunder to which such payment is to be applied (and in the event that such Obligor fails to so specify, or if an Event of Default has occurred and is continuing, such payment shall be, subject to Section 4.02 hereof, applied first to the Swingline Lender (to the extent any amounts are then due and payable to the Swingline Lender on account of any Swingline Loan) and then in payment of amounts due under this Agreement in such manner as the Agent or the Majority Lenders, subject to Section 4.02 hereof, may determine to be appropriate).

          (d) Except to the extent otherwise provided in the last sentence of Section 2.03(e) hereof, each payment received by the Agent under this Agreement for account of any Lender shall be paid by the Agent promptly to such Lender, in immediately available funds, for account of such Lender's Applicable Lending Office for the Loan or other obligation in respect of which such payment is made.

          (e) Except to the extent otherwise provided herein, if the due date of any payment under this Agreement would otherwise fall on a day that is not a Business Day, such date shall be extended to the next succeeding Business Day, and interest shall be payable for any principal so extended for the period of such extension.

          4.02 Pro Rata Treatment. Except to the extent otherwise provided herein: (a) each borrowing of Loans of a particular Class from the Lenders under Section 2.01 hereof shall be made from the relevant Lenders, each payment of commitment fee under Section 2.05 hereof in respect of the Commitments of a particular Class shall be made for account of the relevant Lenders, and each termination or reduction of the amount of the Commitments of a particular Class under Section 2.04 hereof shall be applied to the respective Commitments of such Class of the relevant Lenders, pro rata according to the amounts of their respective Commitments of such Class; (b) except as otherwise provided in Section 5.04 hereof, Eurodollar Loans of any Class having the same Interest Period shall be allocated pro rata among the relevant Lenders according to the amounts of their respective Revolving Credit and Term Loan Commitments (in the case of the making of Loans and Revolving Credit Loans made to refinance Swingline Loans) or their respective Revolving Credit and Term Loans (in the case of Conversions and Continuations of Loans);
(c) each payment or prepayment of principal of Loans of a particular Class shall be made for account of the relevant Lenders pro rata in accordance with the respective unpaid principal amounts of the Loans of such Class held by them; and
(d) each payment of interest on Loans of a particular Class shall be made for account of the relevant Lenders pro rata in accordance with the amounts of interest on such Loans then due and payable to the respective Lenders. Notwithstanding the foregoing, borrowings, payments and prepayments of Swingline Loans shall be made without regard to the foregoing provisions of this Section 4.02.

          4.03 Computations. Interest on Eurodollar Loans and Reimbursement Obligations and commitment fees and letter of credit fees shall be computed on the basis of a year of 360 days and actual days elapsed (including the first day but, except as otherwise provided in Section 2.03(g) hereof, excluding the last day) occurring in the period for which payable and interest on Base Rate Loans shall be computed on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed (including the first day but excluding the last day) occurring in the period for which payable. Notwithstanding the foregoing, for each day that the Base Rate is calculated by reference to the Federal Funds Rate, interest on Base Rate Loans shall be computed on the basis of a year of 360 days and actual days elapsed.

          4.04  Minimum Amounts.  Except for mandatory
prepayments made pursuant to Section 2.10 hereof and Conversions or prepayments made pursuant to Section 5.04 hereof, and each borrowing, Conversion and partial prepayment of principal of Loans (other than Swingline Loans and Revolving Credit Loans made to refinance Swingline Loans) shall be in an aggregate amount at least equal to $5,000,000 or a larger multiple of $1,000,000 (borrowings, Conversions or prepayments of or into Loans of different Types or, in the case of Eurodollar Loans, having different Interest Periods at the same time hereunder to be deemed separate borrowings, Conversions and prepayments for purposes of the foregoing, one for each Type or Interest Period), provided that the aggregate principal amount of Eurodollar Loans having the same Interest Period shall be in an amount at least equal to $10,000,000 or a larger multiple of $1,000,000 and, if any Eurodollar Loans would otherwise be in a lesser principal amount for any period, such Loans shall be Base Rate Loans during such period. Each borrowing of Swingline Loans pursuant to
Section 2.01(d) hereof shall be in an aggregate amount at least equal to $500,000 or in multiples of $100,000 in excess thereof and each partial prepayment of Swingline Loans shall be in an aggregate amount at least equal to $100,000 or in multiples of $100,000 in excess thereof.

          4.05 Certain Notices. Notices by the Company to the Agent of terminations or reductions of the Commitments, of borrowings, Conversions, Continuations and optional prepayments of Loans and of Classes of Loans, of Types of Loans and of the duration of Interest Periods shall be irrevocable and shall be effective only if received by the Agent (or the Swingline Lender, as the case may be) not later than 11:00 a.m. (in the case of notices in respect of Eurodollar Loans), 12:00 noon (in the case of notices in respect of Base Rate Loans) and 2:00 p.m. (in the case of notices in respect of Swingline Loans), New York time, on the number of Business Days prior to the date of the relevant termination, reduction, borrowing, Conversion, Continuation or prepayment or the first day of such Interest Period specified below:

                                             Number of
                                              Business
          Notice                             Days Prior

     Termination or reduction
     of Commitments                               3

     Borrowing or prepayment of,
     or Conversions into,
     Base Rate Loans                              same day

     Borrowing or prepayment of,
     Conversions into, Continuations
     as, or duration of Interest
     Period for, Eurodollar Loans                 3

     Borrowing or prepayment of
     Swingline Loans or termination
     or reduction of Swingline
     Commitment                                   same day

Each such notice of termination or reduction shall specify the amount and the Class of the Commitments to be terminated or reduced. Each such notice of borrowing, Conversion, Continuation or optional prepayment shall specify the Class of Loans to be borrowed, Converted, Continued or prepaid and the amount (subject to Section 4.04 hereof) and Type of each Loan to be borrowed, Converted, Continued or prepaid and the date of borrowing, Conversion, Continuation or optional prepayment (which shall be a Business Day). Each such notice of the duration of an Interest Period shall specify the Loans to which such Interest Period is to relate. The Agent shall promptly notify the Lenders of the contents of each such notice. In the event that the Company fails to select the Type of Loan, or the duration of any Interest Period for any Eurodollar Loan, within the time period and otherwise as provided in this Section 4.05, such Loan (if outstanding as a Eurodollar Loan) will be automatically Converted into a Base Rate Loan on the last day of the then current Interest Period for such Loan or (if outstanding as a Base Rate
Loan) will remain as, or (if not then outstanding) will be made as, a Base Rate Loan.

          4.06 Non-Receipt of Funds by the Agent. Unless the Agent shall have been notified by a Lender or the Company (the "Payor") prior to the date on which the Payor is to make payment to the Agent of (in the case of a Lender) the proceeds of a Loan to be made by such Lender hereunder or (in the case of the Company) a payment to the Agent for account of one or more of the Lenders hereunder (such payment being herein called the "Required Payment"), which notice shall be effective upon receipt, that the Payor does not intend to make the Required Payment to the Agent, the Agent may assume that the Required Payment has been made and may, in reliance upon such assumption (but shall not be required to), make the amount thereof available to the intended recipient(s) on such date; and, if the Payor has not in fact made the Required Payment to the Agent, the recipient(s) of such payment shall, on demand, repay to the Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date (the "Advance Date") such amount was so made available by the Agent until the date the Agent recovers such amount at a rate per annum equal to the Federal Funds Rate for such day and, if such recipient(s) shall fail promptly to make such payment, the Agent shall be entitled to recover such amount, on demand, from the Payor, together with interest as aforesaid, provided that if neither the recipient(s) nor the Payor shall return the Required Payment to the Agent within three Business Days of the Advance Date, then, retroactively to the Advance Date, the Payor and the recipient(s) shall each be obligated to pay interest on the Required Payment as follows:

          (i) if the Required Payment shall represent a payment to be made by the Company to the Lenders, the Company and the recipient(s) shall each be obligated retroactively to the Advance Date to pay interest in respect of the Required Payment at the Post-Default Rate (without duplication of the obligation of the Company under Section 3.02 hereof to pay interest on the Required Payment at the Post-Default Rate), it being understood that the return by the recipient(s) of the Required Payment to the Agent shall not limit such obligation of the Company under said Section 3.02 to pay interest at the Post-Default Rate in respect of the Required Payment and

         (ii) if the Required Payment shall represent proceeds of a Loan to be made by the Lenders to the Company, the Payor and the Company shall each be obligated retroactively to the Advance Date to pay interest in respect of the Required Payment pursuant to Section 3.02 hereof, it being understood that the return by the Company of the Required Payment to the Agent shall not limit any claim the Company may have against the Payor in respect of such Required Payment.

          4.07  Sharing of Payments, Etc.

          (a) Each Obligor agrees that, in addition to (and without limitation of) any right of set-off, banker's lien or counterclaim a Lender may otherwise have, each Lender shall be entitled, at its option (to the fullest extent permitted by law), to set off and apply any deposit (general or special, time or demand, provisional or final), or other indebtedness, held by it for the credit or account of such Obligor at any of its offices, in Dollars or in any other currency, against any principal of or interest on any of such Lender's Loans, Reimbursement Obligations or any other amount payable to such Lender hereunder, that is not paid when due (regardless of whether such deposit or other indebtedness are then due to such Obligor), in which case it shall promptly notify such Obligor and the Agent thereof, provided that such Lender's failure to give such notice shall not affect the validity thereof.

          (b) If any Lender shall obtain from any Obligor payment of any principal of or interest on any Loan of any Class or Letter of Credit Liability owing to it or in respect of its interest in any Swingline Loan or payment of any other amount under this Agreement or any other Basic Document through the exercise of any right of set-off, banker's lien or counterclaim or similar right or otherwise (other than from the Agent as provided herein), and, as a result of such payment, such Lender shall have received a greater percentage of the principal of or interest on the Loans of such Class or Letter of Credit Liabilities or in respect of its interest in any Swingline Loan or such other amounts then due hereunder or thereunder by such Obligor to such Lender than the percentage received by any other Lender, it shall promptly purchase from such other Lenders participations in (or, if and to the extent specified by such Lender, direct interests in) the Loans of such Class or Letter of Credit Liabilities or such other amounts, respectively, owing to such other Lenders (or in interest due thereon, as the case may be) in such amounts, and make such other adjustments from time to time as shall be equitable, to the end that all the Lenders shall share the benefit of such excess payment (net of any expenses that may be incurred by such Lender in obtaining or preserving such excess payment) pro rata in accordance with the unpaid principal of and/or interest on the Loans of such Class, interest in the Swingline Loans or Letter of Credit Liabilities or such other amounts, respectively, owing to each of the Lenders. To such end all the Lenders shall make appropriate adjustments among themselves (by the resale of participations sold or otherwise) if such payment is rescinded or must otherwise be restored.

          (c) Each Obligor agrees that any Lender so purchasing such a participation (or direct interest) may exercise all rights of set-off, banker's lien, counterclaim or similar rights with respect to such participation as fully as if such Lender were a direct holder of Loans or other amounts (as the case may be) owing to such Lender in the amount of such participation.

          (d) Nothing contained herein shall require any Lender to exercise any such right or shall affect the right of any Lender to exercise, and retain the benefits of exercising, any such right with respect to any other indebtedness or obligation of any Obligor. If, under any applicable bankruptcy, insolvency or other similar law, any Lender receives a secured claim in lieu of a set-off to which this Section 4.07 applies, such Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lenders entitled under this Section 4.07 to share in the benefits of any recovery on such secured claim.

          Section 5.  Yield Protection, Etc.

          5.01  Additional Costs.

          (a) The Company shall pay directly to each Lender from time to time such amounts as such Lender may determine to be reasonably necessary to compensate such Lender for any costs that such Lender determines, in good faith, are attributable to its making or maintaining of any Eurodollar Loans or its obligation to make any Eurodollar Loans hereunder, or any reduction in any amount receivable by such Lender hereunder in respect of any of such Eurodollar Loans or such obligation (such increases in costs and reductions in amounts receivable being herein called "Additional Costs"), resulting from any Regulatory Change that:

          (i) shall subject any Lender (or its Applicable Lending Office for any of such Loans) to any tax, duty or other charge in respect of such Loans or changes the basis of taxation of any amounts payable to such Lender under this Agreement in respect of any of such Loans (excluding changes in the rate of tax on the overall net income of such Lender or of such Applicable Lending Office by the jurisdiction in which such Lender has its principal office or such Applicable Lending Office); or

         (ii) imposes or modifies any reserve, special deposit or similar requirements (other than the Reserve Requirement utilized in the determination of the Eurodollar Rate for such Loan) relating to any extensions of credit or other assets of, or any deposits with or other liabilities of, such Lender (including, without limitation, any of such Loans or any deposits referred to in the definition of "Eurodollar Base Rate" in Section 1.01 hereof), or any commitment of such Lender (including, without limitation, the Commitments of such Lender hereunder); or

        (iii) imposes any other condition affecting this Agreement (or any of such extensions of credit or liabilities) or its Commitments.

If any Lender requests compensation from the Company under this
Section 5.01(a), the Company may, by notice to such Lender (with a copy to the Agent), suspend the obligation of such Lender thereafter to make or Continue Eurodollar Loans, or to Convert Base Rate Loans into Eurodollar Loans, until the Regulatory Change giving rise to such request ceases to be in effect (in which case the provisions of Section 5.04 hereof shall be applicable), provided that such suspension shall not affect the right of such Lender to receive the compensation so requested.

          (b) Without limiting the effect of the provisions of paragraph (a) of this Section 5.01 (but without duplication), in the event that, by reason of any Regulatory Change, any Lender either (i) incurs Additional Costs based on or measured by the excess above a specified level of the amount of a category of deposits or other liabilities of such Lender that includes deposits by reference to which the interest rate on Eurodollar Loans is determined as provided in this Agreement or a category of extensions of credit or other assets of such Lender that includes Eurodollar Loans or (ii) becomes subject to restrictions on the amount of such a category of liabilities or assets that it may hold, then, if such Lender so elects by notice to the Company (with a copy to the Agent), the obligation of such Lender to make or Continue, or to Convert Base Rate Loans into, Eurodollar Loans hereunder shall be suspended until such Regulatory Change ceases to be in effect (in which case the provisions of Section 5.04 hereof shall be applicable).

          (c) Without limiting the effect of the foregoing provisions of this Section 5.01 (but without duplication), the Company shall pay directly to each Lender from time to time on request such amounts as such Lender may determine to be necessary to compensate such Lender (or, without duplication, the bank holding company of which such Lender is a subsidiary) for any costs that it determines are attributable to the maintenance by such Lender (or any Applicable Lending Office or such bank holding company), pursuant to any law or regulation or any interpretation, directive or request (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) of any court or governmental or monetary authority
(i) following any Regulatory Change or (ii) implementing any risk-based capital guideline or other requirement (whether or not having the force of law and whether or not the failure to comply therewith would be unlawful) hereafter issued by any government or governmental or supervisory authority implementing at the national level the Basle Accord (including, without limitation, the Final Risk-Based Capital Guidelines of the Board of Governors of the Federal Reserve System (12 C.F.R. Part 208, Appendix A;
12 C.F.R. Part 225, Appendix A) and the Final Risk-Based Capital Guidelines of the Office of the Comptroller of the Currency
(12 C.F.R. Part 3, Appendix A)), of capital in respect of its Commitments or Loans (such compensation to include, without limitation, an amount equal to any reduction of the rate of return on assets or equity of such Lender (or any Applicable Lending Office or such bank holding company) to a level below that which such Lender (or any Applicable Lending Office or such bank holding company) could have achieved but for such law, regulation, interpretation, directive or request). For purposes of this Section 5.01(c) and Section 5.06 hereof, "Basle Accord" shall mean the proposals for risk-based capital framework described by the Basle Committee on Banking Regulations and Supervisory Practices in its paper entitled "International Convergence of Capital Measurement and Capital Standards" dated July 1988, as amended, modified and supplemented and in effect from time to time or any replacement thereof.

          (d) Each Lender shall notify the Company of any event occurring after the date hereof entitling such Lender to compensation under paragraph (a) or (c) of this Section 5.01 as promptly as practicable, but in any event within 45 days, after such Lender obtains actual knowledge thereof; provided that
(i) if any Lender fails to give such notice within 45 days after it obtains actual knowledge of such an event, such Lender shall, with respect to compensation payable pursuant to this
Section 5.01 in respect of any costs resulting from such event, only be entitled to payment under this Section 5.01 for costs incurred from and after the date 45 days prior to the date that such Lender does give such notice and (ii) each Lender will designate a different Applicable Lending Office for the Loans of such Lender affected by such event if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the sole opinion of such Lender, be disadvantageous to such Lender, except that such Lender shall have no obligation to designate an Applicable Lending Office located in the United States of America. Each Lender will furnish to the Company a certificate setting forth the basis and amount of each request by such Lender for compensation under paragraph (a) or (c) of this
Section 5.01. Determinations and allocations by any Lender for purposes of this Section 5.01 of the effect of any Regulatory Change pursuant to paragraph (a) or (b) of this Section 5.01, or of the effect of capital maintained pursuant to paragraph (c) of this Section 5.01, on its costs or rate of return of maintaining Loans or its obligation to make Loans, or on amounts receivable by it in respect of Loans, and of the amounts required to compensate such Lender under this Section 5.01, shall be conclusive, provided that such determinations and allocations are made on a good faith reasonable basis.

          5.02 Limitation on Types of Loans. Anything herein to the contrary notwithstanding, if, on or prior to the determination of any Eurodollar Base Rate for any Interest
Period:

          (a) the Agent determines, which determination shall be conclusive if made in good faith, that quotations of interest rates for the relevant deposits referred to in the definition of "Eurodollar Base Rate" in Section 1.01 hereof are not being provided in the relevant amounts or for the relevant maturities for purposes of determining rates of interest for Eurodollar Loans as provided herein; or

          (b) if the related Loans are Revolving Credit Loans, the Majority Revolving Credit Lenders or, if the related Loans are Term Loans, the Majority Term Lenders determine, which determination shall be conclusive if made in good faith, and notify the Agent that the relevant rates of interest referred to in the definition of "Eurodollar Base Rate" in Section 1.01 hereof upon the basis of which the rate of interest for Eurodollar Loans for such Interest Period is to be determined are not likely adequately to cover the cost to such Lenders of making or maintaining Eurodollar Loans for such Interest Period;

then the Agent shall give the Company and each Lender prompt notice thereof and, so long as such condition remains in effect, the Lenders shall be under no obligation to make additional Eurodollar Loans, to Continue Eurodollar Loans or to Convert Base Rate Loans into Eurodollar Loans, and the Company shall, on the last day(s) of the then current Interest Period(s) for the outstanding Eurodollar Loans, either prepay such Loans or Convert such Loans into Base Rate Loans in accordance with Section 2.09 hereof.

          5.03 Illegality. Notwithstanding any other provision of this Agreement, in the event that it becomes unlawful for any Lender or its Applicable Lending Office to honor its obligation to make or maintain Eurodollar Loans hereunder (and, in the sole opinion of such Lender, the designation of a different Applicable Lending Office would either not avoid such unlawfulness or would be disadvantageous to such Lender), then such Lender shall promptly notify the Company thereof (with a copy to the Agent) and such Lender's obligation to make or Continue, or to Convert Loans of any other Type into, Eurodollar Loans shall be suspended until such time as such Lender may again make and maintain Eurodollar Loans (in which case the provisions of Section 5.04 hereof shall be applicable).

          5.04 Treatment of Affected Loans. If the obligation of any Lender to make Eurodollar Loans or to Continue, or to Convert Base Rate Loans into, Eurodollar Loans shall be suspended pursuant to Section 5.01 or 5.03 hereof, such Lender's Eurodollar Loans shall be automatically Converted into Base Rate Loans on the last day(s) of the then current Interest Period(s) for Eurodollar Loans (or, in the case of a Conversion required by Section 5.01(b) or 5.03 hereof, on such earlier date as such Lender may specify to the Company with a copy to the Agent) and, unless and until such Lender gives notice as provided below that the circumstances specified in Section 5.01 or 5.03 hereof that gave rise to such Conversion no longer exist:

          (a) to the extent that such Lender's Eurodollar Loans have been so Converted, all payments and prepayments of principal that would otherwise be applied to such Lender's Eurodollar Loans shall be applied instead to its Base Rate Loans; and

          (b) all Loans that would otherwise be made or Continued by such Lender as Eurodollar Loans shall be made or Continued instead as Base Rate Loans, and all Base Rate
     Loans of such Lender that would otherwise be Converted into Eurodollar Loans shall remain as Base Rate Loans.

If such Lender gives notice to the Company with a copy to the Agent that the circumstances specified in Section 5.01 or 5.03 hereof that gave rise to the Conversion of such Lender's Eurodollar Loans pursuant to this Section 5.04 no longer exist (which such Lender agrees to do promptly upon such circumstances ceasing to exist) at a time when Eurodollar Loans made by other Lenders are outstanding, such Lender's Base Rate Loans shall be automatically Converted, on the first day(s) of the next succeeding Interest Period(s) for such outstanding Eurodollar Loans, to the extent necessary so that, after giving effect thereto, all Loans held by the Lenders holding Eurodollar Loans and by such Lender are held pro rata (as to principal amounts, Types and Interest Periods) in accordance with their respective Commitments.

          5.05 Compensation. The Company shall pay to the Agent for account of each Lender, upon the request of such Lender through the Agent, such amount or amounts as shall be sufficient (in the reasonable opinion of such Lender) to compensate it for any loss, cost or expense that such Lender determines is attributable to:

          (a) any payment, mandatory or optional prepayment or Conversion of a Eurodollar Loan made by such Lender for any reason (including, without limitation, the acceleration of the Loans pursuant to Section 10 hereof) on a date other than the last day of the Interest Period for such Loan; or

          (b) any failure by the Company for any reason (including, without limitation, the failure of any of the conditions precedent specified in Section 7 hereof to be satisfied) to borrow a Eurodollar Loan from such Lender on the date for such borrowing specified in the relevant notice of borrowing given pursuant to Section 2.02 hereof.

Without limiting the effect of the preceding sentence, such compensation shall include an amount equal to the excess, if any, of (i) the amount of interest that otherwise would have accrued on the principal amount so paid, prepaid, Converted or not borrowed for the period from the date of such payment, prepayment, Conversion or failure to borrow to the last day of the then current Interest Period for such Loan (or, in the case of a failure to borrow, the Interest Period for such Loan that would have commenced on the date specified for such borrowing) at the applicable rate of interest for such Loan provided for herein over (ii) the amount of interest that otherwise would have accrued on such principal amount at a rate per annum equal to the interest component of the amount such Lender would have bid in the London interbank market for Dollar deposits of leading banks in amounts comparable to such principal amount and with maturities comparable to such period (as reasonably determined by such Lender).

          5.06 Additional Costs in Respect of Letters of Credit. Without limiting the obligations of the Company under
Section 5.01 hereof (but without duplication), if as a result of any Regulatory Change or any risk-based capital guideline or other requirement heretofore or hereafter issued by any government or governmental or supervisory authority implementing at the national level the Basle Accord there shall be imposed, modified or deemed applicable any tax, reserve, special deposit, capital adequacy or similar requirement against or with respect to or measured by reference to Letters of Credit issued or to be issued hereunder and the result shall be to increase the cost to any Lender or Lenders of issuing (or purchasing participations in) or maintaining its obligation hereunder to issue (or purchase participations in) any Letter of Credit hereunder or reduce any amount receivable by any Lender hereunder in respect of any Letter of Credit (which increases in cost, or reductions in amount receivable, shall be the result of such Lender's or Lenders' reasonable allocation of the aggregate of such increases or reductions resulting from such event), then, upon demand by such Lender or Lenders (through the Agent), the Company shall pay immediately to the Agent for account of such Lender or Lenders, from time to time as specified by such Lender or Lenders (through the Agent), such additional amounts as shall be sufficient to compensate such Lender or Lenders (through the Agent) for such increased costs or reductions in amount. A statement as to such increased costs or reductions in amount incurred by any such Lender or Lenders, submitted by such Lender or Lenders to the Company shall be conclusive if made in good faith and in the absence of manifest error as to the amount thereof.

          5.07  U.S. Taxes.

          (a) The Company agrees to pay to each Lender that is not a U.S. Person such additional amounts as are necessary in order that the net payment of any amount due to such non-U.S. Person hereunder after deduction for or withholding in respect of any U.S. Taxes (other than U.S. Taxes attributable to payments that are effectively connected with the conduct of a trade or business within the United States of America, within the meaning of Section 864 of the Code as in effect on the date hereof, provided that the mere participation in the transactions contemplated hereby by a foreign office of a Lender shall not alone be deemed to result in income so connected) imposed with respect to such payment (or, upon the failure of the Company properly to make any such deduction or withholding required by applicable law, payment by each Lender that is not a U.S. Person of such U.S. Taxes that should have been deducted or withheld), will not be less than the amount stated herein to be then due and payable, provided that the foregoing obligation to pay such additional amounts shall not apply:

          (i) to any payment to any Lender hereunder (other than in respect of any Registered Loan) unless such Lender is, on the date hereof (or on the date it becomes a Lender hereunder as provided in Section 12.06(b) hereof), on the date of each payment hereunder and on the day after any change in the Applicable Lending Office of such Lender, entitled to submit either a Form 1001 (relating to such Lender and entitling it to a complete exemption from withholding on all interest to be received by it hereunder in respect of the Loans) or a Form 4224 (relating to all interest to be received by such Lender hereunder in respect of the Loans), unless such inability is due to a change of law (including but not limited to any change in any applicable treaty, statute, regulation or ruling or judicial or administrative interpretation of any of the foregoing) after the date hereof (or the date it became a Lender hereunder as provided in Section 12.06(b) hereof),

         (ii) to any payment to any Lender hereunder in respect of a Registered Loan (a "Registered Holder"), unless such Registered Holder (or, if such Registered Holder is not the beneficial owner of such Registered Loan, the beneficial owner thereof) is, on the date hereof (or on the date such Registered Holder becomes a Lender as provided in
     Section 12.06(b) hereof), on the date of each payment hereunder and on the day after any change in the Applicable Lending Office of such Lender, entitled to submit a Form W-8, together with an annual certificate stating that
     (x) such Registered Holder (or beneficial owner, as the case may be) is not a "bank" within the meaning of
     Section 881(c)(3)(A) of the Code, is not a resident in a foreign country specified in a notice published under Sections 871(h)(6) or 881(c)(6) of the Code and is not a 10% shareholder of the Company within the meaning of
     Section 881(c)(3)(B) of the Code, unless such Registered Holder, or beneficial owner as the case may be, is not so entitled by reason of a change of law (including but not limited to any change in any applicable treaty, statute, regulation or ruling, or judicial or administrative interpretation of any of the foregoing) occurring after the date hereof (or the date the Registered Holder or beneficial owner, as the case may be, became a Registered Holder or beneficial owner) and (y) such Registered Holder (or beneficial owner, as the case may be) shall promptly notify the Company if at any time, such Registered Holder (or beneficial owner, as the case may be) determines that it is no longer in a position to provide such certificate to the Company (or any other form of certification adopted by the relevant taxing authorities of the United States of America for such purposes), or

        (iii) to any U.S. Taxes imposed solely by reason of the failure by such non-U.S. Person (or, if such non-U.S. Person is not the beneficial owner of the relevant Loan, such beneficial owner) to comply with (x) applicable certification, information, documentation or other reporting requirements concerning the nationality, residence, identity or connections with the United States of America of such non-U.S. Person (or beneficial owner, as the case may be) if such compliance is required by statute or regulation of the United States of America as a precondition to relief or exemption from such U.S. Taxes and (y) this Section 5.07(a).

For the purposes of this Section 5.07(a), (A) "Form 1001" shall mean Form 1001 (Ownership, Exemption, or Reduced Rate Certificate) of the Department of the Treasury of the United States of America, (B) "Form 4224" shall mean Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States) of the Department of the Treasury of the United States of America and (C) "Form W-8" shall mean Form W-8 (Certificate of Foreign Status of the Department of Treasury of the United States of America). Each of the Forms referred to in the foregoing clauses (A), (B) and (C) shall include such successor and related forms as may from time to time be adopted by the relevant taxing authorities of the United States of America to document a claim to which such Form relates.

          (b) Within 30 days after paying any amount to the Agent or any Lender from which it is required by law to make any deduction or withholding, and within 30 days after it is required by law to remit such deduction or withholding to any relevant taxing or other authority, the Company shall deliver to the Agent for delivery to such non-U.S. Person evidence reasonably satisfactory to such Person of such deduction, withholding or payment (as the case may be).

          (c) If any Lender shall be entitled to compensation under this Section 5.07, such Lender, within a reasonable time after becoming entitled to such compensation, shall (unless otherwise required by a governmental authority or as a result of any law, rule, regulation, order or similar directive applicable to such Lender) designate a different Applicable Lending Office from that initially selected by such Lender to which payments are to be made under the Basic Documents, if such designation would avoid the need for (or reduce the amount of) such compensation and would not, in the sole opinion of such Lender, be otherwise disadvantageous to such Lender.

          5.08 Replacement of Lenders. If any Lender defaults in its obligation to make Loans under Section 2.01 hereof or requests compensation pursuant to Section 5.01, 5.06 or 5.07 hereof, or any Lender's obligation to make or Continue, or to Convert Loans of any Type into, any other Type of Loan shall be suspended pursuant to Section 5.01 or 5.03 hereof (any such Lender so defaulting or requesting such compensation or whose obligations are so suspended, being herein called a "Relevant Lender"), the Company, upon three Business Days notice given when no Default shall have occurred and be continuing, may require that such Relevant Lender transfer all of its right, title and interest under this Agreement to any bank or other financial institution identified by the Company that is satisfactory to the Agent, in its discretion reasonably exercised (a "Proposed Lender") if (i) such Proposed Lender agrees to assume all of the obligations of such Relevant Lender hereunder, and to purchase all of such Relevant Lender's Loans hereunder for consideration equal to the aggregate outstanding principal amount of such Relevant Lender's Loans, together with interest thereon to the date of such purchase, and satisfactory arrangements are made for payment to such Relevant Lender of all other amounts payable hereunder to such Relevant Lender on or prior to the date of such transfer (including any fees accrued hereunder and any amounts that would be payable under Section 5.05 hereof as if all of such Relevant Lender's Loans were being prepaid in full on such date) and (ii) such Relevant Lender has requested compensation pursuant to Section 5.01, 5.06 or 5.07 hereof, such Proposed Lender's aggregate requested compensation, if any, paid pursuant to
Section 5.01, 5.06 or 5.07 hereof with respect to such Relevant Lender's Loans is lower than that of the Relevant Lender.
Subject to the provisions of Section 12.06(b) hereof, such Proposed Lender shall be a "Lender" for all purposes hereunder. Without prejudice to the survival of any other agreement of the Company hereunder, the agreements of the Company contained in Sections 5.01, 5.06, 5.07 and 12 hereof (without duplication of any payments made to such Relevant Lender by the company or the Proposed Lender) shall survive for the benefit of such Relevant Lender under this Section 5.08 with respect to the time prior to such replacement.

          Section 6.  Guarantee.

          6.01 The Guarantee. The Guarantor hereby guarantees to each Lender and the Agent and their respective successors and assigns the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of the principal of and interest on the Loans made by the Lenders to the Company and all other amounts from time to time owing to the Lenders or the Agent by the Company under this Agreement and by the Company under any of the other Basic Documents, and all obligations of the Company to any Lender in respect of any Interest Rate Protection Agreement, in each case strictly in accordance with the terms thereof (such obligations being herein collectively called the "Guaranteed Obligations"). The Guarantor hereby further agrees that if the Company shall fail to pay in full when due (whether at stated maturity, by acceleration or otherwise) any of the Guaranteed Obligations, the Guarantor will promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal.

          6.02 Obligations Unconditional. The obligations of the Guarantor under Section 6.01 hereof are absolute and unconditional irrespective of the value, genuineness, validity, regularity or enforceability of the obligations of the Company under this Agreement or any other agreement or instrument referred to herein or therein, or any substitution, release or exchange of any other guarantee of or security for any of the Guaranteed Obligations, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this
Section 6.02 that the obligations of the Guarantor hereunder shall be absolute and unconditional under any and all circumstances. Without limiting the generality of the foregoing, it is agreed that the occurrence of any one or more of the following shall not alter or impair the liability of the Guarantor hereunder which shall remain absolute and unconditional as described above:

          (i) at any time or from time to time, without notice to the Guarantor, the time for any performance of or compliance with any of the Guaranteed Obligations shall be extended, or such performance or compliance shall be waived;

         (ii) any of the acts mentioned in any of the provisions of this Agreement or any other agreement or instrument referred to herein or therein shall be done or omitted;

        (iii) the maturity of any of the Guaranteed Obligations shall be accelerated, or any of the Guaranteed Obligations shall be modified, supplemented or amended in any respect, or any right under this Agreement or any other agreement or instrument referred to herein or therein shall be waived or any other guarantee of any of the Guaranteed Obligations or any security therefor shall be released or exchanged in whole or in part or otherwise dealt with; or

         (iv) any lien or security interest granted to, or in favor of, the Agent or any Lender or Lenders as security for any of the Guaranteed Obligations shall fail to be perfected.

The Guarantor hereby expressly waives diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that the Agent or any Lender exhaust any right, power or remedy or proceed against the Company under this Agreement or any other agreement or instrument referred to herein or therein, or against any other Person under any other guarantee of, or security for, any of the Guaranteed Obligations.

          6.03 Reinstatement. The obligations of the Guarantor under this Section 6 shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of any Obligor in respect of the Guaranteed Obligations is rescinded or must be otherwise restored by any holder of any of the Guaranteed Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise and the Guarantor agrees that it will indemnify the Agent and each Lender on demand for all reasonable costs and expenses (including, without limitation, fees of counsel) incurred by the Agent or such Lender in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.

          6.04 Subrogation. The Guarantor hereby waives, until payment in full of the Guaranteed Obligations, all rights of subrogation or contribution, whether arising by contract or operation of law (including, without limitation, any such right arising under the Bankruptcy Code) or otherwise by reason of any payment by it pursuant to the provisions of this Section 6.

          6.05 Remedies. The Guarantor agrees that, as between the Guarantor and the Lenders, the obligations of the Company under this Agreement may be declared to be forthwith due and payable as provided in Section 10 hereof (and shall be deemed to have become automatically due and payable in the circumstances provided in said Section 10) for purposes of Section 6.01 hereof notwithstanding any stay, injunction or other prohibition preventing such declaration (or such obligations from becoming automatically due and payable) as against the Company and that, in the event of such declaration (or such obligations being deemed to have become automatically due and payable), such obligations (whether or not due and payable by the Company) shall forthwith become due and payable by the Guarantor for purposes of said Section 6.01.

          6.06  Continuing Guarantee.  The guarantee in this
Section 6 is a continuing guarantee, and shall apply to all Guaranteed Obligations whenever arising.

          Section 7.  Conditions Precedent.

          7.01 Effectiveness. The effectiveness of this Agreement (and the amendment and restatement of the Existing Credit Agreement to be effected hereby) is subject to the receipt by the Agent of the following documents, each of which shall be satisfactory to the Agent (and to the extent specified below, to each Lender) in form and substance:

          (a) Corporate Documents. The following documents, each certified as indicated below:

                    (i) for each of Lagasse, the Company and the Guarantor, a copy of the charter (or equivalent documents) certified as of a date reasonably close to the Effective Date by the Secretary of State of Delaware, Illinois or Louisiana, as the case may be, and a certificate from such Secretary of State dated as of a date reasonably close to the Effective Date as to the good standing of and charter documents filed by such Person;

                   (ii) for each of Lagasse, the Company and the Guarantor, a certificate of the Secretary or an Assistant Secretary of such Person, dated the Effective Date and certifying (A) that attached thereto is a true and complete copy of the by-laws of such Person as amended and in effect at all times from the date on which the resolutions referred to in clause (B) were adopted, (B) that attached thereto is a true and complete copy of resolutions duly adopted by the board of directors of such Person authorizing the execution, delivery and performance of such of the Basic Documents to which such Person is or is intended to be a party and the extensions of credit hereunder, and that such resolutions have not been modified, rescinded or amended and are in full force and effect, (C) that the charter of such Person had not been amended since the date of the certification thereto furnished pursuant to clause (i) above, and (D) as to the incumbency and specimen signature of each officer of such Person executing such of the Basic Documents to which such Person is intended to be a party and each other document to be delivered by such Person from time to time in connection therewith (and the Agent and each Lender may conclusively rely on such certificate until it receives notice in writing from such Person); and

                  (iii) for each of Lagasse, the Company and the Guarantor, a certificate of another officer of such Person, dated the Effective Date, as to the incumbency and specimen signature of the Secretary or Assistant Secretary, as the case may be, of such Person at the time of execution of the certificate referred to in clause (ii) above.

          (b) Officer's Certificate. A certificate of a senior officer or Responsible Officer of the Guarantor, dated the Effective Date, to the effect set forth in clauses (a) and
     (b) of Section 7.02 hereof.

          (c) Opinions of Counsel to the Obligors. Opinions, dated the Effective Date, of (i) the General Counsel of the Guarantor, substantially in the form of Exhibit E-1 hereto and covering such other matters as the Agent or any Lender may reasonably request (and each Obligor hereby instructs such counsel to deliver such opinion to the Lenders and the Agent) and (ii) Phelps Dunbar, special Louisiana counsel to the Obligors, substantially in the form of Exhibit E-2 hereto and covering such other matters as the Agent or any Lender may reasonably request (and each Obligor hereby instructs such counsel to deliver such opinion to the Lenders and the Agent).

          (d)  Opinion of Special New York Counsel to the Agent.
     An opinion, dated the Effective Date, of Milbank, Tweed,
     Hadley & McCloy, special New York counsel to the Agent, substantially in the form of Exhibit F hereto.

          (e) Security Agreement. The Security Agreement, duly executed by the Company and the Agent.

          (f) Pledge Agreement. The Pledge Agreement, duly executed by the Guarantor and the Agent.

          (g) Lagasse Acquisition. Certified copies of the Purchase Agreement and evidence that (i) the Purchase Agreement shall have been duly authorized, executed and delivered by the parties thereto and remains in full force and effect and has not been amended as of the Effective Date, (ii) all material governmental approvals and material third-party consents and approvals (if any) in connection with the Lagasse Acquisition have been obtained and remain in effect and all applicable waiting periods have expired without any action being taken by any competent authority that restricts, prevents or imposes materially adverse conditions upon the making or consummation of the Lagasse Acquisition and (iii) the Lagasse Acquisition shall have been consummated in accordance with the Purchase Agreement.

          (h) Lagasse Guarantee and Security Agreement. The Lagasse Guarantee and Security Agreement, substantially in the form of Exhibit B-2 hereto duly executed and delivered by Lagasse. In addition, the Company shall have taken such other action (including, without limitation, delivering to the Agent, (i) Uniform Commercial Code (or equivalent Louisiana statute) searches for Lagasse for each jurisdiction in which Lagasse conducts its business or in which any of its respective Properties are located (or otherwise as the Agent may reasonably request) and (ii) for filing, appropriately completed and duly executed copies of Uniform Commercial Code financing statements (or equivalent Louisiana filings)) as the Agent shall have requested in order to perfect the security interests created pursuant to the Lagasse Guarantee and Security Agreement.

          (i) Pledge of Lagasse Shares. The certificates representing 100% of the issued and outstanding shares of capital stock of Lagasse (as purchased by the Company under the Purchase Agreement) accompanied by undated stock powers executed in blank. In addition, the Agent shall have received a copy of each agreement, certificate, opinion of counsel and other material writing delivered by or on behalf of each party to the Purchase Agreement in connection with the closing of the Lagasse Acquisition, and a letter from the Person delivering such opinion authorizing reliance thereon by the Agent and the Lenders.

          (j) UCC, Tax Lien and Judgment Searches. Reports satisfactory to the Lenders listing the results of filing, tax lien and judgment searches prepared by one or more firms satisfactory to the Agent with respect to Lagasse in each of the jurisdictions deemed relevant by the Agent.

          (k) Environmental Assessment. An environmental assessment of all real Property owned or leased by Lagasse which will be covered by a Mortgage pursuant to Section
     9.24(d) hereof in form and substance reasonably satisfactory to the Majority Lenders.

          (l) Solvency Certificates. A certificate of a Responsible Officer of each of the Guarantor and the Company, dated the Effective Date, to the effect that, as of the Effective Date and after giving effect to the Lagasse Acquisition, the borrowings contemplated hereunder in the full amount of the Commitments and the other transactions contemplated hereby, neither Obligor, on a stand-alone or consolidated basis, (i) will be insolvent or will be rendered insolvent by the Indebtedness incurred in connection therewith, (ii) will be left with unreasonably small capital with which to conduct its business operations as heretofore conducted, (iii) will have incurred debts beyond its ability to pay such debts as they mature.

          (m) Repayment of Existing Indebtedness. Evidence that the principal of and interest on, and all other amounts owing in respect of, the Indebtedness of Lagasse (including, without limitation, any contingent or other amounts payable in respect of letters of credit) indicated on Schedule I hereto that is to be repaid on the Effective Date shall have been (or shall be simultaneously) paid in full, that any commitments to extend credit under the agreements or instruments relating to such Indebtedness shall have been canceled or terminated and that all Guarantees in respect of, and all Liens securing, any such Indebtedness shall have been released (or arrangements for such release satisfactory to the Majority Lenders shall have been made); in addition, the Agent shall have received from any Person holding any Lien securing any such Indebtedness, such Uniform Commercial Code termination statements, mortgage releases and other instruments, in each case in proper form for recording, as the Agent shall have requested to release and terminate of record the Liens securing such Indebtedness (or arrangements for such release and termination satisfactory to the Majority Lenders shall have been made).

          (n) Litigation. A certificate of a senior officer of each of the Company and Lagasse to the effect that there exists (i) no judgment, order, injunction or other restraint issued or filed which prohibits the making of the Loans or the consummation of the Lagasse Acquisition, (ii) no action, suit, litigation, or similar proceeding at law or in equity or by or before any court or governmental or regulatory authority with respect to the Lagasse Acquisition or the financing thereof and (iii) no actions, suits or proceedings pending or threatened with respect to any such party that could reasonably be expected to have a Material Adverse Effect.

          (o)  Margin Regulations.  Evidence satisfactory to the
     Lenders that neither the making of Loans hereunder nor the use of the proceeds thereof will violate Regulation G, U or X.

          (p) Contracts. Copies of all material contracts of Lagasse including, without limitation, all material supply and purchase contracts of Lagasse involving more than 5% of the supplies to or purchases of Lagasse.

          (q) Other Documents. Such other documents as the Agent or any Lender or special New York counsel to the Agent reasonably request.

          7.02 Initial and Subsequent Extensions of Credit. The obligation of the Lenders to make any Loan or otherwise extend any credit to either Obligor upon the occasion of each borrowing or other extension of credit hereunder (including the initial borrowings and continuation of the Term Loans and the Revolving Credit Loans contemplated to occur on the Effective Date) is subject to the further conditions precedent that, both immediately prior to the making of such Loan or other extension of credit and also after giving effect thereto and to the intended use thereof:

          (a)  no Default shall have occurred and be continuing;

          (b) the representations and warranties made by each Obligor in Section 8 hereof and in each other Basic Document to which such Obligor is a party, shall be true and complete in all material respects on and as of the date of the making of such Loan or other extension of credit (and after giving effect thereto) with the same force and effect as if made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date); and

          (c) to the extent there are Revolving Credit Loans or Swingline Loans outstanding, the aggregate principal amount of the Revolving Credit Loans and Swingline Loans together with the aggregate amount of all Letter of Credit Liabilities shall not exceed the Borrowing Base reflected on the most recent Borrowing Base Certificate delivered pursuant to Section 9.01(g) hereof (or, prior to delivery of the first such certificate, Section 9.01(g) of the Existing Credit Agreement).

Each notice of borrowing or request for the issuance of a Letter of Credit by the Company hereunder shall constitute a certification by the Company to the effect set forth in the preceding sentence (both as of the date of such notice or request and, unless the Company otherwise notifies the Agent prior to the date of such borrowing or issuance, as of the date of such borrowing or issuance).


          Section 8.  Representations and Warranties.  Each
Obligor represents and warrants to the Agent and the Lenders that:

          8.01 Corporate Existence. Each Obligor and its Subsidiaries (including, for purposes of this Section 8.01, Lagasse): (a) is a corporation, partnership or other entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization; (b) has all requisite corporate or other power, and has all material governmental licenses, authorizations, consents and approvals necessary to own its assets and carry on its business as now being or as proposed to be conducted; and (c) is qualified to do business and is in good standing in all jurisdictions in which the nature of the business conducted by it makes such qualification necessary and where failure so to qualify could (either individually or in the aggregate) reasonably be expected to have a Material Adverse Effect.

          8.02 Financial Condition. (a) The Obligors have heretofore furnished to each of the Lenders the following:

          (i) the balance sheet of Lagasse as at December 31, 1995 and the related statements of income, retained earnings and cash flows of Lagasse for the fiscal year ended on said date, with the opinion thereon of LaPorte Sehrt Romig & Hand and the unaudited balance sheet of Lagasse as at June 30, 1996 and the related statements of income, retained earnings and cash flows of Lagasse for the six-month period ended on such date; and

         (ii) the consolidated balance sheet of the Guarantor and its Subsidiaries as at December 31, 1995 and the related consolidated statements of income, changes in stockholders' investment and cash flows of the Guarantor and its Subsidiaries for the fiscal year ended on said date, with the opinion thereon of Ernst & Young LLP, and the unaudited consolidated balance sheet of the Guarantor and its Subsidiaries as at June 30, 1996 and the related consolidated statements of income, changes in stockholders' investment and cash flows of the Guarantor and its Subsidiaries for the six-month period ended on such date.

          (b) The financial statements referred to in clause (a) above fairly present, in all material respects, the consolidated financial position of Lagasse or the Guarantor and its Subsidiaries, as the case may be, as at said dates and the consolidated results of their respective operations for the fiscal years and periods ended on said dates, in accordance with generally accepted accounting principles and practices applied on a consistent basis (subject, in the case of the June 30, 1996 financial statements, to year-end audit adjustments). None of the Guarantor or its Subsidiaries or Lagasse has on the date hereof any material contingent liabilities, liabilities for taxes, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments, except as referred to or reflected or provided for in said balance sheets as at said dates. Since June 30, 1996, there has been no material adverse change in the consolidated financial condition, operations, business or prospects taken as a whole of the Guarantor and its Subsidiaries or Lagasse from that set forth in said financial statements as at said respective dates.

          8.03 Litigation. Except as disclosed to the Lenders in Schedule V hereto, there are no legal or arbitral proceedings, or any proceedings by or before any governmental or regulatory authority or agency, now pending or (to the knowledge of any Obligor) threatened against either Obligor or any of its Subsidiaries (including, for purposes of this Section 8.03, Lagasse) that, if adversely determined, could (either individually or in the aggregate) reasonably be expected to have a Material Adverse Effect.

          8.04 No Breach. None of the making or performance of this Agreement and the other Transaction Documents, the consummation of the transactions herein and therein contemplated or compliance with the terms and provisions hereof and thereof will conflict with or result in a breach of, or require any consent not already obtained under, the charter or by-laws of either Obligor or any of its Subsidiaries (including, for purposes of this Section 8.04, Lagasse), or any applicable law or regulation, or any order, writ, injunction or decree of any court or governmental authority or agency, or any material agreement or instrument to which either Obligor or any such Subsidiary is a party or by which any of them or any of their Property is bound or to which any of them is subject, or constitute a default under any such agreement or instrument, or (except for the Liens created pursuant to the Security Documents) result in the creation or imposition of any Lien upon any Property of either Obligor or any such Subsidiary pursuant to the terms of any such agreement or instrument.

          8.05  Action.  Each Obligor and each of its
Subsidiaries (including, for purposes of this Section 8.05, Lagasse) has all necessary corporate power, authority and legal right to execute, deliver and perform its obligations hereunder and under each of the other Transaction Documents to which it is a party; the execution, delivery and performance by each Obligor and each such Subsidiary of each of the Transaction Documents to which it is a party have been duly authorized by all necessary corporate action on its part (including, without limitation, any required shareholder approvals); and this Agreement has been duly and validly executed and delivered by such Obligor and (assuming the due authorization, execution and delivery thereof by the Agent, the Lenders and the other parties (other than an Obligor) thereto) constitutes, and each of the other Transaction Documents to which it is a party when executed and delivered by such Obligor or such Subsidiary will constitute, its legal, valid and binding obligation, enforceable against such Obligor and/or such Subsidiary, as the case may be, in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganiza tion, moratorium or similar laws relating to or affecting the rights of creditors generally and except as such enforceability may be limited by the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

          8.06 Approvals. Other than the Notification and Report Form in respect of the Lagasse Acquisition furnished to the Department of Justice and the Federal Trade Commission pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (which Notification and Report Form has been duly given and all applicable waiting periods have been terminated without any action having been taken by any competent authority that restricts, prevents or imposes conditions upon the Lagasse Acquisition), no authorizations, approvals or consents not already duly obtained of, and no filings or registrations with, any governmental or regulatory authority or agency, or any securities exchange, are necessary for the execution, delivery or performance by either Obligor or any of its Subsidiaries of the Transaction Documents to which it is a party or for the legality, validity or enforceability hereof or thereof, except for
(i) filings and recordings in respect of the Liens created pursuant to the Security Documents and (ii) immaterial state and municipal licenses such as business licenses, food sales establishment licenses, required registrations with state revenue departments and other similar ministerial licenses.

          8.07 Use of Credit. Neither Obligor nor any of its Subsidiaries (including, for purposes of this Section 8.07, Lagasse) is engaged principally, or as one of its important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying Margin Stock. At the time of the making of any of the Term Loans, the Revolving Credit Loans or the Swingline Loans, not more than 25% of the value of the assets of either Obligor is represented by Margin Stock. Neither the making of any of the Loans hereunder nor the use of the proceeds thereof will violate or be inconsistent with the provisions of Regulation G, U, or X.

          8.08 ERISA. Each Plan and, to the knowledge of the Company, each Multiemployer Plan, is in compliance in all material respects with, and has been administered in all material respects in compliance with, the applicable provisions of ERISA, the Code and any other Federal or State law, and no event or condition has occurred and is continuing as to which either Obligor would be under an obligation to furnish a report to the Lenders under Section 9.01(f) hereof. As of the date of this Agreement, and for the year preceding the date of this Agreement, neither Obligor nor, prior to the Lagasse Acquisition, Lagasse, has contributed to any Multiemployer Plan.

          8.09 Taxes. Except as set forth on Schedule VIII, the Guarantor and its Subsidiaries are members of an affiliated group of corporations filing consolidated returns for Federal income tax purposes, of which the Guarantor is the "common parent" (within the meaning of Section 1504 of the Code) of such group. Except as set forth on Schedule VIII hereto, the Guarantor and its Subsidiaries (including, for all purposes of this Section 8.09 other than the first sentence hereof, Lagasse) have filed all Federal income tax returns and all other material tax returns that are required to be filed by them and have paid all taxes due pursuant to such returns or pursuant to any assessment received by the Guarantor or any such Subsidiary, except for any such tax the payment of which is being contested in good faith and by proper proceedings and against which adequate reserves are being maintained, provided that no such tax is being contested on the Effective Date. The charges, accruals and reserves on the books of the Guarantor and its Subsidiaries in respect of taxes and other governmental charges are, in the opinion of the Guarantors, adequate. Except as set forth in Schedule VIII hereto, neither the Guarantor nor any of its Subsidiaries has given or been requested to give a waiver of the statute of limitations relating to the payment of any Federal, state, local and foreign taxes or other impositions.

          8.10 Investment Company Act. Neither the Guarantor nor any of its Subsidiaries (including, for purposes of this Section 8.10, Lagasse) is an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

          8.11 Public Utility Holding Company Act. Neither the Guarantor nor any of its Subsidiaries (including, for purposes of this Section 8.11, Lagasse) is a "holding company", or an "affiliate" of a "holding company" or a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

          8.12  Material Agreements and Liens.

          (a) Parts A and B of Schedule I hereto are a complete and correct list of each credit agreement, loan agreement, indenture, purchase agreement, guarantee, letter of credit or other arrangement providing for or otherwise relating to Indebtedness of the Guarantor and its Subsidiaries and Lagasse outstanding on the date hereof, or that after giving effect to the Lagasse Acquisition will be outstanding on the Effective Date, and the aggregate principal or face amount outstanding or that may become outstanding under each such arrangement is correctly described in Parts A and B of said Schedule I.

          (b) Part C of Schedule I hereto is a complete and correct list of each Lien securing Indebtedness of any Person outstanding on the date hereof, or that (after giving effect to the transactions contemplated to occur on or before the Effective
Date) will be outstanding on the Effective Date, the aggregate principal or face amount of which equals or exceeds (or may equal or exceed) $10,000 and covering any Property of the Guarantor or any of its Subsidiaries, and the aggregate Indebtedness secured (or which may be secured) by each such Lien and the Property covered by each such Lien is correctly described in Part C of said Schedule I.

          8.13  Environmental Matters.  Except as set forth on
Schedule II hereto,

          (a) Each of the Guarantor and its Subsidiaries (including for all purposes of this Section 8.13, Lagasse) has obtained all environmental, health and safety permits, licenses and other authorizations required under all Environmental Laws (collectively, "Environmental Permits") to carry on its business as now being or as proposed to be conducted, except to the extent failure to have any such Environmental Permit would not (either individually or in the aggregate) have a Material Adverse Effect. Each of such Environmental Permits is in full force and effect and each of the Guarantor and its Subsidiaries is in compliance with the terms and conditions thereof, and is also in compliance with all other applicable Environmental Laws, decrees, judgments, and injunctions, except to the extent failure to comply therewith would not (either individually or in the aggregate) have a Material Adverse Effect.

          (b) No notice, notification, demand, request for information, citation, summons or order is pending, no complaint is pending, no penalty has been assessed and is outstanding and no investigation or review is pending or, to the Guarantor's knowledge, threatened by any governmental or other entity with respect to any alleged failure by the Guarantor or any of its Subsidiaries to have any Environmental Permit or with respect to any generation, treatment, storage, recycling, transportation or any Release of any Hazardous Materials generated by the Guarantor or any of its Subsidiaries that could reasonably be expected to result in a liability in excess of $10,000.

          (c) Neither the Guarantor nor any of its respective Subsidiaries owns, operates or leases a treatment, storage or disposal facility requiring a permit under the Resource Conservation and Recovery Act of 1976, as amended, or under any comparable state or local statute.

          (d) There is not now nor, to the Guarantor's knowledge, has there been in the past any PCBs, asbestos containing materials ("ACMs"), surface impoundments or underground storage tanks at any real Property now or, to the Guarantor's knowledged, previously owned, operated or leased by the Guarantor or any of its Subsidiaries, the presence of which could reasonably be expected to result in a liability in excess of $10,000.

          (e)  No Hazardous Materials have been otherwise
     Released at, on or under any site or facility now or previously owned, operated or leased by the Guarantor or any of its Subsidiaries that would (either individually or in the aggregate) have a Material Adverse Effect.

          (f) Neither the Guarantor nor any of its Subsidiaries has received a notice alleging that it is a potentially responsible party under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), listed for possible inclusion on the National Priorities List ("NPL") by the Environmental Protection Agency in the Comprehensive Environmental Response and Liability Information System, as provided for by 40 C.F.R. 300.5 ("CERCLIS"), or on any similar state or local list.

          (g) No written notification of a Release of a Hazardous Material has been filed by or on behalf of the Guarantor or any of its Subsidiaries and no site or facility now or, to the Guarantor's knowledge, previously owned, operated or leased by the Guarantor or any of its Subsidiaries is listed or proposed for listing on the NPL, CERCLIS or any similar state list of sites requiring investigation or clean-up.

          (h)  No Liens exist under or pursuant to any
     Environmental Laws on any real Property owned or operated by the Guarantor or any of its Subsidiaries, and no government action has been taken or is in process that could subject any such site or facility to such Liens and, to the best knowledge of the Guarantor, neither the Guarantor nor any of its Subsidiaries would be required to place any notice or restriction relating to the presence of Hazardous Materials at any site or facility owned by it in any deed to the real Property on which such site or facility is located.

          (i) All environmental investigations, studies, audits, tests, reviews or other analyses conducted by or that are in the possession of the Guarantor or any of its Subsidiaries in relation to facts, circumstances or conditions at or affecting any site or facility now or previously owned, operated or leased by the Guarantor or any of its Subsidiaries and that could result in a Material Adverse Effect have been made available to the Lenders.

          8.14  Capitalization.

          (a) Schedule VI hereto correctly sets forth the authorized capital stock of the Guarantor and the capital stock and equity securities owned of record as of the date hereof.

          (b) On the date hereof, the authorized capital stock of the Company consists of an aggregate of 890,000 shares of $1.00 par value common stock. All of the issued and outstanding shares of the Company on such date and at such time will be duly and validly issued, fully paid and nonassessable. As of such date and time, all of such shares will be owned beneficially and of record by the Guarantor and (x) there will be no outstanding Equity Rights with respect to the Company and (y) there will be no outstanding obligations of the Company or the Guarantor or any of their Subsidiaries to repurchase, redeem, or otherwise acquire any shares of capital stock of the Company nor will there be any outstanding obligations of the Company or the Guarantor or any of their Subsidiaries to make payments to any Person, such as "phantom stock" payments, where the amount thereof is calculated with reference to the fair market value or equity value of the Company or any of its Subsidiaries.

          (c) On the date hereof, the authorized capital stock of Lagasse consists of an aggregate of 2,088 shares of common stock. All of the issued and outstanding shares of Lagasse on such date and at such time will be duly and validly issued, fully paid and nonassessable. As of such date and time, all of such shares will be owned beneficially and of record by the Company and (x) there will be no outstanding Equity Rights with respect to Lagasse and (y) there will be no outstanding obligations of the Company or the Guarantor or any of their Subsidiaries to repurchase, redeem, or otherwise acquire any shares of capital stock of Lagasse nor will there be any outstanding obligations of the Company or the Guarantor or any of their Subsidiaries to make payments to any Person, such as "phantom stock" payments, where the amount thereof is calculated with reference to the fair market value or equity value of Lagasse.

          8.15  Subsidiaries, Etc.

          (a)  On the date hereof, Lagasse has no Subsidiaries.
Part A of Schedule III hereto sets forth all Subsidiaries of the Guarantor as of the date hereof.

          (b) Set forth in Part B of Schedule III hereto is a complete and correct list of all Investments held by the Guarantor or any of its Subsidiaries or Lagasse on the date hereof, and, for each such Investment, (x) the identity of the Person or Persons holding such Investment and (y) the nature of such Investment. Except as disclosed in Schedule III hereto, each of the Guarantor, such Subsidiaries and Lagasse owns on the date hereof, free and clear of all Liens (other than Liens created pursuant to the Security Documents), all such Investments.

          8.16 Title to Assets. Except as disclosed in the footnote under the heading "Real Property Interests" in
Schedule IV hereto, each of the Guarantor and its Subsidiaries and Lagasse owns and has on the date hereof good and marketable title (subject only to Liens permitted by Section 9.06 hereof) to the Properties shown to be owned in the most recent financial statements referred to in Section 8.02 hereof (other than Properties disposed of in the ordinary course of business or otherwise permitted to be disposed of pursuant to Section 9.05
hereof).   Each of the Guarantor and its Subsidiaries and Lagasse
owns and has on the date hereof, good and marketable title to, and enjoys peaceful and undisturbed possession of, all Properties (subject only to Liens permitted by Section 9.06 hereof) that are necessary for the operation and conduct of its businesses.

          8.17 True and Complete Disclosure. The information, reports, financial statements, exhibits and schedules furnished in writing by or on behalf of the Obligors to the Agent or any Lender in connection with the negotiation, preparation or delivery of this Agreement and the other Basic Documents or included herein or therein or delivered pursuant hereto or thereto, when taken as a whole, do not contain any untrue statement of material fact or omit to state any material fact necessary to make the statements herein or therein, in light of the circumstances under which they were made, not misleading.
All written information furnished after the date hereof by the Guarantor or any of its Subsidiaries to the Agent and the Lenders in connection with this Agreement and the other Basic Documents and the transactions contemplated hereby and thereby will be true, complete and accurate in every material respect, or (in the case of projections) based on estimates deemed in good faith to be reasonable, on the date as of which such information is stated or certified. There is no fact known to either Obligor that could reasonably be expected to have a Material Adverse Effect that has not been disclosed herein, in the other Basic Documents or in a report, financial statement, exhibit, schedule, disclosure letter or other writing furnished to the Lenders for use in connection with the transactions contemplated hereby or thereby.

          8.18 Real Property. Set forth on Schedule IV hereto under the heading "Real Property Interests of Lagasse" is a list, as of the date hereof and after giving effect to Lagasse Acquisition of all of the real Property interests held by Lagasse, indicating in each case whether the respective Property is owned or leased, the identity of the owner or lessee and the location of the respective Property.

          8.19 Security Documents. The Security Documents create, as security for the obligations purported to be secured thereby, a valid and enforceable perfected interest in and Lien on all of the Properties covered thereby in favor of the Agent, superior to and prior to the right of all third Persons and subject to no other Liens (other than Permitted Liens).

          Section 9. Covenants of the Obligors. Each Obligor covenants and agrees with the Lenders and the Agent that, so long as any Commitment, Loan or Letter of Credit Liability is outstanding and until payment in full of all amounts payable by the Obligors hereunder:

          9.01 Financial Statements, Etc. The Company (for itself and on behalf of the Guarantor) shall deliver to each of the Lenders:

          (a) as soon as available and in any event within 30 days after the end of each month (other than March, June, September and December), consolidated statements of income, retained earnings and cash flows of the Guarantor and its Subsidiaries for such period and for the period from the beginning of the respective fiscal year to the end of such period, and the related consolidated balance sheet as at the end of such period, setting forth in each case in com parative form the corresponding consolidated figures for the corresponding periods in the preceding fiscal year;

          (b) as soon as available and in any event within 45 days after the end of the first three quarterly fiscal periods of each fiscal year of the Guarantor, consolidated statements of income, retained earnings and cash flows of the Guarantor and its Subsidiaries for such period and for the period from the beginning of the respective fiscal year to the end of such period, and the related consolidated balance sheet as at the end of such period, setting forth in each case in comparative form (i) the corresponding consolidated figures for the corresponding periods in the preceding fiscal year and (ii) the corresponding consoli dated projected figures contained in the business plan furnished under Section 9.01(h) hereof in respect of such fiscal period (or in the quarterly business plan of the Guarantor heretofore delivered to the Agent), accompanied by a certificate of a Responsible Officer of the Guarantor, which certificate shall (A) state that said consolidated financial statements present fairly, in all material respects, the consolidated financial position and results of operations of the Guarantor and its Subsidiaries, in each case in accordance with generally accepted accounting principles, consistently applied, as at the end of, and for, such period (subject to normal year-end audit adjustments and excluding any footnotes thereto) and (B) contain an explanation of any deviations in the results of operations shown on such financial statements from the projected figures contained in such business plan along with a description of the action that either Obligor has taken or proposes to take with respect to any adverse deviations, if any;

          (c) as soon as available and in any event within 90 days after the end of each fiscal year of the Guarantor, consolidated statements of income, retained earnings and cash flows of the Guarantor and its Subsidiaries, for such fiscal year and the related consolidated balance sheet as at the end of such fiscal year, setting forth in each case in comparative form (i) the corresponding consolidated figures for the preceding fiscal year and (ii) the corresponding consolidated projected figures contained in the business plan furnished under Section 9.01(h) hereof in respect of such fiscal year (or in the quarterly business plan of the Guarantor heretofore delivered to the Agent) and accompanied by an opinion thereon of independent certified public accountants of recognized national standing, which opinion shall state that said consolidated financial statements present fairly, in all material respects, the consolidated financial position and results of operations of the Guarantor and its Subsidiaries as at the end of, and for, such fiscal year in accordance with generally accepted accounting principles, and a certificate of such accountants stating that, in making the examination necessary for their opinion, they obtained no knowledge, except as specifically stated, of any Default under any of Sections 9.09 through
     9.14 hereof;

          (d) promptly upon their becoming available, copies of all registration statements and regular periodic reports and other material reports, if any, which either Obligor shall have filed with the Commission (or any governmental agency substituted therefor) or any national securities exchange;

          (e) promptly upon the mailing thereof to the shareholders of either Obligor generally, copies of all financial statements, reports and proxy statements so mailed;

          (f) as soon as possible, and in any event within 21 days after either Obligor knows or has reason to believe that any of the events or conditions specified below with respect to any Plan or Multiemployer Plan has occurred or exists, a statement signed by a Responsible Officer of the Company setting forth details respecting such event or condition and the action, if any, that such Obligor or its ERISA Affiliate proposes to take with respect thereto (and a copy of any report or notice required to be filed with or given to PBGC by such Obligor or an ERISA Affiliate with respect to such event or condition):

                    (i)  any reportable event, as defined in
          Section 4043(b) of ERISA and the regulations issued thereunder, with respect to a Plan, as to which PBGC has not by regulation waived the requirement of
          Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event (provided that a failure to meet the minimum funding standard of
          Section 412 of the Code or Section 302 of ERISA, including, without limitation, the failure to make on or before its due date a required installment under
          Section 412(m) of the Code or Section 302(e) of ERISA, shall be a reportable event regardless of the issuance of any waivers in accordance with Section 412(d) of the
          Code); and any request for a waiver under
          Section 412(d) of the Code for any Plan;

                   (ii)  the distribution under Section 4041 of
          ERISA of a notice of intent to terminate any Plan or any action taken by either Obligor or an ERISA Affiliate to terminate any Plan if the assets of such Plan are insufficient to provide in full for all of the benefit liabilities under such Plan as contemplated by
          Section 4041(b) of ERISA;

                  (iii) the institution by PBGC of proceedings under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by either Obligor or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by PBGC with respect to such Multiemployer Plan;

                   (iv) the complete or partial withdrawal from a Multiemployer Plan by either Obligor or any ERISA Affiliate that results in liability under
          Section 4201 or 4204 of ERISA (including the obligation to satisfy secondary liability as a result of a purchaser default) or the receipt by either Obligor or any ERISA Affiliate of notice from a Multiemployer Plan that it is in reorganization or insolvency pursuant to
          Section 4241 or 4245 of ERISA or that it intends to terminate or has terminated under Section 4041A of ERISA;

                    (v)  the institution of a proceeding by a
          fiduciary of any Multiemployer Plan against either Obligor or any ERISA Affiliate to enforce Section 515 of ERISA, which proceeding is not dismissed within 30 days;

                   (vi) the adoption of an amendment to any Plan that, pursuant to Section 401(a)(29) of the Code or
          Section 307 of ERISA, would result in the loss of tax-exempt status of the trust of which such Plan is a part if either Obligor or an ERISA Affiliate fails to timely provide security to the Plan in accordance with the provisions of said Sections; and

                  (vii)  the existence of any event or
          circumstance which may reasonably be expected to constitute grounds for either Obligor Company or any ERISA Affiliate to incur liability under Section 4062, 4063, 4064 or 4069 of ERISA;

          (g) as soon as available and in any event within seven Business Days after the end of each month, a Borrowing
     Base Certificate as at the last day of such month;

          (h) no later than 15 days prior to the end of the fiscal year of the Company, a quarterly business plan covering the next succeeding year, in form and substance satisfactory to the Majority Lenders (and, if requested by the Majority Lenders prior to such date, an annual business plan for the succeeding five-year period);

          (i) as soon as available after the end of the first and second six-month period in any fiscal year of the Company, and at such other times as the Agent or the Majority Revolving Credit Lenders may request, a report of an independent collateral auditing agent ("Collateral Auditing Agent") (which shall be satisfactory to the Majority Revolving Credit Lenders in their reasonable determination and which may be, or be affiliated with, one of the Lenders and whose annual fees and expenses will not exceed $40,000 plus reasonable out-of-pocket expenses) with respect to, but not restricted to, the Receivables and Inventory components included in the Borrowing Base as at the end of such six-month period which report shall indicate that, based upon a review by the Collateral Auditing Agent of the Receivables (including, without limitation, verification with respect to the amount, aging, identity and credit of the respective account debtors and the billing practices of the Company and Lagasse) and Inventory (including, without limitation, verification as to the value, location and respective types), the information set forth in the Borrowing Base Certificate delivered by the Company as at the end of such six-month period is accurate and complete in all material respects and in addition, as soon as available and in any event within 90 days after the end of each fiscal year of the Company, a like report of independent certified public accountants with respect to the Receivables and Inventory components included in the Borrowing Base as at the end of such fiscal year;

          (j) promptly after becoming aware thereof, written notice of (i) the assertion of any Environmental Claim by any Person against, or with respect to the activities of, the Guarantor or any of its Subsidiaries and notice of any alleged violation of or non-compliance with any Environmental Laws or any permits, licenses or authorizations, other than any Environmental Claims or alleged violations which, if adversely determined, would not have a Material Adverse Effect, (ii) any Environmental Claim, inquiry, proceeding, investigation, or other action, including a notice from any governmental authority of potential environmental liability, or any Federal, state or local environmental agency or board, that involves any collateral security for the Loans or the Lenders' rights with respect to any such collateral security, and (iii) any Release of a non-de minimus quantity of Hazardous Materials at any site or facility of the Guarantor or any Subsidiary;

          (k) promptly after either Obligor knows or has reason to believe that any Default has occurred, a notice of such Default describing the same in reasonable detail and, together with such notice or as soon thereafter as reasonably possible, a description of any action that either Obligor has taken or proposes to take with respect thereto; and

          (l) from time to time such other information regarding the financial condition, operations, business or prospects of the Guarantor or any of its Subsidiaries (including, without limitation, any Plan or Multiemployer Plan and any reports or other information required to be filed under ERISA) as any Lender or the Agent may reasonably request.

The Company will furnish to each Lender, at the time it furnishes each set of financial statements pursuant to paragraph (b) or (c) above, a certificate of a Responsible Officer of the Company
(i) to the effect that, to the best of such Responsible Officer's knowledge, no Default has occurred and is continuing (or, if any Default has occurred and is continuing, describing the same in reasonable detail and describing any action that either Obligor has taken or proposes to take with respect thereto), (ii) setting forth in reasonable detail the computations necessary to determine whether the Obligors are in compliance with Sections
9.09 through 9.14 (inclusive) and 9.22 hereof as of the end of the respective quarterly fiscal period or fiscal year and (iii) setting forth in reasonable detail the Pricing Leverage Ratio as of the end of the respective quarterly fiscal period or fiscal year.

          9.02 Litigation. Promptly upon becoming aware thereof, the Company (for itself and on behalf of the Guarantor and its Subsidiaries) will promptly give to each Lender notice of all legal or arbitral proceedings, and of all proceedings by or before any governmental or regulatory authority or agency, and any material development in respect of such legal or other proceedings, affecting the Guarantor or any of its Subsidiaries, except proceedings that, if adversely determined, could not (either individually or in the aggregate) reasonably be expected to have a Material Adverse Effect.

          9.03 Existence, Etc. The Guarantor will, and will cause each of its Subsidiaries to:

          (a) preserve and maintain its legal existence and all of its material rights, privileges, licenses and franchises (provided that nothing in this Section 9.03 shall prohibit any transaction expressly permitted under Section 9.05 hereof);

          (b) comply with the requirements of all applicable laws, rules, regulations and orders of governmental or regulatory authorities if failure to comply with such requirements could (either individually or in the aggregate) reasonably be expected to have a Material Adverse Effect;

          (c) pay and discharge all material taxes, assessments and governmental charges or levies imposed on it or on its income or profits or on any of its Property prior to the date on which penalties attach thereto, except for any such tax, assessment, charge or levy the payment of which is being contested in good faith and by proper proceedings and against which adequate reserves are being maintained;

          (d) maintain all of its Properties used or useful in its business in good working order and condition, ordinary wear and tear excepted;

          (e) keep adequate records and books of account, in which complete entries will be made in accordance with generally accepted accounting principles consistently applied; and

          (f) permit representatives of any Lender or the Agent, during normal business hours, to examine, copy and make extracts from its books and records, to inspect any of its Properties, and to discuss its business and affairs with its officers and independent certified public accountants, all to the extent reasonably requested by such Lender or the Agent (as the case may be).

          9.04 Insurance. The Guarantor will, and will cause each of its Subsidiaries to, keep insured by financially sound and reputable insurers all Property of a character usually insured by corporations engaged in the same or similar business similarly situated against loss, damage and liability of the kinds and in the amounts customarily insured against by such corporations, provided that in any event the Company will maintain (with respect to itself and each of its Subsidiaries) insurance against such risks and on such terms as the insurance evidenced by the certificates delivered on the Initial Borrowing Date pursuant to Section 7.01(s) of the Existing Credit Agreement and such other insurance as may be reasonably requested by the Majority Lenders.

          Such insurance shall be written by financially responsible companies selected by the Company, duly licensed to do business in the states in which the relevant facilities are located and having an A. M. Best rating of "A-" or better and being in a financial size category of VIII or larger, or by other companies acceptable to the Agent. The policies for any casualty insurance required hereunder shall either name or contain an endorsement naming the Agent as first mortgagee and loss payee under a first mortgage clause or endorsement without contribution substantially equivalent to the New York standard first mortgage clause of endorsement. Each policy referred to in this
Section 9.04 shall provide that it will not be canceled or reduced, or allowed to lapse without renewal, except after not less than 30 days' notice to the Agent and shall also provide that the interests of the Agent and the Lenders shall not be invalidated by any act or negligence of the Obligor or any Person having an interest in any Property covered by the Mortgage nor by occupancy or use of any such Property for purposes more hazardous than permitted by such policy nor by any foreclosure or other proceedings relating to such Property and shall otherwise be in form and substance satisfactory to each Lender. The Company will advise the Agent promptly of any policy cancellation, reduction or amendment.

          By October 31 of each year, the Company will deliver to the Agent the certificates of insurance evidencing that all insurance required to be maintained by the Company hereunder will be in effect for the 12 months beginning after the immediately succeeding November 1, subject only to the payment of premiums as they become due. The Company will not obtain or carry separate insurance concurrent in form or contributing in the event of loss with that required by this Section 9.04 unless the Agent, on behalf of the Lenders, is named as first mortgagee and loss payee as provided herein. The Company will immediately notify the Agent whenever any such separate insurance is obtained and shall deliver to the Agent the certificates evidencing the same.

          Without limiting the obligations of the Company under the foregoing provisions of this Section 9.04, in the event the Company shall fail to maintain in full force and effect insurance as required by the foregoing provisions of this Section 9.04, then the Agent may, but shall have no obligation so to do, procure insurance covering the interests of the Lenders and the Agent in such amounts and against such risks as the Agent (or the Majority Lenders) shall deem appropriate, and the Company shall reimburse the Agent in respect of any premiums paid by the Agent in respect thereof.

          9.05  Prohibition of Fundamental Changes.  The
Guarantor will not, nor will it permit any of its Subsidiaries to, enter into any transaction of merger or consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution).

          The Guarantor will not, nor will it permit any of its Subsidiaries to, acquire any business or Property from, or capital stock of, or be a party to any acquisition of, any Person except for (i) the Lagasse Acquisition, (ii) purchases of inventory and other Property to be sold or used in the ordinary course of business, (iii) Investments permitted under
Section 9.08 hereof, (iv) Capital Expenditures permitted under
Section 9.14 hereof and (v) Permitted Acquisitions; provided that after giving effect to any such Permitted Acquisition, and after giving Pro Forma Effect thereto, no Default shall have occurred and be continuing.

          The Guarantor will not, nor will it permit any of its Subsidiaries to, convey, sell, lease, transfer or otherwise dispose of, in one transaction or a series of transactions, any part of its business or Property, whether now owned or hereafter acquired, including, without limitation, receivables and leasehold interests, but excluding (i) obsolete or worn-out Property, tools or equipment no longer used or useful in its business, (ii) any inventory or other Property sold or disposed of in the ordinary course of business and on ordinary business terms, (iii) any Part A Property sold or disposed of for fair value, (iv) any Part B Property sold or disposed of within one year prior to or after the Disposition of any Part A Property located in the same geographical area if the proceeds thereof are applied as provided in Section 2.10(e) hereof, (v) shares in United Business Computers, Inc. to be transferred as described in
Schedule III hereto and (vi) other Properties sold for fair value provided that at least 85% of the proceeds of each such sale shall be received in cash and the aggregate Net Available Proceeds received from the sale of such Properties and all other Properties sold pursuant to this clause (vi) shall not exceed $15,000,000. Notwithstanding the foregoing provisions of this
Section 9.05:

          (a) any Subsidiary of the Company may be merged or consolidated with or into: (i) the Company if the Company shall be the continuing or surviving corporation or (ii) any other such Subsidiary; provided that (x) if any such transaction shall be between a Subsidiary and a Wholly-Owned Subsidiary, the Wholly-Owned Subsidiary shall be the continuing or surviving corporation;

          (b) any Subsidiary of the Company may sell, lease, transfer or otherwise dispose of any or all of its Property
     (upon voluntary liquidation or otherwise) to the Company or a Wholly-Owned Subsidiary of the Company;

          (c) the Company and its Subsidiaries may sell or discount, in each case without recourse and in the ordinary course of business, receivables more than 90 days overdue and arising in the ordinary course of business, but only in connection with the compromise or collection thereof consistent with customary industry practice (and not as part of any bulk sale or financing of receivables);

          (d) the Company and its Subsidiaries may transfer condemned Property to the respective governmental authority or agency that has condemned the same (whether by deed in lieu of condemnation or otherwise), and may transfer Properties that have been subject to a casualty to the respective insurer (or its designee) of such Property as part of an insurance settlement;

          (e) the Company and its Subsidiaries may license or sublicense software, trademarks, and other intellectual property in the ordinary course of business which do not materially interfere with the business of the Company or any Subsidiary; and

          (f) the Company and its Subsidiaries may enter into consignment arrangements (as consignor or consignee) or similar arrangements for the sale of goods in the ordinary course of business and consistent with the past practices of the Company and its Subsidiaries.

          9.06 Limitation on Liens. The Guarantor will not, nor will it permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Lien upon any of its Property, whether now owned or hereafter acquired, except:

          (a)  Liens created pursuant to the Security Documents;

          (b)  Liens in existence on the date hereof and
     (i) listed in Part C of Schedule I hereto or (ii) listed in any policy of title insurance delivered under the Existing
     Credit Agreement;

          (c) Liens imposed by any governmental authority for taxes, assessments or charges not yet due or that are being contested in good faith and by appropriate proceedings if, unless the amount thereof is not material with respect to it or its financial condition, adequate reserves with respect thereto are maintained on the books of the Guarantor or the affected Subsidiaries, as the case may be, in accordance with GAAP;

          (d)  carriers', warehousemen's, mechanics',
     materialmen's, repairmen's, landlord's or other like Liens arising in the ordinary course of business that are not overdue for a period of more than 30 days or that are being contested in good faith and by appropriate proceedings and Liens securing judgments but only to the extent for an amount and for a period not resulting in an Event of Default under Section 10(h) hereof;

          (e) pledges or deposits under worker's compensation, unemployment insurance and other social security legislation;

          (f) deposits to secure the performance of bids, trade contracts (other than for Indebtedness), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

          (g) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business and encumbrances consisting of zoning restrictions, easements, licenses, restrictions on the use of Property, encroachments, protrusions or minor imperfections in title thereto that, in the aggregate, are not material in amount, and that do not in any case materially detract from the value of the Property subject thereto or materially interfere with the ordinary conduct of the business of the Company or any of its Subsidiaries;

          (h) Liens on Property of any corporation that becomes a Subsidiary of the Guarantor after the Effective Date; provided that such Liens are in existence at the time such corporation becomes a Subsidiary of the Guarantor and were not created in anticipation thereof;

          (i) Liens upon Property acquired after the date hereof (by purchase, construction or otherwise) by the Company or any of its Subsidiaries, each of which Liens either
     (A) existed on such Property before the time of its acquisition and was not created in anticipation thereof or
     (B) was created within 120 days of the acquisition or completion of construction of such Property solely for the purpose of securing Indebtedness representing, or incurred to finance, refinance or refund, the cost (including the cost of construction) of such Property; provided that (i) no such Lien shall extend to or cover any Property of the Company or such Subsidiary other than the Property so acquired and improvements thereon and (ii) the principal amount of Indebtedness secured by any such Lien shall at no time exceed 100% of the fair market value (as determined in good faith by a Responsible Officer of the Company) of such Property at the time it was acquired (by purchase, construction or otherwise);

          (j) Liens in respect of Capital Lease Obligations to the extent permitted by Sections 9.07 and 9.14 hereof;

          (k) Liens securing the obligations of the Company under Interest Rate Protection Agreements permitted by
     Section 9.08(i) hereof;

          (l) licenses, leases or subleases granted to others in the ordinary course of business not materially interfering with the conduct of the business of the Company and its Subsidiaries taken as a whole;

          (m) statutory and contractual landlords' liens under leases to which the Company or any of its Subsidiaries is a party;

          (n) any interest or title of a lessor, sublessor, licensee or licensor under any lease or license agreement permitted by this Agreement;

          (o) Liens in favor of a banking institution arising as a matter of law encumbering deposits (including the right of set-off) held by such banking institutions incurred in the ordinary course of business and which are within the general parameters customary in the banking industry;

          (p) Liens in favor of customs and revenue authorities arising as a matter of law to secure the payment of customs' duties in connection with the importation of goods; and

          (q) any extension, renewal or replacement of the foregoing, provided, however, that the Liens permitted hereunder shall not be spread to cover any additional Indebtedness or Property (other than a substitution of like Property).

          9.07 Indebtedness. The Guarantor will not, nor will it permit any of its Subsidiaries to, create, incur or suffer to exist any Indebtedness except:

          (a) Indebtedness to the Lenders hereunder and under the other Basic Documents;

          (b) the Guarantor Note and other Indebtedness outstanding on the date hereof and listed in Schedule I hereto;

          (c) Indebtedness of any Wholly-Owned Subsidiary of the Company (i) to the Company in an aggregate unpaid principal amount of not more than $25,000,000, in the case of Lagasse, or $1,500,000, in the case of any other such Wholly-Owned Subsidiary or (ii) to any other Wholly-Owned Subsidiary of the Company;

          (d) Indebtedness of the Company to any Wholly-Owned Subsidiary of the Guarantor provided that all such Indebtedness is subordinate on terms satisfactory to the Majority Lenders to the Indebtedness to the Lenders hereunder and under the other Basic Documents and is evidenced by an intercompany promissory note which is pledged to the Agent as collateral;

          (e) Indebtedness of the Company or any Subsidiary as a guarantor of the lessee under any lease pursuant to which the Company or any Subsidiary of the Company is a lessee so long as such lease is otherwise permitted hereunder;

          (f) Indebtedness incurred on or after the Revolving Credit Commitment Termination Date and after the payment in full of all Revolving Credit Loans and all Letter of Credit Liabilities for working capital or other general corporate purposes of the Company and/or its Subsidiaries not to exceed $300,000,000 in the aggregate and on terms satisfactory to the Majority Lenders in their reasonable discretion; and

          (g) Indebtedness of the Company and its Subsidiaries incurred after the Effective Date (including, without limitation, Capital Lease Obligations and other Indebtedness secured by Liens permitted under Sections 9.06(i) or 9.06(j) hereof) up to but not exceeding, in the case of the Company, $20,000,000 (less the amount of any outstanding Indebtedness incurred since the Initial Borrowing Date by the Company or any of its Subsidiaries that would not qualify as Indebtedness under clauses (a) through (h) of Section 9.07 of the Existing Credit Agreement) and, in the case of any Subsidiary of the Company, $500,000, at any one time outstanding.

          9.08 Investments. The Guarantor will not, nor will it permit any of its Subsidiaries to, make or permit to remain outstanding any Investments except:

          (a) the Guarantor Note and other Investments outstanding on the date hereof and identified in
     Schedule III hereto;

          (b)  operating deposit accounts with banks;

          (c)  Permitted Investments;

          (d)  Investments by the Guarantor in the Company;

          (e) Customer advances not to exceed $250,000 in the aggregate at any one time outstanding;

          (f) travel and relocation loans and advances to employees in the ordinary course of business not to exceed
     $1,000,000 in the aggregate at any one time outstanding;

          (g)  deposits permitted by Section 9.06(f) hereof;

          (h) Investments received in settlement of defaulted Receivables or in connection with the bankruptcy or reorganization of suppliers and customers and in connection with the settlement of other disputes with customers and suppliers arising in the ordinary course of business;

          (i)  Interest Rate Protection Agreements, required by
     Section 9.15 hereof;

          (j)  intercompany loans to the extent permitted by
     Section 9.07(c) or (d) hereof;

          (k)  Permitted Acquisitions; and

          (l) additional Investments up to but not exceeding $1,000,000 in the aggregate less any Investment made by the Guarantor or any of its Subsidiaries since the Initial Borrowing Date that does not otherwise qualify as an Investment under clauses (b) through (k) of Section 9.08 of the Existing Credit Agreement.

          9.09 Dividend Payments. (a) The Company will not, nor will it permit any of its Subsidiaries to, declare or make any Dividend Payment at any time; provided, however, that (1) any Subsidiary of the Company may make any Dividend Payment to the Company or any Wholly-Owned Subsidiary of the Company and (2) the Company may declare and make Dividend Payments in cash in respect of its common stock (i) to enable the Guarantor to pay any income, franchise or like taxes to the extent permitted by the Tax Sharing Agreement, (ii) to enable the Guarantor to pay its operating expenses incurred in the ordinary course of business and other corporate overhead costs and expenses (including, without limitation, legal, accounting, reporting, listing and similar expenses) in an aggregate amount not in excess of $750,000 in any fiscal year, (iii) to enable the Guarantor to acquire shares of capital stock to distribute to directors, officers and other employees pursuant to employee benefit plans,
(iv) to enable the Guarantor to make cash payments of dividends in respect of the Guarantor Preferred Stock or to pay Accrued Warrant Liabilities, and (v) to enable the Guarantor to repurchase its common stock from former employees of the Company for an aggregate purchase price of no more than $600,000 in any 12-month period, subject, in the case of clauses (iii), (iv) and
(v) above, to the satisfaction of the following conditions on the date of such Dividend Payment and after giving effect thereto and to the application of any Excess Cash Flow then required to be applied pursuant to Section 2.10(c) hereof:

                    (1)  no Default shall have occurred and be
          continuing;

                    (2)  the Fixed Charges Ratio as at the last
          day of the fiscal quarter of the Company most recently ended prior to the date of such Dividend Payment shall not be less than 1.2 to 1;

                    (3)  the aggregate amount of such Dividend
          Payments made in cash in any fiscal year of the Company shall not exceed an amount equal to 25% of the Excess Cash Flow for the fiscal year of the Company most recently ended prior to the date of such Dividend Payment;

                    (4)  the average, for the immediately
          preceding 90 days, of the excess of (i) the lesser of
          (x) the Borrowing Base and (y) the aggregate Revolving Credit Commitments over (ii) the sum of the outstanding principal amount of Revolving Credit Loans, and the Swingline Loans and the aggregate amount of Letter of Credit Liabilities shall be an amount at least equal to $50,000,000; and

                    (5)  at least 10 Business Days (but not more
          than 20 Business Days) prior to the date of each such Dividend Payment, the Company shall have delivered to each Lender a certificate of a Responsible Officer of the Company stating that, both before and after giving effect to the Dividend Payment to be made, no Default exists and demonstrating compliance with the conditions set forth in clauses (2), (3) and (4) of this
          Section 9.09(a).

          (b) The Guarantor will not declare or make any Dividend Payment except (i) (subject to paragraph (c) below) regularly scheduled Dividend Payments in respect of Guarantor Preferred Stock and payments of Accrued Warrant Liabilities,
(ii) repurchases of common stock of the Guarantor from former employees of the Company for an aggregate purchase price of no more than $600,000 in any 12-month period, (iii) repurchases of common stock of the Guarantor to distribute to directors, officers and other employees pursuant to employee benefit plans,
(iv) repurchases of fractional shares of the common stock of the Guarantor, provided the aggregate purchase price of all such fractional shares so repurchased under this clause (iv) since the Initial Borrowing Date does not exceed $10,000, (v) repurchases of shares of the common stock of the Guarantor held by shareholders holding fewer than 100 such shares provided the aggregate purchase price of all such shares so repurchased under this clause (v) since the Initial Borrowing Date does not exceed $150,000 and (vi) the redemption of the Guarantor's Series A Preferred Stock and/or Series C Preferred Stock in accordance with Section 9.09(d).

          (c) The Guarantor will not make any Dividend Payment in respect of Guarantor Preferred Stock in cash, except to the extent that the Company would then be permitted under
Section 9.09(a) hereof to make Dividend Payments in cash to the Guarantor to fund the same or as is contemplated by Section 9.09(d).

          (d)  Notwithstanding anything to the contrary in this
Section 9.09 or Section 2.10(d) or (g) or 9.16, the Guarantor may use the Net Available Proceeds of the Primary Offering to redeem in whole or in part its Series A Preferred Stock and/or Series C Preferred Stock to the extent set forth below, if, and only if, the Net Available Proceeds from the Primary Offering are applied as follows:

                    (i)  First, an amount of such Net Available
          Proceeds equal to (but not exceeding) $77,875,000 may be applied at the discretion of the Obligors to the partial or full redemption of the Guarantor's Series A Preferred Stock and/or Series C Preferred Stock (including the payments of all accrued dividends thereon) and to the redemption of the Senior Subordinated Notes in accordance with the Indenture (and the payment of any premium on such Senior Subordinated Notes due under such Indenture in connection with such redemption); provided that (A) at least $56,375,000 of such Net Available Proceeds must be applied to such redemption of the Senior Subordinated Notes (and the payment of any such premium thereon) prior to the redemption of any of the Guarantor's Series A Preferred Stock or Series C Preferred Stock, (B) no more than $21,500,000 of such Net Available Proceeds may be used to redeem any such Series A Preferred Stock or Series C Preferred Stock,
          (C) prior to redeeming such Series A Preferred Stock or Series C Preferred Stock, the Guarantor shall have received all applicable consents thereto, (D) any such Series A Preferred Stock or Series C Preferred Stock so redeemed shall be immediately retired, (E) such redemption shall have taken place not more than 60 days after the Guarantor has committed to such redemption and (F) at the time the Guarantor shall have committed to any such redemption, no Default shall have occurred and be continuing; and

                    (ii)  Second, the remaining amount of such
          Net Available Proceeds in excess of $50,000 (including any portion of the $77,875,000 available under the preceding clause (i) to redeem the preferred stock of the Guarantor and/or repurchase the Senior Subordinated Notes that is not so applied) shall be applied to the prepayment of the Term Loans pro rata between each Class of Term Loans and, as to each Class, pro rata to the remaining installments thereof; and

                    (iii)  Finally, any such Net Available
          Proceeds remaining thereafter may be used for general corporate purposes.

          9.10 Net Worth. The Guarantor will not permit Net Worth to be less than the sum of (a) $70,000,000 plus (b) 75% of the sum of Net Income (if positive) for each fiscal quarter of the Guarantor commencing with the first full fiscal quarter occurring after the Initial Borrowing Date plus (c) 100% of the amount by which Net Worth shall have been increased as a result of the Primary Offering minus (d) $3,750,000.

          9.11 Debt to Cash Flow Ratio. The Guarantor will not permit the Debt to Cash Flow Ratio to exceed the following respective amounts at any time during the following respective periods:

          Period                               Ratio

     From the date hereof
      through December 30, 1996              5.25 to 1

     From December 31, 1996
      through June 29, 1997                  5.00 to 1

     From June 30, 1997
      through December 30, 1997              4.75 to 1

     From December 31, 1997
      through December 30, 1998              4.50 to 1

     From December 31, 1998
      through December 30, 1999              4.00 to 1

     From December 31, 1999
      through December 30, 2000              3.75 to 1

     From December 31, 2000
      through December 30, 2001              3.50 to 1

     From December 31, 2001                  3.25 to 1

          9.12 Fixed Charges Ratio. The Guarantor will not permit the Fixed Charges Ratio to be less than the following respective amounts at any time during the following respective periods:

          Period                               Ratio

     From the date hereof
      through December 30, 1998              1.05 to 1

     From December 31, 1998
      and thereafter                         1.10 to 1

          9.13 Interest Coverage Ratio. The Guarantor will not permit the Interest Coverage Ratio to be less than the following respective amounts at any time during the following respective periods:

          Period                             Ratio

     From the date hereof
      through December 30, 1998            2.00 to 1

     From December 31, 1998
      and thereafter                       2.50 to 1

          9.14 Capital Expenditures. (a) The Company will not permit the aggregate amount of Capital Expenditures by the Company and its Subsidiaries to exceed $15,000,000 in any fiscal year.

          (b) Notwithstanding anything to the contrary contained in paragraph (a) above, to the extent that the aggregate amount of Capital Expenditures made by the Company and its Subsidiaries in any fiscal year are less than $15,000,000, the amount of such difference may be carried forward to the next succeeding fiscal year and used to make Capital Expenditures in such immediately succeeding fiscal year of the Company; provided that in no event may any such amount carried forward from a fiscal year exceed $15,000,000 minus the amount of Capital Expenditures made by the Company and its Subsidiaries in such fiscal year.

          (c) In addition to the Capital Expenditures permitted pursuant to the preceding paragraphs (a) and (b), the Company and its Subsidiaries may make additional Capital Expenditures as follows: (i) Capital Expenditures consisting of a reinvestment of the Net Available Proceeds of any asset sales not required to be applied to prepay the Loans pursuant to Section 2.10(e) hereof; (ii) Capital Expenditures consisting of the reinvestment of that portion of Excess Cash Flow generated during the prior fiscal year and not required to be applied to prepay the Loans pursuant to Section 2.01(c) hereof; (iii) the reinvestment of insurance or condemnation proceeds payable by reason of theft, loss, physical destruction or damage or any similar event or as a result of condemnation or deed in lieu thereof and (iv) the purchase price paid by the Guarantor or any of its Subsidiaries in respect of Permitted Acquisitions.

          9.15 Interest Rate Protection Agreements. The Company will by March 31, 1997 effect one or more Interest Rate Protection Agreements with one or more of the Lenders that effectively enables the Company (in a manner satisfactory to the Agent), as at any date, to protect itself against three-month London interbank offered rates exceeding 8% per annum as to a notional principal amount at least equal to $150,000,000 for a period of at least three years after the Effective Date and shall maintain such Interest Rate Protection Agreements in full force and effect throughout such period.

          9.16 Subordinated Indebtedness. The Guarantor will not, nor will it permit any of its Subsidiaries to purchase, redeem, retire or otherwise acquire for value, or set apart any money for a sinking, defeasance or other analogous fund for the purchase, redemption, retirement or other acquisition of, or make any voluntary payment or prepayment of the principal of or interest on, or any other amount owing in respect of, any Subordinated Indebtedness, except for (i) regularly scheduled payments or prepayments of principal and interest in respect thereof required pursuant to the instruments evidencing such Subordinated Indebtedness and (ii) the repayment of the Senior Subordinated Notes from the Net Available Proceeds of the Primary Offering, provided such Net Available Proceeds are applied in accordance with Section 9.09(d) hereof.

          9.17 Lines of Business. The Guarantor will not, nor will it permit any of its Subsidiaries (including, without limitation, the Company) to, engage to any substantial extent in any line or lines of business activity other than the business of the wholesale distribution and selling of office products, computers, computer products, janitorial supplies and similar products and the provision of fulfillment services.

          9.18 Transactions with Affiliates. Except as expressly permitted by this Agreement, the Guarantor will not, nor will it permit any of its Subsidiaries to, directly or indirectly: (a) make any Investment in an Affiliate;
(b) transfer, sell, lease, assign or otherwise dispose of any Property to an Affiliate; (c) merge into or consolidate with or purchase or acquire Property from an Affiliate; or (d) enter into any other transaction (other than the payment of Sponsor Management Fees permitted by Section 9.22 hereof) directly or indirectly with or for the benefit of an Affiliate (including, without limitation, Guarantees and assumptions of obligations of an Affiliate); provided that (x) any Affiliate who is an individual may serve as a director, officer, employee or consultant of the Guarantor or any of its Subsidiaries and receive reasonable compensation for his or her services in such capacity and (y) the Company and its Subsidiaries may enter into transactions (other than extensions of credit by the Company or any of its Subsidiaries to an Affiliate) providing for the leasing of Property, the rendering or receipt of services or the purchase or sale of inventory and other Property in the ordinary course of business if the monetary or business consideration arising therefrom would be substantially as advantageous to the Company and its Subsidiaries as the monetary or business consideration that would obtain in a comparable transaction with a Person not an Affiliate.

          9.19  Use of Proceeds.

          (a) The Company will use the proceeds of the Term Loans (to the extent in excess of the Term Loans continued from the Existing Credit Agreement) and the Revolving Credit Loans solely (i) to consummate the Lagasse Acquisition, (ii) to refinance certain existing Indebtedness of Lagasse listed in
Schedule I hereto, (iii) to make Permitted Acquisitions from time to time not exceeding in the aggregate $25,000,000 and (iv) and for general corporate purposes of the Company and its Subsidiaries; provided that no such proceeds may be contributed to Lagasse and may only be loaned by the Company to Lagasse pursuant to an open account advance not evidenced by any negotiable instrument (a "Lagasse Advance").

          (b) The use of the proceeds of the Loans by the Company shall be in compliance with all applicable legal and regulatory requirements, including, without limitation, Regulations G, U and X, the Securities Act of 1933, as amended, and the Exchange Act and the regulations thereunder; provided that neither the Agent nor any Lender shall have any responsibility as to the use of any of such proceeds.

          9.20 Modifications of Certain Documents. (a) Without the prior consent of the Agent (with the approval of the Majority Lenders), neither Obligor will consent to any modification, supplement or waiver of (i) any of the provisions of the Senior Subordinated Debt Documents (except any supplemental indenture contemplated by Section 1017(a) or (c) of the Indenture) or (ii) the Guarantor Preferred Stock or the Warrant Agreement to the extent such modification, supplement or waiver would increase the amount of regularly scheduled Dividend Payments in respect of Guarantor Preferred Stock or the amount of Accrued Warrant Liabilities.

          (b) The Guarantor will not take any action to modify or supplement the Articles of Incorporation of the Company, other than modifications that do not adversely affect the interests of the Lenders, without the prior approval of the Majority Lenders.

          9.21 Ownership of the Company. The Guarantor will at all times hold not less than 100% of the issued and outstanding capital stock of the Company.

          9.22 Management Fees, Etc. (a) Neither Obligor will pay to any Sponsor any management, consultant, financial advisor, director or similar fees ("Sponsor Management Fees"), except that the Obligors may pay (1) Sponsor Management Fees of not more than $70,834 in any month (the "Monthly Management Fees") plus (2) up to an additional $150,000 of Sponsor Management Fees for any fiscal year (the "Annual Management Fee") if, giving effect to the payment of all Monthly Management Fees and to the payment of such Annual Management Fee (solely for which purpose such Annual Management Fee shall be deemed to have been paid in such fiscal year), EBITDA of the Company for such fiscal year is not less than EBITDA of the Company as set forth opposite such fiscal year in Schedule VII hereto; provided that no Annual Management Fee for any fiscal year shall be paid until each Lender has received the financial statements of the Company for such fiscal year required to be delivered to such Lender pursuant to Section 9.01(c) hereof; and provided, further, that, in any event, no Annual Management Fee shall be paid if, at the time of such payment and after giving effect thereto, any Event of Default shall have occurred and be continuing; and provided, further, that any Annual Management Fees that shall not be paid because of the occurrence and continuance of any Event of Default shall continue to accrue.

          (b) Neither Obligor nor any of its Subsidiaries shall pay any severance payments or fees or other amounts to any officer or director of Lagasse in connection with or as a result, directly or indirectly, of the Lagasse Acquisition except pursuant to a schedule delivered to the Agent prior to the Effective Date and in form and substance satisfactory to the Agent.

          9.23 Taxes; Tax Sharing Agreement. The Guarantor and its Subsidiaries will file consolidated Federal income tax returns. Prior to filing any Federal income tax returns or paying any Federal income tax after the Lagasse Acquisition, Lagasse will become a party to the tax allocation agreement (the "Tax Sharing Agreement") among the Guarantor and its Subsidiaries.

          9.24  Subsidiary Guarantors; Additional Mortgaged
Property.

          (a) In the event that the Guarantor shall, after the Effective Date, directly or indirectly hold or acquire any Domestic Subsidiary, the Company will notify the Lenders (through the Agent) and will, and will cause each of its other Subsidiaries to, cause such Domestic Subsidiary (i) to execute and deliver a written guarantee of the Guaranteed Obligations and a security agreement in substantially the form of Exhibit B-2 hereto, mutatis mutandis, (ii) at the request of the Majority Lenders, to enter into a Mortgage covering all of the interests in material real Property owned by such Domestic Subsidiary and
(iii) to deliver such proof of corporate action, incumbency of officers, opinions of counsel and other documents as are consistent with those delivered by the Company pursuant to
Section 7.01 hereof on the Initial Borrowing Date or as the Agent shall have reasonably requested.

          (b) If (x) the Company repays any Indebtedness described in any of items 1 and 3 of Part C of Schedule I hereto or (y) the Company or any of its Subsidiaries acquires or leases any material real Property after the Effective Date, other than any real Property encumbered by Liens permitted by Section 9.06(i) hereof, the Company or such Subsidiary will promptly execute a Mortgage covering the Property securing such repaid Indebtedness or such newly-acquired Property, as the case may be, together with such surveys, title insurance policies and endorsements, certificates of occupancy and such other agreements, estoppels and consents (including agreements with lessors) as the Agent may reasonably require. In addition, at the request of the Agent, the Company shall, or shall cause Lagasse to, execute a Mortgage covering any Property that is owned or leased by Lagasse on the date hereof for which a Mortgage was not delivered on the Effective Date, together with such surveys, title insurance policies and endorsements, certificates of occupancy and such other agreements, estoppels and consents (including agreements with lessors) as the Agent may reasonably require with respect to such Property and which are available upon the exercise by the Company and Lagasse of commercially reasonable efforts.

          (c) The Company will (i) prior to November 10, 1996, execute and deliver to the Agent an amendment or other modification to each Mortgage covering Property of the Company located in any of the States of Colorado, Florida (other than the leasehold property of the Company in Florida), Louisiana, Michigan, New Jersey, New York, North Carolina and Ohio and (ii) cause the applicable title company to, prior to January 31, 1997, deliver to the Agent endorsements of the mortgagee policies of title insurance delivered by such title company under the Existing Credit Agreement (or, if such endorsements are not available, new mortgage policies of title in sequence) with respect to Properties covered by the Mortgages (other than any such Properties located in the State of Texas and the leasehold Property of the Company located in the State of Florida) each such amendment or modification and endorsement to be in form and substance satisfactory to the Agent.

          (d) The Company will cause Lagasse to execute and deliver, prior to November 10, 1996, a Mortgage covering the real Property of Lagasse located at 1525 Kuebel Street, New Orleans, La., as identified under the heading "Mortgages" in Schedule IV hereto, in each case duly executed and delivered by Lagasse in recordable form (and in such number of copies as the Agent shall have reasonably requested).

          9.25 Termination of ERISA Plans. The Company will not and will not permit any Subsidiary to withdraw from any Multiemployer Plan or permit any employee benefit plan maintained by it to be terminated if such withdrawal or termination could result in withdrawal liability (as described in Part 1 of Subtitle E of Title IV of ERISA) or the imposition of a Lien on any Property of the Company or any Subsidiary pursuant to
Section 4068 of ERISA.

          9.26 Limitations on Restrictions. The Guarantor will not and will not permit any of its Subsidiaries to enter into any agreement or arrangement that would prohibit, prevent or otherwise limit or impede the Guarantor or such Subsidiary from encumbering any of its respective assets for the benefit of the Lenders (other than any such assets subject to a Lien permitted by Section 9.06(i) or (j)).

          Section 10. Events of Default. If one or more of the following events (herein called "Events of Default") shall occur and be continuing:

          (a) Either Obligor shall (i) default in the payment when due (whether at stated maturity or upon mandatory or optional prepayment) of any principal of any Loan or any Reimbursement Obligation or (ii) default in the payment when due of any interest on any Loan or any Reimbursement Obligation or any fee or any other amount payable by it hereunder or under any other Basic Document and such default shall continue unremedied for three or more Business Days; or

          (b) Either Obligor or any of their respective Subsidiaries (the Obligors and such Subsidiaries herein collectively called the "Relevant Parties") shall default in the payment when due of any principal of or interest on any of its Indebtedness aggregating $5,000,000 or more, or in the payment when due of any amount under any Interest Rate Protection Agreement for a notional principal amount exceeding $5,000,000; or any event specified in any note, agreement, indenture or other document evidencing or relating to any such Indebtedness or any event specified in any Interest Rate Protection Agreement shall occur if the effect of such event is to cause, or (with the giving of any notice or the lapse of time or both) to permit the holder or holders Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause, Indebtedness to become due, or to be prepaid in full (whether by redemption, purchase, offer to purchase or otherwise), prior to its stated maturity or to have the interest rate thereon reset to a level so that securities evidencing such Indebtedness trade at a level specified in relation to the par value thereof or, in the case of an Interest Rate Protection Agreement, to permit the payments owing under such Interest Rate Protection Agreement to be liquidated; or

          (c) Any representation, warranty or certification made or deemed made herein or in any Transaction Document hereunder or any Transaction Document as defined in the Existing Credit Agreement (or in any modification or supplement hereto or thereto) by any party thereto, or any certificate furnished to any Lender or the Agent pursuant to the provisions of any Basic Document, shall prove to have been false or misleading as of the time made or furnished in any material respect; or

          (d) The Company, the Guarantor or Lagasse (as applicable) shall default in the performance of any of its obligations under any of Sections 9.01(g), 9.01(k), 9.05 through 9.16, inclusive, 9.18 through 9.22, inclusive, and
     9.26 hereof or either the Company or the Guarantor shall default in the performance of any of its obligations under
     Section 4.02, 5.02 or 5.07 of the Security Agreement or the equivalent provisions under the Lagasse Guarantee and Security Agreement, Section 4.02 or 4.07 of the Pledge Agreement or any provisions of any Mortgage (or any Domestic Subsidiary shall default in the performance of its obligations under the equivalent provisions in any Guarantee and Security Agreement delivered pursuant to Section 9.24 hereof); or any Obligor shall default in the performance of any of its other obligations in this Agreement or any other Basic Document and such default shall continue unremedied for a period of ten or more days after notice thereof to the Company by the Agent or any Lender (through the Agent); or

          (e) Any Relevant Party shall admit in writing its inability to, or be generally unable to, pay its debts as such debts become due; or

          (f) Any Relevant Party shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee, examiner or liquidator of itself or of all or a substantial part of its Property,
     (ii) make a general assignment for the benefit of its creditors, (iii) commence a voluntary case under the Bankruptcy Code, (iv) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, liquidation, dissolution, arrangement or winding-up, or composition or readjustment of debts, (v) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under the Bankruptcy Code or (vi) take any corporate action for the purpose of effecting any of the foregoing; or

          (g) A proceeding or case shall be commenced, without the application or consent of the affected Relevant Party, in any court of competent jurisdiction, seeking (i) its reorganization, liquidation, dissolution, arrangement or winding-up, or the composition or readjustment of its debts,
     (ii) the appointment of a receiver, custodian, trustee, examiner, liquidator or the like of such Relevant Party or of all or any substantial part of its Property or
     (iii) similar relief in respect of such Relevant Party under any law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts, and such proceeding or case shall continue undismissed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of 60 or more days; or an order for relief against any Relevant Party shall be entered in an involuntary case under the Bankruptcy Code; or

          (h) A final judgment or judgments for the payment of money in excess of $5,000,000 in the aggregate (exclusive of judgment amounts fully covered by insurance where the insurer has admitted liability in respect of such judgment) shall be rendered by one or more courts, administrative tribunals or other bodies having jurisdiction against any Relevant Party and the same shall not be discharged (or provision shall not be made for such discharge), or a stay of execution thereof shall not be procured, within 30 days from the date of entry thereof and such Relevant Party shall not, within said period of 30 days, or such longer period during which execution of the same shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal; or

          (i) An event or condition specified in Section 9.01(f) hereof shall occur or exist with respect to any Plan or Multiemployer Plan and, as a result of such event or condition, together with all other such events or conditions, the Company or any ERISA Affiliate shall incur or in the reasonable opinion of the Majority Lenders shall be reasonably likely to incur a liability to a Plan, a Multiemployer Plan or the PBGC (or any combination of the foregoing) that, in the determination of the Majority Lenders, could (either individually or in the aggregate) reasonably be expected to have a Material Adverse Effect; or

          (j) A reasonable basis shall exist for the assertion against the Company or any of its Subsidiaries, or any predecessor in interest of the Company or any of its Subsidiaries or Affiliates, of (or there shall have been asserted against the Company or any of its Subsidiaries) an Environmental Claim that, in the judgment of the Majority Lenders is reasonably likely to be determined adversely to the Company or any of its Subsidiaries, and the amount thereof (either individually or in the aggregate) is reasonably likely to have a Material Adverse Effect (insofar as such amount is payable by the Company or any of its Subsidiaries but after deducting any portion thereof that is reasonably expected to be paid by other creditworthy Persons jointly and severally liable therefor); or

          (k)  Any Change of Control shall have occurred; or

          (l) Except for expiration in accordance with its terms or a voluntary release by the Agent on behalf of the Agent and the Lenders, the Liens created by the Security Documents shall at any time not constitute a valid and perfected Lien on the collateral intended to be covered thereby (to the extent perfection by filing, registration, recordation or possession is required herein or therein) in favor of the Agent, free and clear of all other Liens (other than Liens permitted under Section 9.06 hereof or under the respective Security Documents), or, except for expiration in accordance with its terms, any of the Security Documents shall for whatever reason be terminated or cease to be in full force and effect, or the enforceability thereof shall be contested by either Obligor or Lagasse;

THEREUPON: (1) in the case of an Event of Default other than one referred to in clause (f) or (g) of this Section 10 with respect to any Obligor, the Agent shall, at the direction of the Majority Lenders (or, with respect to Swingline Loans, upon request of the Swingline Lender), by notice to the Obligors, terminate the Commitments and/or declare the principal amount then outstanding of, and the accrued interest on, the Loans (including the Swingline Loans), the Reimbursement Obligations and all other amounts payable by the Obligors hereunder (including, without limitation, any amounts payable under Section 5.05 or 5.06 hereof) to be forthwith due and payable (provided that if so requested by the Majority Revolving Credit Lenders, the Agent shall terminate the Revolving Credit Commitments), whereupon such amounts shall be immediately due and payable without presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by each Obligor; and (2) in the case of the occurrence of an Event of Default referred to in clause (f) or (g) of this Section 10 with respect to any Obligor, the Commitments shall automatically be terminated and the principal amount then outstanding of, and the accrued interest on, the Loans, the Swingline Loans, the Reimbursement Obligations and all other amounts payable by the Obligors hereunder (including, without limitation, any amounts payable under Section 5.05 or 5.06 hereof) shall automatically become immediately due and payable without presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by each Obligor.

          In addition, upon the occurrence and during the continuance of any Event of Default (if the Agent has declared the principal amount then outstanding of, and accrued interest on, the Revolving Credit Loans and all other amounts payable by the Company hereunder to be due and payable), the Company agrees that it shall, if requested by the Agent or the Majority Revolving Credit Lenders through the Agent (and, in the case of any Event of Default referred to in clause (f) or (g) of this
Section 10 with respect to either Obligor, forthwith, without any demand or the taking of any other action by the Agent or such Lenders) provide cover for the Letter of Credit Liabilities by paying to the Agent immediately available funds in an amount equal to the then aggregate undrawn face amount of all Letters of Credit, which funds shall be held by the Agent in the Collateral Account as collateral security in the first instance for the Letter of Credit Liabilities and be subject to withdrawal only as therein provided.

          Section 11.  The Agent.

          11.01 Appointment, Powers and Immunities. Each Lender hereby appoints and authorizes the Agent to act as its agent hereunder and under the other Basic Documents with such powers as are specifically delegated to the Agent by the terms of this Agreement and of the other Basic Documents, together with such other powers as are reasonably incidental thereto. The Agent (which term as used in this sentence and in Section 11.05 and the first sentence of Section 11.06 hereof shall include reference to its affiliates and its own and its affiliates' officers, directors, employees and agents):

          (a) shall have no duties or responsibilities except those expressly set forth in this Agreement and in the other Basic Documents, and shall not by reason of this Agreement or any other Basic Document be a trustee for any Lender;

          (b) shall not be responsible to the Lenders for any recitals, statements, representations or warranties contained in this Agreement or in any other Basic Document, or in any certificate or other document referred to or provided for in, or received by any of them under, this Agreement or any other Basic Document, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Basic Document or any other document referred to or provided for herein or therein or for any failure by the Company or any other Person to perform any of its obligations hereunder or thereunder;

          (c) shall not, except to the extent expressly instructed by the Majority Lenders with respect to collateral security under the Security Documents, be required to initiate or conduct any litigation or collection proceedings hereunder or under any other Basic Document; and

          (d) shall not be responsible for any action taken or omitted to be taken by it hereunder or under any other Basic Document or under any other document or instrument referred to or provided for herein or therein or in connection herewith or therewith, except for its own gross negligence or willful misconduct.

The Agent may employ agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it in good faith. The Agent may deem and treat the payee (or Registered Holder, as the case may be) of a Loan as the holder thereof for all purposes hereof unless and until a notice of the assignment or transfer thereof shall have been filed with the Agent, together with the consent of the Company to such assignment or transfer (to the extent provided in Section 12.06(b) hereof).

          11.02 Reliance by Agent. The Agent shall be entitled to rely upon any certification, notice or other communication (including, without limitation, any thereof by telephone, telecopy, telegram or cable) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by the Agent. As to any matters not expressly provided for by this Agreement or any other Basic Document, the Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder or thereunder in accordance with instructions given by the Majority Lenders or, if provided herein, in accordance with the instructions given by the Majority Revolving Credit Lenders, the Majority Term Lenders or all of the Lenders as is required in such circumstance, and such instructions of such Lenders and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders.

          11.03 Defaults. The Agent shall not be deemed to have knowledge or notice of the occurrence of a Default unless the Agent has received notice from a Lender or the Company specifying such Default and stating that such notice is a "Notice of Default". In the event that the Agent receives such a notice of the occurrence of a Default, the Agent shall give prompt notice thereof to the Lenders. The Agent shall (subject to Section 11.07 hereof) take such action with respect to such Default as shall be directed by the Majority Lenders or, if provided herein, the Majority Revolving Credit Lenders or the Majority Term Lenders, provided that, unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as it shall deem advisable in the best interest of the Lenders except to the extent that this Agreement expressly requires that such action be taken, or not be taken, only with the consent or upon the authorization of the Majority Lenders, the Majority Revolving Credit Lenders, the Majority Term Lenders or all of the Lenders.

          11.04 Rights as a Lender. With respect to its Commitments, its Swingline Commitment and the Loans made by it, Chase (and any successor acting as Agent) in its capacity as a Lender or the Swingline Lender hereunder shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not acting as the Agent, and the term "Lender" or "Lenders" or "Swingline Lender" shall, unless the context otherwise indicates, include the Agent in its individual capacity. Chase (and any successor acting as Agent) and its affiliates may (without having to account therefor to any Lender) accept deposits from, lend money to make investments in and generally engage in any kind of banking, trust or other business with the Obligors (and any of their Subsidiaries or Affiliates) as if it were not acting as the Agent, and Chase (and any such successor) and its affiliates may accept fees and other consideration from the Obligors for services in connection with this Agreement or otherwise without having to account for the same to the Lenders or the Swingline Lender.

          11.05 Indemnification. The Lenders agree to indemnify the Agent (to the extent not reimbursed under Section 12.03 hereof, but without limiting the obligations of the Obligors under said Section 12.03, and including in any event any payments under any indemnity that the Agent is required to issue to any bank referred to in Section 4.02 of the Security Agreement to which remittances in respect of Accounts, as defined therein, are to be made) ratably in accordance with the aggregate principal amount of the Loans and Reimbursement Obligations held by the Lenders (or, if no Loans or Reimbursement Obligations are at the time outstanding, ratably in accordance with their respective Commitments), for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever that may be imposed on, incurred by or asserted against the Agent (including by any Lender) arising out of or by reason of any investigation in or in any way relating to or arising out of this Agreement or any other Basic Document or any other documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby (including, without limitation, the costs and expenses that the Obligors are obligated to pay under
Section 12.03 hereof, and including also any payments under any indemnity that the Agent is required to issue to any bank referred to in Section 4.02 of the Security Agreement to which remittances in respect of Accounts, as defined therein, are to be made, but excluding, unless a Default has occurred and is continuing, normal administrative costs and expenses incident to the performance of its agency duties hereunder) or the enforcement of any of the terms hereof or thereof or of any such other documents, provided that no Lender shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the party to be indemnified.

          11.06 Non-Reliance on Agent and Other Lenders. Each Lender agrees that it has, independently and without reliance on the Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Guarantor and its Subsidiaries and decision to enter into this Agreement and that it will, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement or under any other Basic Document. The Agent shall not be required to keep itself informed as to the performance or observance by any Obligor of this Agreement or any of the other Basic Documents or any other document referred to or provided for herein or therein or to inspect the Properties or books of the Guarantor or any of its Subsidiaries. Except for notices, reports and other documents and information expressly required to be furnished to the Lenders by the Agent hereunder or under the Security Documents, the Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the affairs, financial condition or business of the Guarantor or any of its Subsidiaries (or any of their affiliates) that may come into the possession of the Agent or any of its affiliates.

          11.07 Failure to Act. Except for action expressly required of the Agent hereunder and under the other Basic Documents, the Agent shall in all cases be fully justified in failing or refusing to act hereunder and thereunder unless it shall receive further assurances to its satisfaction from the Lenders of their indemnification obligations under Section 11.05 hereof against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action.

          11.08 Resignation or Removal of Agent. Subject to the appointment and acceptance of a successor Agent as provided below, the Agent may resign at any time by giving notice thereof to the Lenders and the Obligors, and the Agent may be removed at any time with or without cause by the Majority Lenders. Upon any such resignation or removal, the Majority Lenders shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by the Majority Lenders and shall have accepted such appointment within 30 days after the retiring Agent's giving of notice of resignation or the Majority Lenders' removal of the retiring Agent, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent, that shall be a bank with a combined capital and surplus and undivided profits of at least $300,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation or removal hereunder as Agent, the provisions of this Section 11 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Agent.

          11.09 Consents under Other Basic Documents. Except as otherwise provided in Section 12.04 hereof with respect to this Agreement, the Agent may, with the prior consent of the Majority Lenders (but not otherwise), consent to any modification, supplement or waiver under any of the Basic Documents, provided that, without the prior consent of each Lender, the Agent shall not (except as provided herein or in the Security Documents) release any collateral or otherwise terminate any Lien under any Basic Document providing for collateral security, or agree to additional obligations being secured by such collateral security, except that no such consent shall be required, and the Agent is hereby authorized, to release any Lien covering (i) Property that is the subject of a disposition of Property permitted hereunder or (ii) Receivables to the extent such Receivables secure other Indebtedness expressly permitted by the Majority Revolving Credit Lenders, Majority Tranche A Term Loan Lenders and Majority Tranche B Term Loan Lenders.

          11.10 Collateral Sub-Agents. Each Lender by its execution and delivery of this Agreement agrees, as contemplated by Section 4.03 of the Security Agreement, that, in the event it shall hold any Permitted Investments referred to therein, such Permitted Investments shall be held in the name and under the control of such Lender, and such Lender shall hold such Permitted Investments as a collateral sub-agent for the Agent thereunder. The Obligors by their execution and delivery of this Agreement hereby consent to the foregoing.

          Section 12.  Miscellaneous.

          12.01 Waiver. No failure on the part of the Agent or any Lender to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

          12.02 Notices. Except as otherwise expressly provided herein or in the Security Documents, all notices, requests and other communications provided for herein and under the Security Documents (including, without limitation, any modifications of, or waivers, requests or consents under, this Agreement) shall be given or made in writing (including, without limitation, by telecopy) delivered to the intended recipient at the "Address for Notices" specified below its name on the signature pages hereof (below the name of the Company, in the case of the Guarantor); or, as to any party, at such other address as shall be designated by such party in a notice to each other party. Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given when transmitted by telecopier or personally delivered or, in the case of a mailed notice, upon receipt, in each case given or addressed as aforesaid.

          12.03 Expenses, Etc. The Obligors agree, jointly and severally, to pay or reimburse each of the Lenders and the Agent for: (a) all reasonable out-of-pocket costs and expenses of the Agent (including, without limitation, the reasonable fees and expenses of Milbank, Tweed, Hadley & McCloy, special New York counsel to Chase) in connection with (i) the negotiation, preparation, execution and delivery of this Agreement and the other Basic Documents and the extension of credit hereunder and
(ii) the negotiation or preparation of any modification, supplement or waiver of any of the terms of this Agreement or any of the other Basic Documents (whether or not consummated);
(b) all reasonable out-of-pocket costs and expenses of the Lenders and the Agent (including, without limitation, the reasonable fees and expenses of legal counsel for the Agent and one legal counsel for the Lenders) in connection with (i) any Default and any enforcement or collection proceedings resulting therefrom, including, without limitation, all manner of participation in or other involvement with (x) bankruptcy, insolvency, receivership, foreclosure, winding up or liquidation proceedings, (y) judicial or regulatory proceedings and
(z) workout, restructuring or other negotiations or proceedings (whether or not the workout, restructuring or transaction contemplated thereby is consummated) and (ii) the enforcement of this Section 12.03; (c) all transfer, stamp, documentary or other similar taxes, assessments or charges levied by any governmental or revenue authority in respect of this Agreement or any of the other Basic Documents or any other document referred to herein or therein and all costs, expenses, taxes, assessments and other charges incurred in connection with any filing, registration, recording or perfection of any security interest contemplated by any Basic Document or any other document referred to therein; and
(d) all costs, expenses and other charges in respect of title insurance procured with respect to the Liens created pursuant to the Mortgages.

          The Obligors hereby agree, jointly and severally, to indemnify the Agent and each Lender and their respective directors, officers, employees, attorneys and agents from, and hold each of them harmless against, any and all losses, liabilities, claims, damages or expenses incurred by any of them (including, without limitation, any and all losses, liabilities, claims, damages or expenses incurred by the Agent to any Lender, whether or not the Agent or any Lender is a party thereto) arising out of or by reason of any investigation or litigation or other proceedings (including any threatened investigation or litigation or other proceedings) relating to the extensions of credit hereunder or any actual or proposed use by the Guarantor or any of its Subsidiaries of the proceeds of any of the extensions of credit hereunder, including, without limitation, the reasonable fees and disbursements of counsel incurred in connection with any such investigation or litigation or other proceedings (but excluding any such losses, liabilities, claims, damages or expenses incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified or solely by reason of a breach of this Agreement by such Person). Without limiting the generality of the foregoing, the Obligors will
(x) indemnify the Agent for any payments that the Agent is required to make under any indemnity issued to any bank referred to in Section 4.02 of the Security Agreement to which remittances in respect to Accounts, as defined therein, are to be made and
(y) indemnify the Agent and each Lender from, and hold the Agent and each Lender harmless against, any losses, liabilities, claims, damages or expenses described in the preceding sentence (including any Lien filed against any Property covered by the Mortgages or any part of the thereunder in favor of any governmental entity, but excluding, as provided in the preceding sentence, any loss, liability, claim, damage or expense incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified) arising under any Environmental Law as a result of the past, present or future operations of the Company or any of its Subsidiaries (or any predecessor in interest to the Company or any of its Subsidiaries), or the past, present or future condition of any site or facility owned, operated or leased at any time by the Company or any of its Subsidiaries (or any such predecessor in interest), or any Release or threatened Release of any Hazardous Materials at or from any such site or facility, including any such Release or threatened Release that shall occur during any period when the Agent or any Lender shall be in possession of any such site or facility following the exercise by the Agent or any Lender of any of its rights and remedies hereunder or under any of the Security Documents.

          12.04 Amendments, Etc. Except as otherwise expressly provided in this Agreement, any provision of this Agreement may be modified or supplemented only by an instrument in writing signed by the Guarantor, the Company and the Majority Lenders, or by the Guarantor, the Company and the Agent acting with the consent of the Majority Lenders, and any provision of this Agreement may be waived by the Majority Lenders or by the Agent acting with the consent of the Majority Lenders; provided that
(a) no modification, supplement or waiver shall, unless by an instrument signed by all of the Lenders or by the Agent acting with the consent of all of the Lenders: (i) increase, or extend the term of any of the Commitments or the Swingline Commitment, or extend the time or waive any requirement for the reduction or termination of any of the Commitments or the Swingline Commitment, (ii) extend the date fixed for the payment of principal of or interest on any Loan, the Reimbursement Obligations or any fee hereunder, (iii) reduce the amount of any such payment of principal, (iv) reduce the rate at which interest is payable thereon or any fee is payable hereunder, (v) alter the rights or obligations of the Company to prepay Loans (except in connection with any transaction contemplated by clause (ii) to the proviso to Section 11.09 hereof), (vi) alter the terms of
Section 11.09 hereof or this Section 12.04, (vii) modify the definition of the term "Majority Lenders", "Majority Revolving Credit Lenders" or "Majority Term Lenders", or modify in any other manner the number or percentage of the Lenders required to make any determinations or waive any rights hereunder or to modify any provision hereof, (viii) waive any of the conditions precedent set forth in Section 7.01 or 7.02 hereof or (ix) release the Guarantor from any of its obligations under Section 6 hereof or Lagasse from any of its obligations under Section 3 of the Lagasse Guarantee and Security Agreement; (b) no modification, supplement or waiver shall (i) modify in any manner any of Sections 2.01(a), 2.03, 9.01(g), 9.01(i), and 9.01(l)
hereof or (ii) modify the definition of the term "Borrowing Base", "Borrowing Base Certificate", "Eligible Inventory", "Ineligible Receivable", "Inventory", "Letter of Credit Documents", "Letter of Credit Interest", "Letter of Credit Liability", "Receivable Adjustments" or "Receivables", without the consent of the Majority Revolving Credit Lenders; (c) no waiver or modification with respect to clause (i) of Section 1402 or 1502 of the Indenture or any similar provision in any agreement or instrument evidencing Subordinated Indebtedness shall be effective without the consent of the Lenders holding at least 66 2/3% of the sum of (i) the aggregate unused Commitments,
(ii) the aggregate unpaid principal amount of the Loans (other than the Swingline Loans) and (iii) the aggregate amount of all Letter of Credit Liabilities (the "Supermajority Lenders"); (d) any modification of any of the rights or obligations of the Agent or the Issuing Bank hereunder (including, without limitation, any of the provisions of Section 11.08 hereof) shall require the consent of the Agent or the Issuing Bank (as the case may be); and (e) no modification, supplement or waiver with respect to any provision of Section 2.01(d) or 2.02(b) hereof shall be effective without the concurrence of the Swingline Bank and, if at the time any Swingline Loans shall be outstanding, no modification, supplement or waiver with respect to any provision of Section 9 or 10 hereof shall be effective without the concurrence of the Swingline Lender.

          12.05 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

          12.06  Assignments and Participations.

          (a) No Obligor may assign any of its rights or obligations hereunder without the prior consent of all of the Lenders and the Agent.

          (b) Each Lender may assign any of its Loans, its Commitments, and, if such Lender is a Revolving Credit Lender, its Letter of Credit Interest and its interest acquired under
Section 2.01(d) hereof in Swingline Loans (but only with the consent of, in the case of its outstanding Commitments, the Company and the Agent and, in the case of the Revolving Credit Commitment or a Letter of Credit Interest, the Issuing Bank); provided that

          (i) no such consent by the Company or the Agent shall be required in the case of any assignment to another Lender;

         (ii) except to the extent the Company and the Agent shall otherwise consent, any such partial assignment (other than to another Lender) shall be in an amount at least equal to $5,000,000 (or, if less, the aggregate unpaid principal amount of the Loans and the aggregate Commitments of such Lender);

        (iii) each such assignment by a Lender of its Revolving Credit Loans, Revolving Credit Commitment or Letter of Credit Interest shall be made in such manner so that the same portion of its Revolving Credit Loans, Revolving Credit Commitment and Letter of Credit Interest is assigned to the respective assignee;

         (iv) each such assignment by a Lender of its Term Loans or Term Loan Commitment shall be made in such manner so that the same portion of its Term Loans and Term Loan Commitment, as the case may be, is assigned to the respective assignee;

          (v) upon each such assignment, the assignor and assignee shall deliver to the Company, the Agent and the Issuing Bank a Notice of Assignment in the form of Exhibit H hereto; and

         (vi) no consent required of the Company or the Agent under this Section 12.06(b) shall be unreasonably withheld or delayed.

Upon execution and delivery by the assignor and the assignee to the Company, the Agent and the Issuing Bank of such Notice of Assignment, and upon consent thereto by the Company, the Agent and the Issuing Bank to the extent required above, the assignee shall have, to the extent of such assignment (unless otherwise consented to by the Company, the Agent and the Issuing Bank), the obligations, rights and benefits of a Lender hereunder holding the Commitment(s), Loans and, if applicable, Letter of Credit Interest (or portions thereof) assigned to it and specified in such Notice of Assignment (in addition to the Commitment(s), Loans and Letter of Credit Interest, if any, theretofore held by such assignee) and the assigning Lender shall, to the extent of such assignment, be released from the Commitment(s) (or portion(s) thereof) so assigned. Upon each such assignment the assigning Lender shall pay the Agent an assignment fee of $3,000; provided that in the case of any such assignment to a Proposed Lender (as defined in Section 5.08 hereof), such assignment fee shall be paid by the Company.

          (c) A Lender may sell or agree to sell to one or more other Persons a participation in all or any part of any Loans or Letter of Credit Interest held by it, or in its Commitments, in which event each purchaser of a participation (a "Participant") shall be entitled to the rights and benefits of the provisions of
Section 9.01(m) hereof with respect to its participation in such Loans, Letter of Credit Interest and Commitments as if (and the Company shall be directly obligated to such Participant under such provisions as if) such Participant were a "Lender" for purposes of said Section, but, except as otherwise provided in
Section 4.07(c) hereof, shall not have any other rights or benefits under this Agreement or any other Basic Document (the Participant's rights against such Lender in respect of such participation to be those set forth in the agreements executed by such Lender in favor of the Participant). All amounts payable by the Company to any Lender under Section 5 hereof in respect of Loans, Letter of Credit Interest held by it, and its Commitments, shall be determined as if such Lender had not sold or agreed to sell any participations in such Loans, Letter of Credit Interest and Commitments, and as if such Lender were funding each of such Loan, Letter of Credit Interest and Commitments in the same way that it is funding the portion of such Loan, Letter of Credit Interest and Commitments in which no participations have been sold. In no event shall a Lender that sells a participation agree with the Participant to take or refrain from taking any action hereunder or under any other Basic Document except that such Lender may agree with the Participant that it will not, without the consent of the Participant, agree to (i) increase or extend the term, or extend the time or waive any requirement for the reduction or termination, of such Lender's related Commitment, (ii) extend the date fixed for the payment of principal of or interest on the related Loan or Loans, Reimbursement Obligations or any portion of any fee hereunder payable to the Participant, (iii) reduce the amount of any such payment of principal, (iv) reduce the rate at which interest is payable thereon, or any fee hereunder payable to the Participant, to a level below the rate at which the Participant is entitled to receive such interest or fee, (v) alter the rights or obligations of the Company to prepay the related Loans or (vi) consent to any modification, supplement or waiver hereof or of any of the other Basic Documents to the extent that the same, under Section 11.09 or 12.04 hereof, requires the consent of each Lender.

          (d) In addition to the assignments and participations permitted under the foregoing provisions of this Section 12.06, any Lender may (without notice to the Company, the Agent or any other Lender and without payment of any fee) (i) assign and pledge all or any portion of its Loans to any Federal Reserve Bank as collateral security pursuant to Regulation A and any Operating Circular issued by such Federal Reserve Bank and (ii) assign all or any portion of its rights under this Agreement and its Loans to an affiliate. No such assignment shall release the assigning Lender from its obligations hereunder.

          (e) A Lender may furnish any information concerning the Obligors or any of their respective Subsidiaries in the possession of such Lender from time to time to assignees and participants (including prospective assignees and participants), subject, however, to the provisions of Section 12.12(b) hereof.

          (f) Anything in this Section 12.06 to the contrary notwithstanding, no Lender may assign or participate any interest in any Loan or Reimbursement Obligation held by it hereunder to the Company or any of its Affiliates or Subsidiaries without the prior consent of each Lender.

          (g) At the request of any Lender that is not a U.S. Person and is not a "bank" within the meaning of
Section 881(c)(3)(A) of the Code, the Company shall maintain, or cause to be maintained, a register (the "Register") that, at the request of the Company, shall be kept by the Agent on behalf of the Company at no charge to the Company at the address to which notices to the Agent are to be sent hereunder, on which it enters the name of such Lender as the registered owner of each Registered Loan held by such Lender. A Registered Loan may only be assigned or otherwise transferred in whole or in part by registration of such assignment or transfer on the Register. Any assignment or transfer of all or part of such Loan shall be effected by registration of such assignment or transfer on the Register. Prior to the registration of assignment or transfer of any Registered Loan, the Company shall treat the Person in whose name such Loan is registered as the owner thereof for the purpose of receiving all payments thereon and for all other purposes, notwithstanding notice to the contrary.

          (h) The Register shall be available for inspection by the Company and any Lender that is a Registered Holder at any reasonable time upon reasonable prior notice.

          12.07 Survival. The obligations of the Obligors under the last paragraph of Section 2.03 hereof and under Sections 5.01, 5.05, 5.06, 5.07 and 12.03 hereof and under Section 6.03 of the Security Agreement, Section 7.03 of the Lagasse Guarantee and Security Agreement, and Section 4.13 of the Pledge Agreement, the obligations of the Guarantor under Section 6.03 hereof, and the obligations of the Lenders under Section 11.05 hereof, shall survive the repayment of the Loans and Reimbursement Obligations and the termination of the Commitments and, in the case of any Lender that may assign any interest in its Commitments, Loans or Letter of Credit Interest hereunder, shall survive the making of such assignment, notwithstanding that such assigning Lender may cease to be a "Lender" hereunder. In addition, each representation and warranty made, or deemed to be made by a notice of any extension of credit (whether by means of a Loan or a Letter of Credit), herein or pursuant hereto shall survive the making of such representation and warranty, and no Lender shall be deemed to have waived, by reason of making any extension of credit hereunder (whether by means of a Loan or a Letter of Credit), any Default that may arise by reason of such representation or warranty proving to have been false or misleading, notwithstanding that such Lender or the Agent may have had notice or knowledge or reason to believe that such representation or warranty was false or misleading at the time such extension of credit was made.

          12.08 Captions. The table of contents and captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

          12.09 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart.

          12.10 Governing Law; Submission to Jurisdiction. This Agreement shall be governed by, and construed in accordance with, the law of the State of New York. Each Obligor hereby submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of the Supreme Court of the State of New York sitting in New York County (including its Appellate Division), and of any other appellate court in the State of New York, for the purposes of all legal proceedings arising out of or relating to the Basic Documents or the transactions contemplated hereby. Each Obligor hereby irrevocably waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

          12.11 Waiver of Jury Trial. EACH OF THE OBLIGORS, THE AGENT AND THE LENDERS HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THE BASIC DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

          12.12  Treatment of Certain Information;
Confidentiality.

          (a) Each Obligor acknowledges that from time to time financial advisory, investment banking and other services may be offered or provided to such Obligor or one or more of its Subsidiaries (in connection with this Agreement or otherwise) by any Lender or by one or more subsidiaries or affiliates of such Lender and each Obligor hereby authorizes each Lender to share any information delivered to such Lender by such Obligor and its Subsidiaries pursuant to this Agreement, or in connection with the decision of such Lender to enter into this Agreement, with any such subsidiary or affiliate, it being understood that any such subsidiary or affiliate receiving such information shall be bound by the provisions of paragraph (b) below as if it were a Lender hereunder. Such authorization shall survive the repayment of the Loans and Reimbursement Obligations and the termination of the Commitments.

          (b) Each Lender and the Agent agrees (on behalf of itself and each of its affiliates, directors, officers, employees and representatives) to use reasonable precautions to keep confidential, in accordance with their customary procedures for handling confidential information of the same nature and in accordance with safe and sound banking practices, any non-public information supplied to it by any Obligor pursuant to this Agreement that is identified by such Person as being confidential at the time the same is delivered to the Lenders or the Agent, provided that nothing herein shall limit the disclosure of any such information (i) to the extent required by statute, rule, regulation or judicial process, (ii) to counsel for any of the Lenders or the Agent, (iii) to regulatory personnel, auditors or accountants, (iv) to the Agent or any other Lender (or to Chase Securities, Inc.), (v) in connection with any litigation related to the Acquisition, the Lagasse Acquisition or the transactions contemplated by the Credit Agreement or the other Basic Documents to which the Agent or any of the Lenders is a party, (vi) to a subsidiary or affiliate of such Lender as provided in paragraph (a) above or (vii) to any assignee or participant (or prospective assignee or participant) so long as such assignee or participant (or prospective assignee or participant) first executes and delivers to the respective Lender a Confidentiality Agreement substantially in the form of Exhibit G hereto (or executes and delivers to such Lender an acknowledgement to the effect that it is bound by the provisions of this
Section 12.12(b), which acknowledgement may be included as part of the respective assignment or participation agreement pursuant to which such assignee or participant acquires an interest in the Loans or Letter of Credit Interest hereunder); provided, further, that in no event shall any Lender or the Agent be obligated or required to return any materials furnished by any Obligor. The obligations of any assignee that has executed a Confidentiality Agreement in the form of Exhibit H hereto shall be superseded by this Section 12.12 upon the date upon which such assignee becomes a Lender hereunder pursuant to Section 12.06(b) hereof.

          12.13 Certain Tax Information. The Company shall provide in writing to the Lenders on a timely basis such information, if any, required by Treasury Regulation
Section 1.1275-2(e).

          12.14 Consent to Receivables Financing. Notwith-standing anything to the contrary in Section 9.05, 9.06 or 9.07 hereof, but subject to their reasonable satisfaction with final documentation related thereto, the Lenders agree and consent to the Company entering into a transaction substantially on the terms set forth in Schedule IX hereto (the "Receivables Transaction"), provided that the Revolving Credit Commitments shall be reduced by an amount equal to the aggregate principal amount of the commitments of purchasers to purchase Receivables, or to finance the purchase of Receivables, in connection with the Receivables Transaction.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.

                              UNITED STATIONERS SUPPLY CO.


                              By
                                 Title:

                              Address for Notices:

                              2200 East Golf Road
                              Des Plaines, Illinois 60016-1267

                              Attention:  Chief Financial Officer
                                          (with a copy to the General
                                          Counsel's Office)

                              Telecopier No.:  (847) 699-4716

                              Telephone No.:   (847) 699-5000 x2135

                              UNITED STATIONERS INC.


                              By
                                 Title:

                              Address for Notices:

                              2200 East Golf Road
                              Des Plaines, Illinois 60016-1267

                              Attention:  Chief Financial Officer
                                          (with a copy to the General
                                          Counsel's Office)

                              Telecopier No.:  (847) 699-4716

                              Telephone No.:   (847) 699-5000 x2135

                              LENDERS

Revolving Credit Commitment   THE CHASE MANHATTAN BANK


Tranche A Term
  Loan Commitment             By
                                 Title:

Tranche B Term                Lending Office for all Loans:
  Loan Commitment
                              The Chase Manhattan Bank
                              270 Park Avenue
                              New York, New York  10017

                              Address for Notices:

                              The Chase Manhattan Bank
                              270 Park Avenue
                              New York, New York  10017

                              Attention:  John J. Coyle

                              Telecopier No.:  (212) 270-4238

                              Telephone No.:  (212) 270-5632

                              THE CHASE MANHATTAN BANK,
                                as Agent



                              By
                                Title:

                              Address for Notices to
                                Chase as Agent:

                              The Chase Manhattan Bank
                              New York Agency
                              140 East 45th Street -- 29th Floor
                              New York, New York  10017

                              Attention:  Agent Bank Services

                              Telecopier No.:  (212) 622-0122

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_    _    SCHEDULE I

                     INDEBTEDNESS AND LIENS


  Existing Indebtedness of Guarantor, Supply and its Subsidiaries outstanding on the Effective Date:

Credit Agreement dated March 30, 1995 among United Stationers
     Supply Co., United Stationers, Inc., the lenders party thereto and The Chase Manhattan Bank (National Association), as Agent (as modified and supplemented and in effect from time to time, the "Existing Credit Agreement").

Indebtedness of $150,000,000.00, 12 3/4% Senior Subordinated
     Notes due 2005 pursuant to the Indenture date as of May 3, 1995 among United Stationers Supply Co., United Stationers
     Inc., and The Bank of New York, as Trustee.

Indebtedness pursuant to the Loan and Security Agreement dated as of December 3, 1993 between United Stationers Supply Co. and the CIT Group/Equipment Financing, Inc. (the "CIT Loan Agreement") and the related guarantees by United Stationers Inc. Outstanding Principal Amount $964,986.49.

Indebtedness pursuant to the Master Lease Agreement dated as of November 23, 1992 between United Stationers Supply Co. and The CIT Group/Equipment Financing, Inc. (the "CIT Lease Agreement") and the related guarantees by United Stationers Inc. Outstanding Principal Amount $1,036,133.72.

Industrial Development Bond Loan in the amount of $7,500,000 as evidenced by (i) Loan Agreement dated as of October 1, 1990 between the Development Authority of Gwinett County, Georgia ("Georgia") and Supply; (ii) the Promissory Note dated December 7, 1982 executed by Supply in favor of Georgia in the amount of $7,500,000; (iii) Trust Indenture dated as of October 1, 1990 between Georgia and PNC (or its successor in interest); (iv) Reimbursement, Credit and Security Agreement dated as of October 1, 1990 between Supply and PNC (6448 Best Friend Road, Norcross, Georgia). Outstanding Principal Amount $7,500,000.

Industrial Development Bond Loan in the amount of $7,500,000 as evidenced by (i) Mortgage Note dated December 1, 1983 executed by Supply in favor of the City of Des Plaines, Illinois ("Illinois") and Supply; (ii) Assignment of Rents and Leases dated December 1, 1983 executed by Supply in favor of PNC (as successor in interest); (iii) Indenture of Trust dated as of December 1, 1983 between Illinois and PNC (as successor in trust); (iv) Guarantee and Indemnification Agreement dated December 1, 1983 between United and PNC, successor in interest (as supplemented) (2200 E. Golf Road) and guaranteed by United. Outstanding Principal Amount $7,500,000.

Industrial Development Bond Loan in the amount of $8,000,000 as evidenced by (i) Loan and Security Agreement dated December 1, 1984 between Anne Arundel County, Maryland ("Maryland") and Supply; (ii) Promissory Note in the amount of $8,000,000 dated December 27, 1984 executed by Supply in favor of Maryland; and (iii) Indenture of Trust dated December 1, 1984 between Maryland and PNC (as successor in interest); Guarantee and Indemnification Agreement between United, PNC (as successor in interest) and Maryland (as supplemented) (7441 Candlewood Road, Hanover, Maryland). Outstanding Principal Amount $8,000,000.

Industrial Development Bond Loan in the amount of $6,800,000 as evidenced by (i) Loan Agreement dated December 1, 1986 between the City of Twinsburg, Ohio ("Ohio") and Supply;
     (ii) Indenture of Trust dated December 1, 1986 between Ohio and Bank of New York (as successor in interest) (as supplemented); and (iii) Guaranty Agreement dated December 1, 1986 between United and Bank of New York (as successor in interest) (Twinsburg, Ohio). Outstanding Principal Amount $6,800,000.

A Deed of Trust dated August 21, 1979 executed by Supply in favor of John Hancock Mutual Life Insurance Company covering property located in Dallas, Texas (119 Regal Row), which secures a note in the amount of $3,000,000. Outstanding Principal Amount $2,088,240.14.

Loan from Illinois Department of Commerce and Community Affairs providing financing for infrastructure development on facility located at 2000 Wolf Business Park, Greenville, Illinois. Outstanding Principal Amount $174,974.13.

Intercompany Indebtedness of United to Supply evidenced by the promissory note delivered to the Agent on the Initial
     Borrowing Date.  Outstanding Principal Amount
     [$88,796,000.00].

Intercompany Indebtedness of Supply to United Stationers Hong
     Kong Limited and United Worldwide Limited in the amount of $127,418.

Intercompany Indebtedness of SAH, Inc. to Supply in the amount of $263,074.00.

United has guaranteed the obligations of Supply under the leases for its facilities located at (i) 5440 Stationers Way, Sacramento, California, and (ii) 3365 Enterprise Avenue, Ft.
     Lauderdale, Florida.

Supply has guaranteed the obligations of Lagasse under the lease, as amended, for its facilities located at 1525 Kuebel
     Street, Harahan, Louisiana.

The letters of credit set forth on the Letters of Credit Chart
     (attached hereto) issued on behalf of United and its Subsidiaries to remain outstanding or backstopped.

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                                   LETTERS OF CREDIT CHART


  LC N     ISSUER   APPLICAN  ISSUE  EXPIRY  BENEFICIARY OUTSTANDI  BACKSTOP (B)
                      T       DATE   DATE                   NG      OUTSTANDING
                                                                     BALANCE (O)

   NORWEST
1.              Sanwa      USSC   9/30/96   6/30/97   Norwest   $3,500,000.00 B
663/470/00372
2
2.(SEE ATTACHED [Norwest]  USSC/UWL   See      See     See List $xx,xxx.x      O
SCHEDULE)                                List     List                         x
CHASE
1. PG754785     CHASE      USSC   3-30-95   4-6-97      PNC       7,684,932.00 B
(Gwimet Co.,
   GA IRB)
2. PG754786     CHASE      USSC   3-30-95   4-1-99  BANK OF NY    6,960,000.00 B
(Twinsburg,
   OH IRB)
3. PG754787     CHASE      USSC   3-30-95   3-29-97     PNC       8,120,000.00 O
(Anne Arundel
 Co., MD IRB)
4. PG754788     CHASE      USSC   3-30-95   3-29-97     PNC     7,612,500.00 O
(City of Des
 Plaines, IL
 IRB)
5. PG754789     CHASE      USSC   3-30-95   3-31-97  AMERICAN  16,379,026.74 O
(Employee                                               NATL.
   Benefit
   Trust)

PNC
1. A-301673    PNC        USSC   12/14/90  01/01/97 PNC, Paying  $7,684,932.00 O
(Gwinnett                                              Agent
Co., GA IRB)
2. A-301404    PNC        USSC   12/13/86  12/27/98  Bank of New $6,960,000.00 O
(Twinsburg,                                             York             OH IRB)
                            WORKER COMP. AND AUTO LIABILITY
1. 663/470/00332 Sanwa    USSC   Origina   12/01/96  American    $4,500,000.00 O
5                                    l               Motorists
                                  11/01/94           Insurance
                                                     Company, et
                                        Latest               al.
                                       Amendme
                                          nt
                                        3/5/96



Part C:  Existing Indebtedness of Lagasse [to be Repaid on the
Initial Borrowing Date (or, as indicated, by ______________):

Cross-default and Cross-collateralization Agreement dated
     December 29, 1995 by and between Hibernia National Bank and
     Lagasse in connection with a $12.4 million dollar loan.
     Outstanding Principal Amount [$5,500,000.]

Cross-default and Cross-collateralization Agreement dated
     December 29, 1995 by and between Hibernia National Bank and
     Lagasse in connection with an $878,971.71 dollar loan.
     Outstanding Principal Amount [$320,657.]

[Obligations relating to miscellaneous building improvements for the premises located at 5505 South Lambert Street, Jefferson
     Parish, LA, in the amount of $25,000. Lagasse expects to pay this debt in full prior to October 31, 1996.]

  Liens Securing Indebtedness Remaining Outstanding (Guarantor and Subsidiaries and Lagasse):

[A Deed of Trust and Assignment of Rents dated June 3, 1985, executed by Supply for the benefit of State Farm Life Insurance Company (as assigned from First Interstate Mortgage Company) covering property located in the City of Industry, California (918 South Stimson Avenue), which secures a note in the amount of $6,000,000 (to be released on or about July 31, 1995).]

[Liens pursuant to the Mortgage in favor of PNC Bank, National
     Association (Twinsburg, Ohio).]

Liens pursuant to Mortgage and Loan Agreement in favor of the City of Des Plaines, Illinois (2200 E. Golf Road).

The following UCC financing statements with respect to purchase money and/or lease obligations:

    FILING           DEBTOR        SECURED PARTY     UCC-1     DATE
 JURISDICTION                                       FILING    UCC-1
                                                    NUMBER    FILED
                    UNITED STATIONERS SUPPLY CO.
1.   Arizona         United       Hewlett-Packard   619420    04/30/90
     Secretary     Stationers         Company
     of State      Supply Co.       ("Hewlett")
                   ("Supply")
2.   Arizona       Supply           Hewlett         642697    11/06/90
     Secretary
     of State
3.   California    Supply           Hewlett        90122489   05/11/90
     Secretary
     of State
4.   Illinois      Supply           Hewlett         3133482   06/14/93
     Secretary
     of State
5.   Illinois      Supply           Hewlett         3133483   06/14/93
     Secretary
     of State
6.   Illinois      Supply           Hewlett         3133484   06/14/93
     Secretary
     of State
7.   Illinois      Supply           Hewlett         3133485   06/14/93
     Secretary
     of State
8.   Illinois      Supply           Hewlett         3133480   06/14/93
     Secretary
     of State
9.   Illinois      Supply           Hewlett         3133479   06/14/93
     Secretary
     of State
10.  Illinois      Supply           Hewlett         3133486   06/14/93
     Secretary
     of State
11.  Illinois      Supply           Hewlett         3133481   06/14/93
     Secretary
     of State
12.  Illinois      Supply           Hewlett         3133489   06/14/93
     Secretary
     of State
13.  Illinois      Supply         AT&T Systems      3195446   12/03/93
     Secretary                        Leasing
     of State                       Corporation
                                      ("AT&T")
14.  Illinois      Supply            Amdahl         3367676   02/23/95
     Secretary                      Corporation
     of State                        ("Amdahl")
15.  Illinois      Supply           Hewlett         3133492   06/14/93
     Secretary
     of State
16.  Illinois      Supply           Hewlett         3133490   06/14/93
     Secretary
     of State
17.  Illinois      Supply           Hewlett         3133488   06/14/93
     Secretary
     of State
18.  Illinois      Supply           Hewlett         3133478   06/14/93
     Secretary
     of State
19.  Illinois      Supply           Hewlett         3133487   06/14/93
     Secretary
     of State
20.  Illinois      Supply           Hewlett         3133491   06/14/93
     Secretary
     of State
21.  Illinois      Supply           Hewlett         3072171   01/12/93
     Secretary
     of State
22.  Illinois      Supply           Hewlett         3072172   01/12/93
     Secretary
     of State
23.  Illinois      Supply           Hewlett         3072173   01/12/93
     Secretary
     of State
24.  Illinois      Supply           Hewlett         3133477   06/14/93
     Secretary
     of State
25.  Illinois      Supply           Hewlett         3072170   01/12/93
     Secretary
     of State
26.  Illinois      Supply           Hewlett         3072168   01/12/93
     Secretary
     of State
27.  Illinois      Supply           Hewlett         3072169   01/12/93
     Secretary
     of State
28.  Illinois      Supply             AT&T          3055286   11/23/92
     Secretary
     of State
29.  Illinois      Supply            Amdahl         2853517   06/21/91
     Secretary
     of State
30.  Illinois      Supply           Illinois        2591158   06/26/89
     Secretary                     Department of   Continued
     of State                       Commerce and       :
                                     Community      3229674   03/08/94
                                      Affairs
31.  Illinois      Supply           Hewlett         3072176   01/12/93
     Secretary
     of State
32.  Illinois      Supply           Hewlett         3072175   01/12/93
     Secretary
     of State
33.  Illinois      Supply           Hewlett         3095899   03/12/93
     Secretary
     of State
34.  Illinois      Supply           Hewlett         3133476   06/14/93
     Secretary
     of State
35.  Illinois      Supply           Hewlett         3133476   06/14/93
     Secretary
     of State
36.  Illinois      Supply           Hewlett         3133474   06/14/93
     Secretary
     of State
37.  Illinois      Supply           Hewlett         3133475   06/14/93
     Secretary
     of State
38.  Illinois      Supply           Hewlett         3133473   06/14/93
     Secretary
     of State
39.  Illinois      Supply           Hewlett         3133471   06/14/93
     Secretary
     of State
40.  Illinois      Supply             AT&T          3102814   06/14/93
     Secretary
     of State
41.  Illinois      Supply           Hewlett         3133472   06/14/93
     Secretary
     of State
42.  Illinois      Supply          NCNB Texas      83-U-    12/28/83
     Cook                            assignee,       46464
     County                        Republic Bank   Continued
                                   Dallas ("NCNB       :      12/21/88
                                      Texas")        88-U-
                                                     31507
43.  Illinois      Supply          NCNB Texas      83-U-    12/28/83
     Cook                                          46465
     County                                        Continued
                                                       :      12/21/88
                                                     88-U-
                                                     31508
44.  Louisiana,   Supply           Hewlett      26163747   11/08/90
Jefferson
Parish
45.  Maryland, Anne Supply       Dana Commercial  Vol. 594,  05/21/93
Arundel County                         Credit      Page 111
                                    Corporation    (289051)
46.  Maryland       Supply        Norlease, Inc.  60838313-  03/24/86
     Secretary                   ("Norlease")   2799/0544
     of State
47.  Maryland      Supply           Norlease     131328048- 05/12/93
     Secretary                                 3509/0927
     of State
48.  Maryland      Supply           Norlease     60628390-  03/03/86
     Secretary                                  2793/1412
     of State
49.  Maryland      Supply           Norlease     60218145-  01/21/86
     Secretary                                     2782/0099
     of State
50.  Maryland      Supply           Norlease     53647930-  12/30/85
     Secretary                                     2777/2410
     of State
51.  Maryland      Supply           Norlease     52638099-  09/20/85
     Secretary                                     2748/0404
     of State
52.  Maryland      Supply           Norlease     53647931-  12/30/85
     Secretary                                     2777/2411
     of State
53.  Michigan      Supply           Hovinga       C879018   08/30/94
     Secretary                        Business
     of State                      Systems, Inc.
54.  New Jersey    Supply       Marine Bank, as   1077779   01/09/87
Secretary of                          Trustee
State                               (assignee of
                                     New Jersey
                                      Economic
                                    Development
                                     Authority)
55.  New Jersey    Supply       Eaton Financial   1470504   08/20/92
Secretary of                        Corporation
State
56.  New Jersey    Supply       Canon Financial   1461968   06/26/92
Secretary of                          Services
State
57.  New Jersey    Supply       Marine Bank, as  1885 #72   01/07/87
     Middlesex                        Trustee      Continued
     County                         (assignee of       :
                                     New Jersey      1908     12/30/91
                                      Economic       #3165
                                    Development
                                     Authority)
58.  New York     Supply        Manufacturers   89-1059*   05/28/89
     Greene                        Bank (assignee   (Please
     County                          of LaSalle    note that
                                      Computer     the above
                                    Corporation)    filing
                                                      has
                                                    lapsed
                                                    but is
                                                   still on
                                                   file with
                                                    County
                                                    Clerk.)
59.  Ohio          Supply          Pittsburgh    Y0006540   01/21/87
     Secretary                     National Bank
     of State                      ("Pittsburgh")
60.  Ohio          Supply          Pittsburgh     391845    01/21/87
     Summit
     County
61.  Oklahoma      Supply           Hewlett       058037    10/11/88
     Oklahoma
     County
62.  Oklahoma      Supply           Hewlett       012279    03/06/89
     Oklahoma
     County
63.  Texas         Supply           Hewlett      90-172791  05/10/90
     Secretary
     of State
64.  Texas         Supply           Hewlett      90-172792  08/10/90
     Secretary
     of State
65.  Texas         Supply           Hewlett      90-103710  05/10/90
     Secretary
     of State
66.  Texas         Supply           Hewlett      90-234645  11/06/90
     Secretary
     of State
67.  Texas         Supply         John Hancock   79-130599  08/24/79
     Secretary                      Mutual Life
     of State                        Insurance                Conti
                                      Company                 nued:
                                                              05/29
                                                               /94
                                                              07/28
                                                               /89
                                                              07/05
                                                               /94
68.  Texas        Supply           Hewlett      91-105310  05/30/91
     Secretary
     of State
69.  Texas        Supply           Hewlett      90-083999  04/16/90
     Secretary
     of State
70.  Texas        Supply           Hewlett      90-094155  04/30/90
     Secretary
     of State
71.  Utah         Supply           Hewlett       265684    11/06/90
     Secretary
     of State
                       UNITED STATIONERS INC.
72.  Illinois     United        Refrigeration    2794650   12/13/90
     Secretary   Stationers Inc.     Systems of
     of State        ("USI")          Illinois
73.  Missouri       USI          M.W.M., Inc.    J321703   05/24/93
     Jackson
     County
74.  New Jersey     USI        Eaton Financial   1480009   10/27/92
     Secretary                      Corporation
     of State                        ("Eaton")
75.  New Jersey     USI             Eaton        1557901   03/08/94
     Secretary
     of State
76.  Oregon         USI          The Bennett     S39900    02/11/95
     Secretary                     Funding Group,
     of State                         Inc. (as
                                    assignee to
                                    Datagraphics
                                     Northwest)
77.  Tennessee      USI        Hewlett-Packard   886372    05/31/91
     Secretary                        Company
     of State                       ("Hewlett")
78.  Texas          USI             Eaton       90-244414  11/20/90
     Secretary
     of State
79.  Texas          USI             Eaton       90-244415  11/21/90
     Secretary
     of State
80.  Texas          USI          Pitney Bowes   91-155006  08/08/91
     Secretary                      Credit Corp.
     of State
81.  Texas          USI          Crown Credit   94-082354  04/28/94
     Secretary                        Company
     of State
Lagasse Bros.,
Inc.
82.  California   Lagasse Bros.       Hibernia     91-034984  2/19/91
     Secretary        Inc.         National Bank
     of State      ("Lagasse")      ("Hibernia")              con't
                                                                .
                                                              8/28/95

83.  Florida              Lagasse          Hibernia     910000039  2/19/91
     Secretary                                        584
     of State                                      950000174  con't
                                                      016       .
                                                              8/29/95

84.  Georgia              Lagasse          Hibernia      752361    2/4/91
     Fulton
     County                                                   con't
                                                                .
                                                              8/25/95

85.  Illinois             Lagasse          Hibernia      2987532   8/10/94
     Secretary
     of State
86.  Illinois             Lagasse      Raymond Leasing   3519723   3/21/96
                                       Corp.
87.  Louisiana            Lagasse          Hibernia     36-52771   2/1/91
     Orleans                                       36-97727
     Parish
88.  Louisiana            Lagasse       Lease-America   36-63042   1/27/92
     Orleans
     Parish
89.  Louisiana            Lagasse        AT&T Credit    36-103170  2/27/96
     Orleans                        Corporation
     Parish
90.  Louisiana            Lagasse          Hibernia     36-76724   8/30/93
     Orleans
     Parish
91.  Louisiana            Lagasse          Hibernia     36-104137  3/19/96
     Orleans
     Parish
92.  Louisiana            Lagasse          Hibernia     36-107006  6/7/96
     Orleans
     Parish
93.  Louisiana            Lagasse          Hibernia     26-204103  12/29/95
     Jefferson
     Parish
94.  North Carolina       Lagasse          Hibernia      0754955   2/4/91
Secretary of                                        1262841
State                                                         con't
                                                              9/13/95

95.  Texas                Lagasse          Hibernia     191018254  2/1/91
     Secretary
     of State                                                 con't
                                                                .
                                                              8/28/95

96.  Washington           Lagasse          Hibernia      94-220-   8/8/94
Secretary of                                         0446
State
97.  Indiana              Lagasse          Hibernia      1931666   8/10/94
     Secretary
     of State

DAFS02...:\33\78533\0001\6517\SCH0296P.580
Transferred from DAFS02...:\60\18060\0003\2474\SCH3145N.46C
05/08/95 10:20pm JAT
 Do not delete this box or the codes above it; do not type above this box.
_    _    _   Text should begin immediately below this line.   _
_    _                    SCHEDULE II

                     ENVIRONMENTAL MATTERS


          The Guarantor under state direction has investigated the presence of petroleum contamination at its facility in Edison, N.J. While Guarantor is not responsible for the contamination, i.e., did not cause it, it could be required to undertake certain corrective action to minimize the adverse effects.

          None of the facilities owned or operated by Guarantor or its Subsidiaries is a treatment, storage or disposal facility under the Resource Conservation and Recovery Act ("RCRA"). Several of the facilities, however, generate hazardous wastes, which, although not prompting permitting obligations, requires the registration and procurement of an EPA identification number.

          Many of the facilities currently and historically owned, operated or leased by the Guarantor or its Subsidiaries contain asbestos-containing building materials ("ACM"), e.g., floor tiles and ceiling materials. These materials are manageable and Guarantor does not believe that the existence of ACM at any individual facility is reasonably likely to give rise to environmental liabilities in excess of $10,000 unless for some reason the ACM had to be removed. For specific locations that contain ACM, Guarantor incorporates by reference the asbestos-related information contained in Environmental Reports listed on Attachment A.

          It is possible that some of the electrical equipment located either in the Guarantor's facilities or on real estate owned or leased by Guarantor currently contain or historically contained PCB-containing oils. For the most part, the electrical equipment is owned by the local utility company in the area. The Guarantor does not believe that the current or historic presence of PCBs at any individual facility is reasonably likely to give rise to environmental liabilities in excess of $10,000.
Guarantor incorporates by reference those portions of the Environmental Reports on Attachment A that identify the facilities that have or may have PCB-containing equipment.

          There are underground storage tanks ("USTs") located at, on or under some of the real property owned, operated, or leased by the Guarantor and its Subsidiaries, and there previously were some USTs located at the Company's facilities, which have been removed or closed in place. Guarantor is not aware of any current leaks or spills from any individual UST that is reasonably likely to give rise to an environmental claim in excess of $10,000. To the extent any of the USTs need to be closed, the cost of closure could exceed $10,000. Guarantor incorporates by reference those portions of the Environmental Reports on Attachment A that identify the facilities that have or previously had USTs.

                         ENVIRONMENTAL SURVEYS


     UNITED STATIONERS SUPPLY CO.

                                      Date of
        Property          How Held    Survey        Type of Survey
898 Carol Court            Leased    10/11/89    Report Transmittal
Carol Stream, Illinois                           Environmental
                                                 Assessment (Two
                                                 parcels 160 and 110
                                                 acres) between
                                                 Fullerton Avenue and
                                                 Schmale Road, DuPage
                                                 County, Illinois)
                                                 Hazardous Wastes
                                                 Questionnaire by ASI
                                                 as proposed tenant,
                                                 Hazardous Materials
                                                 List
6725 Business Parkway      Leased
Meadowridge Industrial
Park
Elkridge, Maryland
3030 Orange Grove Road     Leased    01/04/93    Phase I Environmental
North Highlands,                                 Assessment
California
18910-60 San Jose Avenue   Leased    02/16/95    Final Report Phase I
City of Industry,                                Environmental Site
California                                       Assessment
732 Striker Avenue         Leased
Sacramento, California
1630 Westbelt Drive        Leased    12/02/91    Report of Phase I
Columbus, Ohio                                   Environmental Site
                                                 Assessment and
                                                 Asbestos Survey of
                                                 Limited Scope
707 Parkway View Drive     Leased    12/02/91    Report of Phase I
Pittsburgh, Pennsylvania                         Environmental Site
                                                 Assessment and
                                                 Asbestos Survey of
                                                 Limited Scope
5523 N.W. 161st Street     Leased    12/02/91    Report of Phase I
Hialeah, Florida                                 Environmental Site
                                                 Assessment and
                                                 Asbestos Survey of
                                                 Limited Scope
                                     07/13/93    Report of Limited
                                                 Soil and Groundwater
                                                 Testing Program
5400 N.W. 163 Street       Leased    12/02/91    Report of Phase I
Hialeah, Florida                                 Environmental Site
                                                 Assessment and
                                                 Asbestos Survey of
                                                 Limited Scope
                                     07/13/93    Report of a Limited
                                                 Soil and Groundwater
                                                 Testing Program
724 Massman Drive          Leased    12/02/91    Report of Phase I
Nashville, Tennessee                             Environmental Site
(48,000 square feet)                             Assessment and
                                                 Asbestos Survey of
                                                 Limited Scope
                                     04/23/93    UST Closure
                                                 Regulatory Records
                                                 Review
724 Massman Drive          Leased    12/02/91    Report of Phase I
Nashville, Tennessee                             Environmental Site
(18,000 square feet)                             Assessment and
                                                 Asbestos Survey of
                                                 Limited Scope
                                     04/23/93    UST Closure
                                                 Regulatory Records
                                                 Review
1075 Hawthorn Drive        Leased
Itasca, Illinois  60143
601 Raritan Way             Owned    12/02/91    Report of Phase I
Denver, Colorado                                 Environmental Site
                                                 Assessment and
                                                 Asbestos Survey of
                                                 Limited Scope
5400 West 12th Street       Owned    12/02/91    Report of Phase I
Jacksonville, Florida      with a                Environmental Site
                           partial               Assessment and
                           sublet                Asbestos Survey of
                            to a                 Limited Scope
                            third
                            party
3402 Queens Palm Drive      Owned    12/02/91    Report of Phase I
Tampa, Florida                                   Environmental Site
                                                 Assessment and
                                                 Asbestos Survey of
                                                 Limited Scope
                                     07/16/93    Report of Results of
                                                 Phase II
                                                 Environmental
                                                 Assessment
                                     11/23/93    Report of Results of
                                                 Battery Wastewater
                                                 Assessment
4800 Highlands Parkway      Owned    12/02/91    Report of Phase I
Smyrna, Georgia                                  Environmental Site
                                                 Assessment and
                                                 Asbestos Survey of
                                                 Limited Scope
7509 Boone Avenue, North    Owned    12/02/91    Report of Phase I
Brooklyn Park, Minnesota                         Environmental Site
                                                 Assessment and
                                                 Asbestos Survey of
                                                 Limited Scope
                                     01/17/95    Report of
                                                 Neutralization Sump
                                                 Sampling and Wash
                                                 Basin Residue
                                                 Sampling
9755 International          Owned    11/09/91    Environmental Site
Boulevard                                        Assessment
Cincinnati, Ohio
                                     01/19/95    Report of Wastewater
                                                 Sampling
9450 Allen Drive            Owned    12/02/91    Report of Phase I
Valley View, Ohio                                Environmental Site
                                                 Assessment and
                                                 Asbestos Survey of
                                                 Limited Scope
                                     02/15/88    Environmental Audit
                                                 for Rite Aid
                                                 Distribution Center
                                                 on Allen Road
                                     07/18/88    Analytical Report
                                                 from Wadsworth/Alert
                                                 Laboratories
8711 West Port Avenue       Owned    12/02/91    Report of Phase I
Milwaukee, Wisconsin                             Environmental Site
                                                 Assessment and
                                                 Asbestos Survey of
                                                 Limited Scope
                                     01/17/95    Report of Soil
                                                 Sampling
5345 West 81st Street       Owned    11/26/91    Report of Phase I
Indianapolis, Indiana                            Environmental Site
                                                 Assessment and
                                                 Asbestos Survey of
                                                 Limited Scope
                                     01/17/95    UST Records Review
                                                 and Report of Phase
                                                 II Environmental Site
                                                 Assessment
Commerce Park III           Owned    12/02/91    Report of Phase I
1400 Westinghouse                                Environmental Site
Boulevard                                        Assessment and
Charlotte, North Carolina                        Asbestos Survey of
                                                 Limited Scope
                                     01/18/95    Report of Preliminary
                                                 Ground-Water and Soil
                                                 Assessment
                                                 Commerce Park III
                                                 1400 Westinghouse
                                                 Boulevard
                                                 Charlotte, North
                                                 Carolina
                                                 Owned
II.  LAGASSE BROS., INC.
1525 Kuebel Street          Lease    10/23/96    Environmental Report
Harahan, LA 70123








     There was also delivered a copy of the Operations and Maintenance Program for Asbestos-Containing Materials in United Stationers
Distribution Warehouses prepared by Law Engineering, Inc. dated
November 23, 1993.
                    UNITED REPORTS PREPARED BY LAW


UNITED STATIONERS SUPPLY/TEMPE, AZ

UNITED STATIONERS SUPPLY/INDUSTRY, CA

UNITED STATIONERS SUPPLY/ANTELOPE, SACRAMENTO CO., CA

UNITED STATIONERS SUPPLY/DENVER, CO

UNITED STATIONERS SUPPLY/FORT LAUDERDALE, FL

UNITED STATIONERS SUPPLY/NORCROSS, GA

UNITED STATIONERS SUPPLY/FOREST PARK, IL

UNITED STATIONERS SUPPLY/HARAHAN, LA

UNITED STATIONERS SUPPLY/HANOVER, MD

UNITED STATIONERS SUPPLY/WOBURN, MA

UNITED STATIONERS SUPPLY/LIVONIA, MI

UNITED STATIONERS SUPPLY/EAGAN, MN

UNITED STATIONERS SUPPLY/NORTH KANSAS CITY, MO

UNITED STATIONERS SUPPLY/GREENVILLE, IL

UNITED STATIONERS SUPPLY/COXSACKIE, NY

UNITED STATIONERS SUPPLY/EDISON, NJ

UNITED STATIONERS SUPPLY/CHARLOTTE, NC

UNITED STATIONERS SUPPLY/SPRING DALE, OH

UNITED STATIONERS SUPPLY/TWINSBURG, OH

UNITED STATIONERS SUPPLY/TULSA, OK

UNITED STATIONERS SUPPLY/PORTLAND, OR

UNITED STATIONERS SUPPLY/PENNSAUKEN, NJ

UNITED STATIONERS SUPPLY/MEMPHIS, TN

UNITED STATIONERS SUPPLY/NASHVILLE, TN

UNITED STATIONERS SUPPLY/DALLAS, TX

UNITED STATIONERS SUPPLY/HOUSTON, TX

UNITED STATIONERS SUPPLY/LUBBOCK, TX

UNITED STATIONERS SUPPLY/SAN ANTONIO, TX

UNITED STATIONERS SUPPLY/SALT LAKE CITY, UT

UNITED STATIONERS SUPPLY/TUKWILA, WA

UNITED STATIONERS SUPPLY/BOLT, FT. WORTH, TX

UNITED STATIONERS SUPPLY/MOCKINGBIRD LANE, DALLAS, TX

UNITED STATIONERS SUPPLY/JESSUP, MD

UNITED STATIONERS SUPPLY/CITY OF INDUSTRY


DAFS02...:\33\78533\0001\6517\SCH0296R.010
 Do not delete this box or the codes above it; do not type above this box.
_    _    _   Text should begin immediately below this line.   _
_    _                    SCHEDULE III

                  SUBSIDIARIES AND INVESTMENTS


Part A

          -    United Stationers Supply Co.
          -    United Business Computers, Inc. ("UBC")1
          -    United Stationers Hong Kong Limited
          -    United Worldwide Limited
          -    SAH, Inc.
          -    CJS/GT Corp.
          -    Lagasse Bros., Inc.

Part B

     Guarantor:

          None

     Supply:

          -    $500,000 Revolving Credit Loan Agreement dated
          July 1, 1993 between United Business Computers, Inc., as Borrower, and Supply, as Lender

          - $1,244,874 net in CJS/GT Corp. CJS/GT Corp. is a general partner of a partnership that owns a building located at 4303 Pleasantdale Road, Doraville, GA. The building is presently fully leased.


     Lagasse:

               NONE
DAFS02...:\33\78533\0001\6517\SCH0296R.070


                          SCHEDULE IV

                         Real Property


I.   DISPOSITIONS


     The Company currently contemplates disposing of the real property interest and all personal property (including furniture and equipment) and fixtures at the locations listed below. All facilities are warehouse space, except as otherwise noted.


PART A

California
          -    City of Industry (Los Angeles area) - 18960 E. San
               Jose Avenue (Lease)
          -    North Highland (Sacramento area) - 3030 Orange
               Grove (Lease)
          -    Sacramento - 5440 Stationers Way (Lease)

Colorado
          -    Denver - 501 Raritan Way (Fee)
          -    Denver - 2500-A West 5th Ave. (Lease)
          -    Denver - 2465 W. 4th Ave. (Lease)
Florida
          -    Hialeah (Miami area) -   5523 NW 161st Street
          (Lease) [VACATED]
                              5400 NW 163rd Street (Lease)
[VACATED]

Georgia
          -    Smyrna (Atlanta) - 4800 Highlands Parkway (Fee)
          [CLOSED]
          - Doraville - 4303 Pleasantdale Road (this property is not a facility and was acquired in satisfaction of a debt owed to Supply) (Fee)

Illinois
          - Des Plaines (Chicago area) - 2200 East Golf Road (Corporate headquarters) (Fee)
          -    Forest Park (Chicago area) - 1900 South Des
               Plaines Road (Fee)
          -    Forest Park (Chicago area) - 7750 Industrial -
               Annex (Lease)
          -    Forest Park (Chicago area) - 7725 Industrial Drive
               (Lease)
          -    Carol Stream (Chicago area) - 898 Carol Court
               (Lease)
          -    Bensenville (Chicago area) - 1161 Ellis Street
               (Lease)2

Louisiana

          -    New Orleans - 425 Ninth Street (Fee)

Maryland
          -    Elkridge (Baltimore area) - 6725 Business Parkway
               (Lease) [VACATED]

Minnesota
          -    Brooklyn Park (St. Paul area) - 7509 Boone Avenue
               (Fee)
          -    Eagan (Minneapolis area) - 1720 Alexander Road
               (Fee)

North Carolina
          -    Charlotte - 10800-Z S. Commerce Blvd. (Lease)

Ohio
          -    Valley View (Cleveland area) - 9450 Allen Drive
              (Fee) [CLOSED]
          -    Springdale (Cincinnati area) - 201 W.
               Crescentville Road (Lease)

Tennessee
          -    Nashville - 724 Massman Drive (entire facility)
                                   1920 Nolensville Road (Lease)

Texas

          -    Fort Worth (DFW area) - 3300 West Bolt Street (Old
               SDC corporate office building) (Fee) [SOLD]

Wisconsin

          -    Milwaukee - 8711 West Point Avenue

PART B

California

          -    Sacramento - 723 Striker Avenue [VACATED]

Colorado

          -    Denver - 2500A West 5th Street/2465 W. 4th Avenue
              (Leasehold)

Illinois

          -    Itasca (Chicago area) - 1075 Hawthorn Drive
               (Leasehold) [CLOSED]
          -    Mount Prospect (Chicago area) - 1661 Feehanville
               Drive (Leasehold)

North Carolina

          -    Charlotte - 1949-2001 Freedom Drive (Leasehold)

Ohio

          -    Twinsburg (Cleveland area) - 2100 Highland Road (Fee)

Tennessee

          -    Memphis - 2843 Harbor Avenue (Leasehold)3

Texas

          -    Dallas (DFW area) - 613-21 Mockingbird Lane/3439
               Irving Boulevard

  REAL PROPERTY INTERESTS

     United Stationers Supply Co.

Arizona

     Leasehold
          -    Tempe - 1013 West Alameda Drive

California

     Fee Owned
          -    City of Industry (Los Angeles area) - 918 South
               Stimson Avenue

     Leasehold
          -    City of Industry (Los Angeles area) - 18305-385
               San Jose Avenue
          -    City of Industry - 18960 E. San Jose Avenue
          [VACATED]
          -    North Highland - 3030 Orange Grove
          -    Sacramento - 723 Striker Avenue [VACATED]
          -    Sacramento - 5440 Stationers Way

Colorado

     Fee Owned
          -    Denver - 501 Raritan Way

     Leasehold
          -    Denver - 2500A West 5th Street
          -    Denver - 2465 W. 4th Avenue
Connecticut

     Leasehold
          -    North Branford - 104-5 Branford

Florida

     Fee Owned
          -    Jacksonville - 5400 West 12th Street
          -    Tampa -  3402 Queen Palm Drive

     Leasehold
          -    Ft. Lauderdale - 3365 Enterprise Avenue
          -    Hialeah - 5523 NW 161st Street [VACATED]
          -    Hialeah - 5400 NW 163rd Street [VACATED]
          -    Orlando - 4315 W. 34th Street
Georgia

     Fee Owned
          -    Norcross (Atlanta area) - 6448 Best Friend Road
          - Doraville - 4303 Pleasantdale Road (CJS/GT Corp., a subsidiary of Supply is a general partner in a partnership that owns this building. The building is presently fully leased.)
          -    Smyrna - 4800 Highlands Parkway [SOLD]


Illinois

     Fee Owned
          -    Des Plaines - 2200 East Golf Road4
          -    Forest Park - 1900 South Des Plaines Road
          -    Greenville (St. Louis area) - 2000 Wolf Business
               Park

     Leasehold
          -    Carol Stream - 898 Carol Court
          -    Forest Park - 7750 Industrial - Annex
          -    Forest Park - 7725 Industrial Drive
          -    Itasca - 1075 Hawthorn Drive [CLOSED]
          -    Mount Prospect - 1661 Feehanville Drive
          -    Woodale - 376 Balm Court

Indiana

     Fee Owned
          -    Indianapolis - 5345 West 81st Street

Louisiana

     Leasehold
          -    Lafayette - 223 I.B. Street
          -    Harahan - 1000 Edwards Avenue
          -    New Orleans - 300 Plauche Street and Bevin Street

Maryland

     Fee Owned
          -    Hanover (Baltimore area) - 7441 Candlewood Road

     Leasehold
          -    Elkridge - 6725 Business Parkway [VACATED]
          - Hanover - 7465 Candlewood Road (the property is subleased to Andrews Office Supply)
          -    Jessup - 8155 Stayton Drive [CLOSED]

Massachusetts

     Fee Owned
          -    Woburn (Boston area) - 415 Wildwood Avenue


Michigan

     Fee Owned
          -    Livonia (Detroit area) - 32432 Capitol Drive

     Leasehold
          -    Livonia (Detroit area) - 13001 Merriman Road
          -    Wyoming - 900 47th Street S.W.

Minnesota

     Fee Owned
          -    Brooklyn Park (St. Paul area) - 7509 Boone Avenue
          -    Eagan (Minneapolis area) - 1720 Alexander Road

Missouri

     Leasehold
          -    Kansas City - 1606 Linn Street

New Jersey

     Fee Owned
          -    Edison (New York area) - 77 Executive Avenue
          -    Pennsauken (Philadelphia area) - 9009 Pennsauken
               Highway

     Leasehold
          -    Edison - 260 Meadow Road
          -    Pennsauken - 9020 Pennsauken Highway

New York

     Fee Owned
          -    Coxsackie (Albany area) - Route 9W and Wolf Road

     Leasehold
          -    Manhattan - 537-45 W. 27th Street/538-46 W. 28th
               Street [VACATED]

North Carolina

     Fee Owned
          -    Charlotte - 10800-Z S. Commerce Blvd.

     Leasehold
          -    Charlotte - 1949-2001 Freedom Drive [VACATED]

Ohio

     Fee Owned
          -    Sharonville (Cincinnati area) - 9775 International
               Drive
          -    Twinsburg (Cleveland area) - 2100 Highland Road
          -    Valley View - 9450 Allen Drive [CLOSED]

     Leasehold
          -    Columbus - 1630 Westbelt Drive
          -    Springdale - 201 W. Crescentville Road

Oklahoma

     Fee Owned
          -    Tulsa - 1870 North 109th East Avenue

     Leasehold
          -    Tulsa - 11525 East Pine Street

Oregon

     Leasehold
          -    Portland - 4409 S.E. 24th Street
          -    Portland - 5035 S.E. 24th Street

Pennsylvania

     Leasehold
          -    Pittsburgh - 707 Parkway View Drive [VACATED]
          -    Warrendale (Pittsburgh area) - 760 Commonwealth
               Drive

Tennessee

     Leasehold
          -    Memphis - 2843 Harbor Avenue
          -    Nashville - 1920 Nolensville Road
          -    Nashville - 724 Massman Drive - 48,000 sq. ft.
          -    Nashville - 720 Massman Drive - 18,000 sq. ft.

Texas

     Fee Owned
          -    Dallas - 119 Regal Row
          -    Fort Worth - 3300 West Bolt Street [SOLD]

     Leasehold
          -    Dallas - 613-21 Mockingbird Lane
          -    Dallas - 3439 Irving Blvd.
          -    Houston - 1160 Silber Road
          -    Houston - 2155 Silber Road
          -    Lubbock - 116 Slaton Road
          -    San Antonio - 3615 Highpoint Drive

Utah

     Leasehold
          -    Salt Lake City - 888/890 West 2600
          -    Salt Lake City - 889 W. 2500 South Street
          -    Salt Lake City - 2495 S. 900 West (Lease expires
               May 1, 1995) [VACANT]

Washington

     Leasehold
          -    Tukwila - 18351 Cascade Avenue South, Building 255
          -    Tukwila - 18300 Southcenter Parkway

Wisconsin

     Fee Owned
          -    Milwaukee - 8711 West Point Avenue

     Lagasse Bros., Inc.

California

     Leasehold

          -    Hayward - 30735 Weigman Road
          -    Union City (San Francisco area) -
               30580 Whipple Road
          -    Bell (Los Angeles area) - 5650 Bandini Blvd

Florida

          -    Dania (Miami area) - 2317 Sterling Road
          -    Tampa - 4719-27 Distribution Drive

Georgia

          -    Atlanta - 5215-E Westgate Drive

Illinois

          -    Bensenville (Chicago area) - 1161 Ellis Street

Indiana

          -    Indianapolis - 2402 N. Shade Land Ave.

Louisiana

     Fee Owned
          -    New Orleans - 425 Ninth Street

     Leasehold
          -    Harahan (New Orleans area) - 1525 Kuebel Street

North Carolina

          -    Charlotte - 2700 Hutchinson McDonald Rd.

Ohio

          -    Valley View (Cleveland area) - 6065 Towpath Drive

Texas

          -    Dallas - 4830 Lakawana Street
          -    Houston - 1218 Silber Road
          -    San Antonio - 4511 Macro Street

Washington

          -    Kent (Seattle area) - 22035 West Valley Highway


          III.      MORTGAGES

United Stationers Supply Co.

     Fee Owned

     California
          -    City of Industry (Los Angeles area) - 918 South
               Stimson Avenue

     Colorado
          -    Denver - 501 Raritan Way****

     Florida
          -    Jacksonville - 5400 West 12th Street*
          -    Tampa - 3402 Queen Palm Drive*

     Illinois
          -    Des Plaines - 2200 East Golf Road
          -    Forest Park - 1900 South Des Plaines Road
          -    Greenville (St. Louis area) - 2000 Wolf Business
               Park

     Indiana
          -    Indianapolis - 5345 West 81st Street

     Maryland
          -    Hanover (Baltimore area) - 7441 Candlewood Road*

     Massachusetts
          -    Woburn (Boston area) - 415 Wildwood Avenue

     Michigan
          -    Livonia (Detroit area) - 32342 Capitol Drive

     Minnesota
          -    Brooklyn Park (St. Paul area) - 7509 Boone Avenue
               North*
          -    Eagan (Minneapolis area) - 1720 Alexander Road*

     New Jersey
          -    Pennsauken (Philadelphia area) - 9009 Pennsauken
               Highway

     New York
          -    Coxsackie (Albany area) - Route 9W and Wolf Road*

     North Carolina
          -    Charlotte - 1400 Westinghouse Blvd.

     Ohio
          -    Sharonville (Cincinnati area) - 9775 International
               Drive

     Texas
          -    Dallas - 119 Regal Row

     Wisconsin
          -    Milwaukee - 8711 West Point Avenue

     Leasehold

     Arizona
          -    Tempe - 1005-1017 West Alameda Drive

     California

          -    Sacramento - 5440 Stationers Way

     Illinois
          -    Carol Stream - 898 Carol Stream

     Louisiana
          -    New Orleans - 300 Plauche Street and Bevin Street

     Tennessee
          -    Memphis - 2843 Harbor Avenue5*
          -    Nashville - 724 Massman Drive*

     Texas
          -    San Antonio - 3615 Highpoint

     Washington
          -    Tukwila - 18351 Cascade Avenue South, Building 255


Lagasse Bros. Inc.

Fee Owned

               [NONE]


     Leasehold

     Louisiana
          -    Harahan (New Orleans area) - 1525 Kuebel Street

DAFS02...:\33\78533\0001\6517\SCH0296R.150
 Do not delete this box or the codes above it; do not type above this box.
_    _    _   Text should begin immediately below this line.   _
_    _                     SCHEDULE V

                           LITIGATION


Guarantor:

     None


Supply and it subsidiaries:


     None


Lagasse


     None
                          SCHEDULE VI

                         CAPITALIZATION


                         [SEE ATTACHED]

Schedule VI




                                     Outstanding as
                                           of
Class of Stock:       Authorized:    Effective Date:

Common Stock,
par value $0.10 per                     11,446,306.04
share                40,000,000.00

Nonvoting Common
Stock,
par value $0.01 per    5,000,000.00        758,993.90
share

Preferred Stock,
par value $0.01 per    1,500,000.00         26,697.44
share


The following series of preferred stock have been designated pursuant to a certificate of designations, rights and preferences dated March 30, 1995
                                              Issued and Outstanding
Series of Stock:          Designated:        as of the Effective Date:

Series A Preferred Stock,
par value $0.01 per       15,000.00               15,000.00 1
share

Series C Preferred Stock,
par value $0.01 per       15,000.00             11,697.4398
share

1 Dividends accrued, but not issued are 3,087.5001


The following represent warrants issued pursuant to the Warrant Agreements mentioned in Section 8.15
                                     Issued and Outstanding
Warrant type:                        as of the Effective Date:

Lender Warrants                          1,227,438.05

Preferred B Warrants                       182,188.74


The following represent options authorized and issued by the Guarantor
                                       Outstanding as of
Option                  Authorized:    Effective Date:
Plan/Agreement:

United Stationers Inc.
Management Stock       2,605,924.28      2,515,120.00
Option Plan

Jeffrey K. Hewson         14,648.00         14,648.00


                          SCHEDULE VII

                         TARGET EBITDA


     Fiscal Year
        Ended                              EBITDA

        1995                            $ 80,000,000
        1996                            $135,000,000
        1997                            $140,000,000
        1998                            $142,500,000
        1999                            $145,000,000
        2000                            $145,000,000
        2001                            $145,000,000

                                             SCHEDULE VIII

                             TAXES


Guarantor:

     None


Supply and its Subsidiaries:

- United Stationers Hong Kong Limited does not join in filing consolidated returns.

- There is a federal income tax refund controversy pending in federal district court for the 1986 year.

- There is a federal income tax refund controversy pending with respect to the 1988 through 1990 taxable years in federal district court.

- The statute of limitations for fiscal years ended August 31, 1991 and August 31, 1992 have been extended to June 30, 1997. Certain issues in both taxable years were "unagreed" at the agent level and are being appealed. Based on an initial meeting with an appeals officer, a favorable outcome is anticipated.


Lagasse

     None
                                                  SCHEDULE IX

                     UNITED STATIONERS INC.
               ACCOUNTS RECEIVABLE FUNDING PROGRAM


Structural Overview
The proposed transaction involves a two tier structure. In the first tier, United Stationers ("US") will establish United Stationers Funding Corporation ("USFC"), a wholly owned, special purpose bankruptcy remote subsidiary that will purchase, on a revolving basis, all of the trade receivables (the "Receivables") generated by US. In the second tier, the purchase by USFC will be financed by the sale of an undivided percentage interest in the Receivables. The sale by US will be structured as a true sale for bankruptcy purposes, which will ensure that the assets and liabilities of USFC will not be substantively consolidated with those of US. In addition, reserve levels and other structural enhancements will be established that are consistent with an investment grade rating.

Purchase/Transferor:  USFC, a bankruptcy remote, special-purpose corporation wholly owned by US.

Seller:               US

Servicer:             Seller or any successor servicer

Program Description:  Seller will sell to USFC all Receivables at a Purchase Price equal to their fair
                      market value.  USFC will purchase the
                      Receivables with a combination of cash and obligations under a Subordinated Note. USFC will derive the cash from the sales of undivided percentage interests in the Receivables.

Initial Contribution from Seller:    Receivables that would have
                      a fair market value of $xx million shall be contributed in the form of equity.

Bankruptcy-remote Characteristics:   USFC will have at least two
                      independent directors and its by-laws will require the consent of all independent directors for the filing of a voluntary bankruptcy petition by USFC or an amendment of its by-laws. The program documents will include other provisions relating to independent operations of USFC customary in programs of this nature.

Use of Proceeds:      USFC will sell undivided interests in the
                      Receivables pursuant to a receivables
                      sales agreement and will use the proceeds to fund the purchase of additional
                      Receivables or to repay the Subordinated
                      Note.  The undivided interests in the
                      Receivables shall be evidenced by the
                      issuance of Certificates.

Aggregate Program:    An amount up to $150,000,000

Expiration Date:      The Receivables sales agreement will have
                      a maturity equal to or longer than that of the existing Revolver, subject to earlier termination of the program in accordance with the terms of the program documents.

Purchase:             A purchase of an interest or an additional
                      interest in the Receivables whether by
                      increasing the Purchaser's Investment or by applying the Purchaser's Interest in Collections as a reinvestment in the Purchaser's Investment.

Security:             An assignment of a first priority,
                      perfected ownership interest in USFC's
                      valid first priority, perfected ownership interest in the Receivables, any related security and proceeds thereof.

Sale of Receivables (Seller to USFC)

Receivable:           All trade receivables generated by Seller
                      in the ordinary course of business.

Eligible Receivable:  Usual and customary for transactions of this type.

Purchase Price:       The purchase price for the Receivables
                      conveyed to USFC shall be a dollar amount equal to the aggregate unpaid balance of the Eligible Receivables, less a discount representing the sum of (i) a market rate of interest, (ii) the cost of servicing the receivables, and (iii) a percentage representing historical losses.


Sales of Interests in the Receivables (USFC to Purchasers)

Purchaser's Investment:    The aggregate purchase price for the
                      Receivables less any amounts paid by USFC as a reduction to the Purchaser's
                      Investment.

Purchaser's Interest: The Purchaser's percentage interest in the
                      Receivables shall equal the Purchaser's
                      Investment plus the Reserve (as defined
                      below), expressed as a percentage of the Eligible Pool Balance.

Reserve:              The Reserve shall be in the form of an
                      overcollateralization of Receivables.  The
                      Reserve will be a percentage of the
                      Purchaser's Interest calculated in manner that is usual and customary for a transaction of this type.

Eligible Pool Balance:The Eligible Pool Balance shall mean at any date the outstanding unpaid principal balance of all Eligible Receivables reduced by the aggregate amount by which the unpaid principal balance of Eligible Receivables of an obligor exceed the Concentration Limit.

Payment of the Purchase Price:  The Purchaser will pay for the purchase of undivided interests in the
                      Receivables in cash.

Reinvestments:        Prior to the Expiration Date, USFC may
                      sell additional interests in the
                      Receivables for a purchase price equal to the Purchaser's Interest in Collections received on such day and not otherwise required to be paid to or set aside for the benefit of the Purchaser.

Concentration Limit:  The aggregate amount of Receivables with respect to a single obligor and such
                      obligor's subsidiaries and affiliates may not constitute more than xx% of the aggregate amount of the Receivables.

Collection Procedures and Lockbox:   Cash collections on
                      Receivables will be remitted to a lockbox in the name of USFC.

Reporting Requirements:    Usual and customary for transactions
                      of this type.


                                                        EXHIBIT A


               [Form of Borrowing Base Certificate]

                    BORROWING BASE CERTIFICATE

      Monthly Accounting Period ended ____________, _____


          Reference is made to the Credit Agreement dated as of March 30, 1995 (as amended and restated as of October 31, 1996 and thereafter as modified and supplemented and in effect from time to time, the "Credit Agreement"), between United Stationers Supply Co. (together with its successors and assigns, the "Company"), United Stationers Inc. as parent guarantor (together with its successors and assigns, the "Guarantor"), the lenders named therein, and The Chase Manhattan Bank, as Agent. Terms defined in the Credit Agreement are used herein as defined therein.

          Pursuant to Section 9.01(g) of the Credit Agreement, the undersigned, a Responsible Officer of the Company, hereby certifies that, to the best of [his/her] knowledge, attached hereto as Annex 1 is a true and accurate calculation of the Borrowing Base as at the end of the monthly accounting period ended ____________, _____ determined in accordance with the requirements of the Credit Agreement.

          To the best of my knowledge, all Inventory covered by this Certificate has been produced in compliance with all applicable laws, including, without limitation, the minimum wage and overtime requirements of the Fair Labor Standards Act of 1938, as amended.

          IN WITNESS WHEREOF, the undersigned has caused this certificate to be duly executed on behalf of the Company and not individually as of the __________ day of ____________, ______.


                              By:____________________________
                                 Name
                                 Title:
                                                          Annex 1

                  UNITED STATIONERS SUPPLY CO.
                   Borrowing Base Certificate
                        (000's omitted)

  ************************************************************

Receivables as of the last day of the
  immediately preceding month                 ______

Less:  Receivable Adjustments as of the
  last day of the preceding Monthly
  Accounting Period                          (______)

Subtotal:                                     ______

Less:  Ineligible Receivables as of the
  last day of the preceding Monthly
  Accounting Period (determined without
  duplication):

Receivables not payable in Dollars           (______)
  (other than up to $10,000,000 Canadian
  dollars)
Receivables (other than in connection
  with a published promotional program)
  payable more than 60 days after the
  issuance of the billing statement
  therefor                                   (______)
Receivables due from Subsidiaries and
  Affiliates   (______)
Export Receivables (other than (1)
  Receivables of account debtors located
  in Canada and not exceeding
  $10,000,000 and (2) Receivables of
  account debtors located in a U.S.
  Territory or Protectorate and not
  exceeding $5,000,000)                      (______)
Receivables from creditors with
  unsatisfactory credit standing (as
  determined by the Majority Lenders)
  or with respect to which, subsequent
  to the creation of such Receivable,
  an event described in Section 10(f)
  or (g) of the Credit Agreement shall
  have occurred                              (______)
Receivables over 90 days from issuance
  of original billing statement
  date                                       (______)
Receivables with excess of 50% of
  balances past 90 days from
  invoice date                               (______)
Receivables exceeding concentration of
  10% of aggregate Receivables               (______)
Receivables subject to dispute               (______)
Receivables evidenced by Instruments         (______)
Receivables arising out of sale or
  return transactions                        (______)
Catalogue Receivables6                       (______)
Government Receivables including
  state and local public universities        (______)
Receivables from employees                   (______)
Receivables payable on COD basis             (______)

Total Ineligible Receivables                 (______)

Total Eligible Receivables                    ______

                                                       Annex 1 to
                                                   Borrowing Base
                                       Certificate of the Company



                  UNITED STATIONERS SUPPLY CO.
                   Borrowing Base Certificate
                        (000's omitted)

                       ELIGIBLE INVENTORY

Inventory at lower of cost or market
  covered by appropriate filings:             ______

[Less:  Calendars7                           (______)
        Catalogs                             (______)
        In excess of 100% of prior
          12 months' sales                   (______)
        New Inventory (to extent
          value exceeds $25,000,000)         (______)
        Inventory for internal use]          (______)

Less:                                        (______)

Total Eligible Inventory                      ______

                                                       Annex 1 to
                                                   Borrowing Base
                                       Certificate of the Company



                  UNITED STATIONERS SUPPLY CO.
                   Borrowing Base Certificate
                        (000's omitted)

                         BORROWING BASE

Borrowing Base:

80% of Eligible Receivables                  ______

Plus:  50% of Eligible Inventory             ______

Plus:  Cover for Letter of Credit
            Liabilities                                ______

Subtotal                                     ______

Less:   Eligible Inventory in excess
          of [65]%8 of Borrowing Base:      (______)

Less:  Any portion of the above
          attributable to Eligible
          Receivables and Eligible
          Inventory of Lagasse that
          is in excess of the outstanding
          amount of Lagasse Advances         (______)

Borrowing Base:                                        ______

Revolving Credit Loans and Letter of
  Credit Liabilities                                  (______)

Unused Borrowing Base:                                 ______



                                                   EXECUTION COPY


            AMENDED AND RESTATED SECURITY AGREEMENT


          AMENDED AND RESTATED SECURITY AGREEMENT dated as of October 31, 1996 between UNITED STATIONERS SUPPLY CO., a corporation duly organized and validly existing under the laws of the State of Illinois (together with its successors and assigns, the "Company"); and THE CHASE MANHATTAN BANK, as agent for the lenders party to the Credit Agreement referred to below (in such capacity, together with its successors in such capacity, the "Agent").

          The Company, United Stationers Inc., the parent corporation of the Company and a corporation duly organized and validly existing under the laws of the State of Delaware (together with its successors and assigns, the "Guarantor"); certain lenders; and the Agent are parties to a Credit Agreement dated as of March 30, 1995 (as amended and restated as of October 31 and thereafter modified and supplemented and in effect from time to time, the "Credit Agreement"), providing, subject to the terms and conditions thereof, for extensions of credit (by making of loans and issuing letters of credit) to be made by said lenders to the Company in an aggregate principal amount not exceeding on the date hereof $540,000,000.

          To induce said lenders to enter into the Credit Agreement and to extend credit thereunder, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company has agreed to pledge and grant a security interest in the Collateral (as hereinafter defined) as security for the Secured Obligations (as hereinafter defined). Accordingly, the parties hereto agree as follows:

          Section 1.  Definitions.  Terms defined in the Credit
Agreement are used herein as defined therein. In addition, as used herein:

          "Accounts" shall have the meaning ascribed thereto in
     Section 3(c) hereof.

          "Collateral" shall have the meaning ascribed thereto in
     Section 3 hereof.

          "Collateral Account" shall have the meaning ascribed thereto in Section 4.01 hereof.

          "Copyright Collateral" shall mean all Copyrights, whether now owned or hereafter acquired by the Company, including each Copyright identified in Annex 2 hereto.

          "Copyrights" shall mean all copyrights, copyright registrations and applications for copyright registrations, including, without limitation, all renewals and extensions thereof, the right to recover for all past, present and future infringements thereof, and all other rights of any kind whatsoever accruing thereunder or pertaining thereto.

          "Documents" shall have the meaning ascribed thereto in
     Section 3(i) hereof.

          "Equipment" shall have the meaning ascribed thereto in
     Section 3(g) hereof.

          "Foreign Subsidiary" shall mean any Subsidiary of the Company that is not organized or created under the laws of the United States of America, any State thereof or the District of Columbia.

          "Instruments" shall have the meaning ascribed thereto in Section 3(d) hereof.

          "Intellectual Property" shall mean, collectively, all Copyright Collateral, all Patent Collateral and all Trademark Collateral, together with (a) all inventions, processes, production methods, proprietary information, know-how and trade secrets; (b) all licenses or user or other agreements granted to the Company with respect to any of the foregoing, in each case whether now or hereafter owned or used including, without limitation, the licenses or other agreements with respect to the Copyright Collateral, the Patent Collateral or the Trademark Collateral, listed in Annex 4 hereto, except to the extent that a security interest therein may not be granted without the consent of a licensor; (c) all information, customer lists, identification of suppliers, data, plans, blueprints, specifications, designs, drawings, recorded knowledge, surveys, engineering reports, test reports, manuals, materials standards, processing standards, performance standards, catalogs, computer and automatic machinery software and programs; (d) all field repair data, sales data and other information relating to sales or service of products now or hereafter manufactured; (e) all accounting information and all media in which or on which any information or knowledge or data or records may be recorded or stored and all computer programs used for the compilation or printout of such information, knowledge, records or data;
     (f) all licenses, consents, permits, variances, certifications and approvals of governmental agencies now or hereafter held by the Company, except to the extent that a security interest therein may not be granted without the consent of a licensor; and (g) all causes of action, claims or warranties now or hereafter owned or acquired by the Company in respect of any of the items listed above.

          "Inventory" shall have the meaning ascribed thereto in
     Section 3(e) hereof.

          "Motor Vehicles" shall mean motor vehicles, tractors, trailers and other like property, whether or not the title thereto is governed by a certificate of title or ownership.

          "Patent Collateral" shall mean all Patents, whether now owned or hereafter acquired by the Company, including each Patent identified in Annex 3 hereto.

          "Patents" shall mean all patents and patent applications, including, without limitation, the inventions and improvements described and claimed therein together with the reissues, divisions, continuations, renewals, extensions and continuations-in-part thereof, all income, royalties, damages and payments now or hereafter due and/or payable under and with respect thereto, including, without limitation, damages and payments for past or future infringements thereof, the right to sue for past, present and future infringements thereof, and all rights corresponding thereto throughout the world.

          "Pledged Stock" shall have the meaning ascribed thereto in Section 3(a) hereof.

          "Secured Obligations" shall mean, collectively, (a) the principal of and interest on the Loans made by the Lenders to, and the Note(s) held by each Lender of, the Company and all other amounts from time to time owing to the Lenders or the Agent by the Company under the Basic Documents including, without limitation, all Reimbursement Obligations and interest thereon, (b) the Interest Rate Protection Obligations required by Section 9.15 of the Credit Agreement and (c) all obligations of the Company to the Lenders and the Agent hereunder.

          "Trademark Collateral" shall mean all Trademarks, whether now owned or hereafter acquired by the Company, including each Trademark identified in Annex 4 hereto. Notwithstanding the foregoing, the Trademark Collateral does not and shall not include any Trademark that would be rendered invalid, abandoned, void or unenforceable by reason of its being included as part of the Trademark Collateral.

          "Trademarks" shall mean all trade names, trademarks and service marks, logos, trademark and service mark registrations, and applications for trademark and service mark registrations, including, without limitation, all renewals of trademark and service mark registrations, all rights corresponding thereto throughout the world, the right to recover for all past, present and future infringements thereof, all other rights of any kind whatsoever accruing thereunder or pertaining thereto, together, in each case, with the product lines and goodwill of the business connected with the use of, and symbolized by, each such trade name, trademark and service mark.

          "Uniform Commercial Code" shall mean the Uniform
     Commercial Code as in effect from time to time in the State of New York.

          Section 2.  Representations and Warranties.  The
Company represents and warrants to the Lenders and the Agent that:

          (a) The Company is (or, at the time that the Company acquires any interest therein, will be) the sole beneficial owner of the Collateral and no Lien exists or will exist upon the Collateral at any time (and no right or option to acquire the same exists in favor of any other Person), except for Liens permitted under Section 9.06 of the Credit Agreement and except for the pledge and security interest in favor of the Agent for the benefit of the Lenders created or provided for herein, which pledge and security interest constitute a perfected pledge and security interest in and to all of the Collateral (other than Intellectual Property registered or otherwise located outside of the United States of America), subject to no equal or prior security interest or pledge except as permitted under Section 9.06 of the Credit Agreement.

          (b) The Pledged Stock represented by the certificates identified in Annex 1 hereto is, and all other Pledged Stock in which the Company shall hereafter grant a security interest pursuant to Section 3 hereof will be, duly authorized, validly existing, fully paid and non-assessable and none of such Pledged Stock is or will be subject to any contractual restriction, or any restriction under the charter or by-laws of the relevant issuer thereof, upon the transfer of such Pledged Stock (except for any such restriction contained herein or in the Credit Agreement).

          (c) The Pledged Stock represented by the certificates identified in Annex 1 hereto constitutes all of the issued and outstanding shares of capital stock of each class of each issuer thereof on the date hereof (or, in the case of any Foreign Subsidiary, not less than 65% of the issued and outstanding shares of capital stock of each class of such Foreign Subsidiary on the date hereof), and said Annex 1 correctly identifies, as at the date hereof, the respective class and par value of the shares comprising such Pledged Stock, the respective number of shares represented by each such certificate, and the respective beneficial and registered owner of such shares.

          (d) Annexes 2, 3 and 4 hereto, respectively, set forth a complete and correct list of all Copyrights, Patents and Trademarks owned by the Company on the date hereof; except pursuant to licenses and other user agreements entered into by the Company in the ordinary course of business, that are listed in Annex 5 hereto, the Company owns and possesses the right to use, and has done nothing to authorize or enable any other Person to use, any Copyright, Patent or Trademark listed in said Annexes 2, 3 and 4, and all registrations listed in said Annexes 2, 3 and 4 are valid and in full force and effect; except as may be set forth in said
     Annex 5, the Company owns and possesses the right to use all Copyrights, Patents and Trademarks.

          (e) Annex 5 hereto sets forth a complete and correct list of all licenses and other user agreements included in the Intellectual Property on the date hereof.

          (f) To the Company's knowledge, (i) except as set forth in Annex 5 hereto, there is no violation by others of any right of the Company with respect to any Copyright, Patent or Trademark listed in Annexes 2, 3 and 4 hereto, respectively, and (ii) the Company is not infringing in any respect upon any Copyright, Patent or Trademark of any other Person; and no proceedings have been instituted or are pending against the Company or, to the Company's knowledge, threatened, and no claim against the Company has been received by the Company, alleging any such violation, except as may be set forth in said Annex 5.

          (g) The Company does not own any Trademarks registered in the United States of America to which the last sentence of the definition of Trademark Collateral applies.

          (h) Any goods now or hereafter produced by the Company or any of its Subsidiaries included in the Collateral have been and will be produced in compliance with the requirements of the Fair Labor Standards Act, as amended.

          Section 3. Collateral. As collateral security for the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of the Secured Obligations, the Company hereby pledges and grants to the Agent, for the benefit of the Lenders as hereinafter provided, a security interest in all of the Company's right, title and interest in the following Property, whether now owned by the Company or hereafter acquired and whether now existing or hereafter coming into existence (all being collectively referred to herein as "Collateral"):

          (a) all shares of capital stock of whatever class of each Subsidiary of the Company (other than United Business Computors, Inc., a Delaware corporation ("UBC"), for so long as, and to the extent, the Stockholders' Agreement dated July 1, 1993 between the Company, Theodore J. Crayne and United Business Computers, Inc. prohibits transfer of the shares of UBC, as described in Annex III to the Credit Agreement) now or hereafter owned by the Company or any other Subsidiary of the Company, including, without limitation, from and after the effectiveness of the Mergers, the shares of stock represented by the certificates identified in Annex 1 hereto, in each case together with the certificates representing the same (collectively, the "Pledged Stock");

          (b) all shares, securities, moneys or Property representing a dividend on any of the Pledged Stock, or representing a distribution or return of capital upon or in respect of the Pledged Stock, or resulting from a split-up, revision, reclassification or other like change of the Pledged Stock or otherwise received in exchange therefor, and any subscription warrants, rights or options issued to the holders of, or otherwise in respect of, the Pledged Stock;

          (c) all accounts and general intangibles (each as defined in the Uniform Commercial Code) of the Company constituting any right to the payment of money, including (but not limited to) all moneys due and to become due to the Company in respect of any loans or advances or for Inventory or Equipment or other goods sold or leased or for services rendered, all moneys due and to become due to the Company under any guarantee (including a letter of credit) of the purchase price of Inventory or Equipment sold by the Company and all tax refunds (such accounts, general intangibles and moneys due and to become due being herein called collectively "Accounts");

          (d) all instruments, chattel paper or letters of credit (each as defined in the Uniform Commercial Code) of the Company evidencing, representing, arising from or existing in respect of, relating to, securing or otherwise supporting the payment of, any of the Accounts, including (but not limited to) promissory notes, drafts, bills of exchange and trade acceptances (herein collectively called "Instruments");

          (e)  all inventory (as defined in the Uniform
     Commercial Code) of the Company, all goods obtained by the Company in exchange for such inventory, and any products made or processed from such inventory including all substances, if any, commingled therewith or added thereto
     (herein collectively called "Inventory");

          (f) all Intellectual Property and all other accounts or general intangibles not constituting Intellectual Property or Accounts;

          (g)  all equipment (as defined in the Uniform
     Commercial Code) of the Company, including all Motor
     Vehicles (herein collectively called "Equipment");

          (h) each contract and other agreement of the Company relating to the sale or other disposition of Inventory or Equipment;

          (i)  all documents of title (as defined in the Uniform
     Commercial Code) or other receipts of the Company covering, evidencing or representing Inventory or Equipment (herein collectively called "Documents");

          (j) all rights, claims and benefits of the Company against any Person arising out of, relating to or in connection with Inventory or Equipment purchased by the Company, including, without limitation, any such rights, claims or benefits against any Person storing or transporting such Inventory or Equipment;

          (k)  the balance from time to time in the Collateral
     Account; and

          (l) all other tangible and intangible personal Property and fixtures of the Company, including, without limitation, all proceeds, products, accessions, rents, profits, income, benefits, substitutions and replacements of and to any of the property of the Company described in the preceding clauses of this Section 3 (including, without limitation, any proceeds of insurance thereon and all causes of action, claims and warranties now or hereafter held by the Company in respect of any of the items listed above) and, to the extent related to any Property described in said clauses or such proceeds, products and accessions, all books, correspondence, credit files, records, invoices and other papers, including without limitation all tapes, cards, computer runs and other papers and documents in the possession or under the control of the Company or any computer bureau or service company from time to time acting for the Company;

provided that Collateral shall not include (i) shares of capital stock of any class issued by any Foreign Subsidiary to the extent that the percentage of issued and outstanding shares of capital stock of such class subject to the Lien of this Agreement would constitute more than 65% of the issued and outstanding shares of capital stock of such class and (ii) any tangible personal Property located outside the United States of America.

          Section 4.  Cash Proceeds of Collateral.

          4.01 Collateral Account. The Agent shall establish with Chase a cash collateral account (the "Collateral Account") in the name and under the control of the Agent into which there shall be deposited from time to time the cash proceeds of any of the Collateral (including proceeds of insurance thereon) required to be delivered to the Agent pursuant hereto and into which the Company may from time to time deposit any additional amounts that it wishes to pledge to the Agent for the benefit of the Lenders as additional collateral security hereunder or that, as provided in Sections 2.10 and 10 of the Credit Agreement, it is required to pledge as additional collateral security hereunder. The balance from time to time in the Collateral Account shall constitute part of the Collateral hereunder and shall not constitute payment of the Secured Obligations until applied as hereinafter provided. As promptly as possible after any amount is deposited into the Collateral Account pursuant to the second or third sentence of Section 4.02 hereof, the Agent shall remit the balance of such amount (if any) to the Company's account (#910-2-668754) with Chase. However, the Agent may (and, if instructed by the Lenders of the Credit Agreement shall) at any time in its (or their) discretion apply or cause to be applied the balance from time to time outstanding to the credit of the Collateral Account to the repayment of the principal of the Revolving Credit Loans outstanding, to accrued interest on the principal so repaid, and to the payment of any commitment fees with respect to the Revolving Credit Commitments, in each case in accordance with the Credit Agreement. Notwithstanding the above, at any time following the occurrence and during the continuance of an Event of Default, the Agent may (and, if instructed by the Lenders as specified in Section 11.03 of the Credit Agreement, shall) in its (or their) discretion apply or cause to be applied (subject to collection) the balance from time to time standing to the credit of the Collateral Account to the payment of the Secured Obligations in the manner specified in Section 5.09 hereof. The balance from time to time in the Collateral Account shall be subject to withdrawal only as provided herein.

          4.02 Proceeds of Accounts. The Company shall within 90 days of the Closing Date instruct all account debtors and other Persons obligated in respect of all Accounts to make all payments in respect of the Accounts either (a) directly to the Agent (by instructing that such payments be remitted to a post office box which shall be in the name and under the control of the Agent) or (b) to one or more other banks in the United States of America (by instructing that such payments be remitted to a post office box which shall be in the name and under the control of such other bank(s)) under arrangements, in form and substance satisfactory to the Agent pursuant to which the Company shall have irrevocably instructed such other bank(s) (and such other bank(s) shall have agreed) to remit all proceeds of such payments directly to the Agent for deposit into the Collateral Account. All payments made to the Agent, as provided in the preceding sentence, shall be immediately deposited in the Collateral Account. In addition to the foregoing, the Company agrees that if the proceeds of any Collateral hereunder (including the payments made in respect of Accounts) shall be received by it, the Company shall as promptly as possible deposit such proceeds into the Collateral Account. Until so deposited, all such proceeds shall be held in trust by the Company for and as the property of the Agent and shall not be commingled with any other funds or property of the Company.

          4.03 Investment of Balance in Collateral Account. Amounts on deposit in the Collateral Account shall be invested from time to time in such Permitted Investments as the Company (or, after the occurrence and during the continuance of an Event of Default, the Agent) shall determine, which Permitted Investments shall be held in the name and be under the control of the Agent, provided that (i) at any time after the occurrence and during the continuance of an Event of Default, the Agent may (and, if instructed by the Lenders as specified in Section 11.03 of the Credit Agreement, shall) in its (or their) discretion at any time and from time to time elect to liquidate any such Permitted Investments and to apply or cause to be applied the proceeds thereof to the payment of the Secured Obligations in the manner specified in Section 5.09 hereof and (ii) if requested by the Company, such Permitted Investments may be held in the name and under the control of one or more of the Lenders (and in that connection each Lender, pursuant to Section 11.10 of the Credit Agreement, has agreed that such Permitted Investments shall be held by such Lender as a collateral sub-agent for the Agent hereunder).

          4.04 Cover for Letter of Credit Liabilities. Amounts deposited into the Collateral Account as cover for Letter of Credit Liabilities under the Credit Agreement pursuant to
Section 2.10(h) or Section 10 thereof shall be held by the Agent in a separate sub-account (designated "Letter of Credit Liabilities Sub-Account") and all amounts held in such sub-account shall constitute collateral security first for the Letter of Credit Liabilities outstanding from time to time and second as collateral security for the other Secured Obligations hereunder.

          Section 5.  Further Assurances; Remedies.  In
furtherance of the grant of the pledge and security interest pursuant to Section 3 hereof, the Company hereby agrees with each Lender and the Agent as follows:

          5.01 Delivery and Other Perfection. The Company shall:

          (a) if any of the shares, securities, moneys or other Property required to be pledged by the Company under clauses (a) and (b) of Section 3 hereof are received by the Company, forthwith either (x) transfer and deliver to the Agent such shares or securities so received by the Company (together with the certificates for any such shares and securities duly endorsed in blank or accompanied by undated stock powers duly executed in blank), all of which thereafter shall be held by the Agent, pursuant to the terms of this Agreement, as part of the Collateral or (y) take such other action as the Agent shall deem necessary or appropriate to duly record the Lien created hereunder in such shares, securities, moneys or Property in said clauses (a) and (b);

          (b) deliver and pledge to the Agent any and all Instruments, endorsed and/or accompanied by such instruments of assignment and transfer in such form and substance as the Agent may request; provided, that so long as no Event of Default shall have occurred and be continuing, the Company may retain for collection in the ordinary course any Instruments received by the Company in the ordinary course of business and the Agent shall, promptly upon request of the Company, make appropriate arrangements for making any Instrument pledged by the Company available to the Company for purposes of presentation, collection or renewal (any such arrangement to be effected, to the extent deemed appropriate by the Agent, against trust receipt or like document);

          (c) give, execute, deliver, file and/or record any financing statement, notice, instrument, document, agreement or other papers that may be necessary or desirable (in the judgment of the Agent) to create, preserve, perfect or validate the security interest granted pursuant hereto or to enable the Agent to exercise and enforce its rights hereunder with respect to such pledge and security interest, including, without limitation, after the occurrence of an Event of Default, causing any or all of the Stock Collateral to be transferred of record into the name of the Agent or its nominee (and the Agent agrees that if any Stock Collateral is transferred into its name or the name of its nominee, the Agent will thereafter promptly give to the Company copies of any notices and communications received by it with respect to the Stock Collateral), provided that notices to account debtors in respect of any Accounts or Instruments shall be subject to the provisions of clause (i) below;

          (d) without limiting the obligations of the Company under Section 5.04(c) hereof, upon the acquisition after the date hereof by the Company of any Equipment covered by a certificate of title or ownership, cause the Agent to be listed as the lienholder on such certificate of title and within 120 days of the acquisition thereof deliver evidence of the same to the Agent;

          (e) keep full and accurate books and records relating to the Collateral, and stamp or otherwise mark such books and records in such manner as the Agent may reasonably require in order to reflect the security interests granted by this Agreement;

          (f) furnish to the Agent from time to time (but, unless an Event of Default shall have occurred and be continuing, no more frequently than quarterly) statements and schedules further identifying and describing the Copyright Collateral, the Patent Collateral and the Trademark Collateral, respectively, and such other reports in connection with the Copyright Collateral, the Patent Collateral and the Trademark Collateral, as the Agent may reasonably request, all in reasonable detail;

          (g) promptly upon request of the Agent, following receipt by the Agent of any statements, schedules or reports pursuant to clause (f) above, modify this Agreement by amending Annexes 2, 3 and/or 4 hereto, as the case may be, to include any Copyright, Patent or Trademark that becomes part of the Collateral under this Agreement;

          (h) permit representatives of the Agent, upon reasonable notice, at any time during normal business hours to inspect and make abstracts from its books and records pertaining to the Collateral, and permit representatives of the Agent to be present at the Company's place of business to receive copies of all communications and remittances relating to the Collateral, and forward copies of any notices or communications received by the Company with respect to the Collateral, all in such manner as the Agent may require; and

          (i) upon the occurrence and during the continuance of any Event of Default, upon request of the Agent, promptly notify (and the Company hereby authorizes the Agent so to notify) each account debtor in respect of any Accounts or Instruments that such Collateral has been assigned to the Agent hereunder, and that any payments due or to become due in respect of such Collateral are to be made directly to the Agent.

          5.02 Other Financing Statements and Liens. Except for financing statements securing Liens expressly permitted by
Section 9.06 of the Credit Agreement and protective filings filed against the Company in respect of equipment, furniture or fixtures leased to or Property consigned with the Company, without the prior written consent of the Agent (granted with the authorization of the Lenders as specified in Section 11.09 of the Credit Agreement), the Company shall not file or suffer to be on file, or authorize or permit to be filed or to be on file, in any jurisdiction, any financing statement or like instrument with respect to the Collateral in which the Agent is not named as the sole secured party for the benefit of the Lenders.

          5.03 Preservation of Rights. The Agent shall not be required to take steps necessary to preserve any rights against prior parties to any of the Collateral.

          5.04  Special Provisions Relating to Certain
Collateral.

          (a)  Stock Collateral.

          (1) The Company will cause the Pledged Stock to constitute at all times 100% (or, with respect to any issuer that is a Foreign Subsidiary, at least 65%) of the total number of shares of each class of capital stock of each Subsidiary of the Company then outstanding.

          (2) Unless an Event of Default shall have occurred and be continuing and the Agent shall have given notice to the Company of its intention to exercise rights arising hereunder or under any other Basic Document with respect to the Pledged Stock, the Company shall have the right to exercise all voting, consensual and other powers of ownership pertaining to the Pledged Stock for all purposes not inconsistent with the terms of this Agreement, the Credit Agreement, the Notes or any other instrument or agreement referred to herein or therein, provided that the Company agrees that it will not vote the Collateral in any manner that is inconsistent with the terms of this Agreement, the Credit Agreement, the Notes or any such other instrument or agreement; and the Agent shall execute and deliver to the Company or cause to be executed and delivered to the Company all such proxies, powers of attorney, dividend and other orders, and all such instruments, without recourse, as the Company may reasonably request for the purpose of enabling the Company to exercise the rights and powers that it is entitled to exercise pursuant to this Section 5.04(a)(2).

          (3) Unless and until an Event of Default has occurred and is continuing, the Company shall be entitled to receive and retain any dividends on the Collateral paid in cash out of earned surplus.

          (4) If any Event of Default shall have occurred, then so long as such Event of Default shall continue, and whether or not the Agent or any Lender exercises any available right to declare any Secured Obligation due and payable or seeks or pursues any other relief or remedy available to it under applicable law or under this Agreement, the Credit Agreement, the Notes or any other agreement relating to such Secured Obligation, all dividends and other distributions on the Pledged Stock shall be paid directly to the Agent and retained by it as part of the Collateral, subject to the terms of this Agreement, and, if the Agent shall so request in writing, the Company agrees to execute and deliver to the Agent appropriate additional dividend, distribution and other orders and documents to that end, provided that if such Event of Default is cured, any such dividend or distribution theretofore paid to the Agent shall, upon request of the Company (except to the extent theretofore applied to the Secured Obligations), be returned by the Agent to the Company.

          (b)  Intellectual Property.

          (1) For the purpose of enabling the Agent to exercise rights and remedies under Section 5.05 hereof at such time as the Agent shall be lawfully entitled to exercise such rights and remedies, and for no other purpose, the Company hereby grants to the Agent, to the extent assignable, an irrevocable, non-exclusive license (exercisable without payment of royalty or other compensation to the Company) to use, assign, license or sublicense any of the Intellectual Property now owned or hereafter acquired by the Company, wherever the same may be located, including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer programs used for the compilation or printout thereof.

          (2) Notwithstanding anything contained herein to the contrary, but subject to the provisions of Section 9.05 of the Credit Agreement that limit the right of the Company to dispose of its Property, so long as no Event of Default shall have occurred and be continuing, the Company will be permitted to exploit, use, enjoy, protect, license, sublicense, assign, sell, dispose of or take other actions with respect to the Intellectual Property in the ordinary course of the business of the Company. In furtherance of the foregoing, unless an Event of Default shall have occurred and be continuing the Agent shall from time to time, upon the request of the Company, execute and deliver any instruments, certificates or other documents, in the form so requested, that the Company shall have certified are appropriate (in its judgment) to allow it to take any action permitted above (including relinquishment of the license provided pursuant to clause (1) immediately above as to any specific Intellectual Property). Further, upon the payment in full of all of the Secured Obligations and cancellation or termination of the Commitments and Letter of Credit Liabilities or earlier expiration of this Agreement or release of the Collateral, the license granted pursuant to clause (1) immediately above shall expire by its own terms without further action on the part of the Company or the Agent. The exercise of rights and remedies under
Section 5.05 hereof by the Agent shall not terminate the rights of the holders of any licenses or sublicenses theretofore granted by the Company in accordance with the first sentence of this clause (2).

          (c) Motor Vehicles. At any time after the occurrence and during the continuance of an Event of Default, the Company shall, upon the request of the Agent, deliver to the Agent originals of the certificates of title or ownership for the Motor Vehicles owned by it with the Agent listed as lienholder and take such other action as the Agent shall deem appropriate to perfect the security interest created hereunder in all such Motor Vehicles.

          5.05 Events of Default, Etc. During the period during which an Event of Default shall have occurred and be continuing:

          (a) the Company shall, at the request of the Agent, assemble the Collateral owned by it at such place or places, reasonably convenient to both the Agent and the Company, designated in its request;

          (b) the Agent may make any reasonable compromise or settlement deemed desirable with respect to any of the Collateral and may extend the time of payment, arrange for payment in installments, or otherwise modify the terms of, any of the Collateral;

          (c) the Agent shall have all of the rights and remedies with respect to the Collateral of a secured party under the Uniform Commercial Code (whether or not said Code is in effect in the jurisdiction where the rights and remedies are asserted) and such additional rights and remedies to which a secured party is entitled under the laws in effect in any jurisdiction where any rights and remedies hereunder may be asserted, including, without limitation, the right, to the maximum extent permitted by law, to exercise all voting, consensual and other powers of ownership pertaining to the Collateral as if the Agent were the sole and absolute owner thereof (and the Company agrees to take all such action as may be appropriate to give effect to such right);

          (d) the Agent in its discretion may, in its name or in the name of the Company or otherwise, demand, sue for, collect or receive any money or other Property at any time payable or receivable on account of or in exchange for any of the Collateral, but shall be under no obligation to do so; and

          (e) the Agent may, upon ten business days' prior written notice to the Company of the time and place, with respect to the Collateral or any part thereof that shall then be or shall thereafter come into the possession, custody or control of the Agent, the Lenders or any of their respective agents, sell, lease, assign or otherwise dispose of all or any part of such Collateral, at such place or places as the Agent deems best, and for cash or for credit or for future delivery (without thereby assuming any credit risk), at public or private sale, without demand of performance or notice of intention to effect any such disposition or of the time or place thereof (except such notice as is required above or by applicable statute and cannot be waived), and the Agent or any Lender or anyone else may be the purchaser, lessee, assignee or recipient of any or all of the Collateral so disposed of at any public sale (or, to the extent permitted by law, at any private sale) and thereafter hold the same absolutely, free from any claim or right of whatsoever kind, including any right or equity of redemption (statutory or otherwise), of the Company, any such demand, notice and right or equity being hereby expressly waived and released. In the event of any sale, assignment, or other disposition of any of the Trademark Collateral, the goodwill connected with and symbolized by the Trademark Collateral subject to such disposition shall be included, and the Company shall supply to the Agent or its designee, for inclusion in such sale, assignment or other disposition, all Intellectual Property relating to such Trademark Collateral. The Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the sale may be so adjourned.

The proceeds of each collection, sale or other disposition under this Section 5.05, including by virtue of the exercise of the license granted to the Agent in Section 5.04(b) hereof, shall be applied in accordance with Section 5.09 hereof.

          The Company recognizes that, by reason of certain prohibitions contained in the Securities Act of 1933, as amended, and applicable state securities laws, the Agent may be compelled, with respect to any sale of all or any part of the Collateral, to limit purchasers to those who will agree, among other things, to acquire the Collateral for their own account, for investment and not with a view to the distribution or resale thereof. The Company acknowledges that any such private sales may be at prices and on terms less favorable to the Agent than those obtainable through a public sale without such restrictions, and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner and that the Agent shall have no obligation to engage in public sales and no obligation to delay the sale of any Collateral for the period of time necessary to permit the respective issuer thereof to register it for public sale.

          5.06 Deficiency. If the proceeds of sale, collection or other realization of or upon the Collateral pursuant to
Section 5.05 hereof are insufficient to cover the costs and expenses of such realization and the payment in full of the Secured Obligations, the Company shall remain liable for any deficiency.

          5.07 Removals, Etc. Without at least 30 days' prior written notice to the Agent, the Company shall not (i) maintain any of its books and records with respect to the Collateral at any office or maintain its principal place of business at any place, or permit any Inventory or Equipment to be located anywhere, other than at 2200 East Golf Road, Des Plaines, Illinois, 60016-1267 or at one of the locations identified in Annex 6 hereto or in transit from one of such locations to another or (ii) change its name, or the name under which it does business, from the name shown on the signature pages hereto.

          5.08 Private Sale. The Agent and the Lenders shall incur no liability as a result of the sale of the Collateral, or any part thereof, at any private sale pursuant to Section 5.05 hereof conducted in a commercially reasonable manner. The Company hereby waives any claims against the Agent or any Lender arising by reason of the fact that the price at which the Collateral may have been sold at such a private sale was less than the price that might have been obtained at a public sale or was less than the aggregate amount of the Secured Obligations, even if the Agent accepts the first offer received and does not offer the Collateral to more than one offeree.

          5.09 Application of Proceeds. Except as otherwise herein expressly provided and except as provided below in this
Section 5.09, the proceeds of any collection, sale or other realization of all or any part of the Collateral pursuant hereto, and any other cash at the time held by the Agent under Section 4 hereof or this Section 5, shall be applied by the Agent:

          First, to the payment of the costs and expenses of such collection, sale or other realization, including reasonable out-of-pocket costs and expenses of the Agent and the fees and expenses of its agents and counsel, and all expenses incurred and advances made by the Agent in connection therewith;

          Next, to the payment in full of the Secured
     Obligations, in each case equally and ratably in accordance with the respective amounts thereof then due and owing or as the Lenders holding the same may otherwise agree; and

          Finally, to the payment to the Company, or its successors or assigns, or as a court of competent jurisdiction may direct, of any surplus then remaining.

Notwithstanding the foregoing, the proceeds of any cash or other amounts held in the "Letter of Credit Liabilities Sub-Account" of the Collateral Account pursuant to Section 4.04 hereof shall be applied first to the Letter of Credit Liabilities outstanding from time to time and second to the other Secured Obligations in the manner provided above in this Section 5.09.

          As used in this Section 5, "proceeds" of Collateral shall mean cash, securities and other Property realized in respect of, and distributions in kind of, Collateral, including any thereof received under any reorganization, liquidation or adjustment of debt of the Company or any issuer of or obligor on any of the Collateral.

          5.10 Attorney-in-Fact. Without limiting any rights or powers granted by this Agreement to the Agent while no Event of Default has occurred and is continuing, upon the occurrence and during the continuance of any Event of Default the Agent is hereby appointed the attorney-in-fact of the Company for the purpose of carrying out the provisions of this Section 5 and taking any action and executing any instruments that the Agent may deem necessary or advisable to accomplish the purposes hereof, which appointment as attorney-in-fact is irrevocable and coupled with an interest. Without limiting the generality of the foregoing, so long as the Agent shall be entitled under this
Section 5 to make collections in respect of the Collateral, the Agent shall have the right and power to receive, endorse and collect all checks made payable to the order of the Company representing any dividend, payment or other distribution in respect of the Collateral or any part thereof and to give full discharge for the same.

          5.11 Perfection. Prior to or concurrently with the execution and delivery of this Agreement, the Company shall
(i) file such financing statements and other documents in such offices as the Agent may request to perfect the security interests granted by Section 3 of this Agreement and (ii), at the request of the Agent, cause the Agent to be listed as the lienholder on all certificates of title or ownership relating to Motor Vehicles owned by the Company

          5.12 Termination. When all Secured Obligations shall have been paid in full and the Commitments of the Lenders under the Credit Agreement and all Letter of Credit Liabilities shall have expired or been terminated, this Agreement shall terminate, and the Agent shall forthwith cause to be assigned, transferred and delivered, against receipt but without any recourse, warranty or representation whatsoever, any remaining Collateral and money received in respect thereof, to or on the order of the Company and to be released and canceled all licenses and rights referred to in Section 5.04(b) hereof. The Agent shall also execute and deliver to the Company upon such termination such Uniform Commercial Code termination statements, certificates for terminating the Liens on the Motor Vehicles and such other documentation as shall be reasonably requested by the Company to effect the termination and release of the Liens on the Collateral.

          5.13 Further Assurances. The Company agrees that, from time to time upon the written request of the Agent, the Company will execute and deliver such further documents and do such other acts and things as the Agent may reasonably request in order fully to effect the purposes of this Agreement.

          5.14 Release of Motor Vehicles. So long as no Event of Default shall have occurred and be continuing, upon the request of the Company, the Agent shall execute and deliver to the Company such instruments as the Company shall reasonably request to remove the notation of the Agent as lienholder on any certificate of title for any Motor Vehicle; provided that any such instruments shall be delivered, and the release effective only upon receipt by the Agent of a certificate from the Company stating that the Motor Vehicle the lien on which is to be released is to be sold or has suffered a casualty loss (with title thereto passing to the casualty insurance company (or its designee) therefor in settlement of the claim for such loss) and any proceeds of such sale or casualty loss to the extent required by the Credit Agreement being paid to the Agent hereunder.

          Section 6.  Miscellaneous.

          6.01 No Waiver. No failure on the part of the Agent or any Lender to exercise, and no course of dealing with respect to, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by the Agent or any Lender of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies herein are cumulative and are not exclusive of any remedies provided by law.

          6.02 Notices. All notices, requests, consents and demands hereunder shall be in writing and telecopied or delivered to the intended recipient at its "Address for Notices" specified pursuant to Section 12.02 of the Credit Agreement and shall be deemed to have been given at the times specified in said
Section 12.02.

          6.03 Expenses. The Company agrees to reimburse each of the Lenders and the Agent for all reasonable costs and expenses of the Lenders and the Agent (including, without limitation, the reasonable fees and expenses of legal counsel) in connection with (i) any Default and any enforcement or collection proceeding resulting therefrom, including, without limitation, all manner of participation in or other involvement with (w) performance by the Agent of any obligations of the Company in respect of the Collateral that the Company has failed or refused to perform, (x) bankruptcy, insolvency, receivership, foreclosure, winding up or liquidation proceedings, or any actual or attempted sale, or any exchange, enforcement, collection, compromise or settlement in respect of any of the Collateral, and for the care of the Collateral and defending or asserting rights and claims of the Agent in respect thereof, by litigation or otherwise, including expenses of insurance, (y) judicial or regulatory proceedings and (z) workout, restructuring or other negotiations or proceedings (whether or not the workout, restructuring or transaction contemplated thereby is consummated) and (ii) the enforcement of this Section 6.03, and all such costs and expenses shall be Secured Obligations entitled to the benefits of the collateral security provided pursuant to
Section 3 hereof.

          6.04 Amendments, Etc. The terms of this Agreement may be waived, altered or amended only by an instrument in writing duly executed by the Company and the Agent (with the consent of the Lenders as specified in Section 11.09 of the Credit Agreement). Any such amendment or waiver shall be binding upon the Agent and each Lender each holder of any of the Secured Obligations and the Company.

          6.05 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the Company, the Agent, the Lenders and each holder of any of the Secured Obligations (provided, however, that the Company shall not assign or transfer its rights hereunder without the prior written consent of the Agent).

          6.06 Captions. The captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

          6.07 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and either of the parties hereto may execute this Agreement by signing any such counterpart.

          6.08  Governing Law.   This Agreement shall be governed
by, and construed in accordance with, the law of the State of New
York.

          6.09 Agents and Attorneys-in-Fact. The Agent may employ agents and attorneys-in-fact in connection herewith and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it in good faith.

          6.10 Severability. If any provision hereof is invalid and unenforceable in any jurisdiction, then, to the fullest extent permitted by law, (i) the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in favor of the Agent and the Lenders in order to carry out the intentions of the parties hereto as nearly as may be possible and (ii) the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.


          IN WITNESS WHEREOF, the parties hereto have caused this Security Agreement to be duly executed and delivered as of the day and year first above written.


                              UNITED STATIONERS SUPPLY CO.



                              By
                                 Title:



                              THE CHASE MANHATTAN BANK,
                                as Agent



                              By
                                 Title:


                                                   EXECUTION COPY



                GUARANTEE AND SECURITY AGREEMENT

          GUARANTEE AND SECURITY AGREEMENT dated as of
October 31, 1996 between LAGASSE BROS., INC., a corporation duly organized and validly existing under the laws of the State of Louisiana (the "Subsidiary Guarantor"); and THE CHASE MANHATTAN BANK, as agent for the lenders party to the Credit Agreement referred to below (in such capacity, together with its successors in such capacity, the "Agent").

          United Stationers Supply Co. (the "Company"), United Stationers Inc., the parent corporation of the Company and a corporation duly organized and validly existing under the laws of the State of Delaware (together with its successors and assigns, the "Parent Guarantor" and, together with the Company, the "Obligors"), certain lenders and the Agent are parties to an Amended and Restated Credit Agreement dated as of October 31, 1996 (as modified and supplemented and in effect from time to time, the "Credit Agreement"), providing, subject to the terms and conditions thereof, for extensions of credit (by making of loans and issuing letters of credit) to be made by said lenders to the Company in an aggregate principal amount not exceeding on the date hereof $540,000,000. Under the term of the Credit Agreement, up to $25,000,000 aggregate principal amount of the proceeds of such extensions of credit may from time to time be made available to the Subsidiary Guarantor by the making of advances from the Company to the Subsidiary Guarantor pursuant to an open account not evidenced by a negotiable instrument (each such advance, a "Subsidiary Advance").

          To induce said lenders to enter into the Credit Agreement and to extend credit thereunder, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Subsidiary Guarantor has agreed to guarantee the Guaranteed Obligations (as hereinafter defined), and to pledge and grant a security interest in the Collateral (as hereinafter defined) as security for the Secured Obligations (as hereinafter defined). Accordingly, the parties hereto agree as follows:

          Section 1.  Definitions.  Terms defined in the Credit
Agreement are used herein as defined therein. In addition, as used herein:

          "Accounts" shall have the meaning ascribed thereto in
     Section 4(d) hereof.

          "Collateral" shall have the meaning ascribed thereto in
     Section 4 hereof.

          "Copyright Collateral" shall mean all Copyrights, whether now owned or hereafter acquired by the Subsidiary
     Guarantor, including each Copyright identified in Annex 2 hereto.

          "Copyrights" shall mean all copyrights, copyright registrations and applications for copyright registrations, including, without limitation, all renewals and extensions thereof, the right to recover for all past, present and future infringements thereof, and all other rights of any kind whatsoever accruing thereunder or pertaining thereto.

          "Documents" shall have the meaning ascribed thereto in
     Section 4(j) hereof.

          "Equipment" shall have the meaning ascribed thereto in
     Section 4(h) hereof.

          "Foreign Subsidiary" shall mean any Subsidiary of the Subsidiary Guarantor that is not organized or created under the laws of the United States of America, any State thereof or the District of Columbia.

          "Guaranteed Obligations" shall have the meaning ascribed thereto in Section 3.01 hereof.

          "Instruments" shall have the meaning ascribed thereto in Section 4(e) hereof.

          "Intellectual Property" shall mean, collectively, all Copyright Collateral, all Patent Collateral and all Trademark Collateral, together with (a) all inventions, processes, production methods, proprietary information, know-how and trade secrets; (b) all licenses or user or other agreements granted to the Subsidiary Guarantor with respect to any of the foregoing, in each case whether now or hereafter owned or used including, without limitation, the licenses or other agreements with respect to the Copyright Collateral, the Patent Collateral or the Trademark Collateral, listed in Annex 5 hereto, except to the extent that a security interest therein may not be granted without the consent of a licensor; (c) all information, customer lists, identification of suppliers, data, plans, blueprints, specifications, designs, drawings, recorded knowledge, surveys, engineering reports, test reports, manuals, materials standards, processing standards, performance standards, catalogs, computer and automatic machinery software and programs; (d) all field repair data, sales data and other information relating to sales or service of products now or hereafter manufactured; (e) all accounting information and all media in which or on which any information or knowledge or data or records may be recorded or stored and all computer programs used for the compilation or printout of such information, knowledge, records or data;
     (f) all licenses, consents, permits, variances, certifications and approvals of governmental agencies now or hereafter held by the Subsidiary Guarantor, except to the extent that a security interest therein may not be granted without the consent of a licensor; and (g) all causes of action, claims or warranties now or hereafter owned or acquired by the Company in respect of any of the items listed above.

          "Inventory" shall have the meaning ascribed thereto in
     Section 4(f) hereof.

          "Issuers" shall mean, collectively, the respective corporations identified on Annex 1 hereto under the caption
     "Issuer".

          "Lagasse Collateral Account" shall have the meaning ascribed thereto in Section 5.01 hereof.

          "Motor Vehicles" shall mean motor vehicles, tractors, trailers and other like Property, whether or not the title thereto is governed by a certificate of title or ownership.

          "Patent Collateral" shall mean all Patents, whether now owned or hereafter acquired by the Subsidiary Guarantor, including each Patent identified in Annex 3 hereto.

          "Patents" shall mean all patents and patent applications, including, without limitation, the inventions and improvements described and claimed therein together with the reissues, divisions, continuations, renewals, extensions and continuations-in-part thereof, all income, royalties, damages and payments now or hereafter due and/or payable under and with respect thereto, including, without limitation, damages and payments for past or future infringements thereof, the right to sue for past, present and future infringements thereof, and all rights corresponding thereto throughout the world.

          "Pledged Stock" shall have the meaning ascribed thereto in Section 4(a) hereof.

          "Secured Obligations" shall mean, collectively, (a) the Guaranteed Obligations, which include the principal of and interest on the Loans made by the Lenders to the Company and all other amounts from time to time owing to the Lenders or the Agent by the Company under the Basic Documents including, without limitation, all Reimbursement Obligations and interest thereon, (b) the Interest Rate Protection Obligations required under Section 9.15 of the Credit Agreement and (c) all obligations of the Subsidiary Guarantor hereunder and under the other Basic Documents (including, without limitation, in respect of the guarantee under Section 3 hereof).

          "Stock Collateral" shall mean, collectively, the Collateral described in clauses (a) through (c) of Section 4 hereof and the proceeds of and to any such Property and, to the extent related to any such Property or such proceeds, all books, correspondence, credit files, records, invoices and other papers.

          "Trademark Collateral" shall mean all Trademarks, whether now owned or hereafter acquired by the Subsidiary Guarantor, including each Trademark identified in Annex 4 hereto. Notwithstanding the foregoing, the Trademark Collateral does not and shall not include any Trademark that would be rendered invalid, abandoned, void or unenforceable by reason of its being included as part of the Trademark Collateral.

          "Trademarks" shall mean all trade names, trademarks and service marks, logos, trademark and service mark registrations, and applications for trademark and service mark registrations, including, without limitation, all renewals of trademark and service mark registrations, all rights corresponding thereto throughout the world, the right to recover for all past, present and future infringements thereof, all other rights of any kind whatsoever accruing thereunder or pertaining thereto, together, in each case, with the product lines and goodwill of the business connected with the use of, and symbolized by, each such trade name, trademark and service mark.

          "Uniform Commercial Code" shall mean the Uniform
     Commercial Code as in effect from time to time in the State of New York.

          Section 2.  Representations and Warranties.  The
Subsidiary Guarantor represents and warrants to the Lenders and the Agent that:

          2.01 No Breach. None of the execution and delivery of this Agreement, the making of the Subsidiary Advances, the consummation of the transactions herein contemplated or compliance with the terms and provisions hereof will conflict with or result in a breach of, or require any consent under, any applicable law or regulation, or an order, writ, injunction or decree of any court or governmental authority or agency, or any agreement or instrument to which the Subsidiary Guarantor or any of its Subsidiaries is a party or by which any of them is bound or to which any of them is subject, or constitute a default under any such agreement or instrument, or (except for the Liens created hereunder) result in the creation or imposition of any Lien upon any Property of the Subsidiary Guarantor or any such Subsidiary pursuant to the terms of any such agreement or instrument.

          2.02 Action. This Agreement has been duly and validly executed and delivered by the Subsidiary Guarantor and constitutes its legal, valid and binding obligation, enforceable in accordance with its terms.

          2.03 Approvals. No authorizations, approvals or consents of, and no filings or registrations with, any governmental or regulatory authority or agency, or any securities exchange are necessary for the execution, delivery or performance by the Subsidiary of this Agreement or for the validity or enforceability hereof or for the making of the Subsidiary
Advances.

          2.04  Taxes.  The Subsidiary Guarantor and its
Subsidiaries have filed all Federal income tax returns and all material tax returns that are required to be filed by the Subsidiary Guarantor and its Subsidiaries and have paid all taxes due pursuant to such returns or pursuant to any assessment received by the Subsidiary Guarantor or any of its Subsidiaries.

          2.05  Collateral.

          (a) The Subsidiary Guarantor is (or, at the time that the Subsidiary Guarantor acquires any interest therein, will
     be) the sole beneficial owner of the Collateral and no Lien exists or will exist upon the Collateral at any time (and no right or option to acquire the same exists in favor of any other Person), except for Liens permitted under Section 9.06 of the Credit Agreement and except for the pledge and security interest in favor of the Agent for the benefit of the Lenders created or provided for herein, which pledge and security interest constitute a perfected pledge and security interest in and to all of the Collateral (other than Intellectual Property registered or otherwise located outside of the United States of America), subject to no equal or prior security interest or pledge except as permitted under Section 9.06 of the Credit Agreement.

          (b) The Pledged Stock represented by the certificates identified in Annex 1 hereto is, and all other Pledged Stock in which the Subsidiary Guarantor shall hereafter grant a security interest pursuant to Section 3 hereof will be, duly authorized, validly existing, fully paid and non-assessable and none of such Pledged Stock is or will be subject to any contractual restriction, or any restriction under the charter or by-laws of the relevant issuer thereof, upon the transfer of such Pledged Stock (except for any such restriction contained herein or in the Credit Agreement).

          (c) The Pledged Stock represented by the certificates identified in Annex 1 hereto constitutes all of the issued and outstanding shares of capital stock of each class of each issuer thereof on the date hereof (or, in the case of any Foreign Subsidiary, not less than 65% of the issued and outstanding shares of capital stock of each class of such Foreign Subsidiary on the date hereof), and said Annex 1 correctly identifies, as at the date hereof, the respective class and par value of the shares comprising such Pledged Stock, the respective number of shares represented by each such certificate, and the respective beneficial and registered owner of such shares.

          (d) Annexes 2, 3 and 4 hereto, respectively, set forth a complete and correct list of all Copyrights, Patents and Trademarks owned by the Subsidiary Guarantor on the date hereof; except pursuant to licenses and other user agreements entered into by the Subsidiary Guarantor in the ordinary course of business, that are listed in Annex 5 hereto, the Subsidiary Guarantor owns and possesses the right to use, and has done nothing to authorize or enable any other Person to use, any Copyright, Patent or Trademark listed in said Annexes 2, 3 and 4, and all registrations listed in said Annexes 2, 3 and 4 are valid and in full force and effect; except as may be set forth in said
     Annex 5, the Subsidiary Guarantor owns and possesses the right to use all Copyrights, Patents and Trademarks.

          (e) Annex 5 hereto sets forth a complete and correct list of all licenses and other user agreements included in the Intellectual Property on the date hereof.

          (f)  To the Subsidiary Guarantor's knowledge,
     (i) except as set forth in Annex 5 hereto, there is no violation by others of any right of the Subsidiary Guarantor with respect to any Copyright, Patent or Trademark listed in Annexes 2, 3 and 4 hereto, respectively, and (ii) the Subsidiary Guarantor is not infringing in any respect upon any Copyright, Patent or Trademark of any other Person; and no proceedings have been instituted or are pending against the Subsidiary Guarantor or, to the Subsidiary Guarantor's knowledge, threatened, and no claim against the Subsidiary Guarantor has been received by the Subsidiary Guarantor, alleging any such violation, except as may be set forth in said Annex 5.

          (g) The Subsidiary Guarantor does not own any Trademarks registered in the United States of America to which the last sentence of the definition of Trademark
     Collateral applies.

          (h) Any goods now or hereafter produced by the Subsidiary Guarantor or any of its Subsidiaries included in the Collateral have been and will be produced in compliance with the requirements of the Fair Labor Standards Act, as amended.

          Section 3.  The Guarantee.

          3.01 The Guarantee. The Subsidiary Guarantor hereby guarantees to each Lender and the Agent and their respective successors and assigns the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of the principal of and interest on the Loans made by the Lenders to the Company and all other amounts from time to time owing to the Lenders or the Agent by the Company under the Credit Agreement and by the Company under any if the other Basic Documents, and all obligations of the Company to any Lender in respect of any Interest Rate Protection Agreement and all Reimbursement Obligations and interest thereon, in each case strictly in accordance with the terms thereof (such obligations being herein collectively called the "Guaranteed Obligations"). The Subsidiary Guarantor hereby further agrees that if the Company shall fail to pay in full when due (whether at stated maturity, by acceleration or otherwise) any of the Guaranteed Obligations, the Subsidiary Guarantor will promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal.

          3.02 Obligations Unconditional. The obligations of the Subsidiary Guarantor under Section 3.01 hereof are absolute and unconditional irrespective of the value, genuineness, validity, regularity or enforceability of the obligations of the Company under the Credit Agreement or any other agreement or instrument referred to herein or therein, or any substitution, release or exchange of any other guarantee of or security for any of the Guaranteed Obligations, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this Section 3.02 that the obligations of the Subsidiary Guarantor hereunder shall be absolute and unconditional under any and all circumstances. Without limiting the generality of the foregoing, it is agreed that the occurrence of any one or more of the following shall not alter or impair the liability of the Subsidiary Guarantor hereunder which shall remain absolute and unconditional as described above:

          (i) at any time or from time to time, without notice to the Subsidiary Guarantor, the time for any performance of or compliance with any of the Guaranteed Obligations shall be extended, or such performance or compliance shall be waived;

          (ii)  any of the acts mentioned in any of the
     provisions of the Credit Agreement or any other agreement or instrument referred to herein or therein shall be done or omitted;

          (iii)  the maturity of any of the Guaranteed
     Obligations shall be accelerated, or any of the Guaranteed Obligations shall be modified, supplemented or amended in any respect, or any right under the Credit Agreement or any other agreement or instrument referred to herein or therein shall be waived or any other guarantee of any of the Guaranteed Obligations or any security therefor shall be released or exchanged in whole or in part or otherwise dealt with; or

          (iv) any lien or security interest granted to, or in favor of, the Agent or any Lender or Lenders as security for any of the Guaranteed Obligations shall fail to be perfected.

The Subsidiary Guarantor hereby expressly waives diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that the Agent or any Lender exhaust any right, power or remedy or proceed against the Company under the Credit Agreement or any other agreement or instrument referred to herein or therein, or against any other Person under any other guarantee of, or security for, any of the Guaranteed Obligations.

          3.03 Reinstatement. The obligations of the Subsidiary Guarantor under this Section 3 shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of any Obligor in respect of the Guaranteed Obligations is rescinded or must be otherwise restored by any holder of any of the Guaranteed Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and the Subsidiary Guarantor agrees that it will indemnify the Agent and each Lender on demand for all reasonable costs and expenses (including, without limitation, fees of counsel) incurred by the Agent or such Lender in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.

          3.04 Subrogation. The Subsidiary Guarantor hereby waives, until payment in full of the Guaranteed Obligations, all rights of subrogation or contribution, whether arising by contract or operation of law (including, without limitation, any such right arising under the Federal Bankruptcy Code) or otherwise by reason of any payment by it pursuant to the provisions of this Section 3.

          3.05 Remedies. The Subsidiary Guarantor agrees that, as between the Subsidiary Guarantor and the Lenders, the obligations of the Company under the Credit Agreement may be declared to be forthwith due and payable as provided in
Section 10 of the Credit Agreement (and shall be deemed to have become automatically due and payable in the circumstances provided in said Section 10) for purposes of Section 3.01 hereof notwithstanding any stay, injunction or other prohibition preventing such declaration (or such obligations from becoming automatically due and payable) as against the Company and that, in the event of such declaration (or such obligations being deemed to have become automatically due and payable), such obligations (whether or not due and payable by the Company) shall forthwith become due and payable by the Subsidiary Guarantor for purposes of said Section 3.01.

          3.06  Continuing Guarantee.  The guarantee in this
Section 3 is a continuing guarantee, and shall apply to all Guaranteed Obligations whenever arising.

          3.07 General Limitation on Guarantee Obligations. The obligations of the Subsidiary Guarantor under Section 3.01 hereof shall be limited to the sum of (i) the aggregate outstanding amount of Lagasse Advances and (ii) the amount, if any, recoverable by any holders of Senior Subordinated Debt pursuant to any guarantee by the Subsidiary Guarantor of such Senior Subordinated Debt. In addition, in any action or proceeding involving any state corporate law, or any state or Federal bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of the Subsidiary Guarantor under Section 3.01 hereof would otherwise be held or determined to be void, invalid or unenforceable, or subordinated to the claims of any other creditors, on account of the amount of its liability under said Section 3.01, then, notwithstanding any other provision hereof to the contrary, the amount of such liability shall, without any further action by such Subsidiary Guarantor, any Lender, the Agent or any other Person, be automatically limited and reduced to the highest amount that is valid and enforceable and not subordinated to the claims of other creditors as determined in such action or proceeding.

          Section 4. Collateral. As collateral security for the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of the Secured Obligations, the Subsidiary Guarantor hereby pledges and grants to the Agent, for the benefit of the Lenders as hereinafter provided, a security interest in all of the Subsidiary Guarantor's right, title and interest in the following Property, whether now owned by the Subsidiary Guarantor or hereafter acquired and whether now existing or hereafter coming into existence (all being collectively referred to herein as "Collateral"):

          (a) the shares of common/preferred stock of the Issuers represented by the certificates identified in Annex 1 hereto and all other shares of capital stock of whatever class of the Issuers, now or hereafter owned by the Subsidiary Guarantor, in each case together with the certificates evidencing the same (collectively, the "Pledged
     Stock");

          (b) all shares, securities, moneys or Property representing a dividend on any of the Pledged Stock, or representing a distribution or return of capital upon or in respect of the Pledged Stock, or resulting from a split-up, revision, reclassification or other like change of the Pledged Stock or otherwise received in exchange therefor, and any subscription warrants, rights or options issued to the holders of, or otherwise in respect of, the Pledged Stock;

          (c) without affecting the obligations of the Subsidiary Guarantor under any provision prohibiting such action hereunder or under the Credit Agreement, in the event of any consolidation or merger in which an Issuer is not the surviving corporation, all shares of each class of the capital stock of the successor corporation (unless such successor corporation is the Subsidiary Guarantor itself) formed by or resulting from such consolidation or merger (the Pledged Stock, together with all other certificates, shares, securities, properties or moneys as may from time to time be pledged hereunder pursuant to clause (a) or (b) above and this clause (c) being herein collectively called the "Stock Collateral");

          (d) all accounts and general intangibles (each as defined in the Uniform Commercial Code) of the Subsidiary Guarantor constituting any right to the payment of money, including (but not limited to) all moneys due and to become due to the Subsidiary Guarantor in respect of any loans or advances or for Inventory or Equipment or other goods sold or leased or for services rendered, all moneys due and to become due to the Subsidiary Guarantor under any guarantee (including a letter of credit) of the purchase price of Inventory or Equipment sold by the Subsidiary Guarantor and all tax refunds (such accounts, general intangibles and moneys due and to become due being herein called collectively "Accounts");

          (e) all instruments, chattel paper or letters of credit (each as defined in the Uniform Commercial Code) of the Subsidiary Guarantor evidencing, representing, arising from or existing in respect of, relating to, securing or otherwise supporting the payment of, any of the Accounts, including (but not limited to) promissory notes, drafts, bills of exchange and trade acceptances (herein collectively called "Instruments");

          (f) all inventory (as defined in the Uniform Commercial Code) of the Subsidiary Guarantor, all goods obtained by the Subsidiary Guarantor in exchange for such inventory, and any products made or processed from such inventory including all substances, if any, commingled therewith or added thereto (herein collectively called "Inventory");

          (g) all Intellectual Property and all other accounts or general intangibles not constituting Intellectual Property or Accounts;

          (h)  all equipment (as defined in the Uniform
     Commercial Code) of the Subsidiary Guarantor, including all Motor Vehicles (herein collectively called "Equipment");

          (i) each contract and other agreement of the Subsidiary Guarantor relating to the sale or other disposition of Inventory or Equipment;

          (j)  all documents of title (as defined in the Uniform
     Commercial Code) or other receipts of the Subsidiary
     Guarantor covering, evidencing or representing Inventory or Equipment (herein collectively called "Documents");

          (k) all rights, claims and benefits of the Subsidiary Guarantor against any Person arising out of, relating to or in connection with Inventory or Equipment purchased by the Subsidiary Guarantor, including, without limitation, any such rights, claims or benefits against any Person storing or transporting such Inventory or Equipment;

          (l)  the balance from time to time in the Lagasse
     Collateral Account; and

          (m) all other tangible and intangible personal Property and fixtures of the Subsidiary Guarantor, including, without limitation, all proceeds, products, offspring, accessions, rents, profits, income, benefits, substitutions and replacements of and to any of the Property of the Subsidiary Guarantor described in the preceding clauses of this Section 4 (including, without limitation, any proceeds of insurance thereon and all causes of action, claims and warranties now or hereafter held by the Subsidiary Guarantor in respect of any of the items listed above) and, to the extent related to any Property described in said clauses or such proceeds, products and accessions, all books, correspondence, credit files, records, invoices and other papers, including without limitation all tapes, cards, computer runs and other papers and documents in the possession or under the control of the Subsidiary Guarantor or any computer bureau or service company from time to time acting for the Subsidiary Guarantor.

provided that Collateral shall not include (i) shares of capital stock of any class issued by any Foreign Subsidiary to the extent that the percentage of issued and outstanding shares of capital stock of such class subject to the Lien of this Agreement would constitute more than 65% of the issued and outstanding shares of capital stock of such class and (ii) any tangible personal Property located outside the United States of America.

          Section 5.  Cash Proceeds of Collateral.

          5.01 Lagasse Collateral Account. The Agent shall establish with Chase a cash collateral account (the "Lagasse Collateral Account") in the name and under the control of the Agent into which there shall be deposited from time to time the cash proceeds of any of the Collateral (including proceeds of insurance thereon) and into which the Subsidiary Guarantor may from time to time deposit any additional amounts that it wishes to pledge to the Agent for the benefit of the Lenders as additional collateral security hereunder or that, as provided in Sections 2.10 and 10 of the Credit Agreement, the Company is required to pledge as additional collateral security hereunder. The balance from time to time in the Lagasse Collateral Account shall constitute part of the Collateral hereunder and shall not constitute payment of the Secured Obligations until applied as hereinafter provided. As promptly as possible after any amount is deposited into the Lagasse Collateral Account pursuant to the second or third sentence of Section 5.02 hereof, the Agent shall remit the balance of such amount (if any) to the Subsidiary Guarantor's account with Chase. However, the Agent may (and, if instructed by the Lenders of the Credit Agreement shall) at any time in its (or their) discretion apply or cause to be applied the balance from time to time outstanding to the credit of the Lagasse Collateral Account to the repayment of the principal of the Revolving Credit Loans outstanding, to accrued interest on the principal so repaid, and to the payment of any commitment fees with respect to the Revolving Credit Commitments, in each case the Credit Agreement and to the extent of the Subsidiary Guarantor's obligations hereunder. Notwithstanding the above, at any time following the occurrence and during the continuance of an Event of Default, the Agent may (and, if instructed by the Lenders as specified in Section 11.03 of the Credit Agreement, shall) in its (or their) discretion apply or cause to be applied (subject to collection) the balance from time to time standing to the credit of the Lagasse Collateral Account to the payment of the Secured Obligations in the manner specified in Section 6.09 hereof. The balance from time to time in the Lagasse Collateral Account shall be subject to withdrawal only as provided herein.

          5.02 Proceeds of Accounts. The Subsidiary Guarantor shall within 90 days of the Effective Date instruct all account debtors and other Persons obligated in respect of all Accounts to make all payments in respect of the Accounts either (a) directly to the Agent (by instructing that such payments be remitted to a post office box which shall be in the name and under the control of the control of the Agent) or (b) to one or more other banks in the United States of America (by instructing that such payments be remitted to a post office box which shall be in the name and under the control of such other bank(s)) under arrangements, in form and substance satisfactory to the Agent pursuant to which the Subsidiary Guarantor shall have irrevocably instructed such other bank (and such other bank shall have agreed) to remit all proceeds of such payments directly to the Agent for deposit into the Lagasse Collateral Account. All payments made to the Agent, as provided in the preceding sentence, shall be immediately deposited in the Lagasse Collateral Account. In addition to the foregoing, the Subsidiary Guarantor agrees that if the proceeds of any Collateral hereunder (including the payments made in respect of Accounts) shall be received by it, the Subsidiary Guarantor shall as promptly as possible deposit such proceeds into the Lagasse Collateral Account. Until so deposited, all such proceeds shall be held in trust by the Subsidiary Guarantor for and as the Property of the Agent and shall not be commingled with any other funds or Property of the Subsidiary Guarantor.

          5.03 Investment of Balance in Lagasse Collateral Account. Amounts on deposit in the Lagasse Collateral Account shall be invested from time to time in such Permitted Investments as the Subsidiary Guarantor (or, after the occurrence and during the continuance of a Default, the Agent) shall determine, which Permitted Investments shall be held in the name and be under the control of the Agent, provided that (i) at any time after the occurrence and during the continuance of an Event of Default, the Agent may (and, if instructed by the Lenders as specified in Section 11.03 of the Credit Agreement, shall) in its (or their) discretion at any time and from time to time elect to liquidate any such Permitted Investments and to apply or cause to be applied the proceeds thereof to the payment of the Secured Obligations in the manner specified in Section 6.09 hereof and
(ii) if requested by the Subsidiary Guarantor, such Permitted Investments may be held in the name and under the control of one or more of the Lenders (and in that connection each Lender, pursuant to Section 11.10 of the Credit Agreement) has agreed that such Permitted Investments shall be held by such Lender as a collateral sub-agent for the Agent hereunder).

          5.04 Cover for Letter of Credit Liabilities. Amounts deposited into the Lagasse Collateral Account as cover for Letter of Credit Liabilities under the Credit Agreement pursuant to
Section 2.10(h) or Section 10 of the Credit Agreement shall be held by the Agent in a separate sub-account (designated "Letter of Credit Liabilities Sub-Account") and all amounts held in such sub-account shall constitute collateral security first for the Letter of Credit Liabilities outstanding from time to time and second as collateral security for the other Secured Obligations hereunder.

          Section 6.  Further Assurances; Remedies.  In
furtherance of the grant of the pledge and security interest pursuant to Section 4 hereof, the Subsidiary Guarantor hereby agrees with each Lender and the Agent as follows:

          6.01  Delivery and Other Perfection.  The Subsidiary
Guarantor shall:

          (a) if any of the shares, securities, moneys or Property required to be pledged by the Subsidiary Guarantor under clauses (a), (b) and (c) of Section 4 hereof are received by the Subsidiary Guarantor, forthwith either
     (x) transfer and deliver to the Agent such shares or securities so received by the Subsidiary Guarantor (together with the certificates for any such shares and securities duly endorsed in blank or accompanied by undated stock powers duly executed in blank), all of which thereafter shall be held by the Agent, pursuant to the terms of this Agreement, as part of the Collateral or (y) take such other action as the Agent shall deem necessary or appropriate to duly record the Lien created hereunder in such shares, securities, moneys or Property in said clauses (a), (b) and (c);

          (b) deliver and pledge to the Agent any and all Instruments, endorsed and/or accompanied by such instruments of assignment and transfer in such form and substance as the Agent may request; provided, that so long as no Default shall have occurred and be continuing, the Subsidiary Guarantor may retain for collection in the ordinary course any Instruments received by the Subsidiary Guarantor in the ordinary course of business and the Agent shall, promptly upon request of the Subsidiary Guarantor, make appropriate arrangements for making any Instrument pledged by the Subsidiary Guarantor available to the Subsidiary Guarantor for purposes of presentation, collection or renewal (any such arrangement to be effected, to the extent deemed appropriate by the Agent, against trust receipt or like document);

          (c) give, execute, deliver, file and/or record any financing statement, notice, instrument, document, agreement or other papers that may be necessary or desirable (in the judgment of the Agent) to create, preserve, perfect or validate the security interest granted pursuant hereto or to enable the Agent to exercise and enforce its rights hereunder with respect to such pledge and security interest, including, without limitation, after the occurrence of an Event of Default, causing any or all of the Stock Collateral to be transferred of record into the name of the Agent or its nominee (and the Agent agrees that if any Stock Collateral is transferred into its name or the name of its nominee, the Agent will thereafter promptly give to the Subsidiary Guarantor copies of any notices and communications received by it with respect to the Stock Collateral), provided that notices to account debtors in respect of any Accounts or Instruments shall be subject to the provisions of clause (i) below;

          (d) without limiting the obligations of the Subsidiary Guarantor under Section 6.04(c) hereof, upon the acquisition after the date hereof by the Subsidiary Guarantor of any Equipment covered by a certificate of title or ownership, cause the Agent to be listed as the lienholder on such certificate of title and within 120 days of the acquisition thereof deliver evidence of the same to the Agent;

          (e) keep full and accurate books and records relating to the Collateral, and stamp or otherwise mark such books and records in such manner as the Agent may reasonably require in order to reflect the security interests granted by this Agreement;

          (f) furnish to the Agent from time to time (but, unless a Default shall have occurred and be continuing, no more frequently than quarterly) statements and schedules further identifying and describing the Copyright Collateral, the Patent Collateral and the Trademark Collateral, respectively, and such other reports in connection with the Copyright Collateral, the Patent Collateral and the Trademark Collateral, as the Agent may reasonably request, all in reasonable detail;

          (g) promptly upon request of the Agent, following receipt by the Agent of any statements, schedules or reports pursuant to clause (f) above, modify this Agreement by amending Annexes 2, 3 and/or 4 hereto, as the case may be, to include any Copyright, Patent or Trademark that becomes part of the Collateral under this Agreement;

          (h) permit representatives of the Agent, upon reasonable notice, at any time during normal business hours to inspect and make abstracts from its books and records pertaining to the Collateral, and permit representatives of the Agent to be present at the Subsidiary Guarantor's place of business to receive copies of all communications and remittances relating to the Collateral, and forward copies of any notices or communications received by the Subsidiary Guarantor with respect to the Collateral, all in such manner as the Agent may require; and

          (i) upon the occurrence and during the continuance of any Default, upon request of the Agent, promptly notify (and the Subsidiary Guarantor hereby authorizes the Agent so to notify) each account debtor in respect of any Accounts or Instruments that such Collateral has been assigned to the Agent hereunder, and that any payments due or to become due in respect of such Collateral are to be made directly to the Agent.

          6.02 Other Financing Statements and Liens. Except for financing statements securing Liens expressly permitted by
Section 9.06 of the Credit Agreement and protective filings filed against the Company in respect of equipment, furniture or fixtures leased to or Property consigned with the Subsidiary Guarantor, the Subsidiary Guarantor shall not file or suffer to be on file, or authorize or permit to be filed or to be on file, in any jurisdiction, any financing statement or like instrument with respect to the Collateral in which the Agent is not named as the sole secured party for the benefit of the Lenders.

          6.03 Preservation of Rights. The Agent shall not be required to take steps necessary to preserve any rights against prior parties to any of the Collateral.

          6.04  Special Provisions Relating to Certain
Collateral.

          (a)  Stock Collateral.

          (1) The Subsidiary Guarantor will cause the Stock Collateral to constitute at all times 100% (or, with respect to any issuer that is a Foreign Subsidiary, at least 65%) of the total number of shares of each class of capital stock of each Issuer then outstanding.

          (2) Unless an Event of Default shall have occurred and be continuing, and the Agent shall have given notice to the Company of its intention to exercise rights arising hereunder or under any other Basic Document with respect to the Stock Collateral, the Subsidiary Guarantor shall have the right to exercise all voting, consensual and other powers of ownership pertaining to the Stock Collateral for all purposes not inconsistent with the terms of this Agreement, the Credit Agreement or any other instrument or agreement referred to herein or therein, provided that the Subsidiary Guarantor agrees that it will not vote the Stock Collateral in any manner that is inconsistent with the terms of this Agreement, the Credit Agreement or any such other instrument or agreement; and the Agent shall execute and deliver to the Subsidiary Guarantor or cause to be executed and delivered to the Subsidiary Guarantor all such proxies, powers of attorney, dividend and other orders, and all such instruments, without recourse, as the Subsidiary Guarantor may reasonably request for the purpose of enabling the Subsidiary Guarantor to exercise the rights and powers that it is entitled to exercise pursuant to this Section 6.04(a)(2).

          (3) Unless and until an Event of Default has occurred and is continuing, the Subsidiary Guarantor shall be entitled to receive and retain any dividends on the Stock Collateral paid in cash out of earned surplus.

          (4) If any Event of Default shall have occurred, then so long as such Event of Default shall continue, and whether or not the Agent or any Lender exercises any available right to declare any Secured Obligation due and payable or seeks or pursues any other relief or remedy available to it under applicable law or under this Agreement, the Credit Agreement or any other agreement relating to such Secured Obligation, all dividends and other distributions on the Stock Collateral shall be paid directly to the Agent and retained by it as part of the Stock Collateral, subject to the terms of this Agreement, and, if the Agent shall so request in writing, the Subsidiary Guarantor agrees to execute and deliver to the Agent appropriate additional dividend, distribution and other orders and documents to that end, provided that if such Event of Default is cured, any such dividend or distribution theretofore paid to the Agent shall, upon request of the Subsidiary Guarantor (except to the extent theretofore applied to the Secured Obligations), be returned by the Agent to the Subsidiary Guarantor.

          (b)  Intellectual Property.

          (1) For the purpose of enabling the Agent to exercise rights and remedies under Section 6.05 hereof at such time as the Agent shall be lawfully entitled to exercise such rights and remedies, and for no other purpose, the Subsidiary Guarantor hereby grants to the Agent, to the extent assignable, an irrevocable, non-exclusive license (exercisable without payment of royalty or other compensation to the Subsidiary Guarantor) to use, assign, license or sublicense any of the Intellectual Property now owned or hereafter acquired by the Subsidiary Guarantor, wherever the same may be located, including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer programs used for the compilation or printout thereof.

          (2) Notwithstanding anything contained herein to the contrary, but subject to the provisions of Section 9.05 of the Credit Agreement that limit the right of the Subsidiary Guarantor to dispose of its Property, so long as no Event of Default shall have occurred and be continuing, the Subsidiary Guarantor will be permitted to exploit, use, enjoy, protect, license, sublicense, assign, sell, dispose of or take other actions with respect to the Intellectual Property in the ordinary course of the business of the Subsidiary Guarantor. In furtherance of the foregoing, unless an Event of Default shall have occurred and be continuing the Agent shall from time to time, upon the request of the Subsidiary Guarantor, execute and deliver any instruments, certificates or other documents, in the form so requested, that the Subsidiary Guarantor shall have certified are appropriate (in its judgment) to allow it to take any action permitted above (including relinquishment of the license provided pursuant to clause (1) immediately above as to any specific Intellectual Property). Further, upon the payment in full of all of the Secured Obligations and cancellation or termination of the Commitments and Letter of Credit Liabilities or earlier expiration of this Agreement or release of the Collateral, the license granted pursuant to clause (1) immediately above shall expire by its own terms without further action on the part of the Company or the Agent. The exercise of rights and remedies under
Section 6.05 hereof by the Agent shall not terminate the rights of the holders of any licenses or sublicenses theretofore granted by the Subsidiary Guarantor in accordance with the first sentence of this clause (2).

          (c) Motor Vehicles. At any time after the occurrence and during the continuance of an Event of Default, the Subsidiary Guarantor shall, upon the request of the Agent, deliver to the Agent originals of the certificates of title or ownership for the Motor Vehicles owned by it with the Agent listed as lienholder and take such other action as the Agent shall deem appropriate to perfect the security interest created hereunder in all such Motor Vehicles.

          6.05 Events of Default, Etc. During the period during which an Event of Default shall have occurred and be continuing:

          (a) the Subsidiary Guarantor shall, at the request of the Agent, assemble the Collateral owned by it at such place or places, reasonably convenient to both the Agent and the Subsidiary Guarantor, designated in its request;

          (b) the Agent may make any reasonable compromise or settlement deemed desirable with respect to any of the Collateral and may extend the time of payment, arrange for payment in installments, or otherwise modify the terms of, any of the Collateral;

          (c) the Agent shall have all of the rights and remedies with respect to the Collateral of a secured party under the Uniform Commercial Code (whether or not said Code is in effect in the jurisdiction where the rights and remedies are asserted) and such additional rights and remedies to which a secured party is entitled under the laws in effect in any jurisdiction where any rights and remedies hereunder may be asserted, including, without limitation, the right, to the maximum extent permitted by law, to exercise all voting, consensual and other powers of ownership pertaining to the Collateral as if the Agent were the sole and absolute owner thereof (and the Subsidiary Guarantor agrees to take all such action as may be appropriate to give effect to such right);

          (d) the Agent in its discretion may, in its name or in the name of the Subsidiary Guarantor or otherwise, demand, sue for, collect or receive any money or Property at any time payable or receivable on account of or in exchange for any of the Collateral, but shall be under no obligation to do so; and

          (e) the Agent may, upon ten business days' prior written notice to the Subsidiary Guarantor of the time and place, with respect to the Collateral or any part thereof that shall then be or shall thereafter come into the possession, custody or control of the Agent, the Lenders or any of their respective agents, sell, lease, assign or otherwise dispose of all or any part of such Collateral, at such place or places as the Agent deems best, and for cash or for credit or for future delivery (without thereby assuming any credit risk), at public or private sale, without demand of performance or notice of intention to effect any such disposition or of the time or place thereof (except such notice as is required above or by applicable statute and cannot be waived), and the Agent or any Lender or anyone else may be the purchaser, lessee, assignee or recipient of any or all of the Collateral so disposed of at any public sale (or, to the extent permitted by law, at any private sale) and thereafter hold the same absolutely, free from any claim or right of whatsoever kind, including any right or equity of redemption (statutory or otherwise), of the Subsidiary Guarantor, any such demand, notice and right or equity being hereby expressly waived and released. In the event of any sale, assignment, or other disposition of any of the Trademark Collateral, the goodwill connected with and symbolized by the Trademark Collateral subject to such disposition shall be included, and the Subsidiary Guarantor shall supply to the Agent or its designee, for inclusion in such sale, assignment or other disposition, all Intellectual Property relating to such Trademark Collateral. The Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the sale may be so adjourned.

The proceeds of each collection, sale or other disposition under this Section 6.05, including by virtue of the exercise of the license granted to the Agent in Section 6.04(b) hereof, shall be applied in accordance with Section 6.09 hereof.

          The Subsidiary Guarantor recognizes that, by reason of certain prohibitions contained in the Securities Act of 1933, as amended, and applicable state securities laws, the Agent may be compelled, with respect to any sale of all or any part of the Collateral, to limit purchasers to those who will agree, among other things, to acquire the Collateral for their own account, for investment and not with a view to the distribution or resale thereof. The Subsidiary Guarantor acknowledges that any such private sales may be at prices and on terms less favorable to the Agent than those obtainable through a public sale without such restrictions, and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner and that the Agent shall have no obligation to engage in public sales and no obligation to delay the sale of any Collateral for the period of time necessary to permit the respective Issuer or issuer thereof to register it for public sale.

          6.06 Deficiency. If the proceeds of sale, collection or other realization of or upon the Collateral pursuant to
Section 6.05 hereof are insufficient to cover the costs and expenses of such realization and the payment in full of the Secured Obligations, the Subsidiary Guarantor shall remain liable for any deficiency.

          6.07 Removals, Etc. Without at least 30 days' prior written notice to the Agent, the Subsidiary Guarantor shall not
(i) maintain any of its books and records with respect to the Collateral at any office or maintain its principal place of business at any place, or permit any Inventory or Equipment to be located anywhere, other than at the address indicated beneath the signature of the Company to the Credit Agreement or at one of the locations identified in Annex 6 hereto or in transit from one of such locations to another or (ii) change its name, or the name under which it does business, from the name shown on the signature pages hereto.

          6.08 Private Sale. The Agent and the Lenders shall incur no liability as a result of the sale of the Collateral, or any part thereof, at any private sale pursuant to Section 6.05 hereof conducted in a commercially reasonable manner. The Subsidiary Guarantor hereby waives any claims against the Agent or any Lender arising by reason of the fact that the price at which the Collateral may have been sold at such a private sale was less than the price that might have been obtained at a public sale or was less than the aggregate amount of the Secured Obligations, even if the Agent accepts the first offer received and does not offer the Collateral to more than one offeree.

          6.09 Application of Proceeds. Except as otherwise herein expressly provided and except as provided below in this
Section 6.09, the proceeds of any collection, sale or other realization of all or any part of the Collateral pursuant hereto, and any other cash at the time held by the Agent under Section 5 hereof or this Section 6, shall be applied by the Agent:

          First, to the payment of the costs and expenses of such collection, sale or other realization, including reasonable out-of-pocket costs and expenses of the Agent and the fees and expenses of its agents and counsel, and all expenses incurred and advances made by the Agent in connection therewith;

          Next, to the payment in full of the Secured
     Obligations, in each case equally and ratably in accordance with the respective amounts thereof then due and owing or as the Lenders holding the same may otherwise agree; and

          Finally, to the payment to the Subsidiary Guarantor, or its successors or assigns, or as a court of competent jurisdiction may direct, of any surplus then remaining.

Notwithstanding the foregoing, the proceeds of any cash or other amounts held in the "Letter of Credit Liabilities Sub-Account" of the Lagasse Collateral Account pursuant to Section 5.04 hereof shall be applied first to the Letter of Credit Liabilities outstanding from time to time and second to the other Secured Obligations in the manner provided above in this Section 6.09.

          As used in this Section 6, "proceeds" of Collateral shall mean cash, securities and other Property realized in respect of, and distributions in kind of, Collateral, including any thereof received under any reorganization, liquidation or adjustment of debt of the Subsidiary Guarantor or any issuer of or obligor on any of the Collateral.

          6.10 Attorney-in-Fact. Without limiting any rights or powers granted by this Agreement to the Agent while no Event of Default has occurred and is continuing, upon the occurrence and during the continuance of any Event of Default the Agent is hereby appointed the attorney-in-fact of the Subsidiary Guarantor for the purpose of carrying out the provisions of this Section 6 and taking any action and executing any instruments that the Agent may deem necessary or advisable to accomplish the purposes hereof, which appointment as attorney-in-fact is irrevocable and coupled with an interest. Without limiting the generality of the foregoing, so long as the Agent shall be entitled under this
Section 6 to make collections in respect of the Collateral, the Agent shall have the right and power to receive, endorse and collect all checks made payable to the order of the Subsidiary Guarantor representing any dividend, payment or other distribution in respect of the Collateral or any part thereof and to give full discharge for the same.

          6.11 Perfection. Prior to or concurrently with the execution and delivery of this Agreement, the Subsidiary Guarantor shall (i) file such financing statements and other documents in such offices as the Agent may request to perfect the security interests granted by Section 4 of this Agreement,
(ii) at the request of the Agent, cause the Agent to be listed as the lienholder on all certificates of title or ownership relating to Motor Vehicles owned by the Subsidiary Guarantor and (iii) deliver to the Agent all certificates identified in Annex 1 hereto, accompanied by undated stock powers duly executed in blank.

          6.12 Termination. When all Secured Obligations shall have been paid in full and the Commitments of the Lenders under the Credit Agreement and all Letter of Credit Liabilities shall have expired or been terminated, this Agreement shall terminate, and the Agent shall forthwith cause to be assigned, transferred and delivered, against receipt but without any recourse, warranty or representation whatsoever, any remaining Collateral and money received in respect thereof, to or on the order of the Subsidiary Guarantor and to be released and canceled all licenses and rights referred to in Section 6.04(b) hereof. The Agent shall also execute and deliver to the Subsidiary Guarantor upon such termination such Uniform Commercial Code termination statements, certificates for terminating the Liens on the Motor Vehicles and such other documentation as shall be reasonably requested by the Subsidiary Guarantor to effect the termination and release of the Liens on the Collateral.

          6.13 Further Assurances. The Subsidiary Guarantor agrees that, from time to time upon the written request of the Agent, the Subsidiary Guarantor will execute and deliver such further documents and do such other acts and things as the Agent may reasonably request in order fully to effect the purposes of this Agreement.

          6.14 Release of Motor Vehicles. So long as no Default shall have occurred and be continuing, upon the request of the Subsidiary Guarantor, the Agent shall execute and deliver to the Subsidiary Guarantor such instruments as the Subsidiary Guarantor shall reasonably request to remove the notation of the Agent as lienholder on any certificate of title for any Motor Vehicle; provided that any such instruments shall be delivered, and the release effective only upon receipt by the Agent of a certificate from the Subsidiary Guarantor stating that the Motor Vehicle the lien on which is to be released is to be sold or has suffered a casualty loss (with title thereto passing to the casualty insurance company (or its designee) therefor in settlement of the claim for such loss) and any proceeds of such sale or casualty loss being paid to the Agent hereunder.

          Section 7.  Miscellaneous.

          7.01 No Waiver. No failure on the part of the Agent or any Lender to exercise, and no course of dealing with respect to, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by the Agent or any Lender of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies herein are cumulative and are not exclusive of any remedies provided by law.

          7.02 Notices. All notices, requests, consents and demands hereunder shall be in writing and telecopied or delivered to the intended recipient at its "Address for Notices" specified pursuant to Section 12.02 of the Credit Agreement and shall be deemed to have been given at the times specified in said
Section 12.02.

          7.03 Expenses. The Subsidiary Guarantor agrees to reimburse each of the Lenders and the Agent for all reasonable costs and expenses of the Lenders and the Agent (including, without limitation, the reasonable fees and expenses of legal counsel) in connection with (i) any Default and any enforcement or collection proceeding resulting therefrom, including, without limitation, all manner of participation in or other involvement with (w) performance by the Agent of any obligations of the Subsidiary Guarantor in respect of the Collateral that the Subsidiary Guarantor has failed or refused to perform, (x) bankruptcy, insolvency, receivership, foreclosure, winding up or liquidation proceedings, or any actual or attempted sale, or any exchange, enforcement, collection, compromise or settlement in respect of any of the Collateral, and for the care of the Collateral and defending or asserting rights and claims of the Agent in respect thereof, by litigation or otherwise, including expenses of insurance, (y) judicial or regulatory proceedings and
(z) workout, restructuring or other negotiations or proceedings (whether or not the workout, restructuring or transaction contemplated thereby is consummated) and (ii) the enforcement of this Section 7.03, and all such costs and expenses shall be Secured Obligations entitled to the benefits of the collateral security provided pursuant to Section 4 hereof.

          7.04 Amendments, Etc. The terms of this Agreement may be waived, altered or amended only by an instrument in writing duly executed by the Subsidiary Guarantor and the Agent (with the consent of the Lenders as specified in Section 11.09 of the Credit Agreement). Any such amendment or waiver shall be binding upon the Agent and each Lender, each holder of any of the Secured Obligations and the Subsidiary Guarantor.

          7.05 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the Subsidiary Guarantor, the Agent, the Lenders and each holder of any of the Secured Obligations (provided, however, that the Subsidiary Guarantor shall not assign or transfer its rights hereunder without the prior written consent of the Agent).

          7.06 Captions. The captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

          7.07 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and either of the parties hereto may execute this Agreement by signing any such counterpart.

          7.08  Governing Law.   This Agreement shall be governed
by, and construed in accordance with, the law of the State of New
York.

          7.09 Agents and Attorneys-in-Fact. The Agent may employ agents and attorneys-in-fact in connection herewith and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it in good faith.

          7.10 Severability. If any provision hereof is invalid and unenforceable in any jurisdiction, then, to the fullest extent permitted by law, (i) the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in favor of the Agent and the Lenders in order to carry out the intentions of the parties hereto as nearly as may be possible and (ii) the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.


          IN WITNESS WHEREOF, the parties hereto have caused this Guarantee and Security Agreement to be duly executed and delivered as of the day and year first above written.


                              LAGASSE BROS., INC.



                              By _________________________
                                 Title:



                              THE CHASE MANHATTAN BANK
                                as Agent



                              By _________________________
                                 Title:


                                                          ANNEX 1


                         Pledged Stock

                 [See Section 4.05(b) and (c)]

None.
                                                          ANNEX 2




        LIST OF COPYRIGHTS, COPYRIGHT REGISTRATIONS AND
            APPLICATIONS FOR COPYRIGHT REGISTRATIONS

                     [See Section 4.05(d)]



Title      Date Filed      Registration No.      Effective Date

                                                          ANNEX 3




            LIST OF PATENTS AND PATENT APPLICATIONS

                     [See Section 4.05(d)]




File     Patent     Country     Registration No.     Date

                                                          ANNEX 4




        LIST OF TRADE NAMES, TRADEMARKS, SERVICES MARKS,
          TRADEMARK AND SERVICE MARK REGISTRATIONS AND
   APPLICATIONS FOR TRADEMARK AND SERVICE MARK REGISTRATIONS


                     [See Section 4.05(d)]


                        U.S. Trademarks



                 Application (A)
                 Registration (R)        Registration
Mark             or Series No. (S)       or Filing Date


                       Foreign Trademarks



               Application (A)                  Registration or
Mark           Registration (R)     Country     Filing Date (F)

                                                           ANNEX 5




         LIST OF CONTRACTS, LICENSES AND OTHER AGREEMENTS

                [See Section 4.05(d), (e) and (f)]





                                                           ANNEX 6




                        LIST OF LOCATIONS

                        [See Section 6.07]




                                                   EXECUTION COPY


             AMENDED AND RESTATED PLEDGE AGREEMENT

          AMENDED AND RESTATED PLEDGE AGREEMENT dated as of October 31, 1996 between UNITED STATIONERS INC., a corporation duly organized and validly existing under the laws of the State of Delaware (together with its successors and assigns, the "Pledgor"); and THE CHASE MANHATTAN BANK, as agent for the lenders (the "Lenders") party to the Credit Agreement referred to below (in such capacity, together with its successors in such capacity, the "Agent").

          WHEREAS, United Stationers Supply Co. (as successor by merger to Associated Stationers, Inc.), a wholly-owned subsidiary of the Pledgor and a corporation duly organized and validly existing under the laws of the State of Illinois (the "Company"), the Pledgor, the Lenders and the Agent are parties to a Credit Agreement dated as of March 30, 1995 (as amended and restated as of October 31, 1996 and as further modified and supplemented and in effect from time to time, the "Credit Agreement"), providing, subject to the terms and conditions thereof, for extensions of credit to be made by the Lenders to the Company in an aggregate principal amount not exceeding on the date hereof, $540,000,000;

          WHEREAS, to induce said lenders to enter into the Credit Agreement and to extend credit thereunder, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Pledgor has agreed to pledge and grant a security interest in the Collateral (as hereinafter defined) as security for the Secured Obligations (as hereinafter defined).

          NOW, THEREFORE, the parties hereto agree as follows:

          Section 1.  Definitions.  Terms defined in the Credit
Agreement are used herein as defined therein. In addition, as used herein:

          "Collateral" shall have the meaning ascribed thereto in
     Section 3 hereof.

          "Foreign Subsidiary" shall mean any Subsidiary of the Pledgor that is not organized or created under the laws of the United States of America, any State thereof or the District of Columbia.

          "Pledged Stock" shall have the meaning ascribed thereto in Section 3(a) hereof.

          "Secured Obligations" shall mean, collectively, (a) the Guaranteed Obligations, which include the principal of and interest on the Loans made by the Lenders to, and the Note(s) held by each Lender of, the Company and all other amounts from time to time owing to the Lenders or the Agent by the Company under the Basic Documents including, without limitation, all Reimbursement Obligations and interest thereon, (b) all obligations of the Pledgor under the Credit Agreement and the other Basic Documents (including, without limitation, in respect of its Guarantee under Section 6 of the Credit Agreement) and (c) all obligations of the Pledgor to the Lenders and the Agent hereunder.

          "Uniform Commercial Code" shall mean the Uniform
     Commercial Code as in effect from time to time in the State of New York.

          Section 2.  Representations and Warranties.  The
Pledgor represents and warrants to the Lenders and the Agent that:

          (a) The Pledgor is (or at the time that the Pledgor acquires any interest therein, will be) the sole beneficial owner of the Collateral and no Lien exists or will exist upon the Collateral at any time (and no right or option to acquire the same exists in favor of any other Person), except for the pledge and security interest in favor of the Agent for the benefit of the Lenders created or provided for herein, which pledge and security interest constitute a first priority perfected pledge and security interest in and to all of the Collateral.

          (b) The Pledged Stock represented by certificates identified in Annex 1 hereto is, and all other Pledged Stock in which the Pledgor shall hereafter grant a security interest pursuant to Section 3 hereof will be, duly authorized, validly existing, fully paid and non-assessable and none of such Pledged Stock is or will be subject to any contractual restriction, or any restriction under the charter or by-laws of the Company, upon the transfer of such Pledged Stock (except for any such restriction contained herein or in the Credit Agreement).

          (c) The Pledged Stock represented by certificates identified in Annex 1 hereto constitutes all of the issued and outstanding shares of capital stock of any class of the Company beneficially owned by the Pledgor on the date hereof (whether or not registered in the name of the Pledgor) and said Annex 1 correctly identifies, as at the date hereof, the respective class and par value of the shares represented by such certificate and, the Pledgor is the registered owner of all such shares.

          Section 3. The Pledge. As collateral security for the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of the Secured Obligations, the Pledgor hereby pledges and grants to the Agent, for the benefit of the Lenders as hereinafter provided, a security interest in all of the Pledgor's right, title and interest in the following Property, whether now owned by the Pledgor or hereafter acquired and whether now existing or hereafter coming into existence (all being collectively referred to herein as "Collateral"):

          (a) the shares of common stock of the Company represented by the certificates identified in Annex 1 hereto and all other shares of capital stock of whatever class of the Company or any other Subsidiary of the Pledgor, now or hereafter owned by the Pledgor, in each case together with the certificates representing the same (collectively, the "Pledged Stock");

          (b) all shares, securities, moneys or Property representing a dividend on any of the Pledged Stock, or representing a distribution or return of capital upon or in respect of the Pledged Stock, or resulting from a split-up, revision, reclassification or other like change of the Pledged Stock or otherwise received in exchange therefor, and any subscription warrants, rights or options issued to the holders of, or otherwise in respect of, the Pledged Stock;

          (c) without affecting the obligations of the Pledgor under any provision prohibiting such action hereunder or under the Credit Agreement, in the event of any consolidation or merger in which the Company is not the surviving corporation, all shares of each class of the capital stock of the successor corporation (unless such successor corporation is the Company itself) formed by or resulting from such consolidation or merger; and

          (d) all proceeds of and to any of the Property of the Pledgor described in the preceding clauses of this Section 3 (including, without limitation, all causes of action, claims and warranties now or hereafter held by the Pledgor in respect of any of the items listed above) and, to the extent related to any Property described in said clauses or such proceeds, all books, correspondence, credit files, records, invoices and other papers;

provided that Collateral shall not include shares of capital stock of any class issued by any Foreign Subsidiary to the extent that the percentage of issued and outstanding shares of capital stock of such class subject to the Lien of this Agreement would constitute more than 65% of the issued and outstanding shares of capital stock of such class.

          Section 4.  Further Assurances; Remedies.  In
furtherance of the grant of the pledge and security interest pursuant to Section 3 hereof, the Pledgor hereby agrees with each Lender and the Agent as follows:

          4.01 Delivery and Other Perfection. The Pledgor shall:

          (a) if any of the shares, securities, moneys or other Property required to be pledged by the Pledgor under clauses (a), (b) and (c) of Section 3 hereof are received by the Pledgor, forthwith either (x) transfer and deliver to the Agent such shares or securities so received by the Pledgor (together with the certificates representing any such shares and securities duly endorsed in blank or accompanied by undated stock powers duly executed in blank), all of which thereafter shall be held by the Agent, pursuant to the terms of this Agreement, as part of the Collateral or
     (y) take such other action as the Agent shall deem necessary or appropriate to duly record the Lien created hereunder in such shares, securities, moneys or other Property in said clauses (a), (b) and (c);

          (b) give, execute, deliver, file and/or record any financing statement, notice, instrument, document, agreement or other papers that may be necessary or desirable (in the judgment of the Agent) to create, preserve, perfect or validate the security interest granted pursuant hereto or to enable the Agent to exercise and enforce its rights hereunder with respect to such pledge and security interest, including, without limitation, following the occurrence of an Event of Default, causing any or all of the Collateral to be transferred of record into the name of the Agent or its nominee (and the Agent agrees that if any Collateral is transferred into its name or the name of its nominee, the Agent will thereafter promptly give to the Pledgor copies of any notices and communications received by it with respect to the Collateral);

          (c) keep full and accurate books and records relating to the Collateral, and stamp or otherwise mark such books and records in such manner as the Agent may reasonably require in order to reflect the security interests granted by this Agreement; and

          (d) permit representatives of the Agent, upon reasonable notice, at any time during normal business hours to inspect and make abstracts from its books and records pertaining to the Collateral, and permit representatives of the Agent to be present at the Pledgor's place of business to receive copies of all communications and remittances relating to the Collateral, and forward copies of any notices or communications received by the Pledgor with respect to the Collateral, all in such manner as the Agent may require.

          4.02 Other Financing Statements and Liens. The Pledgor shall not file or suffer to be on file, or authorize or permit to be filed or to be on file, in any jurisdiction, any financing statement or like instrument with respect to the Collateral in which the Agent is not named as the sole secured party for the benefit of the Lenders.

          4.03 Preservation of Rights. The Agent shall not be required to take steps necessary to preserve any rights against prior parties to any of the Collateral.

          4.04  Collateral.

          (a) The Pledgor will cause the Collateral to constitute at all times 100% (or, with respect to any issuer that is a Foreign Subsidiary, at least 65%) of the total number of shares of each class of capital stock of the Company and each other Subsidiary of the Pledgor then outstanding.

          (b) Unless an Event of Default shall have occurred and be continuing and the Agent shall have given notice to the Pledgor of its intention to exercise rights arising hereunder or under any other Basic Document with respect to the Pledged Stock, the Pledgor shall have the right to exercise all voting, consensual and other powers of ownership pertaining to the Collateral for all purposes not inconsistent with the terms of this Agreement, the Credit Agreement, the Notes or any other instrument or agreement referred to herein or therein, provided that the Pledgor agrees that it will not vote the Collateral in any manner that is inconsistent with the terms of this Agreement, the Credit Agreement, the Notes or any such other instrument or agreement; and the Agent shall execute and deliver to the Pledgor or cause to be executed and delivered to the Pledgor all such proxies, powers of attorney, dividend and other orders, and all such instruments, without recourse, as the Pledgor may reasonably request for the purpose of enabling the Pledgor to exercise the rights and powers that it is entitled to exercise pursuant to this Section 4.04(b).

          (c) Unless and until an Event of Default has occurred and is continuing, and subject to the provisions of Section 9.09 of the Credit Agreement, the Pledgor shall be entitled to receive and retain any dividends on the Collateral paid in cash out of earned surplus.

          (d) If any Event of Default shall have occurred, then so long as such Event of Default shall continue, and whether or not the Agent or any Lender exercises any available right to declare any Secured Obligation due and payable or seeks or pursues any other relief or remedy available to it under applicable law or under this Agreement, the Credit Agreement, the Notes or any other agreement relating to such Secured Obligation, all dividends and other distributions on the Collateral shall be paid directly to the Agent and retained by it as part of the Collateral, subject to the terms of this Agreement, and, if the Agent shall so request in writing, the Pledgor agrees to execute and deliver to the Agent appropriate additional dividend, distribution and other orders and documents to that end, provided that if such Event of Default is cured, any such dividend or distribution theretofore paid to the Agent shall, upon request of the Pledgor (except to the extent theretofore applied to the Secured Obligations), be returned by the Agent to the Pledgor.

          4.05 Events of Default, Etc. During the period during which an Event of Default shall have occurred and be continuing:

          (a) the Agent shall have all of the rights and remedies with respect to the Collateral of a secured party under the Uniform Commercial Code (whether or not said Code is in effect in the jurisdiction where the rights and remedies are asserted) and such additional rights and remedies to which a secured party is entitled under the laws in effect in any jurisdiction where any rights and remedies hereunder may be asserted, including, without limitation, the right, to the maximum extent permitted by law, to exercise all voting, consensual and other powers of ownership pertaining to the Collateral as if the Agent were the sole and absolute owner thereof (and the Pledgor agrees to take all such action as may be appropriate to give effect to such right);

          (b) the Agent in its discretion may, in its name or in the name of the Pledgor or otherwise, demand, sue for, collect or receive any money or property at any time payable or receivable on account of or in exchange for any of the Collateral, but shall be under no obligation to do so; and

          (c) the Agent may, upon ten business days' prior written notice to the Pledgor of the time and place, with respect to the Collateral or any part thereof that shall then be or shall thereafter come into the possession, custody or control of the Agent, the Lenders or any of their respective agents, sell, lease, assign or otherwise dispose of all or any part of such Collateral, at such place or places as the Agent deems best, and for cash or for credit or for future delivery (without thereby assuming any credit risk), at public or private sale, without demand of performance or notice of intention to effect any such disposition or of the time or place thereof (except such notice as is required above or by applicable statute and cannot be waived), and the Agent or any Lender or anyone else may be the purchaser, lessee, assignee or recipient of any or all of the Collateral so disposed of at any public sale (or, to the extent permitted by law, at any private sale) and thereafter hold the same absolutely, free from any claim or right of whatsoever kind, including any right or equity of redemption (statutory or otherwise), of the Pledgor, any such demand, notice and right or equity being hereby expressly waived and released. The Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the sale may be so adjourned.

The proceeds of each collection, sale or other disposition under this Section 4.05 shall be applied in accordance with
Section 4.09 hereof.

          The Pledgor recognizes that, by reason of certain prohibitions contained in the Securities Act of 1933, as amended, and applicable state securities laws, the Agent may be compelled, with respect to any sale of all or any part of the Collateral, to limit purchasers to those who will agree, among other things, to acquire the Collateral for their own account, for investment and not with a view to the distribution or resale thereof. The Pledgor acknowledges that any such private sales may be at prices and on terms less favorable to the Agent than those obtainable through a public sale without such restrictions, and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner and that the Agent shall have no obligation to engage in public sales and no obligation to delay the sale of any Collateral for the period of time necessary to permit the respective issuer thereof to register it for public sale.

          4.06 Deficiency. If the proceeds of sale, collection or other realization of or upon the Collateral pursuant to
Section 4.05 hereof are insufficient to cover the costs and expenses of such realization and the payment in full of the Secured Obligations, the Pledgor shall remain liable for any deficiency.

          4.07 Removals, Etc. Without at least 30 days' prior written notice to the Agent, the Pledgor shall not (i) maintain any of its books and records with respect to the Collateral at any office or maintain its principal place of business at any place other than at 2200 East Golf Road, Des Plaines, Illinois 60016-1267 or (ii) change its name, or the name under which it does business, from the name shown on the signature pages hereto.

          4.08 Private Sale. The Agent and the Lenders shall incur no liability as a result of the sale of the Collateral, or any part thereof, at any private sale pursuant to Section 4.05 hereof conducted in a commercially reasonable manner. The Pledgor hereby waives any claims against the Agent or any Lender arising by reason of the fact that the price at which the Collateral may have been sold at such a private sale was less than the price that might have been obtained at a public sale or was less than the aggregate amount of the Secured Obligations, even if the Agent accepts the first offer received and does not offer the Collateral to more than one offeree.

          4.09 Application of Proceeds. Except as otherwise herein expressly provided, the proceeds of any collection, sale or other realization of all or any part of the Collateral pursuant hereto, and any other cash at the time held by the Agent under this Section 4, shall be applied by the Agent:

          First, to the payment of the costs and expenses of such collection, sale or other realization, including reasonable out-of-pocket costs and expenses of the Agent and the fees and expenses of its agents and counsel, and all expenses incurred and advances made by the Agent in connection therewith;

          Next, to the payment in full of the Secured
     Obligations, in each case equally and ratably in accordance with the respective amounts thereof then due and owing or as the Lenders holding the same may otherwise agree; and

          Finally, to the payment to the Pledgor, or its successors or assigns, or as a court of competent jurisdiction may direct, of any surplus then remaining.

          As used in this Section 4, "proceeds" of Collateral shall mean cash, securities and other property realized in respect of, and distributions in kind of, Collateral, including any thereof received under any reorganization, liquidation or adjustment of debt of the Pledgor or any issuer of or obligor on any of the Collateral.

          4.10 Attorney-in-Fact. Without limiting any rights or powers granted by this Agreement to the Agent while no Event of Default has occurred and is continuing, upon the occurrence and during the continuance of any Event of Default the Agent is hereby appointed the attorney-in-fact of the Pledgor for the purpose of carrying out the provisions of this Section 4 and taking any action and executing any instruments that the Agent may deem necessary or advisable to accomplish the purposes hereof, which appointment as attorney-in-fact is irrevocable and coupled with an interest. Without limiting the generality of the foregoing, so long as the Agent shall be entitled under this
Section 4 to make collections in respect of the Collateral, the Agent shall have the right and power to receive, endorse and collect all checks made payable to the order of the Pledgor representing any dividend, payment or other distribution in respect of the Collateral or any part thereof and to give full discharge for the same.

          4.11 Perfection. Prior to or concurrently with the execution and delivery of this Agreement, the Pledgor shall deliver to the Agent all certificates identified in Section 3(a) hereof, accompanied by undated stock powers duly executed in blank.

          4.12 Termination. When all Secured Obligations shall have been paid in full and the Commitments of the Lenders under the Credit Agreement and all Letter of Credit Liabilities shall have expired or been terminated, this Agreement shall terminate, and the Agent shall forthwith cause to be assigned, transferred and delivered, against receipt but without any recourse, warranty or representation whatsoever, any remaining Collateral and money received in respect thereof, to or on the order of the Pledgor.

          4.13 Expenses. The Pledgor agrees to pay to the Agent all out-of-pocket expenses (including reasonable expenses for legal services of every kind) of, or incident to, the enforcement of any of the provisions of this Section 4, or performance by the Agent of any obligations of the Pledgor in respect of the Collateral which the Pledgor has failed or refused to perform, or any actual or attempted sale, or any exchange, enforcement, collection, compromise or settlement in respect of any of the Collateral, and for the care of the Collateral and defending or asserting rights and claims of the Agent in respect thereof, by litigation or otherwise, and all such expenses shall be Secured Obligations to the Agent secured under Section 3 hereof.

          4.14 Further Assurances. The Pledgor agrees that, from time to time upon the written request of the Agent, the Pledgor will execute and deliver such further documents and do such other acts and things as the Agent may reasonably request in order fully to effect the purposes of this Agreement.

          Section 5.  Miscellaneous.

          5.01 No Waiver. No failure on the part of the Agent or any Lender to exercise, and no course of dealing with respect to, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by the Agent or any Lender of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies herein are cumulative and are not exclusive of any remedies provided by law.

          5.02 Notices. All notices, requests, consents and demands hereunder shall be in writing and telecopied or delivered to the intended recipient at its "Address for Notices" specified pursuant to Section 12.02 of the Credit Agreement and shall be deemed to have been given at the times specified in said
Section 12.02.

          5.03 Amendments, Etc. The terms of this Agreement may be waived, altered or amended only by an instrument in writing duly executed by the Pledgor and the Agent (with the consent of the Lenders as specified in Section 11.09 of the Credit
Agreement).

          5.05 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the Pledgor, the Agent, the Lenders and each holder of any of the Secured Obligations (provided, however, that the Pledgor shall not assign or transfer its rights hereunder without the prior written consent of the Agent).

          5.06 Captions. The captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

          5.07 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and either of the parties hereto may execute this Agreement by signing any such counterpart.

          5.08  Governing Law.   This Agreement shall be governed
by, and construed in accordance with, the law of the State of New
York.

          5.09 Agents and Attorneys-in-Fact. The Agent may employ agents and attorneys-in-fact in connection herewith and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it in good faith.

          5.10 Severability. If any provision hereof is invalid and unenforceable in any jurisdiction, then, to the fullest extent permitted by law, (i) the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in favor of the Agent and the Lenders in order to carry out the intentions of the parties hereto as nearly as may be possible and (ii) the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.


          IN WITNESS WHEREOF, the parties hereto have caused this Pledge Agreement to be duly executed and delivered as of the day and year first above written.


                              UNITED STATIONERS INC.



                              By
                                 Title:



                              THE CHASE MANHATTAN BANK,
                                as Agent



                              By
                                 Title:


                                                        EXHIBIT G


              [Form of Confidentiality Agreement]

                   CONFIDENTIALITY AGREEMENT

                                             [Date]

[Insert Name and
  Address of Prospective
  Participant or Assignee]



                    Re:  Credit Agreement dated as of March 30,
               1995 (the "Credit Agreement" as amended and restated as of October 31, 1996), among United Stationers Supply Co. (as successor by merger to Associated Stationers, Inc., the "Company"), United Stationers Inc. (as successor by merger to Associated Holdings, Inc.), as parent guarantor, the lenders named therein and The Chase Manhattan Bank, as Agent.

Dear Ladies and Gentlemen:

          As a Lender party to the Credit Agreement, we have agreed with the Company pursuant to Section 12.12 of the Credit Agreement to use reasonable precautions to keep confidential, except as otherwise provided therein, all non-public information identified by the Company as being confidential at the time the same is delivered to us pursuant to the Credit Agreement.

          As provided in said Section 12.12, we are permitted to provide you, as a prospective [holder of a participation in the Loans (as defined in the Credit Agreement)] [assignee Lender], with certain of such non-public information subject to the execution and delivery by you, prior to receiving such non-public information, of a Confidentiality Agreement in this form. Such information will not be made available to you until your execution and return to us of this Confidentiality Agreement.

          Accordingly, in consideration of the foregoing, you agree (on behalf of yourself and each of your affiliates, directors, officers, employees and representatives) that (A) such information will not be used by you except in connection with the proposed [participation][assignment] mentioned above and (B) you shall use reasonable precautions, in accordance with your customary procedures for handling confidential information and in accordance with safe and sound practices, to keep such information confidential, provided that nothing herein shall limit the disclosure of any such information (i) to the extent required by statute, rule, regulation or judicial process,
(ii) to your counsel or to counsel for any of the Lenders or the Agent, (iii) to regulatory personnel, auditors or accountants,
(iv) to the Agent or any other Lender (or to Chase Securities, Inc.), (v) in connection with any litigation related to the Acquisition or the transactions contemplated by the Credit Agreement or the other Basic Documents to which you or any one or more of the Lenders or the Agent is a party, or (vi) to a subsidiary or affiliate of yours as provided in Section 12.12(a) of the Credit Agreement; and provided that in no event shall you be obligated to return any materials furnished to you pursuant to this Confidentiality Agreement.

          Please indicate your agreement to the foregoing by signing as provided below the enclosed copy of this Confidentiality Agreement and returning the same to us.

                              Very truly yours,


                              [INSERT NAME OF LENDER]



                              By_________________________


The foregoing is agreed to
as of the date of this letter.



[INSERT NAME OF PROSPECTIVE
 PARTICIPANT OR ASSIGNEE]


By_________________________

                                                        EXHIBIT H

                 [Form of Notice of Assignment]

                      NOTICE OF ASSIGNMENT

                                             [Date]

United Stationers Supply Co.
2200 East Golf Road
Des Plaines, IL  60016-1267


The Chase Manhattan Bank, as Agent
4 Chase Metrotech Center -- 13th Floor
Brooklyn, New York 11245

Attention:  New York Agency


[Name of Issuing Bank]
_________________________
_________________________

Attention:  _____________


                    Re:  Credit Agreement dated as of March 30,
               1995 (the "Credit Agreement" as amended and restated as of October 31, 1996), among United Stationers Supply Co., as successor by merger to Associated Stationers, Inc. (the "Company"), United Stationers Inc., as successor by merger to Associated Holdings, Inc., as parent guarantor, the lenders named therein and The Chase Manhattan Bank, as Agent.

Dear Ladies and Gentlemen:

          We hereby give notice that, effective as of the date hereof, [Name of Assignor] (the "Assignor") has assigned its
rights and obligations with respect to     % (representing
$_____________) of the Assignor's outstanding [[Revolving Credit] [Tranche A Term Loan] [Tranche B Term Loan] Commitment and] [[Revolving Credit] [Tranche A Term] [Tranche B Term] Loans] (such interest in such rights and obligations being hereinafter referred to as the "Assigned Interest") under the Credit Agreement to [Name of Assignee] (the "Assignee"). The Assignee hereby agrees (i) to become a "Lender" pursuant to
Section 12.06(b) of the Credit Agreement (if not already a Lender under the Credit Agreement) and (ii) agrees to assume all the obligations of the Assignor thereunder with respect to the Assigned Interest.

          The address for notices, lending office(s) and payment instructions for the Assignee are as follows:

                    Address for Notices:




                    Attention:
                    Telephone:
                    Telecopier:


                                   Lending Office for Base Rate
                    Loans:




                                   Lending Office for Loans other
                    than Base Rate Loans:





                    Payment Instructions:





          [We hereby request the Company to record on the Register referred to in Section 12.06(g) of the Credit Agreement the [[Tranche A] [Tranche B]] Term Loans assigned hereunder.]9

          Please sign and return the enclosed copy of this letter to the undersigned to indicate your receipt hereof, and your consent to or notice of (as applicable) the above-mentioned assignment and assumption, and your agreement to the release of the Assignor from its obligations under the Credit Agreement with respect to the Assigned Interest. As a condition to the effectiveness of the above-mentioned assignment and assumption, the Assignee hereby agrees to pay to the Agent on the date hereof an assignment fee of $3,500.

                                   Very truly yours,

                                   [NAME OF ASSIGNOR]


                                   By
                                      Title:


                                   [NAME OF ASSIGNEE]


                                   By
                                      Title:


ACKNOWLEDGED OR CONSENTED TO
  (AS APPLICABLE):

UNITED STATIONERS SUPPLY CO.


By
   Title:


THE CHASE MANHATTAN BANK,
  as Agent


By
   Title:


[NAME OF ISSUING BANK],
   as Issuing Bank


By
   Title:

_______________________________
    1Supply owns 77 of the 122 issued and outstanding shares. It owns 55 shares outright and 22 are held in escrow. Theodore J. Crayne ("Crayne") owns the remaining 45 shares which are issued and outstanding. The Supply and Crayne have entered into that certain Stockholders' Agreement dated as of July 1, 1993 (the "Stockholder's Agreement") to govern the shares. The escrowed shares will be earned by and delivered to Crayne as certain performance standards are met. So long as the Delaware General Corporation Law does not prohibit it from doing so, the Stockholders' Agreement provides that the Supply shall purchase from Crayne his stock upon his termination by United Business Computers, Inc. In addition, Crayne may, at the times and at the prices determined as set forth in the Stockholders' Agreement, purchase the Supply's stock in UBC. The Stockholders' Agreement provides that neither shareholder may pledge the stock.

    2     Lagasse property acquired as part of the Lagasse
     Acquisition.

    3     The Company is considering consolidating the Memphis
     and Nashville operations in a new location which may service both markets.

    4 On or about March 16, 1995, Supply was notified of an action filed by The Illinois State Toll Highway Authority to condemn approximately 4,336 square feet of land and to obtain a temporary construction easement for a period of three years across and upon approximately 24,090 square feet of land constituting a part of the property.

****   This mortgage secures the Tranche A Term Loans and the
Tranche B Term Loans only.

[5.  The facility will be mortgaged post-closing.]

*   This Mortgage secures the Tranche A Term Loans and the
Tranche B Term Loans only.

6    Catalogue Receivables shall not constitute Ineligible
     Receivables (unless they so constitute for other reasons) for purposes of determinations made as of the last day of September, October, November, December, January or February.

7 Calendars shall not be excluded from Eligible Inventory for purposes of any determination of "Eligible Inventory" made as of the last day of June, July, August, September, October, November or December.

8 At any time after February 28 but before November 1, this percentage shall be 60% (not 65%).

    9     Insert this language if Assignee will acquire
          Registered Loans hereunder.